Exhibit 10.1
Published Deal CUSIP: 00463QAA0
Published Revolver CUSIP: 00463QAB8
Published Term Loan CUSIP: 00463QAC6
CREDIT AGREEMENT
dated as of October 9, 2026
among
ACCELEVATION HOLDINGS LLC,
as Holdings,
ACCELEVATION LLC,
as the Borrower,
the several Lenders from time to time parties hereto,
and
BANK OF AMERICA, N.A.,
as the Administrative Agent and the Collateral Agent,
JPMORGAN CHASE BANK, N.A.,
MORGAN STANLEY SENIOR FUNDING, INC.,
KEYBANK NATIONAL ASSOCIATION,
PNC CAPITAL MARKETS LLC
and
BARCLAYS BANK PLC,
as Co-Syndication Agents
BOFA SECURITIES, INC.,
JPMORGAN CHASE BANK, N.A.,
MORGAN STANLEY SENIOR FUNDING, INC.,
KEYBANK NATIONAL ASSOCIATION
and
PNC CAPITAL MARKETS LLC,
as Joint Lead Arrangers
BOFA SECURITIES, INC.
and
JPMORGAN CHASE BANK, N.A.,
as Joint Bookrunners
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SCHEDULES
Schedule 1.1(a)Commitments of Lenders
Schedule 8.1Good Standing
Schedule 8.13Subsidiaries
Schedule 9.13Post-Closing Actions
Schedule 10.1Closing Date Indebtedness
Schedule 10.2(c)Closing Date Liens
Schedule 10.2(i)Closing Date Hedging Obligations and Cash Management Services
Schedule 10.4Closing Date Asset Sales
Schedule 10.6Closing Date Investments
Schedule 10.8Closing Date Burdensome Agreements
Schedule 10.14Closing Date Affiliate Transactions
Schedule 13.2Notice Addresses
EXHIBITS
Exhibit AForm of Joinder Agreement
Exhibit B[Reserved]
Exhibit C[Reserved]
Exhibit D[Reserved]
Exhibit E[Reserved]
Exhibit FForm of Assignment and Acceptance
Exhibit G-1Form of Promissory Note
Exhibit G-2[Reserved]
Exhibit H-1Form of Pari Passu Intercreditor Agreement
Exhibit H-2Form of Junior Lien Intercreditor Agreement
Exhibit I-1Form of Non-Bank Tax Certificate (For Non-U.S. Lenders That Are Not
Partnerships for U.S. Federal Income Tax Purposes)
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Exhibit I-2Form of Non-Bank Tax Certificate (For Non-U.S. Lenders That Are Partnerships
for U.S. Federal Income Tax Purposes)
Exhibit I-3Form of Non-Bank Tax Certificate (For Non-U.S. Participants That Are Not
Partnerships for U.S. Federal Income Tax Purposes)
Exhibit I-4Form of Non-Bank Tax Certificate (For Non-U.S. Participants That Are
Partnerships for U.S. Federal Income Tax Purposes)
Exhibit JForm of Loan Notice
Exhibit KForm of Notice of Swingline Loan Borrowing
Exhibit L-1Form of Hedge Bank Designation
Exhibit L-2Form of Cash Management Bank Designation
Exhibit MForm of Compliance Certificate
Exhibit NBorrower Joinder Agreement
Exhibit OForm of Notice of Loan Prepayment

CREDIT AGREEMENT
Credit Agreement, dated as of October 9, 2026 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), by and among ACCELEVATION HOLDINGS LLC, a
Delaware limited liability company, ACCELEVATION LLC, a Delaware limited liability company (the
“Borrower”), the several lenders from time to time parties hereto (each a “Lender” and, collectively, the
“Lenders”), the Letter of Credit Issuer, and BANK OF AMERICA, N.A., as the Swingline Lender,
Administrative Agent and the Collateral Agent (such terms and each other capitalized term used but not defined in this preamble and the recitals having the meaning provided in Section 1).
WHEREAS, the Borrower has requested that (i) the Lenders extend credit in the form of (A)
Initial Term Loans to the Borrower on the Closing Date in an aggregate principal amount of
$250,000,000, and (B) Revolving Credit Loans to be made available to the Borrower at any time and from time to time prior to the Revolving Credit Maturity Date in an aggregate principal amount at any time outstanding not in excess of $400,000,000 less the sum of (1) the aggregate L/C Obligations at such time and (2) the aggregate principal amount of all Swingline Loans outstanding at such time, (ii) the Letter of
Credit Issuer issues Letters of Credit at any time and from time to time prior to the L/C Facility Maturity
Date in an aggregate Stated Amount at any time outstanding not in excess of $100,000,000 and (iii) the
Swingline Lender extend credit in the form of Swingline Loans at any time and from time to time prior to the Swingline Maturity Date in an aggregate principal amount at any time outstanding not in excess of
$40,000,000;
WHEREAS, (A) the proceeds of the Initial Term Loans and the Closing Date Revolving
Borrowings, together with cash on hand, will be used on the Closing Date to, (i) to refinance certain outstanding indebtedness of the Borrower under that certain Credit Agreement, dated as of January 2,
2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), by and among, inter alios, Accelevation Intermediate LLC, a
Delaware limited liability company, as holdings, the Borrower, the other guarantors party thereto from time to time and MidCap Financial Trust, as the administrative agent, together with the lenders party thereto from time to time (such refinancing, the “Refinancing”), (ii) to pay Transaction Expenses and (iii)
for working capital and general corporate purposes and (B) the proceeds of the Revolving Credit Loans will be used after the Closing Date for the purposes set forth herein; and
WHEREAS, the Lenders and the Letter of Credit Issuer are willing to make available to the
Borrower such Credit Facilities upon the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:
Section 1.Definitions.
1.1Defined Terms.  As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this
Agreement shall include in the singular number the plural and in the plural the singular):
“Acceptable Intercreditor Agreement” shall mean either (i) an intercreditor agreement substantially in the form of Exhibit H-1 (with such changes to such form as may be reasonably acceptable to the Administrative Agent and the Borrower) among the Administrative Agent, the Collateral Agent and the representatives for purposes thereof for any other Permitted Other Indebtedness Secured Parties that are holders of Permitted Other Indebtedness Obligations having a Lien on the Collateral ranking pari passu with the Lien securing the Obligations or (ii) an intercreditor agreement substantially in the form of
Exhibit H-2 (with such changes to such form as may be reasonably acceptable to the Administrative
Agent and the Borrower) among the Administrative Agent, the Collateral Agent and the representatives for purposes thereof for any other Permitted Other Indebtedness Secured Parties that are holders of
Permitted Other Indebtedness Obligations having a Lien on the Collateral ranking junior to the Lien securing the Obligations.
“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any
Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Borrower and the Restricted Subsidiaries therein were to such Pro
Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro
Forma Entity in accordance with GAAP.
“Acquired Entity or Business” shall have the meaning provided in the definition of the term
Consolidated EBITDA.
“Acquired Indebtedness” shall mean, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged, consolidated, or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating, or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a
Lien encumbering any asset acquired by such specified Person.
“Additional Borrower” shall mean any Guarantor (other than Holdings) as may be requested by the Borrower to become an additional borrower (and/or a co-borrower) of any Credit Facility hereunder in accordance with Section 2.17.
“Additional Term Loans” shall have the meaning provided in Section 2.14(a).
“Adjusted Total Revolving Credit Commitment” shall mean, at any time, the Total Revolving
Credit Commitment less the aggregate Revolving Credit Commitments of all Defaulting Lenders at such time.
“Adjusted Total Term Loan Commitment” shall mean, at any time, the Total Term Loan
Commitment less the Term Loan Commitments of all Defaulting Lenders at such time.
“Administrative Agent” shall mean Bank of America, N.A., as the administrative agent for the
Lenders under this Agreement and the other Credit Documents, or any successor administrative agent pursuant to Section 12.9.
“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2 or such other address or account as the Administrative
Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” shall have the meaning provided in Section 13.6(b)(ii)(D).
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK
Financial Institution.
“Affiliated Institutional Lender” shall mean any Affiliate of the Sponsor (other than Holdings, the Borrower, or any other Subsidiary of Holdings) that is a bona fide diversified debt fund primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities and that exercises independent discretion from the private equity business of the Sponsor and whose managers have fiduciary duties to third-party investors that are independent of their duties to the direct or indirect equity holders of Holdings.
“Affiliated Lender” shall mean a Lender that is the Sponsor or any Affiliate thereof (other than
Holdings, the Borrower, any other Subsidiary of Holdings or any Affiliated Institutional Lender).
“Agent Parties” and “Agent Party” shall have the meanings provided in Section 13.17(b).
“Agents” shall mean the Administrative Agent, the Collateral Agent and each of the Joint Lead
Arrangers and Joint Bookrunners.
“Agreement” shall mean this Credit Agreement.
“AHYDO Payments” shall mean any payment, including any subordinated debt obligations, in each case to the extent required to be made to avoid the application of Section 163(e)(5) of the Code.
“Anti-Corruption Laws” shall have the meaning provided in Section 8.10.
“Anti-Money Laundering Laws” shall mean (i) all applicable requirements of the Currency and
Foreign Transactions Reporting Act of 1970 (31 U.S.C. 5311 et. seq., (the Bank Secrecy Act)), as
amended by Title III of the USA Patriot Act, (ii) the Trading with the Enemy Act, (iii) Executive Order
No. 13224 on Terrorist Financing, effective September 24, 2001 (66 Fed. Reg. 49079), any other enabling legislation, executive order or regulations issued pursuant or relating thereto and (iv) other applicable federal or state laws relating to “know your customer” or anti-money laundering rules and regulations.
“Applicable Margin” shall mean a percentage per annum equal to (x) until delivery of financial statements and a related Compliance Certificate for the fiscal quarter ending June 30, 2027, (1) for Term
SOFR Loans that are Initial Term Loans or Revolving Credit Loans, 2.25% per annum and (2) for Base
Rate Loans that are Initial Term Loans or Revolving Credit Loans, 1.25% per annum, and (y) thereafter, in connection with Initial Term Loans or Revolving Credit Loans, the percentage per annum set forth in the table below, based upon the Consolidated Total Debt to Consolidated EBITDA Ratio as set forth in the most recent Compliance Certificate reporting such ratio received by the Administrative Agent pursuant to Section 9.1:

Pricing Level	Ratio Level	Term SOFR	Base Rate
I	≥ 3.50 to 1.00	2.50%	1.50%

II	≥ 2.50 to 1.00, but < 3.50 to 1.00	2.25%	1.25%
III	≥ 2.00 to 1.00, but < 2.50 to 1.00	2.00%	1.00%
IV	≥ 1.50 to 1.00, but < 2.00 to 1.00	1.75%	0.75%
V	< 1.50 to 1.00	1.50%	0.50%
Any increase or decrease in the Applicable Margin for Revolving Credit Loans or Initial Term
Loans resulting from a change in the Consolidated Total Debt to Consolidated EBITDA Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate reporting such ratio is delivered pursuant to Section 9.1(d).
In the event that any financial statement or Compliance Certificate delivered pursuant to Section
9.1 is inaccurate, and such inaccuracy, if corrected, would have led to the imposition of a different
Applicable Margin for any period than the Applicable Margin applied for that period, then (i) the
Borrower shall immediately deliver to Administrative Agent a corrected financial statement and a corrected Compliance Certificate for that period (the “Corrected Financials Date”), (ii) the Applicable
Margin shall be determined based on the corrected Compliance Certificate for that period, and (iii) if the
Applicable Margin based on the corrected Compliance Certificate would have been higher than the
Applicable Margin that was based on the incorrect Compliance Certificate, the Borrower shall immediately pay to Administrative Agent (for the account of the Lenders that hold the Commitments and
Loans at the time such payment is received, regardless of whether those Lenders held the Commitments and Loans during the relevant period) the accrued additional interest owing as a result of such increased
Applicable Margin for that period; provided, for the avoidance of doubt, such deficiency shall be due and payable as at such Corrected Financials Date and no Default or Event of Default under Section 11.1(a)
shall be deemed to have occur with respect to such deficiency prior to such date.  This paragraph shall not limit the rights of Administrative Agent or the Lenders with respect to Section 2.8(c) and Section 11 hereof and shall survive the termination of this Agreement until the payment in full in cash of the aggregate outstanding principal balance of the Loans.
In addition, at the option of the Required Lenders at any time during which the Borrower shall have failed to deliver the Compliance Certificate pursuant to Section 9.1(d) by the applicable date required under Section 9.1(d) and upon written notice to the Borrower and the Administrative Agent, then
Pricing Level shall be deemed to be Level I for the purposes of determining the Applicable Margin (but only for so long as such failure continues, the first Business Day after which such ratio shall be determined based on the then existing Consolidated Total Debt to Consolidated EBITDA Ratio).
Notwithstanding the foregoing, (a) the Applicable Margin in respect of any Class of Extended
Revolving Credit Commitments, any Extended Revolving Credit Loans or any Extended Term Loans
shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (b) the
Applicable Margin in respect of any Class of any Incremental Loans shall be the applicable percentages per annum set forth in the relevant Joinder Agreement, (c) the Applicable Margin in respect of any Class of Replacement Facilities shall be the applicable percentages per annum set forth in the relevant agreement, (d) the Applicable Margin in respect of any Class of Refinancing Indebtedness that would constitute Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant agreement and (e) in the case of any Loans, the Applicable Margin shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.14.
“Applicable Percentage” shall mean, at any time, (a) with respect to any Lender with a
Revolving Credit Commitment of any Class, the percentage (carried out to the ninth decimal place) of the aggregate Revolving Credit Commitments of such Class outstanding at such time represented by such
Lender’s Revolving Credit Commitment with respect to such Class at such time; provided that if the
Revolving Commitments of such Class have terminated or expired, then the Applicable Percentage shall be determined based upon the Applicable Percentage of such Lender most recently in effect, giving effect to any assignments of such Class of Revolving Loans, Letter of Credit Exposures and Swingline
Exposures that occur after such termination or expiration, and (b) with respect to such Lender’s portion of any outstanding Term Loan at such time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of such Term Loan held by such Lender at such time.  The initial
Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.1(a) or in the Assignment and Acceptance or other documentation pursuant to which such Lender becomes a party hereto, as applicable.  The Applicable Percentages shall be subject to adjustment as provided in
Section 2.16.
“Approved Foreign Bank” shall have the meaning provided in the definition of the term “Cash
Equivalents”.
“Approved Fund” shall mean any Fund that is administered or managed by (i) a Lender, (ii) an
Affiliate of a Lender, or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.
“Asset Sale” shall mean:
(i)the sale, conveyance, transfer, or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale
Leaseback) (each a “disposition”) of the Borrower or any Restricted Subsidiary, or
(ii)the issuance or sale of Capital Stock of the Borrower or any Restricted Subsidiary
(other than preferred stock of Restricted Subsidiaries issued in compliance with Section 10.1), whether in a single transaction or a series of related transactions, in each case, other than:
(a)(x) any disposition of (I) cash, Cash Equivalents or Investment Grade Securities or obsolete, negligible, worn out or surplus property or (III) property (including leasehold property interests) that is no longer economically practical in its business or commercially desirable to maintain or no longer used or useful in its business and (y) any disposition of inventory, immaterial assets, or goods (or other assets) in the ordinary course of business;
(b)any disposition permitted pursuant to Section 10.3 other than Section 10.3(f);
(c)the incurrence of Liens that are permitted to be incurred pursuant to Section 10.2 or the making of any Restricted Payment or Permitted Investment (other than pursuant to clause
(a) of Section 10.6) that is permitted to be made, and is made, pursuant to Section 10.5 or Section
10.6;

(d)any disposition of property or assets or issuance of securities by (1) a Restricted
Subsidiary to the Borrower or (2) by the Borrower or a Restricted Subsidiary to another
Restricted Subsidiary;
(e)to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a
Similar Business;
(f)[reserved];
(g)foreclosures, condemnation, casualty or any similar action on assets (including dispositions in connection therewith);
(h) any financing transaction with respect to property built or acquired by the
Borrower or any Restricted Subsidiary after the Closing Date, including Sale Leasebacks and asset securitizations permitted by this Agreement;
(i)(1) any surrender or waiver of contractual rights or the settlement, release, or surrender of contractual rights or other litigation claims, (2) the termination or collapse of cost sharing agreements with the Borrower or any Subsidiary and the settlement of any crossing payments in connection therewith, or (3) the settlement, discount, write off, forgiveness, or cancellation of any Indebtedness owing by any present or former consultants, directors, officers, or employees of the Borrower (or any direct or indirect parent company of the Borrower) or any
Subsidiary or any of their successors or assigns or (4) the conversion of any intercompany
Indebtedness to Capital Stock or any Capital Stock to intercompany Indebtedness;
(j)the disposition or discount of inventory, accounts receivable, or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;
(k)the licensing, cross-licensing or sublicensing of Intellectual Property or other general intangibles in the ordinary course of business;
(l)the settlement or unwinding of any Hedging Obligations or obligations in respect of Cash Management Services;
(m)sales, transfers, and other dispositions of Investments in joint ventures (or sales, transfers or dispositions to joint ventures) to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(n)the expiration, lapse, ceasing to enforce, allowing to lapse abandonment or invalidation of, discontinued use, prosecution or maintenance of, putting into the public domain, abandonment of Intellectual Property in the ordinary course of business, which in the reasonable business judgment of the Borrower is (ii) not material to the conduct of the business of the
Borrower and the Restricted Subsidiaries, taken as a whole, (ii) no longer economically practicable or commercially desirable to maintain, or (iii) the expiration of registered Intellectual
Property at the end of its statutory term;
(o)the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(p)dispositions to the extent that (1) such asset or property is exchanged for credit
(of comparable or greater Fair Market Value as determined in good faith by the Borrower) against the purchase price of similar replacement asset or property that is purchased within 365 days thereof or (2) the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually purchased within 365 days thereof);
(q)leases, assignments, subleases, licenses, or sublicenses (other than with respect to
Intellectual Property), in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;
(r)dispositions of non-core assets acquired in connection with, or resulting from, any Permitted Acquisition or Investment permitted hereunder (including to obtain the approval of any applicable antitrust authority); provided that the Fair Market Value of the assets so disposed in any such disposition shall not exceed a de minimis amount (as determined by the Borrower in good faith) of the Fair Market Value of the total assets acquired in such Permitted Acquisition or other Investment;
(s)any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater Fair Market Value or usefulness to the business of the
Borrower and its Restricted Subsidiaries, as a whole, as determined in good faith by the
Borrower;
(t)a disposition or discount of accounts receivable, notes receivable or participations therein, including any disposition of Securitization Assets, if applicable, and related assets, in each case, in connection with any Receivables Facility or Qualified Securitization Financing;
provided, that the aggregate maximum permitted amount for all such arrangements at any time in effect shall not exceed the greater of (x) $47,600,000 and (y) 35% of Consolidated EBITDA for
the most recently ended Test Period (calculated on a Pro Forma Basis);
(u)other dispositions with a Fair Market Value not to exceed the greater of (x)
$17,000,000 and (y) 12.5% of Consolidated EBITDA for the most recently ended Test Period
(calculated on a Pro Forma Basis) in any fiscal year (with unused amounts in any fiscal year being carried forward to the immediately succeeding fiscal year, but not any fiscal year thereafter);
(v)dispositions in connection with any cash pooling arrangement in the ordinary course of business;
(w)in connection with the Transactions and Permitted Reorganizations;
(x)samples provided to customers or prospective customers or de minimis amounts of equipment provided to employees; and
(y)existing or contemplated on the Closing Date (i) in an aggregate amount not in excess $2,000,000, or (ii) listed on Schedule 10.4.
“Asset Sale Prepayment Event” shall mean any Asset Sale pursuant to Section 10.4 (other than pursuant to clause (b) thereof), or series of related Asset Sales, subject to the Reinvestment Period allowed in Section 10.4; provided, that with respect to any Asset Sale Prepayment Event, the Borrower shall not be obligated to make any prepayment otherwise required by Section 5.2 unless the aggregate amount of Net Cash Proceeds from such Asset Sale Prepayment Event, after giving effect to the reinvestment rights set forth herein, exceeds the greater of (i) $6,800,000 and (ii) 5% of Consolidated
EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) (the “Prepayment
Trigger”) in any fiscal year of the Borrower (excluding any amounts below the Prepayment Trigger).
“Assignment and Acceptance” shall mean (i) an assignment and acceptance substantially in the form of Exhibit F, or such other form as may be approved by the Administrative Agent and (ii) in the case of any assignment of Term Loans in connection with a Permitted Debt Exchange conducted in accordance with Section 2.15, such form of assignment (if any) as may be agreed by the Administrative Agent and the Borrower in accordance with Section 2.15(a).
“Auction Agent” shall mean (i) the Administrative Agent or (ii) any other financial institution or advisor employed by a Parent Guarantor, the Borrower, or any Subsidiary (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Permitted Debt Exchange pursuant to Section 2.15 or Dutch auction pursuant to Section 13.6(h); provided that none of the Parent Guarantors or the Borrower shall designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither Holdings nor any of its
Subsidiaries may act as the Auction Agent.
“Authorized Officer” shall mean, (a) with respect to any Person, any individual holding the position of chairman of the board (if an officer), the Chief Executive Officer, President, the Chief
Financial Officer, the Treasurer, the Controller, the Vice President-Finance, a Senior Vice President, a
Director, a Manager, the Secretary, the Assistant Secretary or any other senior officer or agent having substantially the same authority and responsibility and, solely for purposes of notices given pursuant to
Section 2, any other officer or employee of the applicable Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Credit Party designated in or pursuant to an agreement between the applicable Credit Party and the Administrative Agent; or (b) with respect to compliance with financial covenants or delivery of financial information, the Chief Financial Officer or the Treasurer of such Person, or any other officer having substantially the same authority and responsibility.
“Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(d).
“Available Amount” shall mean, at any time, an amount (which shall not be less than zero) equal to:
(a)the greater of (i) $47,600,000 and (ii) 35% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis), plus
(b)an amount determined on a cumulative basis equal to 50% of Consolidated Net Income for the period (taken as one accounting period) from the first day of the first full fiscal quarter ending after the Closing Date until the last day of the most recent Test Period (which amount shall be deemed to be zero for each Fiscal Quarter if the Consolidated Net Income for such Fiscal Quarter is less than zero)
(this clause (b), the “Available Amount Builder Component”), plus
(c)100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Borrower since immediately after the Closing Date from the issue or sale of (x) Capital Stock of the Borrower (other than Disqualified Stock and other than any Cure
Amount or any Excluded Contribution Amount) or (y) Indebtedness of the Borrower or a Restricted

Subsidiary that has been converted into or exchanged for such Capital Stock of the Borrower or any direct or indirect parent company of the Borrower, plus
(d)100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property contributed to the capital of the Borrower or received by the Borrower after the sale of equity by Holdings (or its direct or indirect Parent Entity) following the Closing Date that is not otherwise applied (other than Disqualified Stock and other than any Cure Amount), plus
(e)100% of the aggregate amount received in cash and the Fair Market Value of marketable securities or other property received by the Borrower by means of (A) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of Investments made by the Borrower and the Restricted
Subsidiaries pursuant to Section 10.6(s) and repurchases and redemptions of such Investments from the
Borrower and the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Investments made by the Borrower or the Restricted Subsidiaries pursuant to
Section 10.6(s), in each case, after the Closing Date; (B) returns, profits, distributions and similar amounts received by the Borrower and the Restricted Subsidiaries on Investments made pursuant to Section
10.6(s) and not in excess of the amount of such original Investment; or (C) the sale (other than to the
Borrower or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary or a dividend from an Unrestricted Subsidiary or a joint venture after the
Closing Date, plus
(f)in the case of the redesignation of an Unrestricted Subsidiary as, or merger, consolidation or amalgamation of an Unrestricted Subsidiary with or into, a Restricted Subsidiary after the Closing
Date, the Fair Market Value of the Investment of the Borrower and its Restricted Subsidiaries in such
Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted
Subsidiary, plus
(g)the aggregate amount of any Retained Declined Proceeds since the Closing Date, plus
(h)without duplication of any amounts above, any returns, profits, distributions and similar amounts received on account of a Permitted Investment to the extent such Investment was made in reliance on the Available Amount and not in excess of the amount of such original Investment; minus
(i)an amount equal to the sum of (i) Restricted Payments made pursuant to Section 10.5(i), plus (ii) Investments made pursuant to Section 10.6(s), plus (iii) payments or distributions in respect of
Junior Debt made pursuant to Section 10.7(e), in each case, made after the Closing Date and prior to such time, or contemporaneously therewith.
“Available Amount Builder Component” shall have the meaning set forth in the definition of
“Available Amount”.
“Available Commitment” shall mean, at any time, an amount equal to the excess, if any, of (i)
the amount of the Total Revolving Credit Commitment over (ii) the sum of the aggregate principal amount of, without duplication, (a) all Revolving Credit Loans then outstanding, (b) the aggregate L/C
Obligations at such time and (c) all Swingline Loans then outstanding.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing
Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European
Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United
Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” shall have the meaning provided in Section 11.5.
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” shall mean for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c)  Term SOFR plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of
America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of
America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 1.14 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Borrowing” shall mean a Borrowing comprised of Base Rate Loans.
“Base Rate Loan” shall mean each Loan bearing interest based on the Base Rate.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. §1010.230.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any
Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of
ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party shall mean an “affiliate” under, and interpreted in accordance with, 12 U.S.C. 1841(k) of such party.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States
(or any successor).
“Bonding Obligations” shall have the meaning provided in the definition of the term
“Consolidated Total Debt”.
“Borrower” shall have the meaning provided in the preamble to this Agreement.

“Borrower Joinder Agreement” shall mean the joinder hereto by any Additional Borrower, as a new Borrower pursuant to a joinder agreement in substantially the form of Exhibit N hereto, among such
Additional Borrower, the Borrower and the Administrative Agent.
“Borrower Materials” shall have the meaning provided in Section 13.17(b).
“Borrowing” shall mean (i) Loans of the same Class and Type, made, converted, or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect or (ii)
a Swingline Loan.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the
Administrative Agent’s Office is located.
“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under
Capital Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant, or equipment reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries
(including capitalized software expenditures, website development costs, website content development costs, customer acquisition costs and incentive payments, conversion costs, and contract acquisition costs).
“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal, or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person, subject to Section 1.12.
“Capital Stock” shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents
(however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (v) all warrants, options, or other rights to acquire any of the forgegoing (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock), but excluding any debt security that is convertible into, or exchangeable for,
Capital Stock.
“Capitalized Lease Obligation” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP, subject to Section 1.12.
“Cash Collateral” shall have a meaning correlative to the immediately succeeding paragraph and shall include the proceeds of such cash collateral and other credit support.
“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative
Agent, for the benefit of the Letter of Credit Issuer or the Revolving Credit Lenders (including the
Swingline Lender), as collateral for L/C Obligations or obligations of the Revolving Credit Lenders
(including those of the Swingline Lender) to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the Letter of Credit Issuer shall agree in their sole discretion, other credit support.
“Cash Equivalents” shall mean:
(i)Dollars,
(ii)(a) Euro, Pounds Sterling, Yen, Swiss Francs, Canadian Dollars, or any national currency of any member state in the European Union or (b) local currencies held from time to time in the ordinary course of business,
(iii)securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any country that is a member state of the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,
(iv)certificates of deposit, time deposits, eurodollar time deposits, bankers’
acceptances, in each case with average maturities of 36 months or less from the date of acquisition, and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $100,000,000,
(v)repurchase obligations for underlying securities of the types described in clauses (iii), (iv) and (ix) of this definition entered into with any commercial bank meeting the qualifications specified in clause (iv) above,
(vi)commercial paper rated at least “P-2” by Moody’s or at least “A-2” by S&P, respectively, from the date of creation thereof and variable and fixed rate notes rated at least “P-2” by
Moody’s or at least “A-2” by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another comparable nationally recognized rating agency), respectively, issued by any commercial bank meeting the qualifications specified in clause (iv) above, in each case with average maturities of 36 months or less from the date of creation thereof,
(vii)marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another comparable nationally recognized rating agency), respectively, in each case with average maturities of 36 months or less from the date of acquisition,
(viii)readily marketable direct obligations issued by any state, commonwealth, or territory of the United States or any political subdivision or taxing authority thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at any time neither Moody’s nor
S&P shall be rating such obligations, an equivalent rating from another comparable nationally recognized rating agency), in each case with average maturities of 36 months or less from the date of acquisition,
(ix)Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another comparable nationally recognized rating agency), in each case with average maturities of 36 months or less from the date of acquisition,

(x)solely with respect to any Foreign Subsidiary: (a) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic
Cooperation and Development, in each case with average maturities of 36 months or less from the date of acquisition, (b) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another comparable nationally recognized rating agency) (any such bank being an
“Approved Foreign Bank”), in each case with average maturities of 36 months or less from the date of acquisition, and (c) the equivalent of demand deposit accounts which are maintained with an Approved
Foreign Bank, in each case, customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by such Foreign Subsidiary organized in such jurisdiction,
(xi)in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States, Cash Equivalents shall also include investments of the type and maturity described in clauses (i) through (x) above of Foreign Subsidiaries, in each case with the ratings described in such clauses,
(xii)investment funds investing 90% of their assets in securities of the types described in clauses (i) through (x) above, and
(xiii)investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions meeting the qualifications specified in clause (iv) above, in each case the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (i) through (x) above.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (i) and (ii) above; provided that such amounts are converted into any currency listed in clauses (i) and (ii) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes under the Credit Documents regardless of the treatment of such items under GAAP.
“Cash Management Agreement” shall mean any agreement or arrangement to provide Cash
Management Services.
“Cash Management Bank” shall mean (i) any Person that, at the time it enters into a Cash
Management Agreement with Holdings, the Borrower or any Restricted Subsidiary, is an Agent or a
Lender or an Affiliate of an Agent or a Lender or, with respect to any Cash Management Agreement in effect on the Closing Date, any Person that is an Agent or a Lender or an Affiliate of an Agent or a
Lender on the Closing Date or (ii) any Person that is designated by the Borrower as a “Cash Management

Bank” by written notice to the Administrative Agent substantially in the form of Exhibit L-2 or such other form reasonably acceptable to the Administrative Agent.
“Cash Management Services” shall mean any one or more of the following types of services or facilities:  (i) commercial credit cards, merchant card services, purchase or debit cards, including non-card
e-payables services, employee credit card programs, electronic funds transfer services, or e-payables,
(ii) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items, and interstate depository network services), other demand deposit or operating account relationships, foreign exchange facilities, merchant services, electronic fund transfer, treasury services and cash management services, including controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services, or other cash management arrangements or any automated clearing house arrangements, (iii) any other demand deposit or operating account relationships or other cash management services, including pursuant to any Cash
Management Agreements and (iv)  other services related, ancillary or complementary to the foregoing
(including any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds).
“Casualty Event” shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of, such property for which such
Person or any of its Restricted Subsidiaries receives insurance proceeds or proceeds of a condemnation award in respect of any equipment, fixed assets, or real property (including any improvements thereon) to replace or repair such equipment, fixed assets, or real property; provided, that with respect to any
Casualty Event or series of related Casualty Events, the Borrower shall not be obligated to make any prepayment otherwise required by Section 5.2 unless the aggregate amount of Net Cash Proceeds from such Casualty Event or series of related Casualty Events, as applicable, after giving effect to the reinvestment rights set forth herein, exceeds the greater of (i) $6,800,000 and (ii) 5% of Consolidated
EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis).
“CFC” shall mean a direct or indirect Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“CFC Holding Company” shall mean any direct or indirect Subsidiary of the Borrower that has no material direct or indirect assets other than (as determined in the good faith of the Borrower) (a)
Capital Stock and/or Stock Equivalents (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are CFCs or one or more other CFC Holding Companies and (b) immaterial amounts of cash or Cash Equivalents and other immaterial assets being held on a temporary basis incidental to the ownership of such assets described in clause (a) hereof.
“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following:
(a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any
Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive
(whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and
all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for
International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” shall mean and be deemed to have occurred if  (i) any Person, entity, or
“group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act), other than the
Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of Holdings that exceeds 35% thereof or the amount held by Permitted Holders, unless the Permitted Holders have, at such time, the right or the ability by voting power, contract, or otherwise to elect or designate for election at least a majority of the board of directors or other managing authority of Holdings or (ii) Holdings shall cease to beneficially own, directly or indirectly, 100% of the issued and outstanding Capital Stock of the Borrower. For the purpose of clauses (i) and (ii), at any time when a majority of the outstanding Voting Stock of Holdings is directly or indirectly owned by a Parent Entity or, if applicable, a Parent Entity acts as the manager, managing member or general partner of Holdings, references in this definition to “Holdings”, shall be deemed to refer to the ultimate Parent Entity that directly or indirectly owns such Voting Stock or acts as (or, if applicable, is a Parent Entity that directly or indirectly owns a majority of the outstanding Voting Stock
of) such manager, managing member or general partner.  For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act, (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act,
but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (iii) if any
Person or “group” includes one or more Permitted Holders, the issued and outstanding Capital Stock of
Holdings, directly or indirectly owned by the Permitted Holders that are part of such Person or “group”
shall not be treated as being owned by such Person or “group” for purposes of determining whether clause
(ii) of this definition is triggered, and (iv) a Person or group shall not be deemed to beneficially own
Voting Stock (x) subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) solely as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement, (e) a Person or
“group” (other than Permitted Holders) will not be deemed to beneficially own Voting Stock of another
Person as a result of its ownership of Capital Stock or other securities of such other Person’s Parent Entity
(or related contractual rights) unless it owns more than 50.0% of the total voting power of the Voting
Stock of such Person’s Parent Entity and (f) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.
“Claims” shall have the meaning provided in the definition of “Environmental Claims”.
“Class” (i) when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, New Revolving Credit Loans,
Extended Revolving Credit Loans (of the same Extension Series), Initial Term Loans, New Term Loans
(of each Series), Extended Term Loans (of the same Extension Series) or Indebtedness under
Replacement Facilities (of the same Series) or Swingline Loans and (ii) when used in reference to any
Commitment, refers to whether such Commitment is a Revolving Credit Commitment, a New Revolving
Credit Commitment, an Extended Revolving Credit Commitment (of the same Extension Series), an
Initial Term Loan Commitment, a Replacement Facility Commitment, or a New Term Loan Commitment.

“Closing Date” shall mean October 9, 2026.
“CME” shall mean CME Group Benchmark Administration Limited.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall mean all property pledged or purported to be pledged pursuant to the Security
Documents, excluding in all events Excluded Property.
“Collateral Agent” shall mean Bank of America, N.A., as collateral agent under the Security
Documents, or any successor collateral agent pursuant to Section 12.9, and any Affiliate or designee of
Bank of America, N.A., may act as the Collateral Agent under any Credit Document.
“Commitment Fee” shall have the meaning provided in Section 4.1(a).
“Commitment Fee Rate” shall mean a percentage per annum equal to (x) until delivery of financial statements and a related Compliance Certificate for the fiscal quarter ending June 30, 2027,
0.300% per annum  and (y) thereafter, the percentage per annum set forth in the table below, based upon the Consolidated Total Debt to Consolidated EBITDA Ratio as set forth in the most recent Compliance
Certificate reporting such ratio received by the Administrative Agent pursuant to Section 9.1:

Pricing Level	Ratio Level	Commitment Fee
I	≥ 3.50 to 1.00	0.350%
II	≥ 2.50 to 1.00, but < 3.50 to 1.00	0.300%
III	≥ 2.00 to 1.00, but < 2.50 to 1.00	0.250%
IV	≥ 1.50 to 1.00, but < 2.00 to 1.00	0.225%
V	< 1.50 to 1.00	0.200%
Notwithstanding the foregoing, (a) the Commitment Fee Rate in respect of any Class of Extended
Revolving Credit Commitments or any Extended Revolving Credit Loans shall be the applicable percentages per annum set forth in the relevant Extension Amendment and (b) the Commitment Fee Rate in respect of any Class of Refinancing Indebtedness that would constitute Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant agreement.
Any increase or decrease in the Commitment Fee Rate resulting from a change in the
Consolidated Total Debt to Consolidated EBITDA Ratio shall become effective as of the first Business
Day immediately following the date a Compliance Certificate reporting such ratio is delivered pursuant to
Section 9.1(d).
In addition, at the option of the Required Lenders at any time during which the Borrower shall have failed to deliver the Compliance Certificate pursuant to Section 9.1(d) by the applicable date required under Section 9.1(d) and upon written notice to the Borrower and the Administrative Agent, then
Pricing Level shall be deemed to be Level I for the purposes of determining the Commitment Fee Rate
(but only for so long as such failure continues, the first Business Day after which such ratio shall be determined based on the then existing Consolidated Total Debt to Consolidated EBITDA Ratio).

“Commitments” shall mean, with respect to each Lender (to the extent applicable), such
Lender’s Initial Term Loan Commitment, New Term Loan Commitment, Revolving Credit Commitment,
New Revolving Credit Commitment, Extended Revolving Credit Commitment, or Incremental Revolving
Credit Commitment.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. §§ 1 et seq.), as amended from time to time, and any successor statute.
“Communications” shall mean this Agreement, any Credit Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Credit Document.
“Compliance Certificate” shall mean a certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit M delivered pursuant to Section 9.1(d) for the applicable Test Period.
“Confidential Information” shall have the meaning provided in Section 13.16.
“Conforming Changes” shall mean, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S.
Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the
Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the
Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative
Agent in consultation with the Borrower, decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent, in consultation with the Borrower, determines that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and any other Credit Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Depreciation and Amortization Expense” shall mean with respect to any Person for any period, the total amount of depreciation, amortization and impairment expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees, and expenses, capitalized expenditures (including capitalized software expenditures), customer acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and incentive payments, conversion costs, and contract acquisition costs of such Person and its Restricted
Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” shall mean, with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of such Person for such period:
(i)increased (without duplication) and, except in the case of clauses (i)(i), (i)(l),
(i)(o) or (i)(s), to the extent deducted (and not added back) in such period in calculating
Consolidated Net Income by:

(a)provision for taxes based on income, profits, revenue or capital, including federal, state, local and provincial income, franchise, excise, value added and similar taxes based on income, profits, revenue, gross receipts or capital and foreign withholding taxes paid or accrued during such period (including in respect of repatriated funds) including penalties and interest related to such taxes or arising from any tax examinations, plus
(b)Consolidated Interest Expense of such Person for such period (including
(1) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (2) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (3) any payments made during such period in respect of the accretion or accrual of discounted liabilities that were amortized or accrued in a previous period and (4) any bank and letter of credit fees and costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of Consolidated Interest Expense and any non-cash interest expense, plus
(c)Consolidated Depreciation and Amortization Expense of such Person for such period, plus
(d)any expenses, fees, charges, or losses (other than depreciation or amortization expense) related to any Equity Offering, Permitted Reorganization, Change
of Control, Permitted Investment, Restricted Payment, acquisition, disposition, recapitalization, or the incurrence of Indebtedness permitted to be incurred by this
Agreement (including a refinancing thereof) (whether or not successful and including any such transaction consummated prior to the Closing Date), including (1) such fees, expenses, or charges related to the incurrence of the Loans hereunder and all Transaction
Expenses, (2) such fees, expenses, or charges related to the offering of the Credit
Documents and any other credit facilities or debt issuances, and (3) any amendment or other modification of the Loans hereunder or other Indebtedness, plus
(e)any other non-cash charges, including without limitation any write offs, write downs, expenses, losses, any effects of adjustments resulting from the application of purchase accounting, purchase price accounting (including any step-up in inventory and loss of profit on the acquired inventory) or other items to the extent the same were deducted (and not added back) in computing Consolidated Net Income (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (1) the Borrowers may determine not to add back such non-cash charge in the current period and (2) to the extent the Borrowers decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be deducted from
Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus
(f)the amount of any net income (loss) attributable to non-controlling interests in any non-Wholly-Owned Subsidiary, plus
(g) the amount of financial advisory, consulting, financing, underwriting or placement services and similar fees, expenses and indemnities paid or accrued in such period to the Sponsor or its Affiliates and permitted to be paid or accrued pursuant to the terms of this Agreement; plus
(h)costs of surety bonds incurred in such period in connection with financing activities, plus
(i)the amount of any “run rate” cost savings, operating expense reductions, operating enhancements and other cost synergies (in each case, net of the amount of actual benefits realized prior to or during such period from such actions and costs incurred to achieve the same) that are reasonably identifiable and factually supportable related to (A) the Transactions and (B) mergers and other business combinations, acquisitions, dispositions and other specified transactions, restructurings, cost savings initiatives and other initiatives (including in respect of the pro forma adjustments and addbacks set forth in clause (v)(B) below and including any charges and expenses incurred in connection with Capital Expenditures for future expansion and business optimization projects which cost savings, operating expense reductions, operating enhancements and other cost synergies shall be calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, operating enhancements and cost synergies had been realized on the first day of such period); provided that such cost savings, operating expense reductions, operating enhancements and other cost synergies are projected by the Borrower in good faith to result from actions that have been either taken, with respect to which substantial steps have been taken or are committed to be taken or planned to be taken within (x) 18 months of the Closing Date with respect to clause (A) above and (y) 18 months of such merger or other business combination, acquisition, disposition or other specified transaction, restructuring, cost savings initiative or other initiative with respect to clause (B) above; plus
(j)any costs, charges or expenses incurred by the Borrower or a Restricted
Subsidiary pursuant to any management equity plan or stock option or phantom equity plan or any other management or employee benefit plan or agreement or any long-term incentive plan, any severance agreement or any equity subscription or shareholder agreement, to the extent that such costs or expenses are (A) funded with cash proceeds contributed to the capital of the Borrower, net cash proceeds of an issuance of Capital
Stock of the Borrower (or any direct or indirect parent company thereof) (other than
Disqualified Stock) or cash proceeds from any secondary offering by any direct or indirect parent company of the Borrower, or (B) related to employer-side payroll and related taxes incurred upon the exercise, vesting or settlement of equity awards, plus
(k)the amount of costs, expenses and charges relating to payments made to option, phantom equity or profits interest holders of the Borrower or any of its any direct or indirect subsidiaries or parent companies in connection with, or as a result of, any distribution being made to equity holders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option, phantom equity or profits interest holders as though they were equity holders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Agreement and expenses relating to distributions made to equity holders of such Person or its direct or indirect parent companies resulting from the application of Financial Accounting
Standards Codification Topic 718—Compensation—Stock Compensation (formerly
Financial Accounting Standards Board Statement No. 123 (Revised 2004)), plus

(l)with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (a) (b) and (c) above relating to such joint venture corresponding to the Borrower and the Restricted
Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income
(determined as if such joint venture were a Restricted Subsidiary), plus
(m)cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period solely to the extent that the corresponding non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to clause (ii) below for any previous period and not added back, plus
(n)any expenses and charges that are reimbursed by indemnification or other similar provisions in connection with any investment or any sale, conveyance, transfer, or other disposition of assets (in each case, to the extent covered by contractual indemnification or reimbursement agreements) and (1) to the extent covered by insurance and actually reimbursed or otherwise paid, or, (2) so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the indemnitor, third party counter party or insurer or indemnified by an indemnifying party and only to the extent that such amount is (A) not denied by the applicable indemnitor or counterparty or carrier or indemnifying party in writing within
180 days and (B) in fact reimbursed within 365 days of the date of the determination by the Borrower that there exists such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days) or reimbursed by a third party, expenses with respect to liability or casualty events or business interruption, plus
(o)charges, expenses and other items included in the Financial Model, plus
(p)any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation
(and loss or cost) existing at the date of initial application of FASB Accounting Standards
Codification Topic 715—Compensation—Retirement Benefits, and any other items of a similar nature, plus
(q)retention, recruiting, relocation, expansion and signing bonuses or completion bonuses and expenses, stock option and other equity-based compensation expenses, expenses related to cost savings initiatives, severance costs and transaction fees and expenses, including, without limitation, any one time expenses relating to enhanced accounting functions or other transaction costs, including those associated with becoming a standalone entity or a public company; plus
(r)other accruals and expenses (including rationalization, legal, tax, structuring and other costs and expenses) related to the Transactions, Permitted
Acquisitions, Investments, Restricted Payments and dispositions or issuance of debt or equity, whether or not consummated and all cash dividends (and non-cash dividend expenses) on any series of preferred stock to the extent paid; plus

(s)adjustments set forth in any quality of earnings reports delivered to the
Administrative Agent in connection with Permitted Acquisitions or similar Investments consummated after the Closing Date that are prepared by a nationally recognized firm or other firm reasonably acceptable to the Administrative Agent (it being understood and agreed that Forvis Mazars, LLP, Grant Thornton LLP, BDO USA, P.C., RSM US LLP,
Baker Tilly US, LLP, Crowe LLP and any of the “Big Four” accounting firms are acceptable); plus
(t)non-recurring litigation or claim settlement charges or expenses; plus
(u)pre-opening expenses and “start-up costs” (as determined by the
Borrower) related to the acquisition, opening and organizing of any new facility or new business line and all other location-specific costs with respect to any such new facility or new business line, in each case (i) incurred prior to the first day any such new facility or new business is determined by the Borrower to be open for business or operation and/or
(ii) costs associated with the construction of any new facility to the extent incurred within four Fiscal Quarters following the opening of such new facilities (without duplication of amounts in subclause (i) above); plus
(v)(A) severance, relocation costs, integration and facilities’ or bases’
opening costs, costs related to closure/consolidation of facilities and other business optimization expenses (including related to new product introductions and other strategic or cost savings initiatives), (B) restructuring charges and related charges, accruals or reserves (including restructuring and integration costs related to acquisitions and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, and (C) expansion and signing bonuses, signing costs, retention or completion bonuses, other executive recruiting and retention costs, transition costs, costs related to closure/consolidation of facilities or bases and curtailments or modifications to pension and post-retirement employee benefit plans
(including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments); plus
(w) [reserved]; plus
(x)one-time integration, separation or carve-out charges, expenses or losses;
plus
(y)any cost, charge or expense in connection with new hires subject to non-
compete or non-solicit agreements, new offices and new lines of business; plus
(z)[reserved]; plus
(aa) letter of credit fees; plus
(bb) any net loss from disposed, abandoned, transferred, closed or discontinued
operations (excluding held for sale discontinued operations until actually disposed of);
plus
(cc) the amount of board of director and similar non-salaried persons of
Borrower, Holdings or their affiliates fees and expenses (including out of pocket director fees and expenses) actually paid by or on behalf of, or accrued by, such Person to the extent permitted to be paid under this Agreement; plus
(dd) Public Company Costs; plus
(ee) costs or expenses associated with, or preparation for, the Transactions
(whether incurred before, on or after the Closing Date), including (1) any bonuses, transaction payments, retention payments, change-in-control payments, completion payments or similar compensatory amounts paid or payable to officers, directors, managers, employees or consultants of the Borrower or any Restricted Subsidiary (or any
Parent Entity) in connection with the Transactions and (2) any fees, costs and expenses related to the integration, transition or restructuring of the business of the Borrower and the Restricted Subsidiaries following the consummation of the Transactions; plus
(ff) the amount of loss or discount on sale of (x) receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility and (y)
Securitization Assets and related assets in connection with a Qualified Securitization
Financing.
provided, that the aggregate amount included in Consolidated EBITDA pursuant to clauses (i)(B),
(t), (u), (x) and (y) (other than any amounts included pursuant to adjustments consistent with
Regulation S-X (as in effect prior to January 1, 2021)) of this definition for any period shall not exceed 27.5% of Consolidated EBITDA for such period (with such calculation being made after giving effect to such add-backs and adjustments and, for the avoidance of doubt, after giving Pro
Forma Effect to any Specified Transaction);
(ii)decreased by (without duplication) non-cash gains increasing Consolidated Net
Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated
EBITDA in any prior period other than non-cash gains relating to the application of Financial
Accounting Standards Codification Topic 840— Leases (formerly Financial Accounting
Standards Board Statement No. 13); provided that, to the extent non-cash gains are deducted pursuant to this clause (ii) for any previous period and not otherwise added back to Consolidated
EBITDA, Consolidated EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein,
(iii)increased or decreased by (without duplication):
(a)any net gain or loss resulting in such period from currency gains or losses related to Indebtedness, intercompany balances, and other balance sheet items, plus or minus, as the case may be, and
(b)any net gain or loss resulting in such period from Hedging Obligations, and the application of Financial Accounting Standards Codification Topic 815—
Derivatives and Hedging (ASC 815) (formerly Financing Accounting Standards Board
Statement No. 133), and its related pronouncements and interpretations, or the equivalent accounting standard under GAAP or an alternative basis of accounting applied in lieu of
GAAP.

For the avoidance of doubt:
(i)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of ASC
815 and its related pronouncements and interpretations, or the equivalent accounting standard under
GAAP or an alternative basis of accounting applied in lieu of GAAP,
(ii)there shall be included (to the extent not already included) in determining
Consolidated EBITDA for any period, without duplication, (1) the Acquired EBITDA of any Person or business, or attributable to any property, store or other asset acquired by the Borrower or any Restricted
Subsidiary during such period (but not the Acquired EBITDA of any related Person or business or any
Acquired EBITDA attributable to any assets or property, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned, or otherwise disposed by the Borrower or such
Restricted Subsidiary during such period (each such Person, business, property, or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any
Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a
“Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or
Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (2) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition); and
(iii)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, store, business, or asset sold, transferred, abandoned, or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such
Person, property, store business, or asset so sold or disposed of, a “Sold Entity or Business”), and the
Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, or disposition or conversion); provided that, for the avoidance of doubt, (i) notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued
operations, the Disposed EBITDA of such Person or business shall not be excluded pursuant to this paragraph until such disposition shall have been consummated and (ii) Consolidated EBITDA of any property, store or business that is relocated or whose territory is otherwise covered by an existing store or planned to be covered by a new store within one year shall not be excluded pursuant to this paragraph.
Notwithstanding anything to the contrary contained herein, for purposes of determining
Consolidated EBITDA of the Borrower under this Agreement for any Test Period that includes any of the fiscal quarters listed below, Consolidated EBITDA of the Borrower for such fiscal quarters shall be as set forth below, in each case as may be subject to addbacks and adjustments (without duplication) above set forth in clause (a)(i) and sections relating to pro forma adjustments for the applicable Test Period.

Fiscal Quarter ending:	Consolidated EBITDA
September 30, 2025	$32,233,000
December 31, 2025	$31,858,000

Fiscal Quarter ending:	Consolidated EBITDA
March 31, 2026	$43,712,000
June 30, 2026	$24,657,000
“Consolidated First Lien Secured Debt” shall mean Consolidated Total Debt that is secured by a Lien on the Collateral that ranks senior to or on an equal priority basis (but without regard to the control of remedies) with Liens on the Collateral securing the Obligations.
“Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated First Lien Secured Debt as of such date of determination, minus unrestricted cash and Cash Equivalents (in each case, free and clear of all Liens other than Permitted Liens) of the Borrower and the Restricted Subsidiaries to (b) Consolidated EBITDA
for the Test Period most recently ended on or prior to such date of determination, in each case with such pro forma adjustments to Consolidated First Lien Secured Debt and Consolidated EBITDA as are
appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Pro
Forma Basis.
“Consolidated Fixed Charge Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) (i) Consolidated EBITDA for the Test Period most recently ended on or prior to such date of determination, less (ii) Consolidated Maintenance Capital Expenditures for such Test Period (other than those financed with long term indebtedness (other than revolving indebtedness)), less (iii) the aggregate amount of federal, state, local and foreign income taxes paid in cash and Tax Distributions (including, for the avoidance of doubt, payments made pursuant to the Tax Receivable Agreement), in each case, of or by the Borrower and its Restricted Subsidiaries during such Test Period, less (iv) Restricted Payments
(other than (w) Tax Distributions, (x) any distributions declared, required, committed to be made, or paid on or prior to the Closing Date, (y) any Restricted Payments made in connection with the Transactions
(including the initial public offering of Ultimate Parent and the other transactions contemplated thereby), and (z) any distributions or dividends funded with, or made from, the proceeds of any secondary offering of Capital Stock of Holdings (or any direct or indirect parent company thereof))) paid in cash by the
Borrower during such Test Period to (b) Fixed Charges of the Borrower and its Restricted Subsidiaries on
consolidated basis for such Test Period; provided, that, notwithstanding the foregoing, for purposes of calculating Fixed Charges under clause (b) for the Test Period ending (i) March 31, 2027 shall be Fixed
Charges of the Borrower and the Restricted Subsidiaries for the period beginning January 1, 2027 and ending March 31, 2027 multiplied by four, (ii) June 30, 2027 shall be Fixed Charges for the period beginning January 1, 2027 and ending June 30, 2027 multiplied by two, and (iii) September 30, 2027 shall be Fixed Charges for the period beginning January 1, 2027 and ending September 30, 2027 multiplied by
4/3.
“Consolidated Interest Expense” shall mean the sum of cash interest expense (including that attributable to Capitalized Lease Obligations), net of cash interest income of such Person and its
Restricted Subsidiaries with respect to all outstanding Indebtedness of such Person and its Restricted
Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements, but excluding, for the avoidance of doubt, (a) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting), (b) non-cash interest expense attributable to the movement of the mark-to-market valuation of Indebtedness or obligations under Hedging Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—

Derivatives and Hedging, (c) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (d) commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any Receivables Facility, (e) any
“additional interest” owing pursuant to a registration rights agreement with respect to any securities,
(f) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including, without limitation, any Indebtedness issued in connection with the Transactions, (g) penalties and interest relating to taxes, (h) accretion or accrual of discounted liabilities not constituting
Indebtedness, (i) interest expense attributable to a direct or indirect Parent Entity resulting from push-
down accounting, (j) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (k) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential), with respect thereto and with respect to the Transactions, any acquisition or Investment permitted hereunder, all as calculated on a consolidated basis, (l) administrative agency or trustee fees, (m) any expense arising from any bridge, structuring, arrangement, commitment and/or other financing fee
(including fees and expenses associated with the Transactions and annual agency fees), and (n) any lease, rental or other expense in connection with a lease obligation that is not a Capitalized Lease Obligation.
For purposes of this definition, interest in a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such
Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Maintenance Capital Expenditures” shall mean, for any period, all Capital
Expenditures to maintain current operations of Borrower and its Subsidiaries on a consolidated basis
(excluding, for the avoidance of doubt, excluding Capital Expenditures that increase capacity, expand operations, or are made in connection with new facilities, new product lines, or acquisitions), as reasonably determined in good faith by the Borrower.
“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and on an after-tax basis to the extent appropriate, and otherwise determined in accordance with GAAP;
provided that, without duplication,
(i)extraordinary, exceptional, infrequent, non-recurring or unusual gains or losses
(less all fees and expenses relating thereto) or expenses (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives and any accruals or reserves in respect of any extraordinary, non-recurring or unusual items), shall be excluded,
(ii)the Net Income for such period shall not include the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period, shall be excluded,
(iii)any gain (loss) (less all fees and expenses relating thereto) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of), shall be excluded,

(iv)any effect of gains or losses (less all fees and expenses relating thereto)
attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the sole member or similar governing body of the Borrower, shall be excluded,
(v)the Net Income for such period of any Person that is not, the Borrower or a
Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person or a
Restricted Subsidiary thereof in respect of such period,
(vi)effects of adjustments (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements required or permitted by Financial Accounting Standards Codification Topic
805 – Business Combinations and Topic 350 – Intangibles-Goodwill and Other (ASC 805 and
ASC 350) (formerly Financial Accounting Standards Board Statement Nos. 141 and 142,
respectively) resulting from the application of purchase accounting, including in relation to the
Transactions and any acquisition that is consummated after the Closing Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,
(vii)(a) any effect of income (loss) from the early extinguishment of Indebtedness or
Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), (b) any non-cash income (or loss) related to currency gains or losses related to Indebtedness, intercompany balances, and other balance sheet items and to Hedging
Obligations pursuant to ASC 815 (or such successor provision), and (c) any non-cash expense, income, or loss attributable to the movement in mark-to-market valuation of foreign currencies,
Indebtedness, or derivative instruments pursuant to GAAP, shall be excluded,
(viii)any impairment charge, asset write-off, or write-down pursuant to ASC 350 and
Financial Accounting Standards Codification Topic 360 – Impairment and Disposal of Long-
Lived Assets (ASC 360) (formerly Financial Accounting Standards Board Statement No. 144)
and the amortization of intangibles arising pursuant to ASC 805 shall be excluded,
(ix)(a) any non-cash compensation expense recorded from or in connection with any share-based compensation arrangements including stock appreciation or similar rights, phantom equity, stock options, restricted stock, capital or profits interests or other rights to officers, directors, managers, or employees and (b) non-cash income (loss) attributable to deferred compensation plans or trusts, shall be excluded,
(x)any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, asset sale, issuance, or repayment of Indebtedness, issuance of Capital Stock, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed)
and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(xi) accruals and reserves (including contingent liabilities) that are established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded,
(xii)to the extent covered by insurance or indemnification and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnifying party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of the determination by the Borrower that there exists such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days) or reimbursed by a third party, losses and expenses with respect to liability or casualty events or business interruption shall be excluded,
(xiii)any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such items, shall be excluded, and
(xiv)any costs or expenses incurred during such period relating to environmental remediation, litigation, or other disputes in respect of events and exposures that occurred prior to the Closing Date shall be excluded.
“Consolidated Scheduled Funded Debt Payments” shall mean, for any period, for the
Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Total Debt paid in cash.  For purposes of this definition, “scheduled payments of principal” shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period.
“Consolidated Senior Secured Debt” shall mean Consolidated Total Debt that is secured by a
Lien on the Collateral.
“Consolidated Senior Secured Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Senior Secured Debt as of such date of determination, minus unrestricted cash and Cash Equivalents (in each case, free and clear of all Liens other than
Permitted Liens) of the Borrower and the Restricted Subsidiaries as of such date of determination to
(b) Consolidated EBITDA of the Borrower for the Test Period most recently ended on or prior to such date of determination, in each case with such pro forma adjustments to Consolidated Senior Secured Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Pro Forma Basis.
“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.
“Consolidated Total Debt” shall mean, as of any date of determination, an amount equal to the sum of the aggregate amount of all outstanding Indebtedness of the Borrower and the Restricted
Subsidiaries on a consolidated basis in accordance with GAAP consisting of third party Indebtedness for borrowed money, obligations in respect of surety, performance or similar bonds or instruments issued in the ordinary course of business or consistent with past practice or industry norm (such obligations,
“Bonding Obligations”), Capitalized Lease Obligations, debt obligations evidenced by promissory notes and similar instruments and purchase money Indebtedness (and excluding, for the avoidance of doubt, (i)
any intercompany Indebtedness of the Borrower and its Restricted Subsidiaries, (ii) Hedging Obligations,
(iii) all deferred payments, earnouts and other similar contingent obligations, (iv) Secured Cash
Management Obligations or similar services, and (v) obligations of any Unrestricted Subsidiary,
Receivables Subsidiary or Securitization Subsidiary); provided, that (x) any unreimbursed amount under letters of credit shall not be counted as Consolidated Total Debt until five (5) Business Days such amount is drawn and (y) any Bonding Obligations shall not be counted as Consolidated Total Debt until five (5)
Business Days after such amount becomes due and payable in full and is not paid by such time.
“Consolidated Total Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated Total Debt as of such date of determination, minus unrestricted cash and Cash Equivalents (in each case, free and clear of all Liens other than Permitted
Liens) of the Borrower and the Restricted Subsidiaries as of such date of determination to
(ii) Consolidated EBITDA of the Borrower for the Test Period most recently ended on or prior to such date of determination, in each case with such pro forma adjustments to Consolidated Total Debt and
Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Pro Forma Basis.
“Contingent Obligations” shall mean, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends, or other payment obligations that do not constitute Indebtedness
(“primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities, or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Contractual Requirement” shall have the meaning provided in Section 8.3.
“Controlled Investment Affiliate” shall mean, as to any Person, any other Person  (other than any Permitted Holder) who directly or indirectly controls, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity investments in the Borrower and/or any Parent Entity.
“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.
“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.
“Covered Entity” shall mean any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with,
12 C.F.R. § 252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with,
12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 382.2(b).
“Covered Party” shall have the meaning provided in Section 13.25.
“Credit Documents” shall mean this Agreement, each Joinder Agreement, each Extension
Amendment, each Permitted Repricing Amendment, the Guarantees, the Security Documents, the Fee
Letter, any Letter of Credit, any promissory notes issued by the Borrower pursuant hereto and any other document expressly designated by the Administrative Agent or a Lender and any Credit Party as a “Credit
Document”.
“Credit Event” shall mean and include the making (but not the conversion or continuation) of a
Loan and/or the issuance, increase or extension of a Letter of Credit.
“Credit Facilities” shall mean, collectively, each category of Commitments or Loans and each extension of credit hereunder.
“Credit Facility” shall mean a category of Commitments and extensions of credit thereunder
(e.g., the Initial Term Loan Commitment, and the Revolving Credit Commitments).
“Credit Party” shall mean Holdings, the Borrower and the other Guarantors.
“Cure Amount” shall have the meaning provided in Section 11.14.
“Cure Right” shall have the meaning provided in Section 11.14.
“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by Holdings, the
Borrower or any of the Restricted Subsidiaries of any Indebtedness (excluding any Indebtedness permitted to be issued or incurred under Section 10.1 other than Section 10.1(u)).
“Declined Proceeds” shall have the meaning provided in Section 5.2(f).
“Default” shall mean any event, act, or condition that with notice or lapse of time, or both, would constitute an Event of Default.
“Default Rate” shall have the meaning provided in Section 2.8(c).
“Default Right” shall have the meaning provided in, and shall be interpreted in accordance with,
12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” shall mean any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of Lender Default.

“Deferred Net Cash Proceeds” shall have the meaning provided in the definition of “Net Cash
Proceeds”.
“Deferred Net Cash Proceeds Payment Date” shall have the meaning provided in the definition of “Net Cash Proceeds”.
“Derivative Counterparty” shall have the meaning provided in Section 13.16.
“Designated Jurisdiction” shall mean any country or territory to the extent that such country or territory itself is the subject of any comprehensive Sanctions (currently Cuba, Iran, North Korea, the
Crimea, non-government controlled portions of Kherson and Zaporizhzhia regions of Ukraine, the so-
called Donetsk People’s Republic and the so-called Luhansk People’s Republic).
“Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Borrower, setting forth the basis of such valuation, executed by either a senior vice president or the principal financial officer of the Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on or other disposition of such Designated Non-Cash
Consideration.  A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 10.4.
“Designated Preferred Stock” shall mean preferred stock of Holdings or any direct or indirect parent company of Holdings (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by Holdings or any of its Restricted Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an officer’s certificate executed by the Authorized Officer of the Borrower or parent company thereof, as the case may be, on the issuance date thereof.
“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted
Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold
Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of “Consolidated EBITDA” were references to such Sold
Entity or Business or Converted Unrestricted Subsidiary and its respective Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be.
“Discretionary Domestic Guarantor” shall have the meaning assigned such term in the definition of Guarantors.
“Discretionary Foreign Guarantor” shall have the meaning assigned such term in the definition of Guarantors.
“Discretionary Guarantor” shall mean a Discretionary Domestic Guarantor or a Discretionary
Foreign Guarantor, as the context requires.
“disposition” shall have the meaning assigned such term in clause (i) of the definition of Asset
Sale.

“Disqualified Lenders” shall mean (i) banks, financial institutions and other institutional lenders
(or related funds of such institutional lenders), in each case as identified in writing by the Sponsor,
Holdings, or the Borrower to the Administrative Agent, Joint Lead Arrangers and Joint Bookrunners prior to the Closing Date, (ii) competitors of the Borrower and its Subsidiaries identified in writing by the
Sponsor or the Borrower to the Administrative Agent prior to the Closing Date and from time to time and
(iii) are an Affiliate of any Person referred to in clauses (i) or (ii) above (which, for the avoidance of doubt, shall not include any bona fide debt investment funds that are Affiliates of the persons referenced in clause (ii) above) so long as such Affiliate is (x) identified in writing to the Administrative Agent by the Borrower or Sponsor from time to time or (y) clearly identifiable as an Affiliate of such a Person on the basis of such Affiliate’s name; provided that each Person identified after the Closing Date pursuant to clause (ii) or (iii) above shall become a Disqualified Lender on the next Business Day following the date on which such identification is delivered to the Administrative Agent; provided, further, that such designations shall not apply retroactively to disqualify any Persons that have previously validly acquired an assignment or participation interest in the Loans and Commitments.
“Disqualified Stock” shall mean, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is puttable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Qualified Stock), other than as a result of a change of control, asset sale, condemnation event or similar event, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely for Qualified Stock), other than as a result of a change of control, asset sale, condemnation event or similar event, in whole or in part, in each case, prior to the date that is
91 days after the Latest Maturity Date hereunder; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death, or disability.
“Distressed Person” shall have the meaning provided in the definition of the term Lender-
Related Distress Event.
“Dollars” and “$” shall mean dollars in lawful currency of the United States.
“Domestic Subsidiary” shall mean each Subsidiary of Holdings that is organized under the laws of the United States, any state thereof, or the District of Columbia.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland,
Liechtenstein and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee)
having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” shall mean, as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the Administrative Agent in consultation with the Borrower and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below), upfront or similar fees or original issue discount (amortized over the shorter of (i) the remaining weighted average life to maturity of such Indebtedness and (ii) the four years following the date of incurrence thereof) payable generally to Lenders or other institutions providing such Indebtedness in connection with the initial primary syndication thereof, but excluding any customary arrangement, underwriting, structuring, commitment, or any fees or closing payments similar to any one of the foregoing (regardless of whether such fees are paid to or shared in whole or in part with any lender);
provided that with respect to any Indebtedness that includes a “Term SOFR floor” or “Base Rate floor,” (a) to the extent that the Term SOFR (with an Interest Period of three months) or Base Rate
(without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (b) to the extent that the Term SOFR (with an Interest Period of three months) or Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” shall mean any Person other than (A) any natural person (or holding company, investment vehicle or trust for a natural person), (B) any Disqualified Lender unless consented to in writing by the Borrower, (C) any Defaulting Lender or any Affiliate thereof, or (D) any Affiliated
Lender, except as permitted by Section 13.6(h).
“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demand letters, claims, notices of noncompliance or potential responsibility or violation, or proceedings pursuant to any
Environmental Law or pursuant to any permit issued, or any approval of any Governmental Authority given, under any such Environmental Law (other than reports prepared by or on behalf of any Credit
Party or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) (hereinafter,
“Claims”), including, without limitation, (i) any and all Claims by Governmental Authorities for
enforcement, investigation, cleanup, removal, response, remedial, or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation, or injunctive relief relating to the Release or threatened
Release of Hazardous Materials or arising from alleged injury to human health or safety (to the extent relating to human exposure to Hazardous Materials) or protection of the environment including, without limitation, ambient air, surface water, groundwater, soil, land surface and subsurface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Law” shall mean any applicable federal, state, foreign, or local statute, law, rule, regulation, ordinance, code, and rule of common law now in effect and in each case as amended, and any legally binding judicial or administrative interpretation thereof, including any legally binding judicial or administrative order, consent decree, or judgment, relating to pollution or protection of the environment, including, without limitation, ambient air, surface water, groundwater, soil, land surface and subsurface strata and natural resources such as flora, fauna, or wetlands, or protection of human health or safety (to the extent relating to human exposure to Hazardous Materials) and including those relating to the generation, storage, treatment, transport, Release, or threat of Release of Hazardous Materials.
“Equity Offering” shall mean any public or private sale of common stock or preferred stock of
Holdings or any direct or indirect parent company of Holdings (excluding Disqualified Stock), other than issuances to any Subsidiary of Holdings.
“Equityholding Vehicle” shall mean any Parent Entity and any equity holder thereof through which former, current officers or future officers, directors, employees or managers of the Borrower or any of its Subsidiaries or Parent Entities hold Capital Stock of such Parent Entity.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414 (b) or (c) of the Code (and
Sections 414(m) and (o) of the Code solely for purposes of Section 412 of the Code).
“ERISA Event” shall mean (i) the existence with respect to any Plan of a Prohibited Transaction with respect to a Plan which is not exempt under Section 408 of ERISA or otherwise; (ii) any Reportable
Event; (iii) the failure of any Credit Party or ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or any failure by any
Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or
Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (iv) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of
ERISA); (v) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an
application for a waiver of the minimum funding standard with respect to any Pension Plan; (vi) the termination of, or the appointment of a trustee to administer, any Pension Plan under Section 4042 of
ERISA or the incurrence by any Credit Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA), including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (vii) the receipt by any Credit Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice to terminate any Pension Plan under Section 4041 of
ERISA or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (viii) the failure by any Credit Party or any of its ERISA Affiliates to make any required contribution to a
Multiemployer Plan; (ix) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (within the meaning of Section 4001(a)(2) of ERISA), or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or the complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from any
Multiemployer Plan; (x) the receipt by any Credit Party or any of its ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in “endangered” or “critical” status (within the meaning of Section 432 of the
Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A of ERISA); or
(xi) the failure by any Credit Party or any of its ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under
Section 4201 of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” shall have the meaning provided in Section 11.
“Excluded Contribution Amount” shall mean, as of any date of determination, the aggregate amount of cash or Cash Equivalents received by the Borrower after the Closing Date as contributions to its common equity capital (excluding any Cure Amount and any such contribution made with the proceeds of
Disqualified Stock), minus the aggregate amount of any Restricted Payments made pursuant to Section
10.5(w) made prior to such date of determination in reliance thereon, designated from time to time as
Excluded Contributions.
“Excluded Property” shall have the meaning set forth in the Security Agreement.
“Excluded Stock and Stock Equivalents” shall mean (i) any Capital Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower (as agreed to in writing), the cost or other consequences of pledging such Capital Stock or Stock Equivalents in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (ii) solely in the case of any pledge of Capital Stock and Stock
Equivalents of any (a) CFC (except in the case of a Discretionary Foreign Guarantor) or (b) CFC Holding
Company (except in the case of a Discretionary Domestic Guarantor), (1) any Voting Stock or Stock
Equivalents of any class of such CFC or CFC Holding Company directly held by a Credit Party in excess of 65% of the outstanding Voting Stock of such class and (2) any Voting Stock or Stock Equivalents of any class of such CFC or CFC Holding Company not directly held by a Credit Party, (iii) any Capital
Stock or Stock Equivalents of any direct or indirect Subsidiary that is a direct or indirect Subsidiary of a
CFC or CFC Holding Company (in each case, except in the case of a Discretionary Foreign Guarantor or
Discretionary Domestic Guarantor), (iv) any Capital Stock or Stock Equivalents to the extent the pledge thereof would violate any applicable Requirements of Law (including any legally effective requirement to obtain the consent of any Governmental Authority unless such consent has been obtained), (v) in the case of (A) any Capital Stock or Stock Equivalents of any Subsidiary to the extent such Capital Stock or Stock
Equivalents are subject to a Lien permitted by Section 10.2(d) or (B) any Capital Stock or Stock
Equivalents of any Subsidiary that is not a Wholly-Owned Subsidiary of Holdings and its Subsidiaries at
the time such Subsidiary becomes a Subsidiary, any Capital Stock or Stock Equivalents of each such
Subsidiary described in clause (A) or (B) to the extent (I) that a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Requirement (other than customary anti-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law and other than proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial
Code or other applicable law notwithstanding such prohibition or restriction), (II) any Contractual
Requirement prohibits such a pledge without the consent of any other party; provided that this clause (II)
shall not apply if (x) such other party is a Credit Party or Wholly-Owned Subsidiary or (y) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate Holdings or any Subsidiary to obtain any such consent) and for so long as such Contractual
Requirement or replacement or renewal thereof is in effect, or (III) a pledge thereof to secure the
Obligations would give any other party (other than a Credit Party or Wholly-Owned Subsidiary) to any contract, agreement, instrument, or indenture governing such Capital Stock or Stock Equivalents the right to terminate its obligations thereunder (other than customary anti-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law and other than proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction), (vi) any Capital Stock or Stock

Equivalents of any Subsidiary to the extent that the pledge of such Capital Stock or Stock Equivalents would result in adverse tax consequences to any Parent Guarantor, the Borrower or any Subsidiary as
reasonably determined by the Borrower in consultation with the Administrative Agent, (vii) any Capital
Stock or Stock Equivalents that are margin stock, (viii) any Receivables Subsidiary or Securitization
Subsidiary, (ix) each Subsidiary that is a registered broker dealer and (x) any Capital Stock and Stock
Equivalents of any Subsidiary that is not a Material Subsidiary or is an Unrestricted Subsidiary, a captive insurance Subsidiary, an SPV or any special purpose entity.
“Excluded Subsidiary” shall mean (i) each Subsidiary, in each case, for so long as any such
Subsidiary does not (on (x) a consolidated basis with its Restricted Subsidiaries, if determined on the
Closing Date by reference to the Historical Financial Statements or (y) a consolidated basis with its
Restricted Subsidiaries, if determined after the Closing Date by reference to the financial statements most recently delivered to the Administrative Agent pursuant to Sections 9.1(a) and (b)) constitute a Material
Subsidiary, (ii) each Subsidiary that is not a Wholly-Owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 9.10 (for so long as such Subsidiary remains a non-Wholly-Owned Restricted Subsidiary), (iii) any direct or indirect
Subsidiary of the Borrower that is a CFC (except a Discretionary Foreign Guarantor) or CFC Holding
Company (except a Discretionary Domestic Guarantor), (iv) any direct or indirect Subsidiary of a CFC
(except a Discretionary Foreign Guarantor) or CFC Holding Company (except a Discretionary Domestic
Guarantor), (v) any Foreign Subsidiary (except a Discretionary Foreign Guarantor), (vi) each Subsidiary that is prohibited by any applicable Contractual Requirement or Requirements of Law from guaranteeing or granting Liens to secure the Obligations on the Closing Date (or, if later, the date it becomes a
Restricted Subsidiary and, in the case of a contractual obligation, not entered into in contemplation thereof) (and for so long as such restriction or any replacement or renewal thereof is in effect) or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received, (vii) each
Subsidiary with respect to which, as reasonably determined by Holdings, the consequence of providing a
Guarantee of the Obligations would adversely affect the ability of any Parent Guarantor, the Borrower and their respective Subsidiaries to satisfy applicable Requirements of Law, (viii) each Subsidiary with respect to which, as reasonably determined by the Borrower in consultation with the Administrative
Agent, providing such a Guarantee would result in adverse tax consequences, (ix) any other Subsidiary with respect to which the Administrative Agent and the Borrower reasonably agree that the cost of providing a Guarantee of the Obligations shall be excessive in relation to the value afforded therefrom,
(x) each Unrestricted Subsidiary, (xi) each other Restricted Subsidiary acquired pursuant to a Permitted
Acquisition with pre-existing secured Indebtedness permitted to be assumed hereunder, and each
Restricted Subsidiary acquired in such Permitted Acquisition hereunder that guarantees such
Indebtedness, in each case to the extent that, and for so long as, the documentation relating to such
Indebtedness to which such Subsidiary is a party prohibits such Subsidiary from guaranteeing the
Obligations and such prohibition was not created, and such Indebtedness was not incurred, in contemplation of such Permitted Acquisition, (xii) each SPV, not-for-profit Subsidiary and captive insurance company and (xiii) in the case of any Swap Obligation, any Subsidiary of Holdings that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act.  Notwithstanding the foregoing, in no event shall the Borrower or any Restricted Subsidiary of Holdings that owns Capital
Stock of the Borrower be deemed an Excluded Subsidiary.  Notwithstanding anything herein to the contrary, no Additional Borrower (unless such Additional Borrower has resigned as a Borrower pursuant to Section 2.17) or Discretionary Guarantor (unless such Discretionary Guarantor has been released from the Guarantee pursuant to Section 12.1) shall be deemed an Excluded Subsidiary.

“Excluded Swap Obligation” shall mean, with respect to any Credit Party, (a) any Swap
Obligation if, and to the extent that, all or a portion of the Obligations of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any Obligations thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation, or order of the
Commodity Futures Trading Commission (or the application or official interpretation of any thereof) or
(b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Credit Parties and Hedge Bank applicable to such Swap
Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Obligation or security interest is or becomes illegal or unlawful.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a
Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured net income (however denominated), branch profits Taxes and franchise Taxes in each case (a)
imposed as a result of such Recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable Lending Office in, the jurisdiction imposing such Tax, or (b) that are
Other Connection Taxes, (ii) in the case of a Lender, any U.S. federal withholding Tax imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or
Commitment pursuant to a law in effect on the date on which such Lender acquires such interest in the
Loan or Commitment (or designates a new Lending Office), other than in the case of a Lender that is an assignee pursuant to a request by the Borrower under Section 13.7 (or that designates a new Lending
Office pursuant to a request by the Borrower), except in each case to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts from the Credit Parties with respect to such withholding Tax pursuant to Section 5.4, (iii) any Taxes attributable to a Recipient’s failure to comply with Section 5.4(e), or (iv) any withholding Tax imposed under FATCA.
“Existing Class” shall mean any Existing Term Loan Class and any Existing Revolving Credit
Class.
“Existing Credit Agreement” shall have the meaning provided in the recitals to this Agreement.
“Existing Revolving Credit Class” shall have the meaning provided in Section 2.14(g)(ii).
“Existing Revolving Credit Commitment” shall have the meaning provided in Section
2.14(g)(ii).
“Existing Revolving Credit Loans” shall have the meaning provided in Section 2.14(g)(ii).
“Existing Term Loan Class” shall have the meaning provided in Section 2.14(g)(i).
“Extended Repayment Date” shall have the meaning provided in Section 2.5(d).
“Extended Revolving Credit Commitments” shall have the meaning provided in Section
2.14(g)(ii).
“Extended Revolving Credit Loans” shall have the meaning provided in Section 2.14(g)(ii).
“Extended Revolving Loan Maturity Date” shall mean the date on which any tranche of
Extended Revolving Credit Loans matures.

“Extended Term Loan Repayment Amount” shall have the meaning provided in
Section 2.5(d).
“Extended Term Loans” shall have the meaning provided in Section 2.14(g)(i).
“Extending Lender” shall have the meaning provided in Section 2.14(g)(iii).
“Extension Amendment” shall have the meaning provided in Section 2.14(g)(iv).
“Extension Date” shall have the meaning provided in Section 2.14(g)(v).
“Extension Election” shall have the meaning provided in Section 2.14(g)(iii).
“Extension Request” shall mean a Term Loan Extension Request.
“Extension Series” shall mean all Extended Term Loans and Extended Revolving Credit
Commitments that are established pursuant to the same Extension Amendment (or any subsequent
Extension Amendment to the extent such Extension Amendment expressly provides that the Extended
Term Loans or Extended Revolving Credit Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, and amortization schedule.
“Fair Market Value” shall mean with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Borrower or the applicable Restricted
Subsidiary.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement
(or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental
Authorities entered into in connection with the implementation of the foregoing.
“FCPA” shall have the meaning provided in Section 8.10.
“Federal Funds Rate” shall mean, for any day, the rate per annum calculated by the Federal
Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of
New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.
“Fee Letter” shall mean that certain Fee Letter, dated as of August 27, 2026, by and among the
Borrower, BofA Securities, Inc. and the other Persons party thereto.
“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1.

“Financial Covenants” shall mean each of the financial covenants set forth in Section 10.9.
“Financial Model” shall mean the financial model of the Borrower delivered to the
Administrative Agent prior to September 3, 2026.
“Fixed Amounts” shall have the meaning provided in Section 1.12(a).
“Fixed Charges” shall mean, with respect to any Person for any period, the sum of:
(i)Consolidated Interest Expense of such Person and its Restricted Subsidiaries on a consolidated basis for such period, and
(ii)Consolidated Scheduled Funded Debt Payments for such period.
“Floor” shall mean 0.00% per annum.
“Foreign Subsidiary” shall mean each Subsidiary of Holdings that is not a Domestic Subsidiary.
“Foreign Subsidiary Prepayment Event” shall have the meaning provided in Section 5.2(a)(iii).
“Forward-Looking Information” shall have the meaning provided in Section 8.8(a).
“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to the
Letter of Credit Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C
Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans
other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fronting Fee” shall have the meaning provided in Section 4.1(d).
“Fund” shall mean any Person (other than a natural Person) that is engaged or advises funds or other investment vehicles that are engaged in making, purchasing, holding, or investing in commercial loans and similar extensions of credit in the ordinary course.
“GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if a change in GAAP or the application thereof has occurred after the Closing Date that would affect the computation of any financial ratio or financial requirement, or compliance with any covenant, set forth in any Loan Document, and the Borrower or the Required
Lenders requests an amendment to any provision hereof to eliminate the effect of such change, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Notwithstanding any other provision contained herein, the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations.
“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality,

regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-
national bodies such as the European Union or the European Central Bank).
“Granting Lender” shall have the meaning provided in Section 13.6(g).
“Guarantee” shall mean (i) the Guarantee made by Holdings and each other Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties and (ii) any other guarantee of the
Obligations made by a Restricted Subsidiary in form and substance reasonably acceptable to the
Administrative Agent.
“guarantee obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any primary obligor in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such Indebtedness or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities, or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness, or
(iv) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof;
provided, however, that the term guarantee obligations shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations or product warranties in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any guaranteed obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guaranteed obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
“Guarantors” shall mean (i) each Subsidiary of Holdings (other than the Borrower with respect to its Obligations only) that is party to the Guarantee on the Closing Date, (ii) each Subsidiary of
Holdings that becomes a party to the Guarantee after the Closing Date pursuant to Section 9.10 or otherwise, (iii) Holdings; provided that in no event shall any Excluded Subsidiary be required to be a
Guarantor (unless such Subsidiary is no longer an Excluded Subsidiary) and (iv) the Borrower with respect to (A) all Obligations of any Restricted Subsidiary under any Secured Cash Management
Agreement or Secured Hedge Agreement, (B) all Swap Obligations of each other Credit Party determined after giving effect to Sections 2(a) and 2(f) of the Guarantee and (C) all Obligations of each Additional
Borrower. For the avoidance of doubt, the Borrower, in its sole discretion, may cause any Restricted
Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute and deliver to the Administrative Agent a supplement to the Guarantee, and any Restricted
Subsidiary shall thereafter be a Guarantor and a Credit Party hereunder for all purposes and shall comply with the requirements of Section 9.13 (any such Restricted Subsidiary organized in any State of the
United States of America or the District of Columbia, a “Discretionary Domestic Guarantor”);
provided that with respect to any Restricted Subsidiary that is a Foreign Subsidiary (a “Discretionary
Foreign Guarantor”), the jurisdiction of such Subsidiary shall be reasonably satisfactory to the
Administrative Agent; it being understood and agreed that Canada, as such jurisdiction exists without giving effect to any Change in Law which may occur after the Closing Date, shall be deemed reasonably satisfactory to the Administrative Agent; provided further that, if the Administrative Agent reasonably determines that such subsidiary is organized under the laws of a jurisdiction where (i) the amount and enforceability of the contemplated guarantee that may be entered into by a person organized in the relevant jurisdiction is materially and adversely limited by applicable law or contractual limitations, (ii)
the security interests (and the enforceability thereof) that may be granted with respect to assets (or various classes of assets) located in the relevant jurisdiction is materially and adversely limited by applicable law or (iii) there is any reasonably identifiable and material adverse political risk to the Lenders or the
Administrative Agent associated with such jurisdiction, such shall be deemed a reasonable basis for not permitting such Restricted Subsidiary to become a Guarantor.
“Hazardous Materials” shall mean (i) any petroleum or petroleum byproducts, radioactive materials, asbestos, polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials, wastes, or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,”
“hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,”
“toxic pollutants,” “contaminants,” or “pollutants,” or words of similar meaning and regulatory effect, under any Environmental Law; and (iii) any other chemical, material, waste, or substance, which is prohibited or regulated due to its dangerous or deleterious properties or characteristics, by any
Environmental Law.
“Hedge Agreements” shall mean (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master
Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hedge Bank” shall mean (i) (a) any Person that, at the time it enters into a Hedge Agreement with Holdings, the Borrower or any Restricted Subsidiary, is a Lender, an Agent or an Affiliate of a
Lender or an Agent and (b) with respect to any such Hedge Agreement entered into prior to the Closing
Date, any Person that is a Lender or an Agent or an Affiliate of a Lender or an Agent on the Closing Date
and (ii) any other Person that is designated by the Borrower as a “Hedge Bank” by written notice to the
Administrative Agent substantially in the form of Exhibit L-1 or such other form reasonably acceptable to the Administrative Agent and the Borrower.
“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any Hedge Agreements.
“Historical Audited Financial Statements” shall have the meaning given to such term in the definition of “Historical Financial Statements”.
“Historical Financial Statements” shall mean (i) the compiled balance sheets of Accelevation
Holding Company, LLC  as of December 31, 2024, and the related, compiled statements of income, cash flows and changes in equity for the periods then ended, (ii) the compiled balance sheets of the Borrower as of December 31, 2024, and the related, compiled statements of income, cash flows and changes in equity for the periods then ended (together with clause (i), the “Historical Audited Financial
Statements”), and (iii) the unaudited balance sheet of the Borrower as of June 30, 2026 (the “Historical
Interim Balance Sheet”), and the related statement of income for the 12-month period then ended.
“Historical Interim Financial Statements” shall have the meaning given to such term in the definition of “Historical Financial Statements”.
“HMT” shall have the meaning provided in the definition of the term “Sanctions”.
“Holdings” shall mean (i)  Holdings (as defined in the preamble to this Agreement) or (ii) after the Closing Date any other Person or Persons (“New Holdings”) that is a domestic Subsidiary of
Holdings or of any Parent Entity of Holdings (or the previous New Holdings, as the case may be) but not the Borrower or any of its Subsidiaries (“Previous Holdings”); provided that (a) such New Holdings directly owns 100% of the Capital Stock of the Borrower, (b) New Holdings shall expressly assume all the obligations of Previous Holdings under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, (c) if reasonably requested by the Administrative Agent, a customary opinion of counsel shall be delivered by the Borrower to the Administrative Agent to the effect that, without limitation, such substitution does not violate this Agreement or any other Credit Document and preserves the enforceability of the Guarantee and the perfection of the Liens created under the Security Documents and, (d) all Capital Stock of the Borrower shall be pledged to secure the Obligations, (e) (i) subject to
Section 1.12(b), no Event of Default has occurred and is continuing at the time of such substitution and such substitution does not result in any Event of Default and (ii) such substitution will not reasonably be expected to result in any material adverse tax consequences to any Lender (unless reimbursed hereunder)
or to the Administrative Agent (unless reimbursed hereunder) and (f) the Administrative Agent shall have received at least three Business Days prior to the proposed date of consummation of the assumption (as referred to in immediately preceding clause (b)) such documentation and other information about New
Holdings as shall have been reasonably requested in writing by any Administrative Agent at least ten calendar days prior to such date and as required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot
Act; provided, further, that if each of the foregoing is satisfied, Previous Holdings shall be automatically released of all its obligations under the Credit Documents and any reference to “Holdings” in the Credit
Documents shall be meant to refer to New Holdings.
“ICC” shall have the meaning given to such term in the definition of “UCP”.
“Immediate Family Members” shall mean, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law
(including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Increased Amount Date” shall mean, with respect to any New Loan Commitments, the date on which such New Loan Commitments shall be effective.
“Incremental Loans” shall have the meaning provided in Section 2.14(c).

“Incremental Revolving Credit Commitments” shall have the meaning provided in Section
2.14(a).
“Incremental Revolving Credit Loans” shall have the meaning provided in Section 2.14(b).
“Incremental Revolving Credit Maturity Date” shall mean the date on which any tranche of
Revolving Credit Loans made pursuant to the Lenders’ Incremental Revolving Credit Commitments
matures.
“Incremental Revolving Loan Lender” shall have the meaning provided in Section 2.14(b).
“incur” and “incurrence” shall have the meanings provided in Section 10.1.
“Incurrence Based Amounts” shall have the meaning provided in Section 1.12(a).
“Indebtedness” shall mean, with respect to any Person, (i) any indebtedness (including principal and premium) of such Person, whether or not contingent (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures, or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof), (c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), or
(d) representing any Hedging Obligations, if and to the extent that any of the foregoing Indebtedness
(other than letters of credit and Hedging Obligations) would appear as a net liability upon a balance sheet
(excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that
Indebtedness of any direct or indirect parent company appearing upon the balance sheet of the Borrower solely by reason of push down accounting under GAAP shall be excluded, (ii) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (i) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), including by pledging property of such
Person as security for such obligations of such other Person other than by endorsement of negotiable instruments for collection in the ordinary course of business, (iii) to the extent not otherwise included, all obligations of such Person in respect of Disqualified Stock and (iv) to the extent not otherwise included, the obligations of the type referred to in clause (i) of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person; provided that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business, (2) obligations under or in respect of Receivables Facilities and Securitization Facilities, (3) prepaid or deferred revenue arising in the ordinary course of business,
(4) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset,
(5)  trade accounts and accrued expenses payable in the ordinary course of business and accruals for payroll and other liabilities accrued in the ordinary course of business, (6) any earn-out obligation until such obligation, within 30 days of becoming due and payable, has not been paid and such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP, (7) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (8) accrued expenses and royalties, (9) asset retirement obligations and obligations in respect of workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 60 days, (10) [Reserved] or (11) customary obligations under employment agreements and deferred compensation.  The amount of Indebtedness of any Person for purposes of clause (iii) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the Fair

Market Value of the property encumbered thereby as determined by such Person in good faith.  For all purposes hereof, the Indebtedness of the Borrower and the Restricted Subsidiaries, shall exclude all intercompany Indebtedness arising from cash management, tax and/or accounting operations, having a term not exceeding 365 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or otherwise incurred through substantially concurrent interim transfers, loans or advances to facilitate a Permitted Acquisition or other Investment permitted hereunder.
“Indemnified Liabilities” shall have the meaning provided in Section 13.5(a).
“Indemnified Person” shall have the meaning provided in Section 13.5(a).
“Indemnified Taxes” shall mean (a) all Taxes imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document, other than Excluded
Taxes and (b) to the extent not otherwise described in (a), Other Taxes.
“Initial Revolving Credit Commitments” shall have the meaning provided in the definition of the term “Revolving Credit Commitment”.
“Initial Term Loan” shall have the meaning provided in Section 2.1(a).
“Initial Term Loan Commitment” shall mean, in the case of each Lender that is a Lender on the
Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1(a) as such Lender’s
Initial Term Loan Commitment.  The aggregate amount of the Initial Term Loan Commitments as of the
Closing Date is $250,000,000.
“Initial Term Loan Lender” shall mean a Lender with an Initial Term Loan Commitment or an outstanding Initial Term Loan.
“Initial Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b).
“Inside Maturity Debt Exclusion” shall mean (x) any customary bridge facility, so long as the long-term debt into which any such customary bridge facility is to be (or is intended to be) converted satisfies any otherwise applicable limitations on maturity and weighted average life or (y) Indebtedness subject to escrow arrangements, subject to customary conditions to release (or no conditions) over
Indebtedness that satisfies any otherwise applicable limitations on maturity and weighted average life.
“Insolvent” shall mean, with respect to any Multiemployer Plan, the condition that such
Multiemployer Plan is “insolvent” within the meaning of Section 4245 of ERISA.
“Intellectual Property” shall mean all intellectual property rights, including all (i) (a) patents, inventions, designs, processes, developments, technology, and know-how; (b) copyrights and works of authorship in any media, including graphics, advertising materials, labels, package designs, and photographs; (c) trademarks, service marks, trade names, brand names, corporate names, Internet domain names, logos, trade dress, and other source indicators, and the goodwill of any business symbolized thereby; (d) trade secrets; and (ii) all registrations, issuances, applications, renewals, extensions, substitutions, continuations, continuations-in-part, divisionals, re-issues, re-examinations, or similar legal protections related to the foregoing.
“Interest Payment Date” shall mean, (a) as to any Term SOFR Loan, the last day of each
Interest Period applicable to such Loan and the Maturity Date of the Credit Facility under which such

Loan was made; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three (3)
months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including any Swingline Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Credit
Facility under which such Loan was made.
“Interest Period” shall, as to each Term SOFR Loan, the period commencing on the date such
Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter (in each case, subject to availability and subject to
Section 2.9), as selected by the Borrower in its Loan Notice; provided that:
(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest
Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)no Interest Period shall extend beyond the Maturity Date of the Credit Facility under which such Loan was made.
“Investment” shall mean, with respect to any Person, all investments by such Person in other
Persons (including Affiliates) in the form of loans (including guarantees), advances, or capital contributions (excluding accounts receivable, trade credit, credit card and debit card receivables, advances to customers, commission, travel, and similar advances to officers, directors, managers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of
Indebtedness, Capital Stock, or other securities issued by any other Person and investments that are required by GAAP to be classified on the consolidated balance sheet (excluding the footnotes) of the
Borrower in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property or the purchase or other acquisition, in one transaction or a series of related transactions, of all or substantially all of the assets of another Person or assets constituting a business unit, line of business or division of such Person; provided that Investments shall not include, in the case of the Borrower and the Restricted Subsidiaries, intercompany loans
(including guarantees), advances, or Indebtedness arising from cash management, tax and/or accounting operations, having a term not exceeding 365 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business; provided, further, that, in the event that any Investment is made by Holdings, Borrower or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through a Borrower or any Restricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 10.6.
For purposes of the definition of Unrestricted Subsidiary and Section 10.6,
(i)Investments shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the
Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Borrower’s Investment in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Borrower’s equity interest in such
Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
(ii)any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.
The amount of any Investment outstanding at any time shall be the original cost of such
Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment, or other amount received by the Borrower or a Restricted Subsidiary in respect of such Investment (provided that, with respect to amounts received other than in the form of Cash Equivalents, such amount shall be equal to the Fair Market Value of such consideration).
“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent)
by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other rating agency.
“Investment Grade Securities” shall mean:
(i)securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),
(ii)debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries,
(iii)investments in any fund that invests at least 90% in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment or distribution, and
(iv)corresponding instruments in countries other than the United States customarily utilized for high-quality investments.
“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998”
as published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” shall mean, with respect to any Letter of Credit, the Letter of Credit Request
and any other document, agreement, and instrument entered into by the Letter of Credit Issuer and the
Borrower (or any other Restricted Subsidiary or any Parent Guarantor) or in favor of the Letter of Credit
Issuer and relating to such Letter of Credit.
“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit A, which may include additional provisions to ensure fungibility of the Loans and to provide for mechanics for borrowings in currencies other than Dollars.
“Joint Bookrunners” shall mean BofA Securities, Inc. and JPMorgan Chase Bank, N.A.
“Joint Lead Arrangers” shall mean BofA Securities, Inc., JPMorgan Chase Bank, N.A., Morgan
Stanley Senior Funding, Inc., Keybank National Association and PNC Capital Markets LLC.

“judgment currency” shall have the meaning provided in Section 13.19.
“Junior Debt” shall mean any Indebtedness for borrowed money (other than any permitted intercompany Indebtedness owing to the Borrower or any Restricted Subsidiary) that is Subordinated
Indebtedness, junior lien secured Indebtedness or unsecured Indebtedness.
“Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any New Term Loan or any Extended Term Loan, in each case as extended in accordance with this Agreement from time to time.
“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of
Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.
“L/C Facility Maturity Date” shall mean the date that is five Business Days prior to the
Revolving Credit Maturity Date; provided that the L/C Facility Maturity Date may be extended beyond such date (but not later than the Revolving Credit Maturity Date) with the consent of the Letter of Credit
Issuer.
“L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unpaid Drawings, including all
L/C Borrowings.  For all purposes of this Agreement, if on any date of determination, a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule
3.14 of the International Standby Practices (ISP98), such Letter of Credit shall be deemed to be
“outstanding” in the amount so remaining available to be drawn.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time.
“L/C Participant” shall have the meaning provided in Section 3.3(a).
“L/C Participation” shall have the meaning provided in Section 3.3(a).
“L/C Sublimit” shall mean $100,000,000.
“LCT Election” shall have the meaning provided in Section 1.12(c).
“LCT Test Date” shall have the meaning provided in Section 1.12(c).
“Lender” or “Lenders” shall have the meanings provided in the preamble to this Agreement.
“Lender Recipient Parties” mean collectively, the Lenders, the Swingline Lender and the Letter
of Credit Issuer.
“Lender Default” shall mean (i) the refusal or failure of any Lender to make available its portion of any incurrence of Loans, which refusal or failure is not cured within two Business Days after the date of such refusal or failure, unless such Lender notifies the Administrative Agent in writing that such refusal or failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, (ii) the failure of any Lender to pay over to the
Administrative Agent, any Swingline Lender, the Letter of Credit Issuer or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (iii) a Lender has notified, in writing, the Borrower or the Administrative
Agent that it does not intend to comply with its funding obligations under this Agreement or has made a public statement to that effect with respect to its funding obligations under this Agreement, or a Lender has publicly announced that it does not intend to comply with its funding obligations under other loan agreements, credit agreements or similar facilities generally, (iv) a Lender has failed to confirm within three Business Days after written request in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iv) upon receipt of such written confirmation by the Administrative Agent, the Letter of Credit Issuer (if applicable) and the Borrower, (v) a Distressed
Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-
Related Distress Event or (vi) a Lender has become the subject of a Bail-In Action; provided that no
Lender Default shall occur solely by virtue of the ownership or acquisition of any Capital Stock in that
Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Lender-Related Distress Event” shall mean, with respect to any Lender or any other Person that directly or indirectly controls such Lender (each, a “Distressed Person”), other than via an
Undisclosed Administration, a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver, or similar official is appointed for such
Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person, or any Person that directly or indirectly controls such Distressed Person or is subject to a forced liquidation or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such
Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Capital Stock in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Lending Office” means, as to the Administrative Agent, the Letter of Credit Issuer or any
Lender, the office or offices of such Person described as such in such Person’s Administrative
Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.
“Letter of Credit” shall mean each standby letter of credit issued pursuant to Section 3.1 or renewed, extended or amended hereunder.
“Letter of Credit Commitment” shall mean, with respect to the Letter of Credit Issuer, the
Letter of Credit Issuer’s pro rata share of the L/C Sublimit (calculated based on the Letter of Credit
Issuer’s pro rata share of the Revolving Credit Commitments), as may be reduced from time to time pursuant to Section 3.1.

“Letter of Credit Expiration Date” shall mean the day that is five Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility.
“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (i)
the amount of the principal amount of any Unpaid Drawings in respect of which such Lender has made
(or is required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a) at such time and (ii) such Lender’s Applicable Percentage of the L/C Obligations at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a)).
“Letter of Credit Fee” shall have the meaning provided in Section 4.1(b).
“Letter of Credit Issuer” shall mean Bank of America, in its capacity as issuer of Letters of
Credit hereunder, and each other Revolving Credit Lender that agrees to become a Letter of Credit Issuer hereunder and becomes a Letter of Credit issuer pursuant to Section 3.6, in its capacity as issuer of Letters of Credit hereunder.  In the event that there is more than one Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers,
as the context requires.
“Letter of Credit Request” shall mean a notice executed and delivered by the Borrower pursuant to Section 3.2, and substantially in a form which is acceptable to the Letter of Credit Issuer in its reasonable discretion.
“Leverage Increase Period” shall have the meaning provided in Section 10.9.
“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of, or agreement to, give any financing statement under the Uniform
Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease or a license, sub-license or cross-license to Intellectual Property be deemed to constitute a Lien.
“Limited Condition Transaction” shall mean (i) any Permitted Acquisition, other permitted acquisition or permitted Investment (in each case, including any such transaction that is subject to a letter of intent or purchase agreement) or other transaction whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (iii) any asset sale, (iv) any
Restricted Payment which has been irrevocably declared, and (v) any designation or re-designation of an
Unrestricted Subsidiary.
“Loan” shall mean any Revolving Loan, Swingline Loan, Term Loan or any other loan made by any Lender pursuant to this Agreement.
“Loan Notice” shall have the meaning provided in Section 2.3(a).
“Market Capitalization” shall mean an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of Holdings (or any successor entity) or any direct or indirect parent of Holdings on the date of the declaration or making of the relevant Restricted Payment multiplied by (ii)
the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding the date of declaration or making of such Restricted Payment.
“Management Investors” shall mean the former, current or future officers, directors, employees, consultants and managers (and Controlled Investment Affiliates and Immediate Family Members of the
foregoing) of Holdings, any Restricted Subsidiary or any Parent Entity who are or become direct or indirect investors in Holdings, any Parent Entity or any Equityholding Vehicle, including any such officers, directors, employees, consultants and managers owning through an Equityholding Vehicle.
“Mandatory Borrowing” shall have the meaning provided in Section 2.1(b).
“Master Agreement” shall have the meaning provided in the definition of the term “Hedge
Agreements”.
“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties, or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (i) the ability of the
Borrower and the other Credit Parties, taken as a whole, to perform their payment obligations under this
Agreement or any of the other Credit Documents or (ii) the rights and remedies of the Administrative
Agent and the Lenders under the Credit Documents.
“Material Intellectual Property” shall mean Intellectual Property that is owned or exclusively licensed by the Borrower or any Restricted Subsidiary that is material to the business of the Borrower and its Restricted Subsidiaries (as determined by the Borrower in good faith), taken as a whole.
“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary
(i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 5.00% of the
Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (ii) whose revenues during such Test Period were equal to or greater than 5.00% of the consolidated revenues of the
Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with
GAAP; provided that if, at any time and from time to time after the Closing Date, Restricted Subsidiaries that are not Material Subsidiaries (other than Subsidiaries that are Excluded Subsidiaries by virtue of any of clauses (ii) through (xiii) of the definition of “Excluded Subsidiary”) have, in the aggregate, (a) total assets at the last day of such Test Period equal to or greater than 10.00% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (b) revenues during such Test Period equal to or greater than 10.00% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, then the Borrower shall, on the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as Material Subsidiaries for each fiscal period until this proviso is no longer applicable.
“Maturity Date” shall mean the Revolving Credit Maturity Date, the Extended Revolving Loan
Maturity Date, any Incremental Revolving Credit Maturity Date, the Term Loan Maturity Date, the New
Term Loan Maturity Date or the maturity date of an Extended Term Loan, as applicable.
“Maximum Incremental Facilities Amount” shall mean, at any date of determination, (i) the sum of (a) (x) the greater of (1) $136,000,000 and (2) 100% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) minus (y) the sum of (A) the aggregate principal amount of New Loan Commitments incurred pursuant to Section 2.14(a) in reliance on clause (i)
of this definition prior to such date, (B) the aggregate principal amount of Permitted Other Indebtedness issued or incurred (including any unused commitments obtained) pursuant to Section 10.1(v)(i) in reliance on clause (i) of this definition prior to such date and (C) the aggregate principal amount of Indebtedness issued or incurred (including any unused commitment obtained) in reliance on clause (A)(i) of Section
10.1(x) plus (b) the aggregate principal amount of voluntary prepayments repurchases, redemptions or other retirements (including loan buybacks pursuant to Dutch auctions, open market purchases and assignments permitted under the Credit Documents) of Term Loans (including New Term Loans),
Permitted Other Indebtedness secured by a Lien on a pari passu basis with the Liens securing the
Obligations and any other Indebtedness secured by a Lien on the Collateral ranking equal with the Liens securing the Obligations and, to the extent accompanied by permanent optional reductions of Revolving
Credit Commitments, Revolving Loans (including purchases of any Loans by the Borrower and its
Subsidiaries at or below par, in which case the amount of voluntary prepayments or any repayments or reductions (including by assignment in connection with the replacement of a non-consenting Lender pursuant to Section 13.7) of Loans shall be equal to the face amount thereof) in each case, other than from proceeds of the incurrence of long-term Indebtedness (other than the proceeds of any revolving indebtedness (including the Revolving Credit Facility)), in each case after giving effect to any reclassification of amounts previously incurred under this clause (i)(b) as incurred under the immediately following clause (ii) plus (ii) an amount such that, after giving effect to the incurrence of such amount the
Borrower would be in compliance on a Pro Forma Basis (including any adjustments required by such definition as a result of a contemplated Permitted Acquisition, but excluding any concurrent incurrence of
Indebtedness pursuant to clause (i) above and assuming the Incremental Revolving Credit Commitments at such time are fully drawn) with (I) if such Indebtedness is secured by a Lien on a pari passu basis with the Liens on the Collateral securing the Obligations, the Consolidated First Lien Secured Debt to
Consolidated EBITDA Ratio, shall not exceed 3.00 to 1.00, (II) if such Indebtedness is secured by a Lien on a junior priority basis with the Liens on the Collateral securing the Obligations, the Consolidated
Senior Secured Debt to Consolidated EBITDA Ratio, shall not exceed 3.50 to 1.00 and (III) if such
Indebtedness is unsecured, the Consolidated Total Debt to Consolidated EBITDA Ratio, shall not exceed
4.00 to 1.00 (in each case excluding for the purposes of calculating such ratios, any cash proceeds concurrently drawn (including Revolving Loans)) (it being understood that (I) unless otherwise elected by the Borrower shall be deemed to have used amounts under clause (ii) (to the extent compliant therewith)
prior to utilization of amounts under clause (i), (II) loans may be incurred under both clauses (i) and (ii)
above, and proceeds from any such incurrence under both clauses (i) and (ii) above, may be utilized in a single transaction by first calculating the incurrence under clause (ii) above and then calculating the incurrence under clause (i) above and (III) any Indebtedness originally designated as incurred under clause (i) shall be automatically redesignated as having been incurred under clause (ii) at any time the
Borrower would be permitted to incur under clause (ii) the aggregate principal amount of Indebtedness being so redesignated (for purposes of clarity, with any such redesignation having the effect of increasing the Borrower’s ability to incur Indebtedness under clause (i) as of the date of such redesignation by the amount of Indebtedness so redesignated)).
“Minimum Borrowing Amount” shall mean (i) with respect to a Borrowing of Term SOFR
Loans, $2,000,000 (or, if less, the entire remaining applicable Commitments at the time of such
Borrowing) and (ii) with respect to a Borrowing of Base Rate Loans, $500,000 (or, if less, the entire remaining applicable Commitments at the time of such Borrowing).
“Minimum Collateral Amount” shall mean, at any time, (i) with respect to Cash Collateral consisting of cash or Cash Equivalents or deposit account balances provided to reduce or eliminate
Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 103% of the Fronting

Exposure of the Letter of Credit Issuer with respect to Letters of Credit issued and outstanding at such time and (ii) with respect to Cash Collateral consisting of cash or Cash Equivalents or deposit account balances provided in accordance with the provisions of Section 3.8(a)(i), (a)(ii) or (a)(iii), an amount equal to 103% of the outstanding amount of all L/C Obligations.
“Minimum Tender Condition” shall have the meaning provided in Section 2.15(b).
“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.
“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of the ERISA and subject to Title IV of ERISA to which any Credit Party or ERISA Affiliate makes or is obligated to make contributions, or during the five preceding calendar years, has made or been obligated to make contributions.
“Net Cash Proceeds” shall mean, with respect to any Prepayment Event and any incurrence of
Permitted Other Indebtedness, (i) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable, but only as and when received) received by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of such Prepayment Event or incurrence of
Permitted Other Indebtedness, as the case may be, less (ii) the sum of:
(a)the amount, if any, of all taxes (including in connection with any distribution or repatriation of such proceeds) paid or reasonably estimated to be payable by Holdings, the
Borrower or any of its Subsidiaries and any Tax Distributions (including, for the avoidance of doubt, distributions to any parent entity in an amount equal to the amount of payments required to be made by such parent entity pursuant to the tax receivable agreement, as and when such payments are required to be made pursuant to the Tax Receivable Agreement) in connection with such Prepayment Event or incurrence of Permitted Other Indebtedness,
(b)the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes or distributions with respect to taxes or the Tax
Receivable Agreement deducted pursuant to clause (a) above) (1) associated with the assets that are the subject of such Prepayment Event or otherwise reasonably expected to be payable in connection with such transactions and (2) retained by the Borrower or any of the Restricted
Subsidiaries; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash
Proceeds of such a Prepayment Event occurring on the date of such reduction,
(c)the amount of any Indebtedness (other than the Loans and Permitted Other
Indebtedness) secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness requires that such
Indebtedness be repaid upon consummation of such Prepayment Event,
(d)in the case of any Asset Sale Prepayment Event or Casualty Event, the amount of any proceeds of such Prepayment Event that the Borrower or any Restricted Subsidiary has reinvested (or intends to reinvest within the Reinvestment Period or has entered into a binding commitment prior to the last day of the Reinvestment Period to reinvest) in the business of the
Borrower or any of the Restricted Subsidiaries; provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period (with respect to such Prepayment
Event, the “Deferred Net Cash Proceeds”) shall, unless the Borrower or a Restricted Subsidiary has entered into a binding commitment prior to the last day of such Reinvestment Period to reinvest such proceeds no later than 180 days following the last day of such Reinvestment Period,
(i) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event or Casualty Event
occurring on the last day of such Reinvestment Period or, if later, 180 days after the date the
Borrower or such Restricted Subsidiary has entered into such binding commitment, as applicable
(such last day or 180th day, as applicable, the “Deferred Net Cash Proceeds Payment Date”), and (ii) be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i);
(e)in the case of any Asset Sale Prepayment Event or Casualty Event by a non-
Wholly-Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof
(calculated without regard to this clause (e)) attributable to non-controlling interests and not available for distribution to or for the account of the Borrower or a Wholly-Owned Restricted
Subsidiary as a result thereof;
(f)in the case of any Asset Sale Prepayment Event, any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition;
provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction solely to the extent that the Borrower and/or any Restricted Subsidiaries receives cash in an amount equal to the amount of such reduction; and
(g)all fees and out-of-pocket expenses paid by the Borrower or a Restricted
Subsidiary in connection with any of the foregoing (for the avoidance of doubt, including, (i) in the case of the issuance of Permitted Other Indebtedness, any fees, underwriting discounts, premiums, and other costs and expenses incurred in connection with such issuance and
(ii) attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, underwriting discounts and commissions, other customary expenses, and brokerage, consultant, accountant and other customary fees), in each case, only to the extent not already deducted in arriving at the amount referred to in clause (i)
above.
“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
“New Holdings” shall have the meaning provided in the definition of the term Holdings.
“New Loan Commitments” shall have the meaning provided in Section 2.14(a).
“New Revolving Credit Commitments” shall have the meaning provided in Section 2.14(a).
“New Revolving Credit Loan” shall have the meaning provided in Section 2.14(b).
“New Revolving Loan Lender” shall have the meaning provided in Section 2.14(b).
“New Revolving Loan Repayment Amount” shall have the meaning provided in Section 2.5(d).
“New Revolving Loan Repayment Date” shall have the meaning provided in Section 2.5(d).

“New Term Loan” shall have the meaning provided in Section 2.14(c).
“New Term Loan Commitments” shall have the meaning provided in Section 2.14(a).
“New Term Loan Lender” shall have the meaning provided in Section 2.14(c).
“New Term Loan Maturity Date” shall mean the date on which a New Term Loan matures.
“New Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(d).
“New Term Loan Repayment Date” shall have the meaning provided in Section 2.5(d).
“Non-Bank Tax Certificate” shall have the meaning provided in Section 5.4(e)(ii)(B)(3).
“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).
“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.
“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(d).
“Non-U.S. Lender” shall mean any Lender that is not a “United States person” as defined by
Section 7701(a)(30) of the Code.
“Notice of Intent to Cure” shall have the meaning provided in Section 11.14(c).
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit O or such other form as may be approved by the Administrative
Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Revolving Credit
Commitment, Loan or Letter of Credit, Swingline Loan or under any Secured Cash Management
Agreement or Secured Hedge Agreement (other than with respect to any Credit Party’s obligations that constitute Excluded Swap Obligations solely with respect to such Credit Party), in each case, entered into with the Borrower or any of the Restricted Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any
Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding.  Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Subsidiaries to the extent they have obligations under the
Credit Documents) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Credit Party under any Credit Document.
“OFAC” shall have the meaning provided in Section 8.10.
“OpCo” shall have the meaning provided in the preamble to this Agreement.

“Original Revolving Credit Commitments” shall mean all Revolving Credit Commitments,
Existing Revolving Credit Commitments and Extended Revolving Credit Commitments, other than any
New Revolving Credit Commitments (and any Extended Revolving Credit Commitments related thereto).
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any
Loan or Credit Document).
“Other Taxes” shall mean all present or future stamp, court or documentary Taxes or any other intangible, recording, filing or similar Taxes arising from any payment made hereunder or under any other Credit Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.7).
“Overnight Rate” shall mean, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent, the Swingline Lender or the Letter of Credit
Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.
“Parent Entity” shall mean any Person that is a direct or indirect parent company (which may be organized as, among other things, a partnership), including any managing member, of Holdings and/or the
Borrower.
“Parent Guarantors” shall have the meaning provided in the preamble to this Agreement.
“Participant” shall have the meaning provided in Section 13.6(c)(i).
“Participant Register” shall have the meaning provided in Section 13.6(c)(ii).
“Patriot Act” shall have the meaning provided in Section 13.18.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Plan” shall mean any “employee pension benefit plan” (as defined in Section 3(2) of
ERISA, but excluding any Multiemployer Plan) that is subject to Title IV of ERISA, Section 302 of
ERISA or Section 412 of the Code, in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA, be deemed to be) an
“employer” as defined in Section 3(5) of ERISA.
“Permitted Acquisition” shall have the meaning provided in Section 10.6(c).
“Permitted Asset Swap” shall mean the concurrent purchase and sale or exchange of Related
Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the
Borrower or a Restricted Subsidiary and another Person; provided that such assets purchased or received in such an exchange (taking into account any cash or Cash Equivalents exchanged in such transaction) are of comparable or greater Fair Market Value or usefulness to the business of the Borrower and its

Restricted Subsidiaries, as a whole; provided, further, that any cash or Cash Equivalents received must be applied in accordance with Section 10.4.
“Permitted Debt Exchange” shall have the meaning provided in Section 2.15(a).
“Permitted Debt Exchange Notes” shall have the meaning provided in Section 2.15(a).
“Permitted Debt Exchange Offer” shall have the meaning provided in Section 2.15(a).
“Permitted Holders” shall mean each of (a) Sponsor and certain other investors arranged by and/
or designated by the Sponsor and certain of the Sponsor’s Affiliates (including its Controlled Investment
Affiliates and members of the Borrower’s management), (b) any other existing equity holders on the
Closing Date, any Affiliates of such other existing equityholders on the Closing Date, (c) the
Management Investors (including any Management Investors holding Capital Stock through a direct or indirect parent or management investment vehicle) and their Permitted Transferees, (d) any Person who is acting solely as an underwriter in connection with a public or private offering of Capital Stock of
Holdings or any of its direct or indirect parent companies, acting in such capacity and (e) any group
(within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date)
of which any of the foregoing are members and any member of such group.
“Permitted Investment” shall have the meaning provided in Section 10.6.
“Permitted Liens” shall mean, with respect to any Person:
(i)Liens for taxes, assessments, or other governmental charges, in each case (x) not yet overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP or are not required to be paid pursuant to Section 8.11, or for property taxes on property of such Person, which Person has determined to abandon if the sole recourse for such tax, assessment, charge, levy, or claim is to such property or (y) so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;
(ii)Liens in connection with workers’ compensation, health, disability or unemployment insurance laws, other employee benefit legislation, unemployment insurance legislation or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness), or leases to which such Person is a party, or Liens granted to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs, performance or appeal bonds to which such Person is a party, or deposits as security for the payment of rent or deposits made to secure obligations arising from contractual or warranty refunds, in each case, incurred in the ordinary course of business;
(iii)Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, landlord’s, construction contractor’s, repairmen’s, and mechanics’ Liens, in each case, (x) for sums not yet overdue for a period of more than 90 days or, if more than 90 days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance in all material respects with GAAP, or (y) so long as such Liens do not individually or in the aggregate have a Material Adverse
Effect;

(iv)any Liens reserved in leases for rent or royalties and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such property subject thereto;
(v)encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other property of the Borrower or any
Restricted Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions, encroachments and deficiencies in title of any rights of way or other property which in the aggregate do not materially impair the use of such rights of way or other property for the purposes of which such rights of way and other property are held by the Borrower or any
Restricted Subsidiary or materially impair the value of such property subject thereto;
(vi)Liens pursuant to the Security Documents;
(vii)Liens arising out of judgments, attachments or awards not resulting in an Event of Default under Section 11.10;
(viii)Liens (other than any Lien imposed by ERISA) (x) imposed by a Governmental
Authority or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (y)
incurred to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, completion guarantees, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements including Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto in the ordinary course of business;
(ix)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Restricted Subsidiary in the ordinary course of business;
(x)bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Restricted
Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are nonconsensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(xi)licenses, sub-licenses or cross license of Intellectual Property granted in the ordinary course of business;
(xii)the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(xiii)leases, subleases, licenses, sublicenses, franchises, grants, covenants not to sue, releases, consents and other forms of license (including of Intellectual Property) granted to others in the ordinary course of business;
(xiv)Liens (x) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.6 to be applied against the purchase price for such
Investment, (y) consisting of an agreement to dispose of any property in an Asset Sale permitted under
Section 10.4, in each case, solely to the extent such Investment or disposition or (z) solely on any cash earnest money deposits or cash advances made by the Borrower or any of the Restricted Subsidiaries in
connection with any letter of intent or purchase agreement permitted under this Agreement;
(xv)Liens (a) of a collection bank arising under Section 4-210 of the Uniform
Commercial Code or any comparable or successor provision on items in the course of collection,
(b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking or other financial institutions or other electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off)
and which are within the general parameters customary in the banking or finance industry;
(xvi)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(xvii)Liens (a) solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement or (b) consisting of an agreement to dispose of any property pursuant to a disposition permitted hereunder;
(xviii)rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrower or any of the Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
(xix)restrictive covenants affecting the use to which real property may be put;
provided that the covenants are complied with;
(xx)security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;
(xxi)(a) Liens on Capital Stock in joint ventures; provided that any such Lien is in favor of a creditor of such joint venture and such creditor is not an Affiliate of any partner to such joint venture and (b) purchase options, call and similar rights of, and restrictions for the benefit of, a third party with respect to Capital Stock held by the Borrower or any Restricted Subsidiary in joint ventures;
(xxii)Liens on cash and Cash Equivalents that are earmarked to be used to satisfy or discharge Indebtedness; provided (a) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the
Indebtedness that is to be satisfied or discharged, (b) such Liens extend solely to the account in which such cash and/or Cash Equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged, and (c) the satisfaction or discharge of such Indebtedness is expressly permitted hereunder;
(xxiii)with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by any Requirements of Law;
(xxiv)to the extent arising pursuant to a Requirement of Law, Liens on cash or Cash
Equivalents securing Hedge Agreements in the ordinary course of business;
(xxv)other Liens; provided that the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause (xxv) shall not exceed the greater of $47,600,000 and
35% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis)
as of such time of incurrence;
(xxvi)Liens on equipment of the Borrower or any Restricted Subsidiary granted in the ordinary course of business to the Borrower’s or such Restricted Subsidiary’s client at which such equipment is located;
(xxvii)Liens on Receivables Assets incurred in connection with a Receivables Facility and Liens on Securitization Assets and related assets arising in connection with a Qualified Securitization
Financing permitted under clause (t) of the definition of “Asset Sale”;
(xxviii)zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements, and contract zoning agreements;
(xxix)[reserved];
(xxx)Liens on property of any Restricted Subsidiary that is not a Credit Party, which
Liens secure Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a
Credit Party, in each case, to the extent permitted under Section 10.1;
(xxxi)Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;
(xxxii)Liens on goods purchased in the ordinary course of business, the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its
Subsidiaries; and
(xxxiii)Liens or rights of set-off against credit balances of the Borrower or any of the
Restricted Subsidiaries with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card processors to the Borrower or any Restricted Subsidiaries in the ordinary course of business to secure the obligations of any Subsidiary to the credit card issuers or credit card processors as a result of fees and charges;
(xxxiv)Liens securing Indebtedness incurred or assumed in connection with any
Permitted Acquisition (so long as, in the case of any such Indebtedness assumed, such Indebtedness was not assumed in contemplation thereof); provided that such Liens with respect to any assumed
Indebtedness shall be limited to the property or assets acquired.

“Permitted Other Indebtedness” shall mean Indebtedness consisting of one or more series of secured or unsecured bonds, notes or debentures (including in a public offering, Rule 144A or other private placement) or secured or unsecured loans (including a bridge facility or syndicated loan financing)
(which Indebtedness if secured, must be secured either by Liens that are pari passu with the Liens on the
Collateral securing the Obligations or be secured by Liens that are junior to the Liens on the Collateral securing the Obligations), in each case issued or incurred by the Borrower or a Guarantor (other than
Holdings); provided that (a) except in the case of any Inside Maturity Debt Exclusion, (i) the maturity date of such Indebtedness shall be no earlier than the Latest Maturity Date (or, in the case of any such
Indebtedness that is secured by a Lien on the Collateral on a junior basis with the Liens securing the
Obligations or that is unsecured, the date that is 91 days after the Latest Maturity Date), (ii) such
Indebtedness shall not have a shorter weighted average life to maturity than the then existing Initial Term
Loans and (III) in the case of any such Indebtedness that is secured by a Lien on the Collateral on a junior basis with the Liens securing the Obligations or that is unsecured, such Indebtedness shall not be subject to any mandatory prepayments prior to the repayment in full of the Initial Term Loans, (b) if such
Indebtedness is incurred pursuant to Section 10.1(v)(i), such Indebtedness shall be subject to the same terms and conditions set forth in Section 2.14 that are applicable to New Term Loans, except the covenants, events of default and mandatory prepayments either, at the option of the Borrower, (i) shall be not materially more restrictive (taken as a whole) (other than with respect to economic terms and prepayment or redemption provisions) to the Borrower and its Restricted Subsidiaries than the covenants, events of default and mandatory prepayment provisions applicable to the Initial Term Loans, unless (x)
the Lenders of the Term Loans receive the benefit of such more restrictive terms or (y) any such provisions apply after the Term Loan Maturity Date or (ii) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by the Borrower in good faith), (c) with respect to such Indebtedness, no Subsidiary of Holdings (other than the Borrower or a Guarantor) shall be an obligor, (d) if such Indebtedness is secured, such Indebtedness shall not be secured by a Lien on any assets other than the Collateral and (e)  if such Indebtedness is secured, such Indebtedness shall be subject to an Acceptable Intercreditor Agreement or other intercreditor documentation reasonably acceptable to the Administrative Agent and the Borrower, if applicable.
“Permitted Other Indebtedness Documents” shall mean any document or instrument (including any guarantee or security agreement and which may include any or all of the Credit Documents) issued or executed and delivered with respect to any Permitted Other Indebtedness by any Credit Party.
“Permitted Other Indebtedness Obligations” shall mean, if any Permitted Other Indebtedness is issued or incurred, all advances to, and debts, liabilities, obligations, covenants and duties of, any
Credit Party arising under any Permitted Other Indebtedness Document, whether direct or indirect
(including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against any
Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding.  Without limiting the generality of the foregoing, the Permitted
Other Indebtedness Obligations of the applicable Credit Parties under the Permitted Other Indebtedness
Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the
Permitted Other Indebtedness Documents) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any such Credit Party under any Permitted Other Indebtedness Document.
“Permitted Other Provision” shall have the meaning provided in Section 2.14(g)(i).

“Permitted Reorganization” shall mean any transaction or undertaking, including investments, in connection with internal reorganizations and or restructurings (including in connection with tax planning and corporate reorganizations), so long as, after giving effect thereto, the value of the
Guarantees, taken as a whole, and the value of the security interest of the Secured Parties in the
Collateral, taken as a whole, are not materially impaired (ignoring, for these purposes, any hardening periods) as a result of such Permitted Reorganization (as reasonably determined by the Borrower in good faith).
“Permitted Repricing Amendment” shall have the meaning provided in Section 13.1.
“Permitted Transferees” shall mean (a) with respect to the Sponsor or any Controlled
Investment Affiliate, (i) the Sponsor, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of the Sponsor or any Controlled Investment Affiliate, and (iii) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a Controlled Investment Affiliate or an Immediate Family Member and (b) with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (i) such Person’s Immediate Family
Members, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants and (ii) without duplication with any of the foregoing, such Person’s heirs, executors, testamentary trustees, legatees, beneficiaries and/or administrators upon the death of such Person and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Capital Stock in Holdings.
“Permitted Sale Leaseback” shall mean any Sale Leaseback consummated by the Borrower or any of the Restricted Subsidiaries after the Closing Date; provided that any such Sale Leaseback that is not between (a) a Credit Party and another Credit Party or (b) a Restricted Subsidiary that is not a Credit
Party and another Restricted Subsidiary that is not a Credit Party must (i) be consummated for Fair
Market Value as determined at the time of consummation in good faith by the Borrower or such
Restricted Subsidiary (which such determination may take into account any retained interest or other
Investment of the Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback) and (ii) the aggregate Fair Market Value of all assets or property subject to such Sale Leasebacks shall not exceed the greater of $34,000,000 and 25% of
Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis).
“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust, or other enterprise or any Governmental Authority.
“Plan” shall mean, other than any Multiemployer Plan, any “employee benefit plan” (as defined in Section 3(3) of ERISA), in respect of which any Credit Party or, solely with respect to any such plan that is that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, any ERISA
Affiliate is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be reasonably likely to be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” shall have the meaning provided in Section 13.17(a).
“Pledge Agreement” shall mean the Pledge Agreement entered into by the Credit Parties party thereto and the Collateral Agent for the benefit of the Secured Parties.
“Post-Acquisition Period” shall mean, with respect to any Permitted Acquisition or similar permitted Investment, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the eighth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.
“Prepayment Event” shall mean any Asset Sale Prepayment Event, Debt Incurrence Prepayment
Event or Casualty Event.
“Prepayment Trigger” shall have the meaning provided such term in the definition of “Asset
Sale Prepayment Event”.
“primary obligation” shall have the meaning provided such term in the definition of “Contingent
Obligations”.
“primary obligor” shall have the meaning provided in the definition of “Contingent
Obligations”.
“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable
Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the
Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (i) actions that have been taken, initiated, or with respect to which substantial steps have been taken or are expected to be taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings, operating expenses reductions and operating enhancements or (ii) any additional costs incurred during such Post-Acquisition Period, in each case, in connection with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Borrower and the Restricted Subsidiaries; provided that (a) at the election of the
Borrower, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or
Business or Converted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisition was less than $30,000,000; and (b) so long as such actions are taken, initiated, or with respect to which substantial steps have been taken or are expected to be taken during such Post-
Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that the applicable amount of such cost savings, operating expenses reductions and operating enhancements will be realizable during the entirety of such
Test Period, or the applicable amount of such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further, that any such pro forma increase or decrease to such
Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for, and subject to applicable caps and limitations set forth in such defined terms in respect of, cost savings or additional costs or other items already included in such Acquired EBITDA, such Consolidated EBITDA or Section 1.12, as the case may be, for such Test Period.
“Pro Forma Basis,” “Pro Forma Compliance,” and “Pro Forma Effect” shall mean, with respect to compliance with any test, financial ratio or covenant hereunder, that (i) to the extent applicable, the Pro Forma Adjustment shall have been made and (ii) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative)
attributable to the property or Person subject to such Specified Transaction, (1) in the case of a sale, transfer or other disposition of all or substantially all Capital Stock in any Subsidiary of the Borrower or
any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (2) in the case of a Permitted Acquisition or Investment described in the definition of
“Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) other than as set forth in the definition of “Maximum Incremental Facilities Amount”, any incurrence or assumption of
Indebtedness by the Borrower or any of the Restricted Subsidiaries in connection therewith (it being agreed that if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination) (but without giving pro forma effect to any Indebtedness incurred substantially concurrently therewith under any other basket that is not a leverage-based incurrence test, including the Revolving Credit Facility or any other revolving credit facility); provided that, without limiting the application of the Pro Forma
Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of
Consolidated EBITDA and give effect to operating expense reductions and operating enhancements that are (x) (1) directly attributable to such transaction, (2) expected to have a continuing impact on the
Borrower or any of the other Restricted Subsidiaries and (3) factually supportable or (y) otherwise consistent with the definition of Pro Forma Adjustment.
“Pro Forma Entity” shall have the meaning provided such term in the definition of “Acquired
EBITDA”.
“Promissory Note” has the meaning specified in Section 2.5(h).
“Prohibited Transaction” shall have the meaning assigned to such term in Section 406 of
ERISA and Section 4975(c) of the Code.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of
Labor, as any such exemption may be amended from time to time.
“Public Company Costs” means charges associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 (and, in each case, similar
Requirements of Law under other jurisdictions) and the rules and regulations promulgated in connection therewith and charges relating to compliance with the provisions of the Securities Act and the Exchange
Act (and, in each case, similar Requirements of Law under other jurisdictions), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’, managers’ and/or employees’ compensation, fees and expense reimbursement, charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees (including auditors’ and accountants’ fees), listing fees, filing fees, transfer agent and registrar fees, stock exchange annual listing fees, costs of annual and special meetings of stockholders and proxy solicitation, costs, investor day, analyst presentation and non-deal roadshow expenses, and other costs and/or expenses associated with being a public company (including any one time expenses relating to enhanced accounting functions or other transaction costs, including those associated with becoming a standalone entity or a public company).
“QFC” shall have the meaning of “qualified financial contract” set forth in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” shall have the meaning provided in Section 13.25.

“Qualified Proceeds” shall mean assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.
“Qualified Securitization Financing” shall mean any Securitization Facility (and any guarantee of such Securitization Facility), that meets the following conditions: (i) the Borrower shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the
Borrower and the Restricted Subsidiaries; (ii) all sales of Securitization Assets and related assets by the
Borrower or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at
Fair Market Value (as determined in good faith by the Borrower); (iii) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings; and (iv) the obligations under such
Securitization Facility are nonrecourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower or any Restricted Subsidiary (other than a Securitization Subsidiary).
“Qualified Stock” of any Person shall mean Capital Stock of such Person other than Disqualified
Stock of such Person.
“Real Estate” shall have the meaning provided in Section 9.1(g).
“Recipient” shall mean (a) the Administrative Agent, (b) any Lender, (c) the Letter of Credit
Issuer, or (d) any Swingline Lender, as applicable.
“Receivables Asset” shall mean (a) any accounts receivable or related assets and the proceeds thereof, in each case, subject to a Receivables Facility and (b) all collateral securing such receivable or asset, all contracts and contract rights, guaranties or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts or assets in a receivable securitization or factoring arrangement and which in the case of clauses (a) and (b)
above are sold, conveyed, assigned or otherwise transferred or pledged in connection with a Receivables
Facility.
“Receivables Facility” shall mean any of one or more receivables financing facilities (and any guarantee of such financing facility), as amended, supplemented, modified, extended, renewed, restated, restructured or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants, and indemnities made in connection with such facilities) to the Borrower and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Borrower or any Restricted Subsidiary sells, directly or indirectly, grants a security interest in or otherwise transfers its accounts receivable to either (i) a Person that is not a Restricted Subsidiary or
(ii) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another
Receivables Subsidiary that in turn funds itself by borrowing from such a Person.
“Receivables Fee” shall mean distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables
Facility.

“Receivables Subsidiary” shall mean any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto or another Person formed for the purposes of engaging in a Receivables
Facility in which the Borrower or any Subsidiary makes an Investment and to which the Borrower or any
Subsidiary transfers accounts receivables and related assets.
“refinance” shall have the meaning provided in Section 10.1(l).
“Refinanced Facility” shall have the meaning provided in Section 13.1.
“Refinancing” shall have the meaning provided in the preamble to this Agreement.
“Refinancing Indebtedness” shall have the meaning provided in Section 10.1(l).
“Register” shall have the meaning provided in Section 13.6(b)(iv).
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Reimbursement Date” shall have the meaning provided in Section 3.4(a).
“Reimbursement Obligations” shall mean the Borrower’s obligations to reimburse Unpaid
Drawings pursuant to Section 3.4(a).
“Reinvestment Period” shall mean eighteen months following the date of receipt of Net Cash
Proceeds of an Asset Sale Prepayment Event or Casualty Event.
“Rejection Notice” shall have the meaning provided in Section 5.2(f).
“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or the Restricted Subsidiaries in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be
Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
“Related Fund” shall mean, with respect to any Lender that is a Fund, any other Fund that is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of such entity that administers, advises or manages such Lender.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, servicers and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Release” shall mean any release, spill, emission, discharge, disposal, escaping, leaking, pumping, pouring, dumping, emptying, injection, or leaching into or migration through the environment
(but excluding migration of naturally occurring substances).
“Relevant Governmental Body” the Board of Governors, the Federal Reserve Bank of New
York and/or the Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Board of Governors and/or the Federal Reserve Bank of New York or, in each case, any successor thereto.
“Removal Effective Date” shall have the meaning provided in Section 12.9(b).
“Repayment Amount” shall mean the Term Loan Repayment Amount, a New Term Loan
Repayment Amount with respect to any Series or an Extended Term Loan Repayment Amount with respect to any Extension Series, as applicable.
“Replacement Facility Commitment” shall mean the commitments of the Lenders to make
Replacement Facilities.
“Replacement Facilities” shall have the meaning provided in Section 13.1.
“Reportable Event” shall mean any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Code), other than those events as to which notice is waived pursuant to applicable regulation.
“Required Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding a majority of the sum of (i) the Adjusted Total Revolving Credit Commitment at such date, (ii) the Adjusted
Total Term Loan Commitment at such date and (iii) the aggregate outstanding principal amount of the
Term Loans (excluding Term Loans held by Defaulting Lenders) at such date or (b) if the Total
Revolving Credit Commitment and the Total Term Loan Commitment have been terminated or for the purposes of acceleration pursuant to Section 11, Non-Defaulting Lenders having or holding a majority of the outstanding principal amount of the Loans and Letter of Credit Exposure (excluding the Loans and
Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date; provided that, at all times when there are two or more Lenders that are not Affiliates or Approved Funds of each other, Required
Lenders must include at least two Lenders that are not Affiliates or Approved Funds of each other.
“Requirements of Law” shall mean, as to any Person, the certificate of incorporation and by-
laws or other organizational or governing documents of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
“Rescindable Amount” shall have the meaning provided in Section 5.3(c).
“Resignation Effective Date” shall have the meaning provided in Section 12.9(a).
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK
Financial Institution, a UK Resolution Authority.

“Restricted Debt Payments” shall have the meaning provided in Section 10.7.
“Restricted Payments” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock in any other Parent Guarantor, the Borrower or any
Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock in any other Parent Guarantor, the Borrower or any
Restricted Subsidiary or any option, warrant or other right to acquire any such Capital Stock in any other
Parent Guarantor, the Borrower or any Restricted Subsidiary.
“Restricted Person” and/or “Restricted Persons” shall have the meaning provided in Section
13.16.
“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted
Subsidiary.
“Revolving Credit Commitment” shall mean, as to each Revolving Credit Lender, (a) its obligation to make Revolving Credit Loans to the Borrower pursuant to Section 2.1(b), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such
Lender’s name on Schedule 1.1(a) under the caption “Revolving Credit Commitment,” or in the
Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section
2.14) and (b) if applicable, Replacement Facility Commitment with respect to any Series. The aggregate
Revolving Credit Commitments of all Revolving Credit Lenders shall be $400,000,000 on the Closing
Date (the “Initial Revolving Credit Commitments”); provided that such Initial Revolving Credit
Commitments may be further adjusted from time to time in accordance with the terms of this Agreement.
“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of
(i) the aggregate principal amount of Revolving Credit Loans of such Lender then outstanding, (ii) such
Lender’s Letter of Credit Exposure at such time and (iii) such Lender’s Applicable Percentage of the aggregate principal amount of all outstanding Swingline Loans at such time.
“Revolving Credit Facility” shall mean, at any time, the aggregate amount of the Revolving
Credit Lenders’ Revolving Credit Commitments at such time.
“Revolving Credit Lender” shall mean, at any time, any Lender that has a Revolving Credit
Commitment, Incremental Revolving Credit Commitment or Extended Revolving Credit Commitment at
such time.
“Revolving Credit Loan” shall have the meaning provided in Section 2.1(b).
“Revolving Credit Maturity Date” shall mean the earlier of (i) October 9, 2031 or, if such date is not a Business Day, the immediately preceding Business Day and (ii) the date on which the Revolving
Credit Commitments shall terminate in accordance with the provisions of this Agreement.
“Revolving Credit Termination Date” shall mean the date on which the Revolving Credit
Commitments shall have terminated or no Revolving Credit Loans or Swingline Loans shall be outstanding and the L/C Obligations shall have been reduced to zero or Cash Collateralized.

“Revolving Loan” shall mean, collectively or individually as the context may require, any (i)
Revolving Credit Loan, (ii) Extended Revolving Credit Loan and (iii) New Revolving Credit Loan, in
each case made pursuant to and in accordance with the terms and conditions of this Agreement.
“S&P” shall mean S&P Global Ratings or any successor by merger or consolidation to its business.
“Sale Leaseback” shall mean any arrangement with any Person directly or indirectly providing for the leasing by the Borrower or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person in contemplation of such leasing.
“Sanctions” shall mean any economic or financial sanctions, laws, regulations, trade embargoes or restrictive measures administered or enforced by (i) the United States; (ii) the United Nations; (iii) the
European Union; (iv) the United Kingdom; (v) the respective governmental institutes and agencies of any of the foregoing, including, without limitation, the United Nations Security Council, the Office of Foreign
Assets Control of the U.S. Department of Treasury (“OFAC”), the United States Department of State,
Office of Financial Sanctions Implementation of His Majesty’s Treasury (“HMT”) (each, a “Sanctions
Authority” and together, the “Sanctions Authorities”); or (vi) any relevant Governmental Authority having jurisdiction over the Borrower and its Subsidiaries.
“Scheduled Unavailability Date” shall have the meaning provided in Section 1.14(b).
“SDN List” shall have the meaning provided in Section 8.21.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto.
“Section 2.14 Additional Amendment” shall have the meaning provided in Section 2.14(g)(iv).
“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b) together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(d).
“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between Holdings, the Borrower or any of the Restricted Subsidiaries and any Cash
Management Bank, which is specified in writing by the Borrower to the Administrative Agent as constituting a Secured Cash Management Agreement hereunder.
“Secured Cash Management Obligations” shall mean Obligations under Secured Cash
Management Agreements.
“Secured Hedge Agreement” shall mean any Hedge Agreement that is entered into by and between Holdings, the Borrower or any Restricted Subsidiary and any Hedge Bank, which is specified in writing by the Borrower to the Administrative Agent as constituting a “Secured Hedge Agreement”
hereunder.  For purposes of the preceding sentence, the Borrower may deliver one notice designating all
Hedge Agreements entered into pursuant to a specified Master Agreement as “Secured Hedge
Agreements”.  Notwithstanding anything to the contrary, a Hedge Agreement entered into by a Restricted
Subsidiary shall remain a Secured Hedge Agreement notwithstanding that such Restricted Subsidiary is subsequently designated an Unrestricted Subsidiary (but not any Hedge Agreement entered into after the date of such designation), unless otherwise agreed between such Restricted Subsidiary and Hedge Bank.

“Secured Hedge Obligations” shall mean Obligations under Secured Hedge Agreements.
“Secured Parties” shall mean the Administrative Agent, the Collateral Agent, the Letter of
Credit Issuer, the Swingline Lender and each Lender, in each case with respect to the Credit Facilities, each Hedge Bank that is party to any Secured Hedge Agreement with Holdings, the Borrower or any
Restricted Subsidiary, each Cash Management Bank that is party to a Secured Cash Management
Agreement with Holdings, the Borrower or any Restricted Subsidiary and each subagent pursuant to
Section 12 appointed by the Administrative Agent with respect to matters relating to the Credit Facilities or the Collateral Agent with respect to matters relating to any Security Document.
“Securities Exchange Act” shall mean Securities Exchange Act of 1934, as amended.
“Securitization Asset” shall mean (a) any accounts receivable or related assets and the proceeds thereof, in each case, subject to a Securitization Facility and (b) all collateral securing such receivable or asset, all contracts and contract rights, guaranties or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts or assets in a securitization financing and which in the case of clauses (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged in connection with a Qualified Securitization Financing.
“Securitization Facility” shall mean any transaction or series of securitization financings that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which such Borrower or any such Restricted Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in,
Securitization Assets to either (a) a Person that is not the Borrower or a Restricted Subsidiary or (b) a
Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not the Borrower or a Restricted Subsidiary, or may grant a security interest in, any Securitization Assets of the Borrower or any of its Subsidiaries.
“Securitization Fees” shall mean distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel)
paid to a Person that is not the Borrower or a Restricted Subsidiary in connection with, any Qualified
Securitization Financing or a Receivables Facility.
“Securitization Repurchase Obligation” shall mean any obligation of a seller (or any guaranty of such obligation) of (i) Receivables Assets under a Receivables Facility to repurchase Receivables
Assets or (ii) Securitization Assets in a Qualified Securitization Financing to repurchase Securitization
Assets, in either case, arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Securitization Subsidiary” shall mean any Subsidiary of the Borrower in each case formed for the purpose of, and that solely engages in, one or more Qualified Securitization Financings and other activities reasonably related thereto or another Person formed for the purposes of engaging in a Qualified
Securitization Financing in which the Borrower or any Restricted Subsidiary makes an Investment and to which the Borrower or such Restricted Subsidiary transfers Securitization Assets and related assets.
“Security Agreement” shall mean the Security Agreement entered into by the Credit Parties party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Security Documents” shall mean, collectively, the Pledge Agreement, the Security Agreement, intellectual property security agreements and each other security agreement or other instrument or document executed and delivered pursuant to Sections 9.10, 9.11, or 9.13 or pursuant to any other such
Security Documents to secure the Obligations or to govern the lien priorities of the holders of Liens on the Collateral.
“Series” shall have the meaning provided in Section 2.14(a).
“Similar Business” shall mean any business conducted by the Borrower and the Restricted
Subsidiaries on the Closing Date or any other activities which are reasonable extensions thereof or otherwise similar, incidental, corollary, complementary, synergistic, reasonably related, or ancillary to any of the foregoing (including non-core incidental businesses acquired in connection with any Permitted
Acquisition or Permitted Investment), in each case as determined by the Borrower in good faith.
“SOFR” shall mean the Secured Overnight Financing Rate as administered by the Federal
Reserve Bank of New York (or a successor administrator).
“Sold Entity or Business” shall have the meaning provided in the definition of the term
“Consolidated EBITDA”.
“Solvent” shall mean, after giving effect to the consummation of the Transactions, (i) the sum of the liabilities (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, on a
consolidated basis, does not exceed the present fair saleable value of the present assets (on a going concern basis) of the Borrower and its Restricted Subsidiaries, on a consolidated basis; (ii) the fair value of the property (on a going concern basis) of the Borrower and its Restricted Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities (including contingent liabilities) of the
Borrower and its Restricted Subsidiaries, on a consolidated basis; (iii) the capital of the Borrower and its
Restricted Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof; and (iv)  the Borrower and its Restricted Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debts as they become due (whether at maturity or otherwise)
in the ordinary course of business.
“Specified Event of Default” means any Event of Default under Section 11.1 or 11.5.
“Specified Existing Revolving Credit Commitment” shall have the meaning provided in
Section 2.14(g)(ii).
“Specified Representations” shall mean the representations and warranties set forth in Sections
8.1, 8.2, 8.3(c), 8.5, 8.7, 8.16 (as it relates to the creation, validity, perfection and priority of the security interests in the Collateral), 8.17 and 8.18.
“Specified Transaction” shall mean, with respect to any period, any Investment (including a
Permitted Acquisition), any asset sale, incurrence or repayment of Indebtedness, Restricted Payment,
Subsidiary designation, New Term Loan, Incremental Revolving Credit Commitment or other event or action that in each case by the terms of this Agreement requires Pro Forma Compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Sponsor” shall mean Olympus Growth Fund VIII, L.P and Olympus Growth Fund VIII Parallel,
L.P., together with their respective managed funds and/or managed accounts and any Affiliates of the foregoing (other than any other operating portfolio company).
“Spot Rate” for any currency shall mean the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if it does not have as of the date of determination a spot buying rate for any such currency.
“SPV” shall have the meaning provided in Section 13.6(g).
“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met; provided, however, that with respect to any Letter of Credit that by its terms or the terms of any Issuer Document provides for one or more automatic increases in the stated amount thereof, the
Stated Amount shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
“Stock Equivalents” shall mean all securities convertible into or exchangeable for Capital Stock and all warrants, options or other rights to purchase or subscribe for any Capital Stock, whether or not presently convertible, exchangeable or exercisable.
“Subordinated Indebtedness” shall mean Indebtedness of the Borrower or any other Guarantor that is by its terms subordinated in right of payment to the obligations the Borrower or such Guarantor, as applicable, under this Agreement or the Guarantee, as applicable.
“Subsidiary” of any Person shall mean and include (i) any corporation more than 50% of whose
Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Capital Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, or (ii) any limited liability company, partnership, association, joint venture, or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time.  Unless otherwise expressly provided, all references herein to a Subsidiary shall mean a Subsidiary of the
Borrower.
“Successor Borrower” shall have the meaning provided in Section 10.3(a).
“Successor Rate” shall have the meaning provided in Section 1.14(b).
“Supported QFC” shall have the meaning provided in Section 13.25.
“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
“Swap Obligation” shall mean, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of
Section 1(a)(47) of the Commodity Exchange Act.
“Swingline Commitment” shall mean the lesser of (i) $40,000,000 and (ii) the remaining portion of the Revolving Credit Commitment.  The Swingline Commitment is part of and not in addition to the
Revolving Credit Commitment.
“Swingline Exposure” shall mean, at any time, the aggregate principal amount at such time of all outstanding Swingline Loans.  The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Applicable Percentage of the aggregate Swingline Exposure at such time.
“Swingline Lender” shall mean Bank of America, N.A., in its capacity as lender of Swingline
Loans hereunder or, upon the resignation of Bank of America, N.A. as Agent hereunder, either (i) any
Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the approval of Agent (or, if there is no such successor Agent, the Required Lenders) and, so long as no Event of Default under Sections
11.1 or 11.5 is continuing, the Borrower (not to be unreasonably withheld, delayed or conditioned), to act as the Swingline Lender or (ii) to the extent a successor Agent has been appointed in accordance with
Section 12.9(d), such successor Agent.
“Swingline Loans” shall have the meaning provided in Section 2.1(c).
“Swingline Maturity Date” shall mean, with respect to any Swingline Loan, the Revolving
Credit Maturity Date.
“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings (including backup withholding), fees or other charges imposed by any
Governmental Authority and any interest, fines, penalties or additions to tax with respect to the foregoing.
“Tax Distributions” shall have the meaning provided in Section 10.5(s).
“Tax Receivable Agreement” shall mean that agreement dated as of September 30, 2026 by and between, inter alios,  Ultimate Parent and Accelevation Holdings LLC.
“Term Loan Commitment” shall mean, with respect to each Lender, such Lender’s Initial Term
Loan Commitment, New Term Loan Commitment with respect to any Series and, if applicable,
Replacement Facility Commitment with respect to any Series.
“Term Loan Extension Request” shall have the meaning provided in Section 2.14(g)(i).
“Term Loan Increases” shall have the meaning provided in Section 2.14(a).
“Term Loan Lender” shall mean, at any time, any Lender that has a Term Loan Commitment, or an outstanding Term Loan at such time.
“Term Loan Maturity Date” shall mean October 9, 2031 or, if such date is not a Business Day, the immediately preceding Business Day.

“Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).
“Term Loans” shall mean the Initial Term Loans, any New Term Loans, any applicable
Replacement Facilities, and any Extended Term Loans, collectively.
“Term SOFR” shall mean:
(a)for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and
(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days
prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR
Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto;
provided that if Term SOFR determined in accordance with either of the foregoing provisions (a)
or (b) of this definition would otherwise be less than the Floor, Term SOFR shall be deemed to be the
Floor for purposes of this Agreement.
“Term SOFR Borrowing” shall mean a Borrowing comprised of Term SOFR Loans.
“Term SOFR Loan” shall mean a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Screen Rate” shall mean the forward-looking SOFR term rate administered by
CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Term SOFR Replacement Date” shall have the meaning provided in Section 1.14(b).
“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date of determination and for which Section 9.1 Financials shall have been delivered (or were required to be delivered) to the
Administrative Agent including (except for purposes of (i) determining compliance with Section 10.9 or
(ii) determining the Applicable Margin or the Commitment Fee Rate), at the election of the Borrower, financial statements for the most recent period of four fiscal quarters which are internally available at the time of determination (so long as such financial statements are delivered to the Administrative Agent prior to or concurrently with such determination and such financial statements shall be as of month end, in reasonable detail and delivered together with a certificate substantially consistent with those required under Section 9.1(d)) (or, before the first delivery of Section 9.1 Financials, the most recent Historical
Financials).
“Threshold Amount” shall mean the greater of (x) $27,200,000 and (y) 20% of Consolidated
EBITDA for the most recently ended Test Period.

“Title Policy” shall have the meaning provided in Section 9.13(c).
“Total Credit Exposure” shall mean, at any date, the sum, without duplication, of (i) the Total
Revolving Credit Commitment at such date (or, if the Total Revolving Credit Commitment shall have terminated on such date, the aggregate Revolving Credit Exposure of all Lenders at such date), (ii) the
Total Term Loan Commitment at such date, and (iii) without duplication of clause (ii), the aggregate outstanding principal amount of all Term Loans at such date.
“Total Initial Term Loan Commitment” shall mean the sum of the Initial Term Loan
Commitments of all Lenders.
“Total Revolving Credit Commitment” shall mean the sum of the Revolving Credit
Commitments of all the Lenders.
“Total Term Loan Commitment” shall mean the sum of (i) the Initial Term Loan
Commitments, and (ii) the New Term Loan Commitments, if applicable, of all the Lenders.
“Transaction Expenses” shall mean any fees, costs, premiums or expenses incurred or paid by
Sponsor, any Parent Entity, Holdings, the Borrower, or any of their respective Affiliates in connection with the Transactions, this Agreement, and the other Credit Documents, and the transactions contemplated hereby and thereby.
“Transactions” shall mean, collectively, execution and delivery of this Agreement and the other
Credit Documents, the consummation of the Refinancing and the other transactions contemplated by this
Agreement, including the payment of Transaction Expenses, the initial public offering of Ultimate Parent and the transactions occurring substantially concurrently with the foregoing or related thereto and the consummation of any other transactions in connection with the foregoing.
“Transferee” shall have the meaning provided in Section 13.6(e).
“Type” shall mean as to any Loan, its nature as a Base Rate Loan or a Term SOFR Loan.
“UCP” shall mean, with respect to any Letter of Credit, the Uniform Customs and Practice for
Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK Financial Institutions” shall mean any BRRD Undertaking under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any
person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Ultimate Parent” shall mean Accelevation Holdings Corp., a Delaware corporation.
“Undisclosed Administration” shall mean in relation to a Lender or its parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“Uniform Commercial Code” shall mean the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the
Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).
“Unrestricted Subsidiary” shall mean (i) any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the sole member, or similar governing body, of the Borrower, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary.
The sole member, or similar governing body, of the Borrower may designate any Subsidiary of the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary)
other than any Borrower to be an Unrestricted Subsidiary, unless such Subsidiary or any of its
Subsidiaries owns or exclusively licenses any Material Intellectual Property or directly or indirectly owns any Capital Stock or Indebtedness of, or owns or holds any Lien on, any property of, Holdings, the
Borrower or any other Subsidiary of the Borrower (other than any Subsidiary of the Subsidiary to be so designated or an Unrestricted Subsidiary); provided that:
(a)at the time of and immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing; and
(b)the designation of any Subsidiary as an Unrestricted Subsidiary after the Closing
Date shall constitute an Investment subject to Section 10.6 by the Borrower therein (and no such designation shall be permitted unless such investment is permitted by Section 10.6) at the date of designation in an amount equal to the Fair Market Value of the Borrower’s or the Subsidiary’s (as
applicable) investment therein.
The sole member, or similar governing body, of the Borrower may designate any Unrestricted
Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing; provided, further, that such designation shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such
Subsidiary existing at such time.
Any such designation by the sole member, or similar governing body, of the Borrower shall be notified by the Borrower to the Administrative Agent by promptly delivering to the Administrative Agent a copy of the board resolution giving effect to such designation and a certificate of an Authorized Officer of the Borrower certifying that such designation complied with the foregoing provisions.
“U.S.” and “United States” shall mean the United States of America.
“U.S. Lender” shall have the meaning provided in Section 5.4(e)(ii)(A).
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a
Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United
States government securities.

“U.S. Special Resolution Regime” shall have the meaning provided in Section 13.25.
“Voting Stock” shall mean, with respect to any Person as of any date, the Capital Stock of such
Person that is at the time entitled to vote in the election of the board of directors or other managing authority of such Person.
“Wholly-Owned Restricted Subsidiary” of any Person shall mean a Restricted Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned
Subsidiaries of such Person.
“Wholly-Owned Subsidiary” of any Person shall mean a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such
Person.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.
“Withholding Agent” shall mean any Credit Party, the Administrative Agent and, in the case of any U.S. federal withholding Tax, any other applicable withholding agent.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution
Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Other Interpretive Provisions.  With reference to this Agreement and each other Credit
Document, unless otherwise specified herein or in such other Credit Document:
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)The words “herein”, “hereto”, “hereof”, and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.
(c)Section, Exhibit, and Schedule references are to the Credit Document in which such reference appears.
(d)The term “including” is by way of example and not limitation.
(e)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)In the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including”; the words “to” and “until” each mean “to but excluding”;
and the word “through” shall mean “to and including”.
(g)Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.
(h)The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(i)All references to “knowledge” or “awareness” of any Credit Party or any Restricted
Subsidiary thereof shall mean the actual knowledge of an Authorized Officer of such Credit Party or such
Restricted Subsidiary.
(j)Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division or plan of division of or by a limited liability company under Delaware law (or any comparable event under a different jurisdiction’s laws), or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder
(and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity) and such separate Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.
(k)All references to “in the ordinary course of business” of the Borrower or any Subsidiary thereof means (i) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of the Borrower or such Subsidiary, as applicable, (ii) customary and usual in the industry or industries of the Borrower and its Subsidiaries in the United States or any other jurisdiction in which the Borrower or any Subsidiary does business, as applicable, or (iii) generally consistent with the past or current practice of the Borrower or such Subsidiary, as applicable, or any similarly situated businesses in the United States or any other jurisdiction in which the Borrower or any
Subsidiary does business, as applicable.
1.3Accounting Terms.
(a)Except as expressly provided herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity in all material respects with, GAAP, applied in a consistent manner.
(b)Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any
Specified Transaction occurs, the Consolidated Total Debt to Consolidated EBITDA Ratio, the
Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio and the Consolidated Senior
Secured Debt to Consolidated EBITDA Ratio shall each be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

(c)Subject to paragraph (d) below, where reference is made to “the Borrower and the
Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of the Borrower other than Restricted Subsidiaries.
(d)For avoidance of doubt, notwithstanding anything to the contrary contained in paragraph
(c) above or otherwise herein, and notwithstanding any accounting change related to the consolidation of variable interest entities or other entities that are not majority-owned, Consolidated Net Income and all terms of an accounting or financial nature that are used in calculating the financial ratios and tests
(including the Consolidated Total Debt to Consolidated EBITDA Ratio, the Consolidated First Lien
Secured Debt to Consolidated EBITDA Ratio, the Consolidated Senior Secured Debt to Consolidated
EBITDA Ratio, the Unsecured Incremental Ratio, the Senior Secured Incremental Ratio, the First Lien
Incremental Ratio and the Consolidated Fixed Charge Coverage Ratio) under this Agreement or any other
Credit Document, shall be made in accordance with the variable interest entity and other consolidation accounting standards as applied at the Closing Date.  For the avoidance of doubt, Consolidated Net
Income and all terms of accounting or financial nature that are used in calculating the financial ratios and tests (including the Consolidated Total Debt to Consolidated EBITDA Ratio, the Consolidated First Lien
Secured Debt to Consolidated EBITDA Ratio, the Consolidated Senior Secured Debt to Consolidated
EBITDA Ratio, the Unsecured Incremental Ratio, the Senior Secured Incremental Ratio, the First Lien
Incremental Ratio and the Consolidated Fixed Charge Coverage Ratio), shall include the Borrower and its
Restricted Subsidiaries, irrespective of any reference to “the Borrower,” “Subsidiaries”, “subsidiaries”,
“Restricted Subsidiaries”, “such Person,” “such Person and its subsidiaries” or “such Person and its
Subsidiaries” or any like description or combination of the foregoing.
1.4Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this
Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number.
1.5References to Agreements, Laws, Etc.  Unless otherwise expressly provided herein,
(a) references to organizational documents, agreements (including the Credit Documents), and other
Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases are not prohibited by any Credit Document; and (b) references to any Requirements of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Requirements of Law.
1.6Exchange Rates.  Notwithstanding the foregoing, for purposes of any determination under Section 2.14, Section 9, Section 10 or Section 11 or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding, or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Spot Rate; provided, however, that for purposes of determining compliance with Section 2.14 or
Section 10 with respect to the amount of any Indebtedness, Investment, Lien, Asset Sale, or Restricted
Payment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness,
Lien or Investment is incurred or after such Asset Sale or Restricted Payment is made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.6 shall otherwise apply to such
Sections, including with respect to determining whether any Indebtedness, Lien, or Investment may be incurred or Asset Sale or Restricted Payment made at any time under such Sections.  For purposes of any determination of Consolidated Total Debt, Consolidated Senior Secured Debt or Consolidated First Lien
Secured Debt, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the most recently delivered Section 9.1 Financials.
1.7Rates.  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor
Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any
Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
1.8Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.9Timing of Payment or Performance.  Except as otherwise provided herein, when the payment of any obligation or the performance of any covenant, duty, or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
1.10Certifications.  All certifications to be made hereunder by an officer or representative of a
Credit Party shall be made by such a Person in his or her capacity solely as an officer or a representative of such Credit Party, on such Credit Party’s behalf and not in such Person’s individual capacity.
1.11Compliance with Certain Sections.  In the event that any Lien, Investment, Indebtedness
(whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), disposition, Restricted Payment, Affiliate transaction, Contractual Requirement, or prepayment of
Indebtedness meets the criteria of one or more than one of the categories of transactions then permitted pursuant to any clause or subsection of Sections 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 (other than Section
10.6(z)(ii)), 10.7 or 10.14, then such transaction (or portion thereof) at any time shall be allocated to one or more of such clauses or subsections within the relevant sections as determined by the Borrower in its sole discretion at such time. In addition, the Borrower shall be permitted to later (on one or more occasions) re-divide and/or reclassify any such transactions as occurring under one or more of the clauses within the relevant sections as determined by the Borrower in its sole discretion at such time, including to reclassify utilization of any Fixed Amounts as incurred under any Incurrence Based Amounts, including any financial incurrence tests; provided, that if any financial incurrence tests would be satisfied in any subsequent fiscal quarter following the utilization of any Fixed Amounts or other Incurrence Based
Amounts, such reclassifications shall be deemed to have automatically occurred if not elected by the
Borrower.
1.12Pro Forma and Other Calculations.
(a)For purposes of calculating the Consolidated First Lien Secured Debt to Consolidated
EBITDA Ratio, Consolidated Senior Secured Debt to Consolidated EBITDA Ratio, Consolidated Total
Debt to Consolidated EBITDA Ratio, Consolidated Fixed Charge Coverage Ratio, Investments,
acquisitions, dispositions, mergers, consolidations, Subsidiary designation and disposed operations (as determined in accordance with GAAP) that have been made by the Borrower or any Restricted Subsidiary during the Test Period or subsequent to such Test Period and on or prior to or simultaneously with the date of determination shall be calculated on a Pro Forma Basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations, and disposed operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Test Period; provided that when calculating the Consolidated First Lien
Secured Debt to Consolidated EBITDA Ratio for purposes of the definition of “Applicable Margin”, except as expressly set forth therein, Section 5.2(a)(ii) and the Consolidated Total Debt to Consolidated
EBITDA Ratio for purposes of determining actual compliance with Section 10.9 (and not pro forma compliance, compliance on a Pro Forma Basis or determining compliance giving Pro Forma Effect to a transaction), any such transactions occurring subsequent to the end of the applicable Test Period shall not be given pro forma effect.  If, since the beginning of such period, any Person (that subsequently became a
Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation, or disposed operation that would have required adjustment pursuant to this definition, then the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, Consolidated Senior Secured
Debt to Consolidated EBITDA Ratio, Consolidated Total Debt to Consolidated EBITDA Ratio and
Consolidated Fixed Charge Coverage Ratio shall be calculated giving Pro Forma Effect thereto for such
Test Period as if such Investment, acquisition, disposition, merger, consolidation, or disposed operation had occurred at the beginning of the Test Period.  Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, the Consolidated
Senior Secured Debt to Consolidated EBITDA Ratio, Consolidated Total Debt to Consolidated EBITDA
Ratio and the Consolidated Fixed Charge Coverage Ratio) (any such amounts, the “Fixed Amounts”)
substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test
(any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed
Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence. For the avoidance of doubt, for purposes of calculating any Consolidated First Lien Secured
Debt to Consolidated EBITDA Ratio, Consolidated Senior Secured Debt to Consolidated EBITDA Ratio,
Consolidated Total Debt to Consolidated EBITDA Ratio or Consolidated Fixed Charge Coverage Ratio
required to be satisfied as a condition to the incurrence of any Indebtedness, the proceeds of any
Indebtedness being incurred in reliance on such ratio shall not be netted (but the Borrower may give Pro
Forma Effect to, among other things, the repayment of any Indebtedness to be repaid with such proceeds).
(b)Whenever Pro Forma Effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower (and may include, for the avoidance of doubt and without duplication, cost savings, operating expense reductions, operating enhancements and other cost synergies (in each case net of amounts actually realized and costs incurred to achieve the same) resulting from such Investment, acquisition, merger, or consolidation which is being given Pro Forma Effect; provided that such costs savings, operating expense reductions, operating enhancements and other synergies (in each case net of amounts actually realized and costs incurred to achieve the same) are made in compliance with the definition of Pro Forma Adjustment).  If any Indebtedness bears a floating rate of interest and is being given Pro Forma Effect, the interest on such
Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account for such entire period, any Hedging Obligation applicable to such Indebtedness with a remaining term of 12 months or longer, and in the case of any
Hedging Obligation applicable to such Indebtedness with a remaining term of less than 12 months, taking into account such Hedging Obligation to the extent of its remaining term).  Interest on a Capitalized Lease
Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease
Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a Pro Forma Basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period (or, if lower, the greater of (i) maximum commitments under such revolving credit facilities as of the date of determination and (ii) the aggregate principal amount of loans outstanding under such revolving credit facilities on such date).  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.
(c)In connection with any action being taken solely in connection with a Limited Condition
Transaction, for purposes of:
(i)determining compliance with any provision of this Agreement which requires the calculation of the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, Consolidated
Senior Secured Debt to Consolidated EBITDA Ratio, Consolidated Total Debt to Consolidated EBITDA
Ratio or Consolidated Fixed Charge Coverage Ratio;
(ii)determining the accuracy of representations and warranties in Section 8 and/or whether a Default or Event of Default shall have occurred and be continuing under Section 11; or
(iii)testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets);
in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such
Limited Condition Transaction are entered into (or, in respect of any transaction described in clause (ii) of the definition of a Limited Condition Transaction, delivery of irrevocable notice or similar event) (the
“LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the
other transactions to be entered into in connection therewith (to the extent reasonably necessary to consummate such Investment, acquisition, merger, consolidation or similar transaction or repayment, repurchase or refinancing of Indebtedness) (including any incurrence of Indebtedness and the use of proceeds thereof and any disposition of assets contemplated in connection therewith) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with; provided, that, no Specified Event of Default shall exist at the time of consummation of such Limited Condition Transaction.  For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations.  If the
Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of Indebtedness or
Liens, or the making of Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary on or following the relevant
LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is entered into without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis (x) in all cases, assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (y) solely in connection with any proposed Restricted
Payment or prepayment of Junior Debt, assuming such Limited Condition Transaction and other Pro
Forma events in connection therewith (including any incurrence of Indebtedness and Liens) have not been consummated.
(d)Notwithstanding anything to the contrary in this Section 1.12 or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, no Pro Forma Effect shall be given to any discontinued operations (and the Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.
(e)Any determination of Consolidated Total Assets shall be made by reference to the last day of the Test Period most recently ended on or prior to the relevant date of determination.
(f)Except as otherwise specifically provided herein, all computations of Consolidated Total
Assets, Available Amount, Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio,
Consolidated Senior Secured Debt to Consolidated EBITDA Ratio, Consolidated Total Debt to
Consolidated EBITDA Ratio, Consolidated Fixed Charge Coverage Ratio and other financial ratios and financial calculations (and all definitions (including accounting terms) used in determining any of the foregoing) and all computations and all definitions (including accounting terms) used in determining compliance with Section 10.9 shall be calculated, in each case, with respect to the Borrower and the
Restricted Subsidiaries on a consolidated basis.
(g)All leases of any Person that are or would have been characterized as operating leases in accordance with GAAP immediately prior to December 15, 2018 (whether or not such leases were in effect on such date) shall be accounted for as operating leases (and not as Capital Leases) for purposes of this Agreement regardless of any change in GAAP following December 15, 2018 that would otherwise require such leases to be recharacterized as Capital Leases, to the extent that financial reporting shall not be affected hereby; provided, however, that, solely for the purposes of determining whether a lease constitutes Indebtedness for the purposes of Section 10.1(d), any obligations relating to a lease that was accounted for by the Borrower and/or its Subsidiaries as an operating lease as of December 15, 2018 and any similar lease assumed or entered into after December 15, 2018 shall be accounted for as an operating lease and not a Capitalized Lease Obligation for all purposes thereunder; provided, further, that notwithstanding any other provision contained herein, any lease that is or would be characterized as an operating lease for purposes of GAAP prior to the issuance of FASB ASU No. 2016-02 shall continue to be accounted for as an operating lease for purposes of this Agreement (whether or not such operating lease was in effect on such date) notwithstanding the fact that such lease is required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as a Capitalized Lease in the financial statements to be delivered pursuant to Section 9.1. All Capital Leases that were assumed by the
Borrower or a Restricted Subsidiary in connection with any Permitted Acquisition or were in existence at the time any Person became a Restricted Subsidiary as a result of a Permitted Acquisition (and not, in each case, incurred or created in contemplation of such Permitted Acquisition) shall be treated as operating leases for the purpose of calculating Consolidated EBITDA, the Consolidated First Lien
Secured Debt to Consolidated EBITDA Ratio, the Consolidated Senior Secured Debt to Consolidated
EBITDA Ratio, the Consolidated Total Debt to Consolidated EBITDA Ratio, Consolidated Fixed Charge
Coverage Ratio or any other financial definition or ratio in any Credit Document and, in the case of any
Indebtedness or Liens initially incurred in reliance on an amount calculated based on a percentage of
Consolidated EBITDA, such Indebtedness or Liens may be refinanced in a manner that is otherwise in accordance with the provisions of this Agreement in an amount not in excess of the original principal amount therefor (without giving effect to any fees, premiums, original issue discount or similar amounts, but giving effect to any capitalized interest or other amounts that increase such principal), notwithstanding that Consolidated EBITDA may no longer permit the initial incurrence of such amount at such time.
1.13Form Intercreditor Agreement.  Notwithstanding anything to the contrary herein, an
Acceptable Intercreditor Agreement shall be deemed to be reasonable and acceptable to the
Administrative Agent and the Lenders, and the Administrative Agent and the Lenders shall be deemed to have consented to the use of each such intercreditor agreement (and to the Administrative Agent’s execution thereof) in connection with any Indebtedness permitted to be incurred, issued and/or assumed by the Borrower or any of its Subsidiaries pursuant to Section 10.1.
1.14Making or Maintaining Term SOFR Loans.
(a)If in connection with any request for a Term SOFR Loan or a conversion to or continuation thereof, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with
Section 1.14(b), and the circumstances under clause (i) of Section 1.14(b) or the Scheduled Unavailability
Date has occurred (as applicable) or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan or (ii) the Administrative Agent or the
Required Lenders determine that for any reason that the Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such
Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each
Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans  or to convert Base Rate Loans to Term SOFR Loans shall be suspended (to the extent of the affected Term
SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent
(or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 1.14(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods)

or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base
Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans at the end of their respective applicable Interest Period.
(b)Notwithstanding anything to the contrary in this Agreement or any other Credit
Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable)
have determined, that:
(i)adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term
SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)CME or any successor administrator of the Term SOFR Screen Rate or a
Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month  interest periods of Term
SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such  interest periods of Term
SOFR on a representative basis after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR
Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Credit
Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document (the “Successor Rate”).
If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily
Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 1.14(b)(i) or (ii) have occurred with respect to the
Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 1.14 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the
United States for such benchmark.  For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”.  Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all
Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor
Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.00%, the Successor Rate will be deemed to be 0.00% for the purposes of this
Agreement and the other Credit Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
For purposes of this Section 1.14, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of
Required Lenders.

Section 2.Amount and Terms of Credit.
2.1Commitments.
(a)Subject to and upon the terms and conditions herein set forth, (i) each Lender having an
Initial Term Loan Commitment severally agrees to make a loan or loans denominated in Dollars (each, an
“Initial Term Loan”) to the Borrower on the Closing Date, in an amount that does not exceed (A) for any such Lender, the Initial Term Loan Commitment of such Lender as of the Closing Date and
(B) $250,000,000 in the aggregate. Term Loans (i) may at the option of the Borrower be incurred and maintained as, and/or converted into, Base Rate Loans or Term SOFR Loans; provided that all Term
Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (ii) may be repaid or prepaid (without premium or penalty other than as set forth in Section 2.11) in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed, (iii) shall not exceed for any such Lender the Initial Term
Loan Commitment of such Lender, and (iv) shall not exceed in the aggregate the Total Term Loan
Commitment.  On the Term Loan Maturity Date, all then unpaid Initial Term Loans shall be repaid in full in Dollars.
(b)Subject to and upon the terms and conditions herein set forth, each Revolving Credit
Lender severally agrees to make Revolving Credit Loans denominated in Dollars to the Borrower from its applicable Lending Office (each, including any refinancing thereof, a “Revolving Credit Loan”) in an aggregate principal amount not to exceed at any time outstanding the amount of such Revolving Credit
Lender’s Revolving Credit Commitment, provided that such Revolving Credit Loans (A) shall be made at any time and from time to time on (subject to the proviso at the end of this sentence) and after the Closing
Date and prior to the Revolving Credit Maturity Date, (B) may, at the option of the Borrower be incurred and maintained as, and/or converted into, Base Rate Loans or Term SOFR Loans that are Revolving
Credit Loans; provided that all Revolving Credit Loans made by each of the Lenders pursuant to the same
Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type, (C) may be repaid (without premium or penalty other than as set forth in Section 2.11)
and reborrowed in accordance with the provisions hereof, (D) shall not, for any Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Revolving Credit
Lender’s Revolving Credit Exposure in respect of any Class of Revolving Loans at such time exceeding such Revolving Credit Lender’s Revolving Credit Commitment in respect of such Class of Revolving
Loan at such time and (E) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Revolving Credit Lenders’ Revolving Credit
Exposures at such time exceeding the Total Revolving Credit Commitment then in effect or the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Exposures of any Class of Revolving Loans at
such time exceeding the aggregate Revolving Credit Commitment with respect to such Class. The
Revolving Credit Loan (exclusive of Letter of Credit usage) will be made available on the Closing Date to finance the Refinancing, and Transaction Expenses and general corporate purposes, including working capital needs, in an amount not to exceed $225,000,000 in the aggregate (the “Closing Date Revolving
Borrowings”).
(c)Subject to and upon the terms and conditions herein set forth, the Swingline Lender, in its individual capacity, agrees, in reliance upon the agreements of the other Lenders set forth in this Section
2, at any time and from time to time on and after the Closing Date and prior to the Swingline Maturity
Date, to make a loan or loans denominated in Dollars (each, a “Swingline Loan” and, collectively the
“Swingline Loans”) to the Borrower, which Swingline Loans (i) shall be Base Rate Loans, (ii) shall have the benefit of the provisions of this Section 2.1(c), (iii) shall not exceed at any time outstanding the
Swingline Commitment, (iv) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in (1) the aggregate principal amount of all Revolving Credit Loans and

Swingline Loans held by the Swingline Lender (and if the Swingline Lender is not also a Revolving
Credit Lender, by each of its Affiliates that is a Revolving Credit Lender) would exceed the Revolving
Credit Commitment of such Swingline Lender (and such Affiliates, if any) or (2) the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Exposures at such time exceeding the Total Revolving
Credit Commitments at such time and (v) may be repaid and reborrowed in accordance with the provisions hereof; provided that (x) the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan, and (y) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such credit extension may have, Fronting Exposure.  So long as any Lender is a Defaulting Lender, the Swingline Lender may require, in its sole discretion, as a condition precedent to the issuance, amendment or increase of any Swingline Loan, that the Borrower Cash
Collateralize such Swingline Loan in an amount equal to the Swingline Lender’s Fronting Exposure immediately prior to, or simultaneously with, the issuance, amendment or increase of such Swingline
Loan.  On the Swingline Maturity Date, all Swingline Loans shall be repaid in full.  The Swingline
Lender shall not make any Swingline Loan after receiving a written notice from Holdings, the Borrower, the Administrative Agent or the Required Lenders stating that one or more applicable conditions contained in Section 7 shall not be satisfied to the extent required thereby until such time as the Swingline
Lender shall have received written notice of (x) rescission of all such notices from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default or other conditions in accordance with the provisions of Section 13.1. Immediately upon the making of a Swingline Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Swingline
Loan.
(d)On any Business Day, the Swingline Lender may, in its sole discretion, give notice to each Revolving Credit Lender that all then-outstanding Swingline Loans shall be funded with a
Borrowing of Revolving Credit Loans, in which case (i) Revolving Credit Loans constituting Base Rate
Loans shall be made (each such Borrowing, a “Mandatory Borrowing”) by each Revolving Credit
Lender pro rata based on each Revolving Credit Lender’s Applicable Percentage, and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans.  Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.3, without regard to the minimum and multiples specified therein for the principal amount of Base Rate
Loans, but subject to the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 7. The Swingline Lender shall furnish the Borrower with a copy of the applicable Loan
Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender
hereby irrevocably agrees to make such Revolving Credit Loans in immediately available funds (and the
Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan)
for the account of the Swingline Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to the last sentence of this Section 2.1(d), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount pursuant to each Mandatory
Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Swingline Lender.  In the event that, in the sole judgment of the Swingline Lender, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower or the failure to satisfy the conditions set forth in Section 7), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swingline Loan and each

Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to this Section 2.1(d) shall be deemed payment in respect of such participation.
(e)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the
Section 2.1(d) by the date specified for such payment, the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal
Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the
Swingline Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s committed Loan included in the relevant committed Borrowing or funded participation in the relevant Swingline Loan, as the case may be.
A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (e) shall be conclusive absent manifest error.
(f)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.01(c) through (e) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline
Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such funding of risk participations shall relieve or otherwise impair the obligation of the
Borrower to repay Swingline Loans, together with interest as provided herein. At any time after any
Revolving Credit Lender has purchased and funded a risk participation in a Swingline Loan, if the
Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Credit Lender its Applicable Percentage thereof in the same funds as those received by the Swingline Lender. If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 13.20 (including pursuant to any settlement entered into by the
Swingline Lender in its discretion), each Revolving Credit Lender shall pay to the Swingline Lender its
Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.
The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(g)The Swingline Lender shall be responsible for invoicing the Borrower for interest on the
Swingline Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.1 to refinance such Revolving Credit Lender’s Applicable Percentage of any
Swingline Loan, interest in respect of such Applicable Percentage shall be solely for the account of the
Swingline Lender.
(h)The Borrower shall make all payments of principal and interest in respect of the
Swingline Loans directly to the Swingline Lender.
2.2Minimum Amount of Each Borrowing; Maximum Number of Borrowings.  The
aggregate principal amount of each Borrowing of (i) Term Loans shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Loans and in a multiple of $100,000 in excess thereof, (ii) Revolving Loans shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Loans and in a multiple of $100,000 in excess thereof and (iii) Swingline Loans shall be in a minimum amount of $100,000 and in a multiple of $100,000 in excess thereof (except that
Mandatory Borrowings shall be made in the amounts required by Section 2.1(d) and Revolving Credit
Loans to reimburse the Letter of Credit Issuer with respect to any Unpaid Drawing shall be made in the amounts required by Section 3.3 or Section 3.4, as applicable).  More than one Borrowing may be incurred on any date; provided that after giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten
(10) Interest Periods in effect (unless otherwise agreed by the Administrative Agent).
2.3Loan Notice.
(a)Whenever the Borrower desires to incur Loans (other than Swingline Loans) hereunder, the Borrower shall give the Administrative Agent at the Administrative Agent’s Office irrevocable notice of each Borrowing. Each such notice (a “Loan Notice” substantially in the form of Exhibit J or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent)) must be received by the
Administrative Agent no later than (i) in the case of a Borrowing of Base Rate Loans, prior to 11:00 a.m.
(New York City time) on the requested funding date and (ii) in the case of a Borrowing of Term SOFR
Loans, prior to 11:00 a.m. (New York City time) at least two (2) Business Days’ prior to the requested funding date (or, the case of a Borrowing of Initial Term Loans to be made on the Closing Date, one
Business Day). Such Loan Notice shall specify (A) the applicable Credit Facility and whether the
Borrower is requesting a Borrowing, (B) the aggregate principal amount of the Loans to be made, (C) the date of the Borrowing (which, in the case of a Borrowing of Initial Term Loans, shall be the Closing
Date) and (D) whether the Term Loans shall consist of Base Rate Loans and/or Term SOFR Loans and, if the Term Loans are to include Term SOFR Loans, the Interest Period to be initially applicable thereto.  If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an Base Rate Borrowing.  If no Interest Period with respect to any Borrowing of Term SOFR
Loans is specified in any such notice, then the Borrower shall be deemed to have selected an Interest
Period of one month’s duration.  The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.3(a) (and the contents thereof), and of each Lender’s pro rata share of the requested Borrowing.
(b)Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender written notice in the form of Exhibit K (or such other form as approved by the
Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent)) with a copy to the Administrative Agent of each
Borrowing of Swingline Loans prior to 1:00 p.m. (New York City time) on the date of such Borrowing.
Each such notice shall specify (x) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (y) the date of Borrowing (which shall be a Business Day).
(c)Mandatory Borrowings shall be made upon the notice specified in Section 2.1(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory
Borrowings as set forth in such Section.
(d)Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in
Section 3.4(a).
(e)Without in any way limiting the obligation of the Borrower to confirm in writing any notice it shall give hereunder by telephone (which obligation is absolute), the Administrative Agent may act prior to receipt of a Loan Notice without liability upon the basis of a telephonic notice from the

Borrower; provided that any telephonic notice must be confirmed immediately by delivery to the
Administrative Agent of a Loan Notice.
2.4Disbursement of Funds.
(a)No later than 1:00 p.m. (New York City time) on the date specified in each Loan Notice
(including Mandatory Borrowings but not any Borrowing of Swingline Loans), each Lender shall make available its pro rata portion, if any, of each Borrowing requested to be made on such date in the manner provided below; provided that on the Closing Date, such funds may be made available at such earlier time as may be agreed among the Lenders, the Borrower and the Administrative Agent for the purpose of consummating the Transactions; provided, further, that all Swingline Loans shall be made available to the
Borrower in the full amount thereof by the Swingline Lender no later than 4:00 p.m. (New York City time).
(b)Each Lender shall make available all amounts it is to fund to the Borrower under any
Borrowing for its applicable Commitments, and in immediately available funds, to the Administrative
Agent at the Administrative Agent’s Office and the Administrative Agent will (except in the case of
Borrowings to repay Unpaid Drawings) make available to the Borrower, either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan
Notice with respect to a Borrowing of Revolving Credit Loans is given by the Borrower, there are Unpaid
Drawings, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such
Unpaid Drawings, and second, shall be made available to the Borrower as provided above.
(c)Unless the Administrative Agent shall have been notified by any Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate
Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender does not intend to make available to the Administrative Agent its portion of such Borrowing or Borrowings, the Administrative
Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount.
If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the
Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such
Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the
Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause
(c) shall be conclusive, absent manifest error.

(d)Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any
Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).
(e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available to the Borrower by the Administrative Agent because any applicable condition set forth in
Section 7 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(f)The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 12.7 are several and not joint.
The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 12.7 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 12.7.
(g)Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(h)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, toward payment of principal and Unpaid Drawings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Unpaid Drawings then due to such parties.
(i)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.
2.5Repayment of Loans; Evidence of Debt.
(a)The Borrower shall repay to the Administrative Agent, for the benefit of the Initial Term
Loan Lenders, on the Term Loan Maturity Date, the then outstanding Initial Term Loans. The Borrower shall repay to the Administrative Agent for the benefit of the Revolving Credit Lenders, on the Revolving
Credit Maturity Date, the then outstanding Revolving Credit Loans.  The Borrower shall repay to the
Administrative Agent for the benefit of the Revolving Credit Lenders, on each Extended Revolving Loan
Maturity Date, the then outstanding amount of Extended Revolving Credit Loans.  The Borrower shall repay to the Administrative Agent for the benefit of the Incremental Revolving Loan Lenders, on each
Incremental Revolving Credit Maturity Date, the then outstanding amount of Incremental Revolving
Credit Loans.  The Borrower shall repay to the Swingline Lender, on the earlier of (x) the date ten (10)
Business Days after such Swingline Loan is made and (y) the Swingline Maturity Date, the then outstanding Swingline Loans.
(b)The Borrower shall repay to the Administrative Agent, (A) for the benefit of the Initial
Term Loan Lenders, on the last Business Day of each of March, June, September and December,

commencing with the fiscal quarter ending on March 31, 2027 (each such date, an “Initial Term Loan
Repayment Date”), a principal amount of Term Loans equal $3,125,000.00 (as such amount may be reduced from time to time by any mandatory or voluntary prepayments applied thereto) and (B) on the
Term Loan Maturity Date, any remaining outstanding amount of Initial Term Loans (the repayment amounts in clauses (A) a “Term Loan Repayment Amount”); provided that (i) if any Term Loan
Repayment Amount (other than principal repayment installments on Term SOFR Loans) shall come due on a day other than a Business Day, such principal repayment installment shall be due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be and (ii) if any Term Loan Repayment Amount on a Term SOFR Loan shall come due on a day other than a Business Day, such principal repayment installment shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such Term Loan
Repayment Amount into another calendar month, in which event such principal repayment installment shall be due on the immediately preceding Business Day.
(c)[Reserved].
(d)In the event that any New Term Loans are made, such New Term Loans shall, subject to
Section 2.14(d), be repaid by the Borrower in the amounts (each, a “New Term Loan Repayment
Amount”) and on the dates (each a “New Term Loan Repayment Date”) set forth in the applicable
Joinder Agreement and subject to any adjustment to ensure fungibility with the other Term Loans.  In the event that any Incremental Revolving Credit Loans are made, such Incremental Revolving Credit Loans shall, subject to Section 2.14(e), be repaid by the Borrower in the amounts (each, a “New Revolving
Loan Repayment Amount”) and on the dates (each a “New Revolving Loan Repayment Date”) set forth in the applicable Joinder Agreement.  In the event that any Extended Term Loans are established, such Extended Term Loans shall, subject to Section 2.14(g), be repaid by the Borrower in the amounts
(each such amount with respect to any Extended Repayment Date, an “Extended Term Loan
Repayment Amount”) and on the dates (each, an “Extended Repayment Date”) set forth in the applicable Extension Amendment.
(e)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to the appropriate Lending Office of such Lender resulting from each Loan made by such Lending Office of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lending Office of such Lender from time to time under this Agreement.
(f)The Administrative Agent shall maintain the Register pursuant to Section 13.6(b), in which Register shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is an
Initial Term Loan, New Term Loan, Revolving Credit Loan, New Revolving Credit Loan, Incremental
Revolving Credit Loan or Swingline Loan, the Type of each Loan made, the names of the Borrower and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(g)The entries made in the Register and accounts maintained pursuant to clauses (e) and (f)
of this Section 2.5 shall be conclusive absent manifest error of the amount of the credit extensions made by the Lenders to the Borrower and the interest and payments thereon; provided, however, that, in the event of any inconsistency between the Register and any such account of a Lender, the Register shall govern; provided, further, that the failure of any Lender or the Administrative Agent or Swingline Lender
to maintain such account or Register, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such
Lender in accordance with the terms of this Agreement.

(h)The Borrower hereby agrees that, upon request of any Lender at any time and from time to time, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note (a
“Promissory Note”), substantially in the form of Exhibit G-1, evidencing the Loans owing to such
Lender in addition to such accounts or records. Each Lender may attach schedules to its Promissory Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(i)In addition to the accounts and records referred to above, each Lender and the
Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the
event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the
Administrative Agent shall control in the absence of manifest error.
2.6Conversions and Continuations.
(a)Subject to the immediately succeeding sentence in this clause (a), (x) the Borrower shall have the option on any Business Day to convert all or a portion at least equal to the Minimum Borrowing
Amount for Loans of one Type into a Borrowing or Borrowings of another Type and (y) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any Term
SOFR Loans as Term SOFR Loans for an additional Interest Period; provided that (i) no partial conversion of Term SOFR Loans shall reduce the outstanding principal amount of Term SOFR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) Base Rate Loans may not be converted into Term SOFR Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (iii) Term SOFR Loans may not be continued as Term SOFR
Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, and (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2.  Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent prior written notice in the form of a Loan Notice at the Administrative Agent’s Office prior to (i) 11:00 a.m. (New York City time) at least two (2) Business Days prior, in the case of a continuation of or conversion to Term SOFR
Loans, or (ii) 11:00 a.m. (New York City time) on the proposed Business Day of a conversion into Base
Rate Loans specifying the Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as Term SOFR Loans, the Interest
Period to be initially applicable thereto.  If no Interest Period is specified in any such Loan Notice with respect to any conversion to or continuation as a Term SOFR Loan, the Borrower shall be deemed to have elected an Interest Period of one month’s duration.  The Administrative Agent shall give each applicable
Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.
(b)Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. If any Event of Default is in existence at the time of any proposed continuation of any Term SOFR Loans denominated in Dollars and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such Term SOFR Loans shall be automatically converted on the last day of the current Interest Period into Base Rate Loans.  If upon the expiration of any Interest Period in respect of Term SOFR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a), the Borrower shall be deemed to have elected to convert such Borrowing of Term

SOFR Loans into a Borrowing of Base Rate Loans, effective as of the expiration date of such current
Interest Period.
2.7Pro Rata Borrowings.  Each Borrowing of Initial Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Initial Term Loan Commitments.
Each Borrowing of Revolving Credit Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Applicable Percentages.  Each Borrowing of New Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable New Term
Loan Commitments.  Each Borrowing of Incremental Revolving Credit Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Incremental Revolving Credit
Commitments.  It is understood that (a) no Lender shall be responsible for any default by any other
Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other
Lender to fulfill its commitments hereunder and (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Credit
Documents shall not release any Person from performance of its obligation, under any Credit Document.
2.8Interest.
(a)The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin for Base Rate Loans plus the Base Rate, in each case, in effect from time to time.
(b)The unpaid principal amount of each Term SOFR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin for Term SOFR Loans plus Term SOFR for the applicable
Interest Period.
(c)To the extent that any calculation of interest or any fee required to be paid under this
Agreement shall be based on (or result in) a calculation that is less than 0.00%, such calculation shall be deemed 0.00% for purposes of this Agreement. Notwithstanding anything to the contrary in the foregoing clauses (a) and (b), if a Specified Event of Default has occurred and is continuing hereto (but after giving effect to any grace period set forth therein), if all or a portion of (i) the principal amount of any Loan or
(ii) any interest payable thereon or any other amount payable hereunder shall not be paid when due
(whether at the stated maturity, by acceleration or otherwise), such overdue amount shall be payable on demand and bear interest at a rate per annum (the “Default Rate”) that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2.00% per annum or (y) in the case of any other overdue amount, including overdue interest, to the extent permitted by applicable law, the rate described in Section 2.8(a) for the applicable Class plus 2.00% per annum from the date of such non-
payment to the date on which such amount is paid in full.
(d)Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in Dollars; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day.  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any proceeding under any bankruptcy or insolvency law.
(e)All computations of interest hereunder shall be made in accordance with Section 5.5.

(f)The Administrative Agent, upon determining the interest rate for any Borrowing of Term
SOFR Loans, shall promptly notify the Borrower and the relevant Lenders thereof.  Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.
(g)With respect to SOFR or Term SOFR, the Administrative Agent, in consultation with the
Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such
Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming
Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
2.9Interest Periods.  At the time the Borrower gives a Loan Notice in respect of the making of, or conversion into or continuation as, a Borrowing of Term SOFR Loans, the Borrower shall give the
Administrative Agent written notice of the Interest Period applicable to such Borrowing, which Interest
Period shall be (i) determined in accordance with the definition thereof or (ii) a shortened Interest Period acceptable to the Administrative Agent as necessary to synchronize the Interest Periods of the Loan.
2.10Increased Costs, Illegality, Etc.
(a)If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the Letter of Credit Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income
Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or the Letter of Credit Issuer any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) the interest on which is determined by reference to Term SOFR, or to increase the cost (in any material respect) to such Lender or the Letter of Credit Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount (in any material respect) of any sum received or receivable by such Lender or the Letter of
Credit Issuer hereunder (whether of principal, interest or any other amount) then, within fifteen (15)
Business Days after written request of such Lender or the Letter of Credit Issuer, the Borrower will pay to such Lender or the Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the Letter of Credit Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)If any Lender or the Letter of Credit Issuer determines that any Change in Law affecting such Lender or the Letter of Credit Issuer or any Lending Office of such Lender or such Lender’s or the
Letter of Credit Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Letter of Credit Issuer’s capital or on the capital of such Lender’s or the Letter of Credit Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of
Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Letter of Credit
Issuer, to a level below that which such Lender or the Letter of Credit Issuer or such Lender’s or the
Letter of Credit Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Letter of Credit Issuer’s policies and the policies of such Lender’s or the Letter of Credit Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the Letter of Credit Issuer or such Lender’s or the
Letter of Credit Issuer’s holding company for any such reduction suffered.
(c)A certificate of a Lender or the Letter of Credit Issuer setting forth the amount or amounts necessary to compensate such Lender or the Letter of Credit Issuer or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.10 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Letter of Credit Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)Failure or delay on the part of the Administrative Agent, any such Lender or the Letter of
Credit Issuer to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of  such
Person’s right to demand such compensation; provided that the Credit Parties shall not be required to compensate the Administrative Agent or such Lender pursuant to the foregoing provisions of this Section
2.10 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that the Administrative Agent, the Letter of Credit Issuer or any such Lender notifies the Credit Parties of the event giving rise to such increased costs or reductions and of the Administrative Agent’s, the Letter of
Credit Issuer’s or such Lender’s intention to claim compensation therefor (except that, if the event giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)If any Lender determines that any Law has made it unlawful, or that any Governmental
Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund or charge interest with respect to any credit extension, or to determine or charge interest rates based upon
SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the
Administrative Agent), (i) any obligation of such Lender to make or continue Term SOFR Loans  or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans and (B) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.11.
2.11Compensation.  If (a) any payment of principal of any Term SOFR Loan is made by the
Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Term
SOFR Loan as a result of a payment or conversion pursuant to Sections 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any
Borrowing of Term SOFR Loans is not made as a result of a withdrawn Loan Notice or a failure to satisfy borrowing conditions, (c) any Base Rate Loan is not converted into a Term SOFR Loan as a result of a withdrawn Loan Notice, (d) any Term SOFR Loan is not continued as a Term SOFR Loan, as the case may be, as a result of a withdrawn Loan Notice or (e) any prepayment of principal of any Term SOFR
Loan is not made as a result of a withdrawn notice of prepayment pursuant to Sections 5.1 or 5.2, the
Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), promptly pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits)
actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any
Lender to fund or maintain such Term SOFR Loan.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in this Section 2.11 and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the
Borrower and shall be conclusive, absent manifest error.  The obligations of the Borrower under this
Section 2.11 shall survive the payment in full of the Loans and the termination of this Agreement.
2.12Change of Lending Office.  Each Lender and the Letter of Credit Issuer agrees that, upon the occurrence of any event giving rise to the operation of Sections 2.10(a), 2.10(b), 2.10(e) or 5.4 with respect to such Lender or the Letter of Credit Issuer, it will, if requested by the Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such
Lender or the Letter of Credit Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.10(a), 2.10(b), 2.10(e) or 5.4, as the case may be, and (ii) in each case, would not subject such Lender or the Letter of Credit Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the Letter of
Credit Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Letter of Credit Issuer in connection with any such designation or assignment.
2.13Notice of Certain Costs.  Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Sections 2.11 or 5.4 is given by any Lender more than 120 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Sections 2.11 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 121st day prior to the giving of such notice to the
Borrower.
2.14Incremental Facilities.
(a)The Borrower may, by written notice to Administrative Agent, elect to request the establishment of one or more (x) additional tranches of term loans (“Additional Term Loans”) or increases in Term Loans of any Class (“Term Loan Increases”, the commitments thereto and to
Additional Term Loans, the “New Term Loan Commitments”) and (y) increases in Revolving Credit

Commitments of any Class (the “New Revolving Credit Commitments” and such New Revolving
Credit Commitments, the “Incremental Revolving Credit Commitments”; the Incremental Revolving
Credit Commitments, together with the New Term Loan Commitments, the “New Loan
Commitments”), by an aggregate amount not in excess of the Maximum Incremental Facilities Amount in the aggregate and not less than $10,000,000 individually (or such lesser amount as (x) may be approved by the Administrative Agent or (y) shall constitute the difference between the Maximum
Incremental Facilities Amount and all such New Loan Commitments obtained on or prior to such date).
The Borrower may approach any Lender or any Eligible Assignee to provide all or a portion of the New
Loan Commitments, subject, if applicable, to the proviso to Section 2.14(b); provided that any Lender offered or approached to provide all or a portion of the New Loan Commitments may elect or decline, in its sole discretion, to provide a New Loan Commitment.  In each case, on each applicable Increased
Amount Date (subject to Section 1.12), such New Loan Commitments shall be subject to (i) no Event of
Default (provided that, in connection with a Limited Condition Transaction, no Event of Default shall exist on the LCT Test Date and no Specified Event of Default shall exist on the date such New Loan
Commitments are funded) shall exist on such Increased Amount Date before or after giving effect to such
New Loan Commitments, as applicable, (ii) after giving effect to the incurrence of any such Incremental
Facility (assuming the full amount thereof is drawn) and after giving effect to any acquisition consummated in connection therewith and all other permitted pro forma adjustments (but excluding the cash proceeds of any Incremental Facilities), the Borrower shall be in Pro Forma Compliance with the
Financial Covenants; provided that, to the extent the proceeds of an Incremental Facility will be used to finance a Limited Condition Transaction, such Financial Covenants may (at the election of the Borrower)
all be tested as of LCT Test Date, (iii) the New Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower (a copy of which shall be provided to the Administrative Agent), and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 5.4(e), and (iv) the Borrower shall make any payments required pursuant to Section 2.11 in connection with the New Loan Commitments, as applicable.  No Lender shall have any obligation to provide any Commitments pursuant to this Section 2.14(a).  Any New Term Loans shall, at the election of the Borrower and agreed to by Lenders providing such New Term Loan Commitments, be designated as (a) a separate series (a “Series”) of New Term Loans for all purposes of this Agreement or
(b) as part of a Series of existing Term Loans for all purposes of this Agreement.
(b)On any Increased Amount Date on which Incremental Revolving Credit Commitments are effected, each of the Lenders with Revolving Credit Commitments of such Class shall assign to each
Lender with a New Revolving Credit Commitment (each, a “New Revolving Loan Lender”) and each of the New Revolving Loan Lenders shall purchase from each of the Lenders with Revolving Credit
Commitments of such Class, at the principal amount thereof, such interests in the Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving Credit Loans of such Class will be held by existing
Revolving Credit Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving
Credit Commitments of such Class after giving effect to the addition of such New Revolving Credit
Commitments to the Revolving Credit Commitments (i) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment, and each Loan made under a New
Revolving Credit Commitment (a “New Revolving Credit Loan” and collectively, the “Incremental
Revolving Credit Loans”) shall be deemed, for all purposes, a Revolving Credit Loan and (ii) each New
Revolving Loan Lender shall become a Lender with respect to its Incremental Revolving Credit
Commitment (the “Incremental Revolving Loan Lenders”) and all matters relating thereto; provided that the Administrative Agent, the Swingline Lender and the Letter of Credit Issuer shall have consented
(not to be unreasonably withheld, conditioned, denied or delayed) to such New Incremental Revolving
Loan Lender’s providing such Incremental Revolving Credit Commitment to the extent such consent, if any, would be required under Section 13.6(b) for an assignment of Revolving Loans or Revolving Credit
Commitments, as applicable, to such New Revolving Loan Lender.

(c)New Term Loan Commitments of any Series are effective subject to the satisfaction or waiver of the foregoing and following terms and conditions: (i) each Lender with a New Term Loan
Commitment (each, a “New Term Loan Lender”) of any Series shall make a Loan to the Borrower (a
“New Term Loan” and, together with the Incremental Revolving Credit Loans, the “Incremental
Loans”; the Incremental Loans, together with the New Loan Commitments, the “Incremental
Facilities”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New
Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan
Commitment of such Series and the New Term Loans of such Series made pursuant thereto.
(d)The terms and provisions of the New Term Loans and New Term Loan Commitments of
any Series shall be on terms and documentation set forth in the Joinder Agreement as determined by the
Borrower; provided that (x) with respect to a Term Loan Increase, such Term Loan Increase shall be on the exact same terms other than underwriting, arrangement, structuring, ticking and upfront fees and/or original issue discount and pursuant to the exact same documentation applicable to the Initial Term Loans and (y) with respect to any Additional Term Loans (i) except in the case of any Inside Maturity Debt
Exclusion, the applicable New Term Loan Maturity Date of each Series shall be no earlier than the Term
Loan Maturity Date; (ii) except in the case of any Inside Maturity Debt Exclusion, the Weighted Average
Life to Maturity of all Additional Term Loans shall be no shorter than the weighted average life to maturity of the then existing Initial Term Loans; (iii) the economic terms, voluntary prepayment provisions and amortization schedule applicable to any Additional Term Loans shall be determined by the
Borrower and the Lenders thereunder; (iv) except as otherwise set forth in this Section 2.14, such terms and documentation shall be as determined by the Borrower and the providers of the Additional Term
Loans; provided that, to the extent the terms of any Additional Term Loans are not consistent with the then-existing Initial Term Loans (except as permitted under this Section 2.14), such terms shall be reasonably satisfactory to the Administrative Agent (it being understood that (i) to the extent any financial maintenance covenant is added for the benefit of any Indebtedness, no consent shall be required by the
Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of any corresponding Initial Term Loans remaining outstanding after the issuance or incurrence of such Indebtedness and (ii) no consent shall be required by the Administrative Agent or any of the Lenders if any covenants or other provisions are only applicable after the Term Loan Maturity Date applicable to the Initial Term Loans); and (v) any Additional Term Loans shall (A) (x) rank pari passu in right of payment with the Obligations and (y) be secured on a pari passu basis with, and by the same Collateral as, the Obligations, (B) not be guaranteed by entities other than the Guarantors and (C) to the extent secured on a junior basis, be subject to an Acceptable Intercreditor Agreement or other intercreditor arrangements in form and substance reasonably acceptable to the Administrative Agent and the Borrower; and (vi) no
Affiliated Lender shall be a lender under any Incremental Revolving Credit Commitments or Incremental
Revolving Credit Loans and Affiliated Lenders providing any portion of any Additional Term Loans or
Term Loan Increases shall be subject to the limitations set forth in Section 13.6(h) as if the provision of such Additional Term Loans or Term Loan Increases were an assignment of such Loans to such Affiliated
Lender. The terms and provisions of any New Revolving Credit Commitments and the related New
Revolving Credit Loans shall be identical to the Class of Commitments and related Revolving Loans subject to increase by such New Revolving Credit Commitments and New Revolving Credit Loans;
provided, that underwriting, arrangement, structuring, ticking, upfront or similar fees, and other fees payable in connection therewith that may be agreed to among the Borrower and the lender(s) providing and/or arranging such New Revolving Credit Commitments may be paid in connection with such New
Revolving Credit Commitments.
(e)Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans
shall be on the exact same terms and pursuant to the exact same documentation applicable to the class of
Commitments and related Revolving Loans.

(f)Each Joinder Agreement may, without the consent of any other Lenders, effect technical and corresponding amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Borrower and the Administrative Agent, to effect the provision of this
Section 2.14.
(g)(i) The Borrower may at any time, and from time to time, request that all or a portion of the Term Loans of any Class (an “Existing Term Loan Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term
Loans”) and to provide for other terms consistent with this Section 2.14(g).  In order to establish any
Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class which such request shall be offered equally to all such Lenders) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall not be materially more restrictive to the Credit Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of the Term Loans of the Existing Term Loan Class unless (x) the Lenders of the
Term Loans of such applicable Existing Term Loan Class receive the benefit of such more restrictive terms or (y) any such provisions apply after the Term Loan Maturity Date (a “Permitted Other
Provision”); provided, however, that (x) the scheduled final maturity date shall be extended (other than with respect to customary bridge loans) and all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.5 or in the
Joinder Agreement, as the case may be, with respect to the Existing Term Loan Class from which such
Extended Term Loans were converted, in each case as more particularly set forth in paragraph (iv) of this
Section 2.14(g) below), (y) (A) pricing, fees, optional prepayment or redemption terms shall be determined in good faith by the Borrower and the interest margins with respect to the Extended Term
Loans may be higher or lower than the interest margins for the Term Loans of such Existing Term Loan
Class and/or (B) additional fees, premiums or applicable high-yield discount obligation payments may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased margins contemplated by the preceding clause (A), in each case, to the extent provided in the applicable
Extension Amendment and to the extent that any Permitted Other Provision (including a financial maintenance covenant) is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such Permitted Other Provision is also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such
Indebtedness or if such Permitted Other Provision applies only after the Term Loan Maturity Date.
Notwithstanding anything to the contrary in this Section 2.14 or otherwise, no Extended Term Loans may be optionally prepaid prior to the date on which the Existing Term Loan Class from which they were converted is repaid in full.  No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Extension Request.
Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class from which they were converted.
(ii)The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of any Class, any Extended Revolving Credit Commitments and/or
any Incremental Revolving Credit Commitments, each existing at the time of such request (each, an
“Existing Revolving Credit Commitment” and any related revolving credit loans thereunder, “Existing
Revolving Credit Loans”; each Existing Revolving Credit Commitment and related Existing Revolving
Credit Loans together being referred to as an “Existing Revolving Credit Class”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Loans related to such Existing Revolving Credit

Commitments (any such Existing Revolving Credit Commitments which have been so extended,
“Extended Revolving Credit Commitments” and any related Loans, “Extended Revolving Credit
Loans”) and to provide for other terms consistent with this Section 2.14(g).  In order to establish any
Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative
Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing
Revolving Credit Commitments which such request shall be offered equally to all such Lenders) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall either, at the option of the Borrower, (A) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined in good faith by the Borrower) or (B) if not consistent with the terms of the applicable Existing Term Loan Class, shall either, at the option of the Borrower, (A)
reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined in good faith by the Borrower) or (B) if not consistent with the terms of the applicable
Existing Term Loan Class, shall not be materially more restrictive to the Credit Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of the applicable Existing Revolving
Credit Commitments (the “Specified Existing Revolving Credit Commitment”) unless (x) the Lenders providing Existing Revolving Credit Loans receive the benefit of such more restrictive terms or (y) any such provisions apply after the Revolving Credit Termination Date, in each case, to the extent provided in the applicable Extension Amendment; provided, however, that (w) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Specified Existing Revolving Credit Commitments, (x) (A) the interest margins with respect to the
Extended Revolving Credit Commitments may be higher or lower than the interest margins for the
Specified Existing Revolving Credit Commitments and/or (B) additional fees and premiums may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and (y) the Revolving Credit
Commitment fee rate with respect to the Extended Revolving Credit Commitments may be higher or lower than the Revolving Credit Commitment fee rate for the Specified Existing Revolving Credit
Commitment; provided that, notwithstanding anything to the contrary in this Section 2.14(g) or otherwise,
(1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of Loans with respect to any Original Revolving Credit Commitments shall be made on a pro rata basis with all other Original Revolving Credit Commitments and (2) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit
Commitments and the Revolving Credit Loans related to such Commitments set forth in Section 13.6.  No
Lender shall have any obligation to agree to have any of its Revolving Credit Loans or Revolving Credit
Commitments of any Existing Revolving Credit Class converted into Extended Revolving Credit Loans or Extended Revolving Credit Commitments pursuant to any Extension Request.  Any Extended
Revolving Credit Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other
Existing Revolving Credit Commitments (together with any other Extended Revolving Credit
Commitments so established on such date).
(iii)Any Lender (an “Extending Lender”) wishing to have all or a portion of its
Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitment or Extended
Revolving Credit Commitment of the Existing Class or Existing Classes subject to such Extension
Request converted into Extended Term Loans or Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such
Extension Request of the amount of its Term Loans, Revolving Credit Commitments, Incremental
Revolving Credit Commitment or Extended Revolving Credit Commitment of the Existing Class or
Existing Classes subject to such Extension Request that it has elected to convert into Extended Term
Loans or Extended Revolving Credit Commitments, as applicable.  In the event that the aggregate amount of Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitment or Extended

Revolving Credit Commitment of the Existing Class or Existing Classes subject to Extension Elections exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, Incremental
Revolving Credit Commitments or Extended Revolving Credit Commitments of the Existing Class or
Existing Classes subject to Extension Elections shall be converted to Extended Term Loans or Extended
Revolving Credit Commitments, as applicable, on a pro rata basis based on the amount of Term Loans,
Revolving Credit Commitments, Incremental Revolving Credit Commitment or Extended Revolving
Credit Commitment included in each such Extension Election.  Notwithstanding the conversion of any
Existing Revolving Credit Commitment into an Extended Revolving Credit Commitment, such Extended
Revolving Credit Commitment shall be treated identically to all other Original Revolving Credit
Commitments for purposes of the obligations of a Revolving Credit Lender in respect of Swingline Loans under Section 2.1 and Letters of Credit under Section 3, except that the applicable Extension Amendment may provide that the Swingline Maturity Date and/or the L/C Facility Maturity Date may be extended and the related obligations to make Swingline Loans and issue Letters of Credit may be continued so long as
Swingline Lender and/or the Letter of Credit Issuer, as applicable, have consented to such extensions in their sole discretion (it being understood that no consent of any other Lender shall be required in connection with any such extension).
(iv)Extended Term Loans or Extended Revolving Credit Commitments, as
applicable, shall be established pursuant to an amendment (an “Extension Amendment”) to this
Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this
Section 2.14(g)(iv) and, notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term
Loans or Extended Revolving Credit Commitments, as applicable, established thereby) executed by the
Credit Parties, the Administrative Agent and the Extending Lenders.  No Extension Amendment shall provide for any tranche of Extended Term Loans or Extended Revolving Credit Commitments in an
aggregate principal amount that is less than $5,000,000.  In addition to any terms and changes required or permitted by Section 2.14(g)(i) or 2.14(g)(ii), each Extension Amendment (x) shall amend the scheduled amortization payments pursuant to Section 2.5 or the applicable Joinder Agreement with respect to the
Existing Term Loan Class from which the Extended Term Loans were converted to reduce each scheduled Repayment Amount for the Existing Term Loan Class in the same proportion as the amount of
Term Loans of the Existing Term Loan Class is to be converted pursuant to such Extension Amendment
(it being understood that the amount of any Repayment Amount payable with respect to any individual
Term Loan of such Existing Term Loan Class that is not an Extended Term Loan shall not be reduced as a result thereof) and (y) may, but shall not be required to, impose additional requirements (not inconsistent with the provisions of this Agreement in effect at such time) with respect to the final maturity and weighted average life to maturity of New Term Loans incurred following the date of such Extension
Amendment.  Notwithstanding anything to the contrary in this Section 2.14(g) and without limiting the generality or applicability of Section 13.1 to any Section 2.14 Additional Amendments, any Extension
Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.14 Additional Amendment”) to this Agreement and the other Credit Documents; provided that such Section 2.14 Additional Amendments are within the requirements of Section 2.14(g)(i) and do not become effective prior to the time that such
Section 2.14 Additional Amendments have been consented to (including, without limitation, pursuant to
(1) consents applicable to holders of New Term Loans or Extended Revolving Credit Commitments
provided for in any Joinder Agreement and (2) consents applicable to holders of any Extended Term
Loans or Extended Revolving Credit Commitments provided for in any Extension Amendment) by such of the Lenders, Credit Parties and other parties (if any) as may be required in order for such Section 2.14
Additional Amendments to become effective in accordance with Section 13.1. Notwithstanding anything in this Section 2.14(g) to the contrary, no Extended Term Loan or Extended Revolving Credit Loans shall be incurred or guaranteed by any Person that is not a Credit Party or secured by any property that is not
Collateral.
(v)Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Class is converted to extend the related scheduled maturity date(s) in accordance with clauses (i) and/or (ii) above (an “Extension Date”), (I) in the case of the existing Term
Loans of each Extending Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted by such Lender on such date, and the Extended Term Loans shall be established as a separate
Class of Term Loans (together with any other Extended Term Loans so established on such date), and (II)
in the case of the Specified Existing Revolving Credit Commitments of each Extending Lender, the aggregate principal amount of such Specified Existing Revolving Credit Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Credit
Commitments so converted by such Lender on such date, and such Extended Revolving Credit
Commitments shall be established as a separate Class of revolving credit commitments from the Specified
Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments
(together with any other Extended Revolving Credit Commitments so established on such date) and (B) if, on any Extension Date, any Loans of any Extending Lender are outstanding under the applicable
Specified Existing Revolving Credit Commitments, such Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Credit Loans (and related participations) and Existing
Revolving Credit Loans (and related participations) in the same proportion as such Extending Lender’s
Specified Existing Revolving Credit Commitments to Extended Revolving Credit Commitments.
(vi)The Administrative Agent and the Lenders hereby consent to the consummation of the transactions contemplated by this Section 2.14 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit
Commitments on such terms as may be set forth in the relevant Extension Amendment) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment or amendment section) or any other Credit Document that may otherwise prohibit or restrict any such extension or any other transaction contemplated by this Section 2.14.
2.15Permitted Debt Exchanges.
(a)Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower to all
Lenders of a given Class, the Borrower may from time to time following the Closing Date consummate one or more exchanges of Term Loans for Permitted Other Indebtedness in the form of notes (such notes,
“Permitted Debt Exchange Notes,” and each such exchange a “Permitted Debt Exchange”), so long as the following conditions are satisfied: (i) no Event of Default shall have occurred and be continuing at the time the final offering document in respect of a Permitted Debt Exchange Offer is delivered to the relevant Lenders, (ii) the aggregate principal amount (calculated on the face amount thereof) of Term
Loans exchanged shall equal no more than the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans; provided that the aggregate principal amount of the Permitted Debt Exchange Notes may include accrued interest and premium (if any) under the Term Loans exchanged and underwriting discounts, fees, commissions and expenses in connection with the issuance of such Permitted Debt Exchange Notes, (iii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged under each applicable Class by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower on the date of the settlement thereof (and, if requested by the
Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative
Agent an Assignment and Acceptance, or such other form as may be reasonably requested by the

Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the
Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), (iv) if the aggregate principal amount of all Term Loans of a given Class (calculated on the face amount thereof) tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted
Debt Exchange Offer, then the Borrower shall exchange Term Loans subject to such Permitted Debt
Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (v) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrower and the Auction Agent, and (vi) any applicable Minimum Tender
Condition shall be satisfied.
(b)With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this
Section 2.15, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 5.1 or 5.2, and (ii) such Permitted Debt Exchange Offer shall be made for not less than
$10,000,000 (or such lesser amount as the Administrative Agent may approve) in aggregate principal amount of Term Loans; provided that, subject to the foregoing clause (ii), the Borrower may at its election specify as a condition (a “Minimum Tender Condition”) to consummating any such Permitted
Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt
Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered.
(c)In connection with each Permitted Debt Exchange, the Borrower and the Auction Agent
shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.15 and without conflict with Section 2.15(d); provided that the terms of any Permitted Debt
Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than a reasonable period (in the discretion of the Borrower and the Auction Agent) of time following the date on which the Permitted
Debt Exchange Offer is made.
(d)The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) none of the Auction Agent, the Administrative Agent nor any Lender
assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the
Securities Exchange Act.
2.16Defaulting Lenders.
(a)Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting
Lender, to the extent permitted by applicable Requirements of Law:
(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 13.1.

(ii)Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise) or received by the
Administrative Agent from a Defaulting Lender pursuant to Section 13.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Letter of Credit Issuer or Swingline
Lender hereunder; third, to Cash Collateralize the Letter of Credit Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 3.8; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such
Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be
held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the
Letter of Credit Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 3.8; sixth, to the payment of any amounts owing to the Borrower, the Lenders, the Swingline Lender or the Letter of Credit
Issuer as a result of any judgment of a court of competent jurisdiction obtained by the Borrower, any
Lender, the Swingline Lender or the Letter of Credit Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting
Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting
Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of
Credit were issued at a time when the conditions set forth in Section 7 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting
Lenders on a pro rata basis prior to being applied to the payment of any Loans of, and L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in
L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the
Commitments hereunder without giving effect to Section 2.16(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a
Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any fee payable under
Section 4 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting
Lender).
(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its applicable percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 3.8.
(C)With respect to any Letter of Credit Fee not required to be paid to any
Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting
Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such
Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting
Lender pursuant to clause (iv) below, (y) pay to the Letter of Credit Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit’s Fronting
Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any
part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable
Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting
Lender to exceed such Non-Defaulting Lender’s Commitment.  Subject to Section 13.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting
Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-
Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall (x) first, prepay
Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash
Collateralize the Letter of Credit Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 3.8.
(b)Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swingline
Lender and the Letter of Credit Issuer agree in writing that a Lender is no longer a Defaulting Lender, the
Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in
Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting
Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)So long as any Revolving Credit Lender is a Defaulting Lender, (i) the Swingline Lender
shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting
Exposure after giving effect to such Swingline Loan and (ii) the Letter of Credit Issuer shall not be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
2.17Additional Borrowers
(a)The Borrower may, at any time and from time to time, designate any Guarantor (other than Holdings) organized in a State of the United States of America or the District of Columbia to be an
Additional Borrower by having such Additional Borrower execute a Borrower Joinder Agreement and provide the Administrative Agent and each Lender with all reasonably requested documentation and other information (which, in the case of each Lender, shall be requested through the Administrative Agent)
regarding the Additional Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations and, to the extent the Additional Borrower qualifies as a
“legal entity customer” under the Beneficial Ownership Regulation, Beneficial Ownership Certifications,

in each case, to the extent requested within five (5) Business Days of the Administrative Agent being provided written notice of the Additional Borrower designation (which the Administrative Agent shall promptly share with the Lenders). From and after such designation, such Guarantor shall become a
“Borrower” under the applicable Credit Facility for all purposes of this Agreement and the other Credit
Documents and will have the right to directly request Loans in accordance with Article II hereof.  The
Borrower and the Administrative Agent shall be authorized to amend this Agreement and the other Credit
Documents to reflect the existence of more than one Borrower hereunder and thereunder.  For the avoidance of doubt, the designation of a Restricted Subsidiary as an Additional Borrower as a Borrower
shall not constitute or result in the release of such Restricted Subsidiary as a Guarantor.
(b)The Borrower may, for accounting, tax or other purposes, designate any portion of any
Loan under a Credit Facility with one or more Additional Borrowers to be incurred by the Borrower or one or more of such Additional Borrowers; provided that this Section 2.17(b) shall in no way limit the obligations of such Additional Borrower under the Guarantee.
(c)At any time and from time to time, an Additional Borrower may resign as a Borrower under any Credit Facility, so long as after such resignation, the Borrower remains a Borrower under such
Credit Facility or concurrently with such resignation, all Loans under such Credit Facility shall be repaid in full and all Commitments thereunder shall be terminated.  For the avoidance of doubt, the resignation of  Restricted Subsidiary as an Additional Borrower as a Borrower shall not constitute or result in the release of such Restricted Subsidiary as a Guarantor;
(d)Each Guarantor that is or becomes an “Additional Borrower” pursuant to this
Section 2.17 hereby irrevocably appoints the Borrower to act as its agent for all purposes of this
Agreement and the other Credit Documents and agrees that (i) the Borrower may execute such documents on behalf of such Additional Borrower as the Borrower deems appropriate in its sole discretion and each
Additional Borrower shall be obligated by all of the terms of any such document executed on its behalf,
(ii) any notice or communication delivered by the Administrative Agent or the Lender to the Borrower
shall be deemed delivered to each Additional Borrower and (iii) the Administrative Agent or the Lenders
may accept, and be permitted to rely on, any document, instrument or agreement executed by the
Borrower on behalf of each of the Credit Parties.
Section 3.Letters of Credit
3.1Letters of Credit.
(a)Subject to and upon the terms and conditions herein set forth, at any time and from time to time after the Closing Date and prior to the L/C Facility Maturity Date, the Letter of Credit Issuer
agrees, in each case in reliance upon the agreements of the Revolving Credit Lenders set forth in this
Section 3, to issue from time to time from the Closing Date through the L/C Facility Maturity Date for the account of the Borrower (or, so long as the Borrower is the primary obligors and signatories to the Letter of Credit Request, for the account of the Borrower or any Restricted Subsidiary (other than the
Borrower)) letters of credit (the “Letters of Credit” and each, a “Letter of Credit”), which Letters of
Credit shall not at any time exceed (i) the Letter of Credit Issuer’s Letter of Credit Commitment, and (ii)
the L/C Sublimit, in such form as may be approved by the Letter of Credit Issuer in its reasonable discretion.
(b)Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the L/C Obligations at such time, would exceed the Letter of Credit
Commitment then in effect (or with respect to the Letter of Credit Issuer, exceed the Letter of Credit
Issuer’s Letter of Credit Commitment, (ii) no Letter of Credit shall be issued the Stated Amount of which would cause the aggregate amount of the Lenders’ Revolving Credit Exposures at the time of the issuance thereof to exceed the Total Revolving Credit Commitment then in effect; (iii) each Letter of Credit shall have an expiration date occurring no later than one year after the date of issuance thereof (except as set forth in Section 3.2(d)), provided that in no event shall such expiration date occur later than the L/C
Facility Maturity Date, in each case, unless otherwise agreed upon by the Administrative Agent, the
Letter of Credit Issuer and, unless such Letter of Credit has been Cash Collateralized or backstopped (in the case of a backstop only, on terms reasonably satisfactory to the Letter of Credit Issuer), the Revolving
Credit Lenders; (iv) the Letter of Credit shall be denominated in Dollars; (v) no Letter of Credit shall be issued if it would be illegal under any applicable law for the beneficiary of the Letter of Credit to have a
Letter of Credit issued in its favor; and (vi) no Letter of Credit shall be issued by the Letter of Credit
Issuer after it has received a written notice from any Credit Party or the Administrative Agent stating that one or more applicable conditions contained in Section 6 (solely with respect to any Letter of Credit issued on the Closing Date) or Section 7 shall not be satisfied to the extent required thereby until such time as the Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of
Default in accordance with the provisions of Section 13.1 and (vii) each Letter of Credit shall be a standby letter of credit unless otherwise agreed by the Letter of Credit Issuer.
(c)Upon at least two Business Days’ prior written notice to the Administrative Agent and the Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the
Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of
Credit Commitment in whole or in part; provided that, after giving effect to such termination or reduction, the L/C Obligations shall not exceed the Letter of Credit Commitment (or with respect to the Letter of
Credit Issuer, the L/C Obligations with respect to Letters of Credit issued by the Letter of Credit Issuer shall not exceed the Letter of Credit Issuer’s Letter of Credit Commitment, unless otherwise agreed by the
Letter of Credit Issuer and the Borrower).
(d)The Letter of Credit Issuer shall not be under any obligation to issue any Letter of Credit if:
(i)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit, or any law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such
Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of
Credit any restriction, reserve or capital requirement (in each case, for which the Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Letter of Credit Issuer in good faith deems material to it;
(ii)the issuance of such Letter of Credit would violate one or more policies of the
Letter of Credit Issuer applicable to letters of credit generally;
(iii)except as otherwise agreed by the Letter of Credit Issuer, such Letter of Credit is in an initial Stated Amount less than $10,000;
(iv)such Letter of Credit is denominated in a currency other than Dollars;
(v)such Letter of Credit contains any provisions for automatic reinstatement of the
Stated Amount after any drawing thereunder; or
(vi)a default of any Revolving Credit Lender’s obligations to fund under Section 3.3 exists or any Revolving Credit Lender is at such time a Defaulting Lender hereunder, unless, in each case, the Borrower has entered into arrangements reasonably satisfactory to the Letter of Credit Issuer to eliminate the Letter of Credit Issuer’s risk with respect to such Revolving Credit Lender or such risk has been reallocated in accordance with Section 2.16.
(e)The Letter of Credit Issuer shall not increase the Stated Amount of any Letter of Credit if the Letter of Credit Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(f)The Letter of Credit Issuer shall be under no obligation to amend any Letter of Credit if
(A) the Letter of Credit Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(g)The Letter of Credit Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith and the Letter of
Credit Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in
Section 12 with respect to any acts taken or omissions suffered by the Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 12 included the Letter of Credit Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Letter of Credit Issuer.
3.2Letter of Credit Requests.
(a)Whenever the Borrower desires that a Letter of Credit be issued or amended, the
Borrower shall give the Administrative Agent and the Letter of Credit Issuer a Letter of Credit Request by
no later than 12:00 p.m. (New York City time) at least three Business Days (or such other period as may be agreed upon by the Borrower, the Administrative Agent and the Letter of Credit Issuer) prior to the proposed date of issuance or amendment.  Each Letter of Credit Request shall be executed by an
Authorized Officer of the Borrower.  Such Letter of Credit Request may be sent by facsimile, by United
States mail, by overnight courier, by electronic transmission using the system provided by the Letter of
Credit Issuer, by personal delivery or by any other means acceptable to the Letter of Credit Issuer.
(b)In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit
Request shall specify in form and detail reasonably satisfactory to the Letter of Credit Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the Stated
Amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the identity of the applicant; and (H) such other matters as the Letter of Credit Issuer may reasonably require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the Letter of Credit Issuer (I) the Letter of Credit to
be amended; (II) the proposed date of amendment thereof (which shall be a Business Day); (III) the nature of the proposed amendment; and (IV) such other matters as the Letter of Credit Issuer may reasonably require.  Additionally, the Borrower shall furnish to the Letter of Credit Issuer and the
Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Letter of Credit Issuer or the
Administrative Agent may reasonably require.
(c)Unless the Letter of Credit Issuer has received written notice from any Revolving Credit
Lender, the Administrative Agent or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the Letter of Credit, that one or more applicable conditions contained in
Section 6 (solely with respect to any Letter of Credit issued on the Closing Date) or Section 7 shall not then be satisfied to the extent required thereby, then, subject to the terms and conditions hereof, the Letter of Credit Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or, so long as the Borrower are the primary obligors, for the account of the Borrower or a Restricted
Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with each such Letter of Credit Issuer’s usual and customary business practices.

(d)If the Borrower so requests in any Letter of Credit Request, the Letter of Credit Issuer
shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension
Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Letter of
Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof and the
Borrower not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the Letter of
Credit Issuer, the Borrower shall not be required to make a specific request to the Letter of Credit Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Facility Maturity Date, unless otherwise agreed upon by the Administrative Agent and the Letter of Credit Issuer; provided, however, that the Letter of Credit Issuer shall not permit any such extension if (A) the Letter of Credit Issuer has reasonably determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 3.1(b) or otherwise), or (B) it has received written notice on or before the day that is seven
Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or the
Borrower that one or more of the applicable conditions specified in Section 7 are not then satisfied, and in each such case directing the Letter of Credit Issuer not to permit such extension.
(e)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Letter of Credit Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.  On the first Business Day of each month, the Letter of Credit Issuer shall provide the
Administrative Agent a list of all Letters of Credit issued by it that are outstanding at such time.
(f)The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).
3.3Letter of Credit Participations.
(a)Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the
Letter of Credit Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender
(such Revolving Credit Lender referred to in its capacity under this Section 3.3, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer without recourse or warranty, an undivided interest and participation (each an “L/C Participation”), to the extent of such L/C Participant’s Applicable
Percentage in each Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto; provided that the Letter of Credit Fees will be paid directly to the
Administrative Agent for the ratable account of the L/C Participants as provided in Section 4.1(b) and the
L/C Participants shall have no right to receive any portion of any Fronting Fees.
(b)In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall have no obligation relative to the L/C Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit.  Any action taken or omitted to be taken by the Letter of
Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct as determined in the final non-appealable judgment of a court of competent jurisdiction, shall not create for the Letter of Credit Issuer any resulting liability.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Letter of Credit Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or willful misconduct.

(c)In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have repaid such amount in full to the Letter of Credit Issuer through the Administrative Agent pursuant to Section 3.4(a), the Administrative Agent shall promptly notify each L/C Participant of such failure, and each L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Letter of Credit Issuer, the amount of such L/C
Participant’s Applicable Percentage of such unreimbursed payment in Dollars and in immediately available funds.  If and to the extent such L/C Participant shall not have so made its Applicable
Percentage of the amount of such payment available to the Administrative Agent for the account of the
Letter of Credit Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at a rate per annum equal to the Overnight Rate from time to time then in effect, plus any administrative, processing or similar fees that are reasonably and customarily charged by the Letter of
Credit Issuer in connection with the foregoing.  The failure of any L/C Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Applicable Percentage of any
payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Applicable
Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/
C Participant shall be responsible for the failure of any other L/C Participant to make available to the
Administrative Agent such other L/C Participant’s Applicable Percentage of any such payment.
(d)Whenever the Administrative Agent receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the L/C Participants pursuant to clause (c) above, the Administrative
Agent shall promptly pay to each L/C Participant that has paid its Applicable Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such L/C
Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C
Participant to the aggregate amount funded by all L/C Participants) of the amount so paid in respect of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C
Participations at the Overnight Rate.
(e)The obligations of the L/C Participants to make payments to the Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.
(f)If any payment received by the Administrative Agent for the account of the Letter of
Credit Issuer pursuant to Section 3.3(c) is required to be returned, each Lender shall pay to the
Administrative Agent for the account of the Letter of Credit Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the
Obligations and the termination of this Agreement.
3.4Agreement to Repay Letter of Credit Drawings.
(a)The Borrower hereby agrees to reimburse the Letter of Credit Issuer, by making payment with respect to any drawing under any Letter of Credit in the same currency in which such drawing was made unless the Letter of Credit Issuer (at its option) shall have specified in the notice of drawing that it will require reimbursement in Dollars.  Any such reimbursement shall be made by the Borrower to the
Administrative Agent in immediately available funds for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit (each such amount so paid until reimbursed, an “Unpaid
Drawing”) no later than the date that is one Business Day after the date on which the Borrower receives written notice of such payment or disbursement (the “Reimbursement Date”), with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 5:00 p.m.
(New York City time) on the Reimbursement Date, from the date of such payment or disbursement to the date the Letter of Credit Issuer is reimbursed, as applicable, therefor at a rate per annum that shall at all times be the Applicable Margin for Base Rate Loans that are Revolving Credit Loans plus the Base Rate as in effect from time to time, provided that, notwithstanding anything contained in this Agreement to the contrary, (i) unless the Borrower has notified the Administrative Agent and the  Letter of Credit Issuer
prior to 11:00 a.m. (New York City time) on the Reimbursement Date that the Borrower intends to reimburse the Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of
Loans, the Borrower shall be deemed to have given a Loan Notice requesting that, with respect to Letters of Credit, the Revolving Credit Lenders make Revolving Credit Loans (which shall be denominated in
Dollars and which shall be Base Rate Loans) on the Reimbursement Date in the amount of such drawing and (ii) the Administrative Agent shall promptly notify each L/C Participant of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof, and each L/C Participant shall be irrevocably obligated to make a Revolving Credit Loan to the Borrower in Dollars in the manner deemed to have been requested in the amount of its Applicable Percentage of the applicable Unpaid Drawing by
1:00 p.m. (New York City time) on such Reimbursement Date by making the amount of such Revolving
Credit Loan available to the Administrative Agent.  Such Revolving Credit Loans shall be made without regard to the Minimum Borrowing Amount.  The Administrative Agent shall use the proceeds of such
Revolving Credit Loans solely for purpose of reimbursing the Letter of Credit Issuer for the related
Unpaid Drawing.  In the event that the Borrower fails to Cash Collateralize any Letter of Credit that is outstanding on the L/C Facility Maturity Date, the full amount of the L/C Obligations in respect of such
Letter of Credit shall be deemed to be an Unpaid Drawing subject to the provisions of this Section 3.4 except that the Letter of Credit Issuer or the Administrative Agent, as applicable, shall hold the proceeds received from the L/C Participants as contemplated above as cash collateral for such Letter of Credit to reimburse any Unpaid Drawing under such Letter of Credit and shall use such proceeds first, to reimburse itself for any Unpaid Drawings made in respect of such Letter of Credit following the L/C Facility
Maturity Date, second, to the extent such Letter of Credit expires or is returned undrawn while any such cash collateral remains, to the repayment of obligations in respect of any Revolving Credit Loans that have not been paid at such time and third, to the Borrower or as otherwise directed by a court of competent jurisdiction.  Nothing in this Section 3.4(a) shall affect the Borrower’s obligation to repay all outstanding Revolving Credit Loans when due in accordance with the terms of this Agreement.
(b)The obligation of the Borrower to reimburse the Letter of Credit Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of this Agreement or any of the other Credit
Documents;
(ii)the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit
(or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of
Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of
Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);
(iii)any draft, demand, certificate or other document presented under such Letter of
Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by the Letter of Credit Issuer of any requirement that exists for the Letter of Credit Issuer’s protection and not the protection of the Borrower (or other Restricted Subsidiary) or any waiver by the Letter of Credit Issuer which does not in fact materially prejudice the Borrower (or the
Borrower or other Restricted Subsidiary);
(v)any payment made by the Letter of Credit Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the Uniform Commercial Code, the ISP or the UCP, as applicable;
(vi)any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;
or any payment made by the Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of
Credit, including any arising in connection with any proceeding under the Bankruptcy Code;
(vii)honor of a demand for payment presented electronically even if such Letter of
Credit requires that demand be in the form of a draft;
(viii)any adverse change in any relevant exchange rates or in the relevant currency markets generally; or
(ix)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower (or other Restricted Subsidiary) (other than the defense of payment or performance).
(c)The Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit
Issuer as determined in the final non-appealable judgment of a court of competent jurisdiction.
3.5[Reserved].
3.6New or Successor Letter of Credit Issuer.
(a)The Letter of Credit Issuer may resign as the Letter of Credit Issuer upon 60 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower.  The Borrower may replace any Letter of Credit Issuer for any reason upon written notice to the Administrative Agent and the Letter of Credit Issuer.  The Borrower may add Letter of Credit Issuers at any time upon notice to the
Administrative Agent.  If the Letter of Credit Issuer shall resign or be replaced, or if the Borrower shall decide to add a new Letter of Credit Issuer under this Agreement, then the Borrower may appoint from among the Lenders a successor issuer of Letters of Credit or a new Letter of Credit Issuer, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), another successor or new issuer of Letters of Credit, whereupon such successor issuer accepting such appointment shall succeed to the rights, powers and duties of the replaced or resigning Letter of
Credit Issuer under this Agreement and the other Credit Documents, or such new issuer of Letters of
Credit accepting such appointment shall be granted the rights, powers and duties of the Letter of Credit
Issuer hereunder, and the term Letter of Credit Issuer shall mean such successor or such new issuer of
Letters of Credit effective upon such appointment.  At the time such resignation or replacement shall become effective, the Borrower shall pay to the resigning or replaced Letter of Credit Issuer all accrued and unpaid fees applicable to the Letters of Credit pursuant to Sections 4.1(b) and 4.1(d).  The acceptance of any appointment as the Letter of Credit Issuer hereunder whether as a successor issuer or new issuer of
Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form reasonably satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall become the Letter of Credit Issuer hereunder.  After the resignation or replacement of the Letter of Credit Issuer hereunder, the resigning or replaced Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of the Letter of Credit Issuer under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or replacement but shall not be required to issue additional Letters of Credit.  In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters of Credit issued by the resigning or replaced Letter of Credit Issuer replaced with Letters of Credit issued by the successor issuer of Letters of Credit or
(ii) the Borrower shall cause the successor issuer of Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning Letter of Credit Issuer, to issue “back-stop” Letters of
Credit naming the resigning or replaced Letter of Credit Issuer as beneficiary for each outstanding Letter of Credit issued by the resigning or replaced Letter of Credit Issuer, which new Letters of Credit shall be denominated in the same currency as, and shall have a face amount equal to, the Letters of Credit being back-stopped and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the corresponding back-stopped Letters of Credit.  After any resigning or replaced Letter of Credit
Issuer’s resignation or replacement as Letter of Credit Issuer, the provisions of this Agreement relating to the Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A)
while it was the Letter of Credit Issuer under this Agreement or (B) at any time with respect to Letters of
Credit issued by the Letter of Credit Issuer.
(b)To the extent there are, at the time of any resignation or replacement as set forth in clause
(a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit
(including, without limitation, any obligations related to the payment of Fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in clause (a) above.
3.7Role of Letter of Credit Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of
Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the Letter of Credit Issuer, the
Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable to any Lender for (i) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in the final non-appealable judgment of a court of competent jurisdiction or (ii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any
Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuit of such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the Letter of Credit Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable or responsible for any of the matters described in Section 3.3(b); provided that anything in such
Section to the contrary notwithstanding, the Borrower may have a claim against the Letter of Credit
Issuer, and the Letter of Credit Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the
Borrower proves were caused by the Letter of Credit Issuer’s willful misconduct or gross negligence or the Letter of Credit Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a
Letter of Credit in each case as determined in the final non-appealable judgment of a court of competent jurisdiction.  In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
The Letter of Credit Issuer may send a Letter of Credit or conduct any Communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (SWIFT) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
3.8Cash Collateral.
(a)Certain Credit Support Events.  Upon the written request of the Administrative Agent or the Letter of Credit Issuer, if (i) as of the L/C Facility Maturity Date, any L/C Obligation for any reason remains outstanding, (ii) the Borrower shall be required to provide Cash Collateral pursuant to
Section 11.13 or (iii) the provisions of Section 2.16(a)(v) are in effect, the Borrower shall immediately (in the case of clause (ii) above) or within one Business Day (in all other cases), following any written request by the Administrative Agent or the Letter of Credit Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iii) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)Grant of Security Interest.  The Borrower, and to the extent provided by any Defaulting
Lender, such Defaulting Lender, hereby grant to (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Letter of Credit Issuer and the Revolving Credit Lenders,
and agree to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein as described in Section 3.8(a), and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 3.8(c).  If at any time the Administrative Agent determines that Cash
Collateral is subject to any right or claim of any Person other than the Administrative Agent or the Letter of Credit Issuer as herein provided, other than Permitted Liens, or that the total amount of such Cash
Collateral is less than the Minimum Collateral Amount (including, without limitation, as a result of exchange rate fluctuations), the Borrower will, promptly upon written demand by the Administrative
Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.  Cash Collateral shall be maintained in blocked, interest-bearing deposit accounts with the Administrative Agent.  The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application.  Notwithstanding anything to the contrary contained in this Agreement,
Cash Collateral provided under any of this Section 3.8 or Sections 2.16, 5.2 or 11.13 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable
Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting
Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with
Section 13.6(b)(ii)) or there is no longer existing an Event of Default) or (ii) the determination by the
Administrative Agent and the Letter of Credit Issuer that there exists excess Cash Collateral.
3.9Applicability of ISP and UCP.  Unless otherwise expressly agreed by the Letter of Credit
Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits,
as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.  Notwithstanding the foregoing, the Letter of Credit Issuer shall not be responsible to the Borrower for, and the Letter of Credit Issuer’s rights and remedies against the

Borrower shall not be impaired by, any action or inaction of the Letter of Credit Issuer required or permitted under any law, order or practice that is required or permitted to be applied to any Letter of
Credit or this Agreement, including the applicable law or any order of a jurisdiction where the Letter of
Credit Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements or official commentary of the ICC Banking Commission, the
Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA),
or the Institute of International Banking Law & Practice, whether or not the Letter of Credit Issuer chooses such law or practice.
3.10Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control and any grant of security interest in any Issuer Documents shall be void.
3.11Letters of Credit Issued for Restricted Subsidiaries.  Notwithstanding that a Letter of
Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, the
Borrower or a Restricted Subsidiary, the Borrower shall be obligated to reimburse the Letter of Credit
Issuer hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of the Borrower or any other
Restricted Subsidiaries inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of the Borrower and the other Restricted Subsidiaries.
3.12Provisions Related to Extended Revolving Credit Commitments.  If the Letter of Credit
Expiration Date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by the Letter of Credit Issuer which issued such Letter of Credit, if one or more other tranches of Revolving Credit Commitments in respect of which the Letter of Credit Expiration Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving
Credit Loans and payments in respect thereof pursuant to Sections 3.3 and 3.4) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-
terminating tranches up to an aggregate amount not to exceed the aggregate amount of the unutilized
Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 3.8.  Upon the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Letters of Credit may be reduced as agreed between the Letter of Credit Issuer and the
Borrower, without the consent of any other Person.
3.13Letter of Credit Issuer Reports to the Administrative Agent.  Unless otherwise agreed by the Administrative Agent, the Letter of Credit Issuer (other than the Letter of Credit Issuer that acts as
Administrative Agent) shall, in addition to its notification obligations set forth elsewhere in this Section 3, deliver to the Administrative Agent a report on the dates and containing the details set forth below:
(a)prior to the time that the Letter of Credit Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of such Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);
(b)on each Business Day on which the Letter of Credit Issuer makes a payment pursuant to a
Letter of Credit, the date and amount of such payment;

(c)on any Business Day on which the Borrowers fail to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to the Letter of Credit Issuer on such day, the date of such failure and the amount of such payment;
(d)on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by the Letter of Credit Issuer; and
(e)on the last Business Day of each calendar month, a report of each Letter of Credit issued by the Letter of Credit Issuer that is issued and outstanding containing the stated amount and expiration date of such Letter of Credit.
3.14Benefits.  The Letter of Credit Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Letter of Credit Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in Section 12 with respect to any acts taken or omissions suffered by the Letter of Credit Issuer in connection with Letters of
Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of
Credit as fully as if the term “Administrative Agent” as used in Section 12 included the Letter of Credit
Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the
Letter of Credit Issuer.
Section 4.Fees
4.1Fees.
(a)The Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Revolving Credit Lender (in each case pro rata according to the respective Revolving Credit
Commitments of all such Lenders), a commitment fee (the “Commitment Fee”) product of (i) the
Commitment Fee Rate times (ii) the actual daily amount by which the Revolving Credit Commitments of all Revolving Credit Lenders exceed the sum of (A) the aggregate principal amount of Revolving Credit
Loans and (B) the Letter of Credit Exposure, subject to adjustment as provided in Section 2.16, for each day from the Closing Date to the Revolving Credit Termination Date.  Each Commitment Fee shall be payable (x) quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower (for the quarterly period (or portion thereof) ended on such day for which no payment has been received), commencing with the first such date to occur after the Closing Date, and (y) on the Revolving Credit
Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate per annum equal to the
Commitment Fee Rate in effect on such day on the Available Commitment in effect on such day.  For the avoidance of doubt, the outstanding amount of Swingline Loans shall not be counted towards or considered usage of the Revolving Credit Facility for purposes of determining the Commitment Fee.
(b)The Borrower agrees to pay to the Administrative Agent in Dollars for the account of the
Revolving Credit Lenders pro rata on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit (the “Letter of Credit Fee”) computed at the per annum rate for each day equal to the Applicable Margin for Term SOFR Revolving Credit Loans times the daily amount available to be drawn under such Letter of Credit, subject to adjustment as provided in Section 2.16.  Except as provided below, such Letter of Credit Fees shall be due and payable (x) quarterly in arrears on the last
Business Day of each fiscal quarter of the Borrower, commencing with the first such date to occur after the Closing Date, and (y) on the date upon which L/C Obligations with respect to such Letter of Credit shall have been reduced to zero (or such Letters of Credit has been Cash Collateralized, “rolled” or
“grandfathered” into a new credit facility or backstopped in a manner reasonably acceptable to the Letter of Credit Issuer.
(c)Without duplication, the Borrower agrees to pay to the Administrative Agent in Dollars, for its own account, administrative agent fees as have been previously agreed in writing or as may be agreed in writing from time to time.

(d)Without duplication, the Borrower agrees to pay to the Letter of Credit Issuer for its own account a fronting fee in Dollars equal to 0.125% per annum of the aggregate face amount of each Letter of Credit outstanding and issued by it to the Borrower (the “Fronting Fee”) (or at such other rate per annum as agreed in writing between the Borrower and the Letter of Credit Issuer) for the period from the date of issuance of such Letter of Credit to the termination date of such Letter of Credit (or the date upon which such Letter of Credit has been Cash Collateralized, “rolled” or “grandfathered” into a new credit facility or backstopped in a manner reasonably acceptable to the Letter of Credit Issuer).  Such Fronting
Fees shall be due and payable (x) quarterly in arrears on the last Business Day of each fiscal quarter of the
Borrower occurring after the Closing Date and (y) on the date upon which the Total Revolving Credit
Commitment terminates and the L/C Obligations shall have been reduced to zero (or the date upon such
Letter of Credit has been Cash Collateralized, “rolled” or “grandfathered” into a new credit facility or backstopped in a manner reasonably acceptable to the Letter of Credit Issuer).
(e)Without duplication, the Borrower shall pay to the Letter of Credit Issuer, as appropriate, on demand, the Letter of Credit Issuer’s other customary fees at then prevailing rates, without duplication of fees otherwise payable hereunder (including all per annum fees), charges and expenses of the Letter of
Credit Issuer in respect of the application for, and the issuance, negotiation, acceptance, amendment, transfer and payment of, each Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.
(f)Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1, except to the extent provided in Section 2.16(a)(iii).
4.2Voluntary Reduction of Revolving Credit Commitments.  Upon at least two Business
Days’ prior written notice to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower has the right, without premium or penalty, on any day, permanently to terminate or reduce the Revolving Credit
Commitments in whole or in part; provided that (a) any such reduction shall apply proportionately and permanently to reduce the Revolving Credit Commitment of each of the Revolving Credit Lenders, except that (i) notwithstanding the foregoing, in connection with the establishment on any date of any
Extended Revolving Credit Commitments pursuant to Section 2.14(g), the Revolving Credit
Commitments of any one or more Lenders providing any such Extended Revolving Credit Commitments on such date shall be reduced in an amount equal to the amount of Revolving Credit Commitments so extended on such date (provided that (x) after giving effect to any such reduction and to the repayment of any Revolving Credit Loans made on such date, the Revolving Credit Exposure of any such Lender does not exceed the Revolving Credit Commitment thereof and (y) for the avoidance of doubt, any such repayment of Revolving Credit Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 5.3(a) with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any conversion pursuant to Section 2.14(g) of
Revolving Credit Commitments and Revolving Credit Loans into Extended Revolving Credit
Commitments and Extended Revolving Credit Loans pursuant to Section 2.14(g) prior to any reduction being made to the Revolving Credit Commitment of any other Lender) and (ii) the Borrower may at its election permanently reduce the Revolving Credit Commitment of a Defaulting Lender to $0 without affecting the Revolving Credit Commitments of any other Lender, (b) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $5,000,000, and (c) after giving effect to such termination or reduction and to any prepayments of the Loans made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Revolving Credit Exposures shall not exceed the Total Revolving Credit Commitment and the aggregate amount of the Lenders’ Revolving Credit
Exposures in respect of any Class shall not exceed the aggregate Revolving Credit Commitment of such
Class.

4.3Mandatory Termination of Commitments.
(a)The Initial Term Loan Commitments shall terminate on the Closing Date upon the
Borrowing of the Initial Term Loans.
(b)[Reserved].
(c)[Reserved].
(d)The Revolving Credit Commitment shall terminate at 5:00 p.m. (New York City time) on the Revolving Credit Maturity Date.
(e)The Swingline Commitment shall terminate at 5:00 p.m. (New York City time) one
Business Day prior to the Swingline Maturity Date.
(f)The New Loan Commitment for any Series shall, unless otherwise provided in the applicable Joinder Agreement, terminate at 5:00 p.m. (New York City time) on the Increased Amount
Date for such Series.
Section 5.Payments
5.1Voluntary Prepayments.
(a)The Borrower has the right to prepay Loans, including Term Loans and Revolving Credit
Loans, as applicable, in each case, other than as set forth in Section 2.11, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (1) the Borrower shall give the
Administrative Agent (or, in the case of a Swingline Loan, the Swingline Lender) written notice in the form of a Notice of Loan Prepayment, which notice (x) shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the
Interest Period(s) of such Loans, and (y) shall be given by the Borrower (i) in the case of Term SOFR
Loans, no later than 11:00 a.m. (New York City time) two Business Days prior to, (ii) in the case of Base
Rate Loans (other than Swingline Loans), no later than 11:00 a.m. (New York City time) on the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders and (iii) in the case of Swingline Loans, no later than 1:00 p.m. (New York City time) on the date of such prepayment and (in the case of Term SOFR Loans and Base Rate Loans) shall be transmitted by the
Administrative Agent to each of the Lenders; (2) each partial prepayment of (i) any Borrowing of Term
SOFR Loans shall be in a minimum amount of $2,000,000 and in multiples of $1,000,000 in excess thereof, (ii) any Base Rate Loans (other than Swingline Loans) shall be in a minimum amount of
$500,000 and in multiples of $100,000 in excess thereof and (iii) Swingline Loans shall be in a minimum of $100,000 and in multiples of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding, and (3) in the case of any prepayment of Term SOFR Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto, the Borrower shall, promptly after receipt of a written request by any applicable Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required pursuant to Section 2.11.  Each prepayment in respect of any Term
Loans pursuant to this Section 5.1 shall be (a) applied to the Class or Classes of Term Loans as the
Borrower may specify and (b) applied to reduce Term Loan Repayment Amounts, any New Term Loan
Repayment Amounts, and, subject to Section 2.14(g), Extended Term Loan Repayment Amounts, as the
case may be, in each case, in such order as the Borrower may specify; provided that, if the Borrower does not specify the application of prepayments in respect of any Term Loans, such prepayments shall be applied ratably to reduce the Initial Term Loans and New Term Loans in direct order of maturity. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid.
Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective
Applicable Percentages in respect of each of the relevant Credit Facilities.

5.2Mandatory Prepayments.
(a)Term Loan Prepayments.
(i)On each occasion that a Prepayment Event occurs, the Borrower shall, within three Business Days after receipt of the Net Cash Proceeds of a Debt Incurrence Prepayment Event (other than one covered by clause (iii) below) and within ten Business Days after the occurrence of any other
Prepayment Event (or, in the case of Deferred Net Cash Proceeds, within ten Business Days after the
Deferred Net Cash Proceeds Payment Date), prepay, in accordance with clause (c) below, Term Loans with an equivalent principal amount equal to 100% of the Net Cash Proceeds from such Prepayment
Event; provided that with respect to the Net Cash Proceeds of an Asset Sale Prepayment Event or
Casualty Event, (A) the percentage in this Section 5.2(a)(i) shall be reduced to 50% if the Consolidated
First Lien Secured Debt to Consolidated EBITDA Ratio on the date of prepayment (prior to giving effect thereto) for the most recent Test Period ended prior to such prepayment date is less than or equal to 2.50 to 1.00 but greater than 2.00 to 1.00 and (B) no payment of any Term Loans shall be required under this
Section 5.2(a)(i) if the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio on the date of prepayment (prior to giving effect thereto) for the most recent Test Period ended prior to such prepayment date is less than or equal to 2.00 to 1.00; provided, further, that, with respect to the Net Cash
Proceeds of an Asset Sale Prepayment Event or Casualty Event, in each case solely to the extent with respect to any Collateral, the Borrower may use a portion of such Net Cash Proceeds to prepay or repurchase Permitted Other Indebtedness (and with such prepaid or repurchased Permitted Other
Indebtedness permanently extinguished) with a Lien on the Collateral ranking equal with the Liens securing the Obligations to the extent any applicable Permitted Other Indebtedness Document requires the issuer of such Permitted Other Indebtedness to prepay or make an offer to purchase such Permitted Other
Indebtedness with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the Permitted Other Indebtedness with ranking equal and with respect to which such a requirement to prepay or make an offer to purchase exists and the denominator of which is the sum of the outstanding principal amount of such Permitted Other Indebtedness and the outstanding principal amount of Term Loans.
(ii)[Reserved.]
(iii)On each occasion that Permitted Other Indebtedness is issued or incurred pursuant to Section 10.1(u), the Borrower shall within three Business Days of receipt of the Net Cash
Proceeds of such Permitted Other Indebtedness prepay, in accordance with clause (c) below, Term Loans with a principal amount equal to 100% of the Net Cash Proceeds from such issuance or incurrence of
Permitted Other Indebtedness.
Notwithstanding any other provisions of this Section 5.2, (A) to the extent that any or all of the Net Cash Proceeds of any Prepayment Event by a Foreign Subsidiary giving rise to a prepayment pursuant to clause (i) above (a “Foreign Subsidiary Prepayment Event”) are prohibited or delayed by any Requirements of Law from being repatriated to the Credit Parties, an amount equal to the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Loans at the times provided in clause (i) above, but only so long as the applicable Requirements of Law will not permit repatriation to the Credit Parties (the Credit Parties hereby agreeing to cause the applicable Subsidiary to promptly take all commercially reasonable actions available under the applicable Requirements of Law to permit repatriation; provided, that the obligation of the Credit Parties under this Agreement to take such action will expire twelve (12) months following such event), and once a repatriation of any of such affected Net Cash Proceeds is permitted under the applicable Requirements of Law, an amount equal to such Net Cash Proceeds will be promptly (and in any event not later than ten Business Days after such repatriation is permitted) applied (net of any taxes that would be payable or reserved against if such amounts were actually repatriated whether or not they are repatriated) to the repayment of the Loans pursuant to clause (i) above, and (B) to the extent that the Borrower has determined in good faith in consultation with the Administrative Agent that repatriation of any of or all the Net Cash Proceeds of any
Foreign Subsidiary Prepayment Event would have an adverse tax consequence (that is not de minimis)
with respect to such Net Cash Proceeds, an amount equal to the Net Cash Proceeds so affected may be retained by the applicable Subsidiary; provided that in the case of this clause (B), on or before the date on which any Net Cash Proceeds from any Foreign Subsidiary Prepayment Event so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to clause (i) above,
(x) the Borrower shall apply an amount equal to such Net Cash Proceeds to such reinvestments or prepayments as if such Net Cash Proceeds had been received by the Credit Parties rather than such
Subsidiary, less the amount of any taxes (including any withholding taxes and Tax Distributions) that would have been payable or reserved against if such Net Cash Proceeds had been repatriated (or, if less, the Net Cash Proceeds that would be calculated if received by such Subsidiary) or (y) such Net Cash
Proceeds shall be applied to the repayment of Indebtedness of a Subsidiary that is not a Credit Party.  For the avoidance of doubt, nothing in this Agreement, including Section 5 shall be construed to require any
Subsidiary to repatriate cash.
(b)Repayment of Revolving Credit Loans.  If on any date the aggregate amount of the
Lenders’ Revolving Credit Exposures in respect of any Class of Revolving Loans for any reason exceeds
100% of the Revolving Credit Commitment of such Class then in effect, the Borrower shall forthwith repay on such date Revolving Loans of such Class in an amount equal to such excess upon obtaining knowledge thereof.  If after giving effect to the prepayment of all outstanding Revolving Loans of such
Class, the Revolving Credit Exposures of such Class exceed the Revolving Credit Commitment of such
Class then in effect, the Borrower shall Cash Collateralize the L/C Obligations in relation to such Class to the extent of such excess upon obtaining knowledge thereto.
(c)Application to Repayment Amounts.  Subject to Section 5.2(f), each prepayment of Term
Loans required by Section 5.2(a)(i) or (iii) shall be allocated pro rata among the Initial Term Loans, the
New Term Loans and the Extended Term Loans based on the applicable remaining Repayment Amounts due thereunder and shall be applied within each Class of Term Loans in respect of such Term Loans (x)
first to the next four unpaid scheduled amortization payments in direct order of maturity and (y) then, ratably, to the remaining unpaid scheduled amortization payments (including the payments due at maturity); provided that the Borrower may allocate a lesser proportion of such prepayment in its sole discretion to any later maturing Class or tranche of Term Loans (including New Term Loans and/or
Extended Term Loans, but excluding the Initial Term Loans) than to any Class or tranche of Term Loans maturing on any earlier date.  Subject to Section 5.2(f), with respect to each such prepayment, the
Borrower will, not later than the date specified in Section 5.2(a) for making such prepayment, give the
Administrative Agent written notice which shall include a calculation of the amount of such prepayment to be applied to each Class of Term Loans requesting that the Administrative Agent provide notice of such prepayment to each Initial Term Loan Lender, New Term Loan Lender or Lender of Extended Term
Loans, as applicable.
(d)Application to Term Loans.  With respect to each prepayment of Term Loans required by
Section 5.2(a), the Borrower may, if applicable, designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made; provided, that if any Lender has provided a Rejection
Notice in compliance with Section 5.2(f), such prepayment shall be applied with respect to the Term
Loans to be prepaid on a pro rata basis across all outstanding Types of such Term Loans in proportion to the percentage of such outstanding Term Loans to be prepaid represented by each such Class.  In the absence of a Rejection Notice or a designation by the Borrower as described in the preceding sentence, each prepayment shall be applied first to Base Rate Loans and then to Term SOFR Loans in direct order of Interest Period maturities.

(e)Application to Revolving Credit Loans. With respect to each prepayment of Revolving
Credit Loans, the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific
Borrowing(s) pursuant to which made and (ii) the Revolving Loans to be prepaid; provided that (y) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and
(z) notwithstanding the provisions of the preceding clause (y), no prepayment of Revolving Loans shall be applied to the Revolving Credit Loans of any Defaulting Lender unless otherwise agreed in writing by the Borrower.  In the absence of a designation by the Borrower as described in the preceding sentence, each prepayment shall be applied first to Base Rate Loans and then to Term SOFR Loans in direct order of Interest Period maturities.
(f)Rejection Right.  The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 5.2(a) at least three
Business Days prior to the date of such prepayment.  Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment.  The
Administrative Agent will promptly notify each Lender holding Term Loans of the contents of such prepayment notice and of such Lender’s pro rata share of the prepayment.  Each Term Loan Lender may reject all (but not less than all) of its pro rata share of any mandatory prepayment other than any such mandatory prepayment with respect to a Debt Incurrence Prepayment Event under Section 5.2(a)(i) or
Permitted Other Indebtedness under Section 5.2(a)(iii) (such declined amounts, the “Declined Proceeds”)
of Term Loans required to be made pursuant to Section 5.2(a) by providing written notice (each, a
“Rejection Notice”) to the Administrative Agent no later than 5:00 p.m. (New York City time) two
Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment.  If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans.  Any Declined Proceeds remaining shall thereafter be retained by the Borrower.
5.3Method and Place of Payment.
(a)Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the
Administrative Agent for the ratable account of the Lenders entitled thereto (or, in the case of the
Swingline Loans to the Swingline Lender) or the Letter of Credit Issuer entitled thereto, as the case may be, not later than 2:00 p.m. (New York City time), in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the
Administrative Agent shall specify for such purpose by notice to the Borrower (or in the case of the
Swingline Loans, at such office as the Swingline Lender shall specify for such purpose by notice to the
Borrower), it being understood that written or facsimile notice by the Borrower to the Administrative
Agent to make a payment from the funds in the Borrower’s account(s) at the Administrative Agent’s
Office shall constitute the making of such payment to the extent of such funds held in such account.  All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder shall be made in the currency in which such Loans are denominated and all other payments under each Credit
Document shall, unless otherwise specified in such Credit Document, be made in Dollars.
(b)Any payments under this Agreement that are made later than 2:00 p.m. (New York City time) may be deemed to have been made on the next succeeding Business Day in the Administrative
Agent’s sole discretion for purposes of calculating interest thereon (or, in the case of the Swingline Loans, at the Swingline Lender’s sole discretion).  Except as otherwise provided herein, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.
(c)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the
Letter of Credit Issuer hereunder that the Borrower will not make such payment, the Administrative
Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Letter of Credit Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or the Letter of Credit Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the
Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the Letter of Credit Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the Letter of Credit Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.
5.4Net Payments.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)Any and all payments by or on account of any obligation of any Credit Parties hereunder or under any other Credit Document shall, except as required by applicable laws, be made free and clear of and without reduction or withholding for any Taxes.
(ii)If any Withholding Agent shall be required by applicable law (as determined in the good faith discretion of such Withholding Agent) to withhold or deduct any Taxes from any payment, then (A) such Withholding Agent shall be entitled to withhold or make such deductions as are reasonably determined by such Withholding Agent to be required by applicable law, (B) such Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or deductions have been made (including withholding or deductions applicable to additional sums payable under this Section 5.4) each Recipient receives an amount equal to the sum it would have received had no such withholding or deductions been made.
(b)Payment of Other Taxes by the Credit Parties.  Without limiting or duplicating the provisions of subsection (a) above, the Credit Parties shall timely pay any Other Taxes to the relevant
Governmental Authority in accordance with applicable law or timely reimburse the Administrative Agent or any Lender for the payment of any Other Taxes.
(c)Indemnification by the Credit Parties.  Without limiting or duplicating the provisions of subsection (a) or (b) above, the Credit Parties shall indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of Indemnified Taxes (including
Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4)
payable or paid by such Recipient, or required to be withheld or deducted from a payment to such
Recipient and any reasonable expenses arising therefrom or with respect thereto whether or not such
Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.
A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender
(with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)Evidence of Payments.  As soon as practicable after any payment of Taxes by any Credit
Party to a Governmental Authority as provided in this Section 5.4, such Credit Party shall deliver to the
Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)Status of Lenders and Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the
Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative
Agent, such properly completed and executed documentation reasonably requested by the Borrower or the
Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative
Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (A), (B) and (D) of Section 5.4(e)(ii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such
Lender.
(ii)Without limiting the generality of the foregoing:
(A)any Lender that is a “United States person” within the meaning of
Section 7701(a)(30) of the Code (a “U.S. Lender”) shall deliver to the Borrower and the Administrative
Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed copies of Internal Revenue Service Form W-9 (or any successor form thereto) certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)each Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Lender becomes a Lender under this
Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the
Administrative Agent) whichever of the following is applicable:
(1)executed copies of Internal Revenue Service Form W-8BEN or
Form W-8BEN-E (or any applicable successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party;
(2)executed copies of Internal Revenue Service Form W-8ECI (or any successor form thereto);
(3)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, substantially in the form of Exhibit I-1 (a “Non-Bank Tax Certificate”), to the effect that such Non-U.S. Lender is not (A) a
“bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10-percent shareholder” of the
Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” related to the Borrower described in Section 881(c)(3)(C) of the Code and (y) executed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any applicable successor form); or

(4)to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY (or any successor form thereto), and to the extent necessary, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service
Form W-8BEN, Internal Revenue Service Form W 8BEN-E, a Non-Bank Tax Certificate (substantially in the form of Exhibit I-2 or Exhibit I-3, as applicable), Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable (provided that, if the Non-U.S. Lender is a partnership, not a participating Lender and one or more beneficial direct or indirect partners of such
Lender are claiming the portfolio interest exemption, the Non-Bank Tax Certificate(s) (substantially in the form of Exhibit I-4) may be provided by the Non-U.S. Lender on behalf of the direct or indirect partner(s));
(C)any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Lender becomes a Lender under this
Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the
Administrative Agent) executed copies of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in U.S. federal withholding tax together with such supplementary documentation as may be prescribed by applicable laws to permit the Borrower or the Administrative
Agent to determine the withholding or deduction required to be made;
(D)each Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by
Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the
Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative
Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and
(E)if the Administrative Agent is a “United States person” (as defined in
Section 7701(a)(30) of the Code), it shall provide the Borrower on or prior to the date that it becomes a party to this Agreement (or from time to time thereafter upon the reasonable request of the Borrower)
with two duly completed copies of Internal Revenue Service Form W-9 with respect to fees received on its own behalf, certifying that it is exempt from federal backup withholding. If the Administrative Agent is not a “United States person” (as defined in Section 7701(a)(30) of the Code), it shall provide, on or prior to the date that it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request for the Borrower), (1) executed originals or copies of Internal Revenue Service Form
W-8ECI, with respect to any amounts payable to the Administrative Agent for its own account and any other documentation prescribed by applicable law that would allow the Borrower to make such payments without deduction or withholding of any U.S. federal withholding Taxes, and (2) executed originals or copies of United States Internal Revenue Service Form W-8IMY certifying on Part I and Part VI of such
Form W-8IMY that it is either (a) a “qualified intermediary” assuming primary withholding responsibility under Chapters 3 and 4 of the Code and primary Form 1099 reporting and backup withholding responsibility for payments it receives for the accounts of others, or (b) a U.S. branch that has agreed to be treated as a U.S. person for United States federal withholding tax purposes with respect to payments received by it from the Borrower and that the payments it receives for the account of others are not effectively connected with the conduct of a trade or business in the United States, and that it is using such form as evidence of its agreement with the Borrower to be treated as a U.S. person with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a
U.S. person with respect to such payments as contemplated by Treasury Regulations Section
1.1441-1(b)(2)(iv)(A)). The Administrative Agent shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide the certification described in the prior sentence.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)Treatment of Certain Refunds.  If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 5.4, the Administrative Agent or such Lender (as applicable) shall promptly pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Credit Parties under this Section 5.4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the
Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority)
to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the
Administrative Agent or any Lender in a less favorable net after-Tax position than the Administrative
Agent or any Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any other Person.
(g)For the avoidance of doubt, for purposes of this Section 5.4, the term “Lender” includes the Letter of Credit Issuer and the term “applicable law” includes FATCA.
(h)Each party’s obligations under this Section 5.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Credit Documents.
5.5Computations of Interest and Fees.
(a)Except as provided in the next succeeding sentence, interest on Term SOFR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).  Interest on Base Rate Loans (including Base
Rate Loans determined by reference to Term SOFR) shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.
(b)Fees and the daily Stated Amount of Letters of Credit shall be calculated on the basis of a
360-day year for the actual days elapsed (which results in more fees being paid than if computed on the basis of a 365-day year).
5.6Limit on Rate of Interest.
(a)No Payment Shall Exceed Lawful Rate.  Notwithstanding any other term of this
Agreement, the Borrower shall not be obliged to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.
(b)Payment at Highest Lawful Rate.  If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.
(c)Adjustment if Any Payment Exceeds Lawful Rate.  If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any applicable law, rule or regulation, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected
Lender under Section 2.8; provided that to the extent lawful, the interest or other amounts that would have been payable but were not payable as a result of the operation of this Section 5.6 shall be cumulated and the interest payable to such Lender in respect of other Loans or periods shall be increased (but not above such maximum amount or rate of interest therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a
Lender exceeds the maximum rate, such Person may, to the extent permitted by applicable law, rule or regulation, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the
Obligations hereunder.
Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation, then the Borrower shall be entitled, by notice in writing to the
Administrative Agent, to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the
Borrower.
5.7Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Credit
Facilities due and payable to such Lender hereunder and under the other Credit Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations in respect of the Credit Facilities due and payable to such Lender at such time to (ii) the aggregate amount of the
Obligations in respect of the Credit Facilities due and payable to all Lenders hereunder and under the other Credit Documents at such time) of payments on account of the Obligations in respect of the Credit
Facilities due and payable to all Lenders hereunder and under the other Credit Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Credit Facilities owing
(but not due and payable) to such Lender hereunder and under the other Credit Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations in respect of the Credit Facilities owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Credit Facilities owing (but not due and payable) to all
Lenders hereunder and under the other Credit Documents at such time) of payments on account of the
Obligations in respect of the Credit Facilities owing (but not due and payable) to all Lenders hereunder and under the other Credit Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the
Loans and sub-participations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the

Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Credit Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(i)if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section 5.6 shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B)
the application of Cash Collateral provided for in this Agreement, or (C) any payment obtained by a
Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-
participations in L/C Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Credit Party or any Affiliate thereof (as to which the provisions of this Section 5.6 shall apply).
Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.
Section 6.Conditions Precedent to Initial Borrowing
The initial Borrowing under this Agreement is subject to the satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent:
6.1Credit Documents.
(a)The Administrative Agent (or its counsel) shall have received:
(i)this Agreement, executed and delivered by a duly Authorized Officer of the
Parent Guarantors and the Borrower;
(ii)the Guarantee, executed and delivered by a duly Authorized Officer of Holdings and each other Guarantor;
(iii)the Pledge Agreement, executed and delivered by a duly Authorized Officer of
Holdings and each other Credit Party; and
(iv)the Security Agreement, executed and delivered by a duly Authorized Officer of
Holdings and each other Credit Party.
(b)All outstanding Capital Stock, regardless of the form of such Capital Stock, in the
Borrower held directly by Holdings, representing 100% of the issued and outstanding Capital Stock of the
Borrower, and in all other Restricted Subsidiaries, in each case required to be pledged as of the Closing
Date pursuant to the Pledge Agreement, shall have been pledged pursuant thereto.
(c)The Collateral Agent shall have received the certificates representing the Capital Stock in and of the Borrower and all other Restricted Subsidiaries, in each case to the extent required to be delivered under the Security Documents and pledged under the Security Documents, in each case, as of the Closing Date to the extent certificated, accompanied by instruments of transfer and undated stock powers or allonges endorsed in blank.
(d)All Uniform Commercial Code financing statements required to be filed, registered or recorded to create the Liens intended to be created by any Security Document and perfect such Liens to the extent required by such Security Document shall have been delivered to the Collateral Agent, and shall be in proper form, for filing, registration or recording.
6.2Legal Opinions.  The Administrative Agent (or its counsel) shall have received the executed legal opinions, in customary form, of Kirkland & Ellis LLP, special New York counsel to the
Credit Parties.  The Borrower hereby instructs such counsel to deliver such legal opinion.
6.3Closing Certificates.  The Administrative Agent (or its counsel) shall have received a certificate of (x) each of the Parent Guarantors, the Borrower and the other Guarantors, dated as of the
Closing Date, executed by any Authorized Officers of the Borrower and each Guarantor, as applicable, and attaching the documents referred to in Section 6.4 and (y) an Authorized Officer of Holdings
certifying compliance with Section 6.11 and 6.12.
6.4Authorization of Proceedings of the Borrower and the Guarantors; Corporate Documents.
The Administrative Agent (or its counsel) shall have received (i) a copy of the resolutions of the board of directors (or a duly authorized committee thereof) or managing member, as applicable, of the Parent
Guarantors, the Borrower and each other Guarantor authorizing (a) the execution, delivery and performance of the Credit Documents (and any agreements relating thereto) to which it is a party and
(b) in the case of the Borrower, the extensions of credit contemplated hereunder, (ii) the Certificate of
Incorporation and By-Laws, Certificate of Formation and Operating Agreement or other comparable organizational documents, as applicable, of the Parent Guarantors, the Borrower and each other
Guarantor, and (iii) signature and incumbency certificates (or other comparable documents evidencing the same) of the Authorized Officers of the Parent Guarantors, the Borrower and each other Guarantor executing the Credit Documents to which it is a party.
6.5Fees.  The Agents and Lenders shall have received, substantially simultaneously with the funding of the Initial Term Loans, fees required to be paid under the Fee Letter and, to the extent invoiced at least three Business Days prior to the Closing Date (except as otherwise reasonably agreed by the
Borrower) reasonable and documented out-of-pocket expenses in the amounts previously agreed in writing to be paid on the Closing Date (which amounts may, at the Borrower’s option, be offset against the proceeds of the Initial Term Loans).
6.6Solvency Certificate.  On the Closing Date, the Administrative Agent (or its counsel)
shall have received a certificate from the Chief Executive Officer, the President, the Chief Financial
Officer, the Treasurer, the Vice President-Finance or any other senior financial officer of the Borrower to the effect that after giving effect to the consummation of the Transactions, the Borrower and the
Restricted Subsidiaries on a consolidated basis are Solvent.
6.7Loan Notice.  The Administrative Agent (or its counsel) shall have received a Loan
Notice meeting the requirements of Section 2.3 with respect to the Initial Term Loans or any Revolving
Loans to be borrowed on the Closing Date.
6.8[Reserved].
6.9[Reserved].

6.10Patriot Act.  The Administrative Agent shall have received at least three Business Days prior to the Closing Date such documentation and information as is reasonably requested in writing at least ten Business Days prior to the Closing Date by the Administrative Agent about the Credit Parties to the extent required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.  No later than three
Business Days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the
Beneficial Ownership Regulation, then the Borrower shall have delivered to the Administrative Agent a
Beneficial Ownership Certification in relation to the Borrower to the extent requested in writing at least
10 Business Days prior to the Closing Date.
6.11No Material Adverse Effect. Since December 31, 2025, there shall not have been any
Material Adverse Effect.
6.12Representations and Warranties. All representations and warranties made by any Credit
Party contained herein or in the other Credit Documents shall be true and correct in all material respects as of the Closing Date (except where such representations and warranties relate to an earlier date, in which case, such representations and warranties shall have been true and correct in all material respects as of such earlier date and any representation and warranty that is qualified as to “materiality”, “Material
Adverse Effect” or similar language shall be true and correct in all respects (after giving effect to any qualification therein)).
6.13Refinancing. Substantially simultaneously with the Borrowing of the Initial Term Loans, the Refinancing shall be consummated.
6.14Public Offering. The public offering of Ultimate Parent shall have been consummated prior to the Closing Date (or shall be consummated substantially concurrently with the Borrowing of
Initial Term Loans on the Closing Date).
For purposes of determining compliance with the conditions specified in this Section 6 on the Closing
Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by, or acceptable or satisfactory to, a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
For avoidance of doubt, nothing under this Agreement or the Security Documents shall be construed as a requirement to enter into any source code escrow arrangement, an obligation to register or apply for the registration of or obtain any issuance of Intellectual Property in any jurisdiction, or an obligation to make any filings or take any actions to record or to perfect the Agents’ lien on or security interest in (I) any
Intellectual Property other than UCC filings and the filing of documents effecting the recordation of security interests in the United States Copyright Office and United States Patent and Trademark Office or
(II) any Intellectual Property subsisting outside of the United States.
Section 7.Conditions Precedent to All Credit Events after the Closing Date.
After the Closing Date, subject to, in the case of Section 7.1 and Section 7.3 below, the terms of
Section 1.12(c), to the extent the proceeds of any Loan are being used to finance a Limited Condition
Transaction, the agreement of each Lender to make any Loan requested to be made by it (excluding
Revolving Credit Loans required to be made by the Revolving Credit Lenders in respect of Unpaid
Drawings pursuant to Sections 3.3 and 3.4) and the obligation of the Letter of Credit Issuer to issue,

increase or extend Letters of Credit on any date is subject to the satisfaction (or waiver) of the following conditions precedent:
7.1No Default; Representations and Warranties.  At the time of each Credit Event and also after giving effect thereto (other than any Credit Event on the Closing Date or made pursuant to
Section 2.14 or 2.15 (which shall be subject to the applicable terms of Sections 2.14 or 2.15, as applicable)) (a) no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit
Documents shall be true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) as of such earlier date).
7.2Loan Notice.
(a)Prior to the making of each Term Loan after the Closing Date, the Administrative Agent shall have received a Loan Notice meeting the requirements of Section 2.3.
(b)Prior to the making of each Revolving Credit Loan (other than any Revolving Credit
Loan made pursuant to Section 3.4(a)) and each Swingline Loan, the Administrative Agent shall have received a Loan Notice meeting the requirements of Section 2.3.
(c)Prior to the issuance of each Letter of Credit the Administrative Agent and the Letter of
Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).
The acceptance of the benefits of each Credit Event (other than any Credit Event in connection with a
New Loan Commitment, which shall be subject to the terms of Section 2.14) shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in clauses (a) and (b) of Section 7.1 have been satisfied as of that time.
Section 8.Representations and Warranties
In order to induce the Lenders to enter into this Agreement and to make the Loans, the Swingline
Loans and issue or participate in Letters of Credit as provided for herein, the Borrower makes the following representations and warranties to the Lenders, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit:
8.1Corporate Status.  Each of the Credit Parties (a) is a duly organized and/or incorporated and validly existing corporation, limited liability company or other entity in good standing (if applicable)
under the laws of the jurisdiction of its organization and/or incorporation and has the corporate, limited liability company or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect;
provided that it is understood and agreed that in no event shall any representation or warranty made in respect of this Section 8.1 be untrue or incorrect to the extent made on or prior to the date that is thirty days after the Closing Date (or such longer period as the Administrative Agent may agree in its reasonable discretion) as a result of the failure of the Restricted Subsidiaries set forth on Schedule 8.1 to fail to be in good standing.
8.2Corporate Power and Authority.  Each of the Credit Parties has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit
Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party.  Each of the Credit Parties has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, liquidation, winding-up, dissolution, strike-off or similar laws affecting creditors’ rights generally and subject to general principles of equity.
8.3No Violation.  Neither the execution, delivery or performance by any Credit Party of the
Credit Documents to which it is a party nor compliance with the terms and provisions thereof and the other transactions contemplated hereby will (a) contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, other than any such contravention that would not reasonably be expected to result in a Material Adverse Effect,
(b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or Permitted Liens) pursuant to the terms of any indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which such Credit
Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) other than any such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate in any material respect any provision of the certificate of incorporation, by-laws, memorandum and articles of association or other organizational documents of such Credit Party or any of the Restricted Subsidiaries.
8.4Litigation.  There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Borrower, threatened in writing against Holdings, the Borrower or any of the Restricted
Subsidiaries that would reasonably be expected to be determined adversely and, if so, to result in a
Material Adverse Effect.
8.5Margin Regulations.  Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.
Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its
Subsidiaries on a consolidated basis) subject to the provisions of Section 10.2 or Section 10.4 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any
Affiliate of any Lender relating to Indebtedness and within the scope of Section 11.4 will be margin stock.
8.6Governmental Approvals.  The execution, delivery and performance of each Credit
Document does not require any consent or approval of, registration or filing with, or other action by, any
Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings, consents, approvals, registrations and recordings in respect of the Liens created pursuant to the Security Documents (and to release existing Liens), and (iii) such licenses, approvals, authorizations, registrations, filings or consents the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect.

8.7Investment Company Act.  None of Holdings, the Borrower or any other Restricted
Subsidiary is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
8.8True and Complete Disclosure.
(a)None of the written factual information and written data (taken as a whole) concerning
Holdings, the Borrower, the Restricted Subsidiaries and their respective businesses heretofore or contemporaneously furnished by or on behalf of Holdings, the Borrower, any of the other Restricted
Subsidiaries or any of their respective authorized representatives to the Administrative Agent, any Joint
Lead Arranger and Joint Bookrunner and/or any Lender on or before the Closing Date (including all such written information and data contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein was, when furnished, incorrect in any material respect or contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time in light of the circumstances under which such information or data was furnished (after giving effect to all supplements and updates), it being understood and agreed that for the purposes of this Section 8.8(a), such factual information and data shall not include (i) pro forma financial information, projections, estimates (including financial estimates, forecasts and other Forward-Looking Information) or other
Forward-Looking Information, (ii) information of a general economic or general industry nature and (iii)
third-party memos or reports.
(b)The financial projections, forecasts, budgets and other forward-looking information provided by or on behalf of Holdings, the Borrower or its Subsidiaries to the Administrative Agent or any
Lender prior to the Closing Date were prepared in good faith based upon estimates and assumptions believed by the Borrower to be reasonable at the time such information was furnished to the
Administrative Agent or such Lender (it being understood and agreed that financial projections, estimates and forecasts are subject to significant uncertainties and contingencies, many of which are beyond the
Borrower’s control, are not a guarantee of financial performance, actual results may differ therefrom and such differences may be material).
8.9Financial Condition; Financial Statements.
(a)The Historical Financial Statements, in each case, present fairly in all material respects the consolidated financial position of the Borrower (or, in the case of the financials described in clause (i)
of the definition of Historical Financial Statements, Accelevation Holding Company, LLC) at the
respective dates of said information, statements and results of operations for the respective periods covered thereby.  The Historical Financial Statements were prepared in accordance with GAAP, except as may be disclosed in the notes to such Historical Financial Statements or, in the case of the Historical
Interim Financial Statements, for normal recurring year-end adjustment (none of which would reasonably be expected to be material individually or in the aggregate) and the absence of notes or other information not required by GAAP to be included in interim financial statements (none of which, if presented, would reasonably be expected to materially differ from those in the Historical Audited Financial Statements).
(b)There has been no Material Adverse Effect since the Closing Date.
Each Lender and the Administrative Agent hereby acknowledges and agrees that the Borrower and its
Subsidiaries may be required to restate Historical Financial Statements as the result of the implementation of changes in GAAP or the respective interpretation thereof, and that such restatements will not result in a
Default or an Event of Default under the Credit Documents.

8.10Compliance with Laws.
(a)Each Credit Party and its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except to the extent any failure to comply would reasonably be expected to result in a Material Adverse Effect.
(b)Each Credit Party and its Subsidiaries and each of the respective directors and officers and, with respect to clauses (a) and (b) of this Section 8.10, to the knowledge of such Credit Parties, employees, agents and representatives of each Credit Party or any of its Subsidiaries (in each case in their capacity as such), (a) is in compliance with (i) applicable Sanctions and (ii) the United States Foreign
Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder, (the
“FCPA”) and other applicable anti-corruption laws (collectively with the FCPA, the “Anti-Corruption
Laws”), in all material respects and (b) is in compliance with the Anti-Money Laundering Laws in all material respects.
8.11Tax Matters.  (a) Each of Holdings, the Borrower and the Restricted Subsidiaries has
filed all Tax returns required to be filed by it and has timely paid all Taxes payable by it (whether or not shown on a Tax return and including in its capacity as withholding agent) that have become due and payable, other than those (i) being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of Holdings, the Borrower or such
Restricted Subsidiary, as applicable) with respect thereto in accordance with GAAP and it can lawfully withhold such payment or (ii) the non-filing or non-payment of which would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect and (b) each of Holdings, the
Borrower and the Restricted Subsidiaries has provided adequate reserves (in the good faith judgement of management of Holdings, the Borrower or such Restricted Subsidiary, as applicable) in accordance with
GAAP for the payment of all Taxes not yet due and payable.  There is no current or proposed Tax assessment, deficiency or other claim against Holdings, the Borrower or any Restricted Subsidiary that would reasonably be expected to result in a Material Adverse Effect.
8.12Compliance with ERISA. Except as would not reasonably be expected to have a Material
Adverse Effect, (i) each Plan is in compliance with the terms of such Plan and the applicable provisions of ERISA, the Code and the regulations thereunder, and (ii) no ERISA Event has occurred or is reasonably expected to occur.
8.13Subsidiaries.  Schedule 8.13 lists each Subsidiary of Holdings (and the direct and indirect ownership interest of Holdings therein), in each case existing on the Closing Date after giving effect to the Transactions.
8.14Intellectual Property.  Each of the Borrower and the other Restricted Subsidiaries own or have the right to use all Intellectual Property that is used in or otherwise necessary for the operation of their respective businesses as currently conducted, except where the failure to own or have a right to use such Intellectual Property would not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Borrower, the operation of their respective businesses by each of the Borrower and the other Restricted Subsidiaries does not infringe upon, misappropriate, violate or otherwise conflict with the
Intellectual Property of any third party, except as would not reasonably be expected to have a Material
Adverse Effect.
8.15Environmental Laws.
(a)Except as would not reasonably be expected to have a Material Adverse Effect: (i) each of the Borrower and the other Restricted Subsidiaries and their respective operations and properties is in compliance with all applicable Environmental Laws; (ii) none of the Borrower or any Restricted
Subsidiary is subject to any pending, or, to the knowledge of the Borrower, threatened Environmental
Claim; and (iii) none of the Borrower or any Restricted Subsidiary is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location.
(b)None of the Borrower or any of the Restricted Subsidiaries has treated, stored, transported, Released or arranged for disposal or transport for disposal or treatment of Hazardous
Materials at, on, under or from any property currently or formerly owned or operated by the Borrower or any of the Restricted Subsidiaries nor, to the knowledge of the Borrower, has there been any other
Release of Hazardous Materials at, on, under or from any such properties, in each case, in a manner that would reasonably be expected to have a Material Adverse Effect.
8.16Properties.
(a) Each of the Borrower and the other Restricted Subsidiaries has good and valid record title to, valid leasehold interests in, or rights to use, all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all
Liens (other than any Liens permitted by this Agreement) and except where the failure to have such good title or interest, or rights to use, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(b)[reserved].
8.17Solvency.  On the Closing Date (after giving effect to the Transactions) immediately following the making of the Loans and after giving effect to the application of the proceeds of such
Loans, the Borrower and the Restricted Subsidiaries on a consolidated basis will be Solvent.
8.18Use of Proceeds.  The Borrower will not use the proceeds of the Loans, Swingline Loans and/or Letters of Credit to violate applicable Sanctions or, in any material respect, any Anti-Money
Laundering Laws, or Anti-Corruption Laws.
8.19No Other Liabilities. None of Holdings the Borrower and the Restricted Subsidiaries
have any material contingent liability required under GAAP to be reflected or disclosed and not reflected or disclosed in the most recent financial statements delivered by the Borrower pursuant to Section 9.1 (or, prior to the first delivery of such financial statements, the Historical Financial Statements), other than liabilities (including any liabilities in connection with any litigation and investigations) and contingent liabilities permitted to be incurred under this Agreement that would not reasonably be expected to have a
Material Adverse Effect.
8.20Labor Matters.  Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no labor strikes or similar union labor disputes against any of the Borrower or the Restricted Subsidiaries by their respective employees pending or, to the knowledge of the Borrower or the Restricted Subsidiaries, overtly threatened in writing.
8.21Foreign Assets Control Regulations and Anti-Money Laundering.  No Credit Party and
no Subsidiary of a Credit Party (i) is a Person designated by the U.S. government on the list of the
Specially Designated Nationals and Blocked Persons (the “SDN List”) or on any other similar Sanctions-
related list of designated Persons, (ii) is a Person who is otherwise the subject of Sanctions, (iii) is domiciled or resident in a Designated Jurisdiction or (iv) is directly or indirectly owned or controlled (as such terms are defined by Sanctions) by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts for or on behalf of, any person or entity on the SDN

List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Credit Document would be prohibited under U.S.
law.  As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all material respects.
Section 9.Affirmative Covenants.
The Borrower, each of the Borrower’s Restricted Subsidiaries and, as applicable,
Holdings, hereby covenant and agree that on the Closing Date and thereafter, until the Commitments, the
Swingline Commitment and each Letter of Credit have terminated or been Cash Collateralized in accordance with the terms of this Agreement and the Loans and Unpaid Drawings, together with interest,
Fees and all other Obligations incurred hereunder (other than contingent indemnity obligations as to which no valid demand has been made, Secured Hedge Obligations, Secured Cash Management
Obligations and Letters of Credit Cash Collateralized in accordance with the terms of this Agreement), are paid in full:
9.1Information Covenants. The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):
(a)Annual Financial Statements.  As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31,
2026 (or, if earlier, the date that is five (5) Business Days after the reporting date for such information required by the SEC, including after giving effect to any extension pursuant to any securities law, including pursuant to Rule 12b-25 of the Securities Exchange Act of 1934), the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at the end of each fiscal year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, and, commencing with the financial statements for the fiscal year ended December 31, 2027, setting forth comparative consolidated figures for the preceding fiscal year (for the fiscal year ending December 31,
2026, in the form available, which may include a predecessor entity), all in reasonable detail and prepared in accordance with GAAP, and, in each case, certified by an independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower or any of the Restricted Subsidiaries as a going concern (other than any qualification, that is with respect to, or resulting from, (i) an upcoming maturity date under any
Indebtedness, (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period, (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted
Subsidiary, (iv) a change in accounting principles or practices reflecting a change in GAAP and required or approved by such independent certified public accounts, or (v) an “emphasis of matter” paragraph).
(b)Quarterly Financial Statements.  As soon as available and in any event on or before the date that is 60 days (or 75 days for the fiscal quarter of the Borrower ending September 30, 2026 (subject to up to a 30 days extension as the Administrative Agent may agree in its reasonable discretion) after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, commencing with the fiscal quarter ended September 30, 2026  or, if earlier, the date that is five (5) Business Days after the reporting date for such information required by the SEC, including after giving effect to any extension pursuant to any securities law, including pursuant to Rule 12b-25 of the Securities Exchange Act of
1934), the consolidated balance sheets of the Borrower and the Restricted Subsidiaries as at the end of
such fiscal quarter and the related consolidated statements of income for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, and, commencing with the financial statements for the fiscal quarter ended March 31,
2028, setting forth comparative consolidated figures for the related periods in the prior fiscal year (for the fiscal year ending December 31, 2026, in the form available, which may include a predecessor entity) or, in the case of such consolidated balance sheet, for the last day of the related period in the prior fiscal year, all of which shall be certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Restricted
Subsidiaries in accordance with a modified cash-basis accounting method (except as noted therein), subject to changes resulting from normal year-end adjustments and the absence of footnotes.
(c)[Reserved].
(d)Compliance Certificates.  Not later than five days after the delivery of the financial statements provided for in Sections 9.1(a) and (b) (in the case of the first three fiscal quarters of any fiscal year only), a Compliance Certificate signed by an Authorized Officer of the Borrower to the effect that to their knowledge, no Event of Default exists or, if any Event of Default does exist, specifying the nature and extent thereof, as the case may be, which certificate shall set forth (i) a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be, and (ii) commencing with the fiscal quarter ending March 31, 2027, the Consolidated Total Debt to
Consolidated EBITDA Ratio and the Consolidated Fixed Charge Coverage Ratio and underlying calculations in connection therewith.
(e)Changes in Credit Party Information. Holdings or the Borrower will furnish to the
Administrative Agent prompt written notice (and in any event within ninety (90) days after such change, or such longer period as the Administrative Agent may reasonably agree) of any change (i) in any Credit
Party's legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization of any Credit Party or in the form of its organization or (iii) in any Credit
Party's organizational identification number, to the extent that such Credit Party is organized in a jurisdiction where an organizational identification number is required to be included in a Uniform
Commercial Code financing statement for such jurisdiction.
(f)Notice of Default or Litigation. Promptly after an Authorized Officer of Holdings, the
Borrower or any of the Restricted Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof and what action Holdings, the Borrower proposed to take with respect thereto and (ii) any litigation or governmental proceeding pending against the Borrower or any of the Restricted Subsidiaries that would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse
Effect.
(g)Environmental Matters.  Promptly after an Authorized Officer of Holdings, the Borrower or any of the Restricted Subsidiaries obtains actual knowledge of any one or more of the following environmental matters, unless such environmental matters would not reasonably be expected to result in a
Material Adverse Effect, notice of:
(i)any pending or threatened Environmental Claim against any Credit Party or any
Restricted Subsidiary; and
(ii)the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, Release or threatened Release of any Hazardous
Material on, at, under or from any Real Estate by any Credit Party or any Restricted Subsidiary.

All such notices shall describe in reasonable detail the nature of the claim, investigation or removal, remedial or other corrective action in response thereto.  The term “Real Estate” shall mean land, buildings, facilities and improvements currently owned or leased by any Credit Party.
(h)Other Information.  Promptly upon filing thereof, copies of any filings (including on
Form 10-K, 10-Q or 8-K) or registration statements (other than drafts of pre-effective versions of registration statements) with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the Borrower or any of the Restricted Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices, and reports that the Borrower or any of the Restricted Subsidiaries shall send to the holders of any publicly issued debt of the Borrower and/or any of the Restricted Subsidiaries, in their capacity as such holders, lenders or agents (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise, including information required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation) as
the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative
Agent) may reasonably request in writing from time to time; provided that neither the Borrower nor any other Restricted Subsidiary will be required to disclose or permit the inspection or discussion of any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective contractors) is prohibited by law, or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.
Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 9.1 may be satisfied with respect to financial information of the Borrower and its Restricted Subsidiaries by
furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower or (B)
the Borrower’s (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of subclauses (A) and (B) of this paragraph, to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating or other information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Borrower and the
Restricted Subsidiaries on a standalone basis, on the other hand.
Documents required to be delivered pursuant to clauses (a), (b), and (g) of this Section 9.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the earliest date on which
(i) the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the
Internet; (ii) such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), or (iii) such financial statements and/or other documents are posted on the SEC’s website on the internet at www.sec.gov; provided that
(A) the Borrower shall, at the request of the Administrative Agent, continue to deliver copies (which delivery may be by electronic transmission) of such documents to the Administrative Agent and (B) the
Borrower shall notify (which notification may be by facsimile or electronic transmission) the
Administrative Agent of the posting of any such documents on any website described in this paragraph.
Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

Each Credit Party hereby acknowledges and agrees that, unless the Borrower notifies the
Administrative Agent in advance, all financial statements and certificates furnished pursuant to
Sections 9.1(a), (b) and (d) above are hereby deemed to be suitable for distribution, and to be made available, to all Lenders and may be treated by the Administrative Agent and the Lenders as not containing any material nonpublic information; provided that any failure by the Borrower to so notify the
Administrative Agent shall not constitute a Default or Event of Default.
9.2Books, Records, and Inspections.  The Borrower will, and will cause each Restricted
Subsidiary to, permit officers and designated representatives of the Administrative Agent or the Required
Lenders to visit and inspect any of the properties or assets of the Borrower and any such Restricted
Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the books and records of the Borrower and any such Restricted Subsidiary and discuss the affairs, finances and accounts of Holdings, the Borrower and of any such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default, (a) only the Administrative Agent on behalf of the Required Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.2, (b) the Administrative Agent shall not exercise such rights more than one time in any calendar year, which such visit will be at the
Borrower’s expense, and (c) notwithstanding anything to the contrary in this Section 9.2, none of the
Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any agreement binding on a third party or (iii) is subject to attorney-
client or similar privilege or constitutes attorney work product; provided, further, that when an Event of
Default exists, the Administrative Agent (or any of its respective representatives or independent contractors) or any representative of the Required Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.  The
Administrative Agent and the Required Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.
9.3Maintenance of Insurance. (a)  Holdings and the Borrower will, and will cause each
Restricted Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the
Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business and the availability of insurance on a cost-effective basis)
and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business and the availability of insurance on a cost-effective basis; and will furnish to the Administrative
Agent, promptly following written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.  Each such policy of insurance shall (i) name the
Collateral Agent, on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder.

9.4Payment of Taxes.  Each of Holdings and the Borrower will pay and discharge or cause to be paid and discharged, and will cause each of the Restricted Subsidiaries to pay and discharge, all
Taxes imposed upon it (including in its capacity as a withholding agent) or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims in respect of any Taxes imposed, assessed or levied that, if unpaid, would reasonably be expected to become a Lien (other than a Permitted Lien) upon any properties of Holdings, the Borrower or any of the Restricted Subsidiaries; provided that none of Holdings, the Borrower nor any of the Restricted
Subsidiaries shall be required to pay any such Tax that (i) is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of
Holdings, the Borrower or such Restricted Subsidiaries) with respect thereto in accordance with GAAP and it can lawfully withhold such payment or (ii) the failure to pay would not reasonably be expected to result in a Material Adverse Effect.
9.5Preservation of Existence.  Holdings and the Borrower will, and will cause each
Restricted Subsidiary to, take all actions necessary (a) to preserve and keep in full force and effect its existence, organizational rights and authority and (b) to maintain its rights, privileges (including its good standing (if applicable)), permits, licenses and franchises necessary in the normal conduct of its business, in each case, except to the extent that the failure to do so would not reasonably be expected to have a
Material Adverse Effect; provided, however, that the Borrower and its respective Subsidiaries may consummate any transaction that is a Permitted Investment and under Section 10.2, 10.3, 10.4 or 10.5.
9.6Compliance with Statutes, Regulations, Etc.  Holdings and the Borrower will, and will cause each Restricted Subsidiary to, (a) comply with all applicable laws, rules, regulations, and orders applicable to it or its property and all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect,
(b) comply with all Environmental Laws and obtain and comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by Environmental Laws and (c) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, in each case, to the extent required under Environmental Laws and promptly comply with all orders and directives having the force and effect of law of all Governmental Authorities regarding Environmental
Laws, other than such orders and directives which are being timely contested in good faith by proper proceedings, except in each case of (a), (b) and (c) of this Section 9.6, where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
9.7ERISA.  Where applicable, (a) following reasonable request by the Administrative Agent for such documents, the Borrower will furnish to the Administrative Agent promptly following the receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Credit Party or any of its Restricted Subsidiaries has requested with respect to any Multiemployer Plan to which a Credit
Party or any of its Restricted Subsidiaries is obligated to contribute; provided that if the Credit Parties or any of their Restricted Subsidiaries have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative
Agent, the Credit Parties shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the
Administrative Agent promptly after receipt thereof; provided, further, that the rights granted to the
Administrative Agent in this Section 9.7 shall be exercised not more than once during a 12-month period, and (b) the Borrower will notify the Administrative Agent promptly following the occurrence of an
ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect.
9.8Maintenance of Properties.  The Borrower will, and will cause each of the Restricted
Subsidiaries to, keep and maintain all tangible property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
9.9[Reserved].
9.10Additional Guarantors and Grantors.  Subject to any applicable limitations set forth in the
Security Documents, the Borrower will cause each direct or indirect Restricted Subsidiary (other than any
Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date (including pursuant to a Permitted Acquisition), and each other Restricted Subsidiary that ceases to constitute an
Excluded Subsidiary, within 60 days from the date of such formation, acquisition or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion), and the Borrower may at its option cause any other Restricted Subsidiary that is a Discretionary Guarantor, to execute a supplement to each of the Guarantee, the Pledge Agreement, the Security Agreement and any
other Security Document, as applicable, in order to become a Guarantor under the Guarantee and a grantor under such Security Documents and take all other action reasonably requested by the Collateral
Agent to grant a perfected security interest in its assets to substantially the same extent as created and perfected by the Credit Parties on the Closing Date and pursuant to Section 9.13(d) in the case of such
Credit Parties.  For the avoidance of doubt, notwithstanding anything to the contrary in any Credit
Document, neither the Borrower nor any Restricted Subsidiary shall be required to take any action outside the United States to perfect any security interest in the Collateral (including the execution of any agreement, document or other instrument governed by the law of any jurisdiction other than the United
States or any state or political subdivision thereof or the District of Columbia); provided that, for the avoidance of doubt, the Borrower, in its sole discretion, may designate Restricted Subsidiaries as
Discretionary Foreign Guarantors in accordance with this Agreement and, in connection with any such designation, the Borrower and Administrative Agent shall enter into such additional Credit Documents and take such additional actions outside the United States as shall be reasonably agreed by the Borrower and the Administrative Agent.
9.11Pledge of Additional Stock and Evidence of Indebtedness.  Subject to any applicable limitations set forth in the Security Documents and other than (x) when in the reasonable determination of the Administrative Agent and the Borrower (as agreed to in writing), the cost or other consequences of doing so would be excessive in view of the benefits to be obtained by the Lenders therefrom or (y) to the extent doing so would result in adverse tax consequences (that are not de minimis) as reasonably determined by the Borrower in consultation with the Administrative Agent, Holdings and the Borrower will cause (i) all certificates representing Capital Stock and Stock Equivalents of any Restricted
Subsidiary (other than any Excluded Stock and Stock Equivalents) held directly by Holdings, the
Borrower or any other Credit Party, (ii) all evidences of Indebtedness in excess of $15,000,000 and
(iii) any promissory notes executed after the Closing Date evidencing Indebtedness in excess of
$15,000,000 of Holdings, the Borrower or any Subsidiary that is owing to Holdings, the Borrower or any other Credit Party, in each case, to be delivered to the Collateral Agent as security for the Obligations, accompanied by undated instruments of transfer executed in blank pursuant to the terms of the Security
Documents.  Notwithstanding the foregoing, any promissory note among Holdings, the Borrower and/or its Restricted Subsidiaries need not be delivered to the Collateral Agent, so long as (i) a global intercompany note superseding such promissory note has been delivered to the Collateral Agent, (ii) such promissory note is not delivered to any other party other than Holdings or any other Credit Party, in each case, owed money thereunder, and (iii) such promissory note indicates on its face that it is subject to the security interest of the Collateral Agent.
9.12Use of Proceeds.

(a)The Borrower will use the proceeds of the Initial Term Loans, the Revolving Loans (if any), and, at its option, cash on hand, on the Closing Date to (i) effect the Refinancing, (ii) to pay
Transaction Expenses and (iii) for working capital and general corporate purposes.
(b)The Borrower will use Letters of Credit, Swingline Loans and Revolving Loans for
working capital and for other general corporate purposes, including permitted Investments, acquisitions,
Restricted Payments, capital expenditures and any other transaction not prohibited by the Credit
Documents.
9.13Further Assurances.
(a)Subject to the terms of Sections 9.10 and 9.11, this Section 9.13 and the Security
Documents, the Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, intellectual property security agreements, agreements, and instruments, and take all such further actions (including the filing and recording of financing statements, intellectual property security agreements, fixture filings, mortgages, deeds of trust, and other documents) that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect, and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of the Borrower and the Restricted Subsidiaries. For avoidance of doubt, nothing under this Agreement or the Security
Documents shall be construed as a requirement to enter into any source code escrow arrangement, an obligation to register or apply for the registration of or obtain any issuance of Intellectual Property in any jurisdiction, or an obligation to make any filings or take any actions to record or to perfect the Agents’
lien on or security interest in (I) any Intellectual Property other than UCC filings and the filing of documents effecting the recordation of security interests in the United States Copyright Office and United
States Patent and Trademark Office or (II) any Intellectual Property subsisting outside of the United
States.
(b)Subject to any applicable limitations set forth in the Security Documents and other than
(x) when in the reasonable determination of the Administrative Agent and the Borrower (as agreed to in writing), the cost or other consequences of doing so would be excessive in view of the benefits to be obtained by the Lenders therefrom or (y) to the extent doing so would result in adverse tax consequences
(that are not de minimis) as reasonably determined by the Borrower in consultation with the
Administrative Agent, if any assets (other than Excluded Property) are acquired by the Borrower or any other Credit Party after the Closing Date (other than assets constituting Collateral under a Security
Document that become subject to the Lien of the applicable Security Document upon acquisition thereof)
that are of a nature secured by a Security Document, the Borrower will notify the Collateral Agent, and, if requested by the Collateral Agent, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the other applicable Credit Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent, as soon as commercially reasonable but in no event later than 90 days after such acquisition, unless waived or extended by the Administrative Agent in its sole discretion, to grant and perfect such Liens consistent with the applicable requirements of the
Security Documents, including actions described in clause (a) of this Section 9.13.
(c)[reserved].
(d)Post-Closing Covenant.  Each of Holdings and the Borrower agrees that it will, or will cause its relevant Restricted Subsidiaries to, complete each of the actions described on Schedule 9.13 as soon as commercially reasonable and by no later than the date set forth on Schedule 9.13 with respect to such action or such later date as the Administrative Agent may reasonably agree.

9.14[Reserved].
9.15Anti-Corruption, Etc.  Within 90 days of commencing material business operations outside of the United States, the Borrower shall adopt and maintain in effect policies and procedures reasonably designed to promote and achieve compliance by Holdings, the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable
Sanctions, and Holdings, the Borrower, its Subsidiaries and their respective officers and directors and, to the knowledge of the Borrower, employees and agents, shall comply with Anti-Corruption Laws in all material respects and with applicable Sanctions.  Holdings, the Borrower and its Subsidiaries shall not use any Loan or Letter of Credit or the proceeds thereof in violation of any Anti-Corruption Law or applicable Sanctions or in any other manner that would constitute or give rise to a violation of Sanctions by any Lender.
Section 10.Negative Covenants.
The Borrower and its Restricted Subsidiaries (and solely with respect to Section 10.10, Holdings)
hereby covenants and agrees that on the Closing Date and thereafter, until the Commitments, the
Swingline Commitment and each Letter of Credit have terminated or been Cash Collateralized in accordance with the terms of this Agreement and the Loans and Unpaid Drawings, together with interest,
Fees and all other Obligations incurred hereunder (other than contingent indemnity obligations as to which no valid demand has been made, Secured Hedge Obligations, Secured Cash Management
Obligations and Letters of Credit Cash Collateralized in accordance with the terms of this Agreement), are paid in full:
10.1Limitation on Indebtedness.  The Borrower will not, and will not permit any of its
Restricted Subsidiaries to create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness
(including Acquired Indebtedness), except that the foregoing limitations will not apply to:
(a)Indebtedness arising under the Credit Documents;
(b)[reserved];
(c)Indebtedness (including any unused commitment and any Capitalized Lease Obligations)
outstanding on the Closing Date (i) in an aggregate principal or committed amount not in excess of
$2,000,000 individually or (ii) listed on Schedule 10.1 (together with any Refinancing Indebtedness in respect thereof);
(d)(i) Indebtedness (including Capitalized Lease Obligations and purchase money
Indebtedness)), Disqualified Stock and preferred stock incurred or issued by the Borrower or any
Restricted Subsidiary, to finance (or refinance) the purchase, lease, construction, installation, maintenance, replacement or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any
Person owning such assets and Indebtedness arising from the conversion of the obligations of the
Borrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-
balance sheet Indebtedness of the Borrower or such Restricted Subsidiary, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred or issued pursuant to this clause (d) and all Refinancing
Indebtedness incurred to refinance any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (d), does not exceed the sum of (A) greater of (x) $47,600,000 and
(y) 35% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma

Basis) at the time of incurrence (together with any Refinancing Indebtedness in respect thereof and all accrued interest, fees and expenses) and (ii) Indebtedness arising out of Permitted Sale Leasebacks;
(e)Indebtedness incurred by the Borrower or any Restricted Subsidiary (including L/C
Obligations consistent with past practice constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business), in respect of workers’ compensation claims, deferred compensation, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement or indemnification type obligations regarding workers’ compensation claims, deferred compensation, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;
(f)Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a
Subsidiary or other Person, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;
(g)Indebtedness, Disqualified Stock or preferred stock of the Borrower or a Restricted
Subsidiary owing to the Borrower or another Restricted Subsidiary; provided that if the Borrower or a
Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such
Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor as the case may be on terms reasonably satisfactory to the Administrative Agent such Indebtedness under this paragraph (g)
shall be permitted to the extent permitted as an Investment pursuant to Section 10.6) (other than by reference to this Section 10.1(g))); provided, further, that any subsequent issuance or transfer of any
Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a
Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;
(h)shares of preferred stock of a Restricted Subsidiary issued to the Borrower or another
Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Borrower or another Restricted
Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this clause;
(i)Hedging Obligations entered into in the ordinary course of business (excluding Hedging
Obligations entered into for speculative purposes) and obligations in respect of Cash Management
Services;
(j)(i) obligations in respect of self-insurance, performance, bid, appeal, and surety bonds
(including Bonding Obligations) and completion guarantees and similar obligations provided by the
Borrower or any Restricted Subsidiary in the ordinary course of business or consistent with past or industry practice (in each case, as determined by the Borrower in good faith) or (ii) obligations in respect of letters of credit, bankers’ acceptances, warehouse receipts, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practice;
(k)Indebtedness, Disqualified Stock or preferred stock of the Borrower or any Restricted
Subsidiary in an aggregate principal amount not to exceed (together with any Refinancing Indebtedness in respect thereof) the greater of (x) $47,600,000 and (y) 35% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence;

(l)Indebtedness incurred or issued to refinance any Indebtedness incurred under clause (c)
or (d) or (k) above, this clause (l), and clauses (m), (q), (v) (subject to the terms set forth in clause (v)),
(x), (y), and (dd) below or any Indebtedness incurred or issued to so refinance, replace, refund, extend, renew, defease, restructure, amend, restate or otherwise modify (collectively, “refinance”) such
Indebtedness (the “Refinancing Indebtedness”) prior to its respective maturity; provided that such
Refinancing Indebtedness (1) has a weighted average life to maturity at the time such Refinancing
Indebtedness is incurred which is not less than the remaining weighted average life to maturity of the
Indebtedness being refinanced, (2) to the extent such Refinancing Indebtedness refinances (i)
Indebtedness that is unsecured or secured by a Lien ranking junior to the Liens securing the Obligations, such Refinancing Indebtedness is unsecured or secured by a Lien ranking junior to the Liens securing the
Obligations and (ii) Indebtedness subordinated to the Obligations, such Refinancing Indebtedness is subordinated to the Obligations at least to the same extent as the Indebtedness being refinanced, (3) shall not include Indebtedness of a Subsidiary of the Borrower that is not a Guarantor that refinances
Indebtedness of the Borrower or a Guarantor, (4) shall not be in a principal amount that exceeds the amount of loans and commitments so refinanced (unless such additional amount constitutes a utilization of a then available basket), plus fees, expenses, commissions, underwriting discounts and premiums payable in connection therewith and (5) shall be subject to an Acceptable Intercreditor Agreement or other customary intercreditor agreements, as applicable, that are entered into in form and substance reasonably satisfactory to the Borrower and the Administrative Agent;
(m)Indebtedness of Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into or consolidated with the Borrower or any Restricted Subsidiary in accordance with the terms hereof (including in connection with a Permitted Acquisition or through designating an Unrestricted
Subsidiary a Restricted Subsidiary); provided that (x) such Indebtedness existed at the time of such acquisition, merger, consolidation or designation and was not incurred in contemplation of such acquisition, merger, consolidation or designation, after giving effect to any such acquisition, merger, consolidation or designation, (y) such Indebtedness is not (A) secured by any property or assets other than the property or assets acquired or (B) guaranteed by any Credit Party (other than a person acquired in a
Permitted Acquisition or other investment or any person who merges with or acquires the assets of such
Person in connection with such Permitted Acquisition or other investment) and (z) at the time such
Indebtedness is incurred, the Borrower is in Pro Forma Compliance with the Financial Covenants;
(n)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;
(o) (i) Indebtedness supported by a letter of credit, in a principal amount not in excess of the stated amount of such letter of credit so long as such letter of credit is otherwise permitted to be incurred pursuant to this Section 10.1, (ii) obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Subsidiary of the Borrower to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States or (iii) Indebtedness in respect of letters of credit obtained other than pursuant to this Agreement, so long as the aggregate undrawn face amount thereof does not exceed $750,000 at any time outstanding;
(p)(1) any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as in the case of a guarantee of Indebtedness by a
Restricted Subsidiary that is not a Guarantor, such Indebtedness could have been incurred directly by the
Restricted Subsidiary providing such guarantee or (2) any guarantee by a Restricted Subsidiary of
Indebtedness of the Borrower;

(q)Indebtedness of Restricted Subsidiaries that are not Guarantors (together with any
Refinancing Indebtedness in respect thereof ) in the aggregate not to exceed the greater of (x)
$20,400,000 and (y) 15% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence;
(r)Indebtedness of the Borrower or any of the Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business or consistent with past practice;
(s)(i) Indebtedness of the Borrower or any of the Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business, including with respect to financial accommodations of the type described in the definition of “Cash Management Services” and (ii) Indebtedness owed on a short term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Borrower and its
Restricted Subsidiaries;
(t)Indebtedness consisting of Indebtedness issued by the Borrower or any of the Restricted
Subsidiaries to future, current or former officers, directors, managers and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of
Capital Stock of the Borrower or any direct or indirect parent company of the Borrower to the extent permitted by Sections 10.5 and 10.6;
(u)Indebtedness in respect of (i) Permitted Other Indebtedness to the extent that the Net
Cash Proceeds therefrom are applied to the prepayment of Term Loans in the manner set forth in Section
5.2(a)(iii) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses, and premium and accrued and unpaid interest in connection with such refinancing) and (y) such Indebtedness otherwise complies with the definition of Permitted Other Indebtedness;
(v)so long as no Event of Default has occurred or is continuing at the time of incurrence of such Indebtedness (or, if such Indebtedness is incurred in connection with a Limited Condition
Transaction, so long as no Event of Default shall exist at the time of execution of the definitive documentation governing such Limited Condition Transaction and so long as no Specified Event of
Default exists on the date such Indebtedness is incurred), Indebtedness in respect of (i) Permitted Other
Indebtedness; provided that the aggregate principal amount of all such Permitted Other Indebtedness issued or incurred pursuant to this subclause (i) (together with any Refinancing Indebtedness in respect thereof) shall not exceed the Maximum Incremental Facilities Amount, (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above to the extent permitted pursuant to clause (l) above; provided further that, in each case under this clause (v), (x) such Indebtedness otherwise complies with the definition of Permitted Other Indebtedness and ranks pari passu or subordinate in right of payment with the Obligations;
(w)(i) Indebtedness in respect of Permitted Debt Exchange Notes incurred pursuant to a
Permitted Debt Exchange in accordance with Section 2.15 (and which does not generate any additional proceeds) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses, and premium and accrued and unpaid interest in connection with such refinancing) and (y) such Indebtedness otherwise complies with the definition of Permitted Other Indebtedness;
(x)so long as no Specified Event of Default has occurred and is continuing, Indebtedness
(including Indebtedness incurred to consummate a Permitted Acquisition or other Investment and
Acquired Indebtedness incurred in connection with or in contemplation of a Permitted Acquisition or other Investment), subject to an Acceptable Intercreditor Agreement or other applicable intercreditor arrangements (if any) applicable to the priority of Indebtedness contemplated thereby, in an unlimited amount so long as (i) in the case of Indebtedness secured by Liens on the Collateral on a pari passu basis with Liens on the Collateral securing the Obligations, the Consolidated First Lien Secured Debt to
Consolidated EBITDA Ratio (calculated on a Pro Forma Basis) shall be less than or equal to 3.00 to 1.00,
(ii) in the case of Indebtedness secured by Liens on the Collateral on a junior lien basis with the Liens on the Collateral securing the Obligations, the Consolidated Senior Secured Debt to Consolidated EBITDA
Ratio (calculated on a Pro Forma Basis) shall be less than or equal to 3.50 to 1.00 and (iii) in the case of
Indebtedness that is unsecured or secured by assets other than Collateral, the Consolidated Total Debt to
Consolidated EBITDA Ratio (calculated on a Pro Forma Basis) shall be less than or equal to 4.00 to 1.00;
provided the amount of Indebtedness that may be incurred pursuant to this clause (x) by Restricted
Subsidiaries that are not Guarantors or secured by assets other than Collateral (in each case, together with
Refinancing Indebtedness in respect thereof) shall not exceed the greater of (x) $20,400,000 and (y) 15%
of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence; provided, further, that that any such Indebtedness otherwise complies with the definition of Permitted Other Indebtedness;
(y)unsecured Indebtedness, Disqualified Stock and preferred stock of the Borrower or any
Restricted Subsidiary in an aggregate principal amount (together with any Refinancing Indebtedness in respect thereof) up to 100% of the net cash proceeds received by the Borrower since immediately after the
Closing Date from the issue or sale of Capital Stock of the Borrower or cash contributed to the capital of the Borrower (in each case, other than proceeds of Cure Amounts, Disqualified Stock, sales of Capital
Stock to the Borrower or any of its Subsidiaries or the Excluded Contribution Amount) as determined in accordance with clauses (c) and (d) of the definition of “Available Amount” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments,
Investments or prepayments of Junior Debt pursuant to Section 10.5, 10.6 or 10.7;
(z)unsecured Indebtedness that represents accrued (or deferred) and unpaid management fees to the Sponsor or its Affiliates; provided, that the payment of such management fees in respect of such Indebtedness is not otherwise prohibited under Section 10.5;
(aa)accounts payable (for the deferred purchase price of property or services) from time to time incurred in the ordinary course of business;
(bb)Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(cc)Indebtedness representing deferred compensation to employees of the Borrower or the
Restricted Subsidiaries or similar arrangements (including, without limitation, Indebtedness issued in connection with Restricted Payments permitted under Section 10.5(d));
(dd)Indebtedness consisting of local lines of credit, asset based facilities or other ordinary course working capital facilities of Foreign Subsidiaries that are non-recourse to the Borrower or any
Guarantor in an aggregate amount not to exceed (together with any Refinancing Indebtedness in respect thereof) the greater of $13,600,000 and 10% of Consolidated EBITDA for the most recently ended Test
Period (calculated on a Pro Forma Basis);
(ee)[reserved];
(ff)[reserved];
(gg)Indebtedness incurred for the benefit of joint ventures (regardless of the form of legal entity) in an aggregate principal amount not to exceed (i) the greater of (x) $34,000,000 and (y) 25% of
Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis)
outstanding at any time and (ii) any Refinancing Indebtedness in respect thereof;
(hh)to the extent Indebtedness, obligations of any Subsidiary incurred pursuant to a
Receivables Facility or a Qualified Securitization Financing permitted under clause (t) of the definition of
“Asset Sale”.
Accrual of interest (including “paid-in-kind” interest) or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.  Any Refinancing Indebtedness and any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (a) and (y) above shall be deemed to include additional Indebtedness incurred to pay premiums (including reasonable tender premiums), defeasance costs, fees and expenses in connection with such refinancing.
For purposes of determining compliance with this Section 10.1: (i) in the event that all or any portion of
Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (a) through (hh) above or is entitled to be incurred pursuant Section 10.1(x), such Indebtedness,
Disqualified Stock or preferred stock (or any portion thereof) shall reclassify (including within the definition of Maximum Incremental Facilities Amount) all or a portion of such item of Indebtedness,
Disqualified Stock or preferred stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses or paragraphs; and (ii) at the time of incurrence or issuance or at the time of any reclassification, the Borrower will be entitled to divide and classify (or reclassify) all or a portion of Indebtedness in more than one of the types of Indebtedness, Disqualified Stock or preferred stock described in this Section 10.1.
10.2Limitation on Liens.  The Borrower will not, and will not permit any of its Restricted
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind
(real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:
(a)Liens securing the Obligations pursuant to the Security Documents;
(b)Permitted Liens;
(c)Liens existing on the Closing Date (i) securing obligations in an aggregate amount not in excess of $2,000,000 or (ii) listed on Schedule 10.2(c) and, in each case, any modifications, replacements, renewals, refinancings or extensions thereof;
(d)Liens existing at the time such property is acquired on property acquired by the Borrower or any of the Restricted Subsidiaries after the Closing Date or Liens existing on Property of a Person immediately prior to such Person being consolidated with or merged into the Borrower or any of the

Restricted Subsidiaries or such Person becoming a Restricted Subsidiary; provided that (a) no such Lien shall have been created or assumed in contemplation of such acquisition, consolidation or merger or such
Person’s becoming a Restricted Subsidiary, (b) each such Lien shall at all times be confined solely to the
Property so acquired and (c) the incurrence of any Indebtedness secured by such Liens will not otherwise cause a Default or Event of Default hereunder;
(e)the renewal or extension of Liens permitted by clauses (c) and (d) above; provided that (i)
the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under
Section 10.1, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is not prohibited by Section 10.1; provided further that such individual financings of equipment provided by one Lender may be cross collateralized to other such financings of equipment provided by such Lender.
(f)Liens securing Indebtedness incurred pursuant to Section 10.1(d); provided that (i) such
Liens secure Indebtedness incurred to finance such purchase, lease, construction, installation, maintenance, replacement or improvement and that is permitted by Section 10.1(d), or to extend, renew or replace such Indebtedness and that is permitted by Section 10.1(d), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such purchase, lease, construction, installation, maintenance, replacement or improvement and (iii) such Liens shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary (other than any replacements of such property or assets and additions and accessions thereto and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender);
(g)Liens securing Indebtedness on a pari passu or junior basis on the Collateral securing the
Obligations and outstanding pursuant to Section 10.1(k), subject to an Acceptable Intercreditor
Agreement or other applicable intercreditor arrangements (if any) applicable to the priority of
Indebtedness contemplated thereby, or Section 10.1(o)(iii) (including first priority liens on cash collateral securing such Indebtedness);
(h)Liens securing Indebtedness outstanding pursuant to clauses (l), (m), (q) (provided such
Liens shall be limited to Liens on the assets of the Restricted Subsidiaries that are not Guarantors), (u),
(v), (w), (x), (dd) (provided such Lien shall be limited to Liens on the assets of the applicable Foreign
Subsidiary or Subsidiaries that incurred such local line of credit, asset based facility or other ordinary course working capital facility) or (gg) (provided such Lien shall be limited to Liens on the Capital Stock in or assets of the applicable joint venture) of Section 10.1, subject to an Acceptable Intercreditor
Agreement or other applicable customary intercreditor arrangements (if any) applicable to the priority of
Indebtedness contemplated thereby on terms reasonably acceptable to the Administrative Agent and the
Borrower;
(i)(i) Liens securing (A) Secured Hedge Obligations and Secured Cash Management
Obligations and (B) the Hedging Obligations and Cash Management Services existing on the Closing
Date as listed on Schedule 10.2(i) and (ii) Liens securing other Hedging Obligations and Cash
Management Services so long as the aggregate amount of all such Hedging Obligations and Cash
Management Services secured pursuant to this clause (ii) does not exceed the greater of $13,600,000 and
10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);
(j)(i) Deposits securing liability to insurance carriers under insurance plans and (ii) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary;
(k)Liens solely on any cash earnest money deposits made by the Borrower or any of the
Restricted Subsidiaries in connection with any letter of intent or purchase agreement in connection with a
Permitted Acquisition;
(l)Liens on securities that are the subject of repurchase agreements constituting Cash
Equivalents;
(m)Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposits or sweep accounts of the Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the
Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers in the ordinary course of business;
(n)Liens in favor of a Credit Party;
(o)Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the
Borrower or any Restricted Subsidiary permitted to be incurred in accordance with Section 10.1;
(p)Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any
Indebtedness secured by any Lien referred to in clauses (a), (f), (g), (h), (solely with respect to Liens securing Indebtedness outstanding pursuant to clause (m), (q), (u), (w), and (x) of Section 10.1) of this
Section 10.2; provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such
Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, the committed amount of the Indebtedness described in clauses (a), (f), (g) and (h)
at the time the original Lien became permitted under this Agreement, and (2) an amount necessary to pay any fees and expenses, including premiums and accrued and unpaid interest, related to such refinancing, refunding, extension, renewal, or replacement;
(q)Liens on equipment or vehicles of the Borrower or any Restricted Subsidiary granted in the ordinary course of business or consistent with industry practice; and
(r)Liens securing Bonding Obligations incurred in the ordinary course of business or consistent with past practice or industry norm and permitted under Section 10.1(j)(ii).
10.3Limitation on Fundamental Changes.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up, strike-off or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:
(a)so long as (subject, in the case of a Limited Condition Transaction, to Section 1.12) no
Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of the
Borrower or any other Person may be merged, amalgamated or consolidated with or into the Borrower;
provided that (A) the Borrower shall be the continuing or surviving corporation or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Borrower (such other
Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof,
(2) the Successor Borrower shall expressly assume all the obligations of the Borrower under this
Agreement and the other Credit Documents pursuant to a supplement hereto or thereto or in a form otherwise reasonably satisfactory to the Administrative Agent, (3) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have, by a supplement to the Guarantee, confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this
Agreement, (4) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation or consolidation, shall have, by a supplement to any applicable Security
Document, affirmed that its obligations thereunder shall apply to its Guarantee as reaffirmed pursuant to clause (3), (4) [reserved] and (5) the Successor Borrower shall have delivered to the Administrative Agent
(x) an officer’s certificate stating that such merger, amalgamation, or consolidation and such supplements preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the applicable Security Documents, (y) if requested by the Administrative Agent, a customary opinion of counsel to the effect that such merger, amalgamation, or consolidation does not violate this Agreement or any other Credit Document and that the provisions set forth in the preceding clauses (3) and (4) preserve the enforceability of the Guarantee and the perfection of the Liens created under the applicable Security
Documents (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement) and (z) (A) all reasonably requested documentation and other information regarding the Successor Borrower as has been reasonably requested in writing by the Administrative Agent or such Lender, as applicable, within five (5) Business Days of the
Administrative Agent or such Lender, as applicable, being provided written notice of the Successor
Borrower transaction, that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations including the Patriot
Act and (B) if the Successor Borrower qualifies as a “legal entity customer” under the Beneficial
Ownership Regulation, Beneficial Ownership Certifications reasonably requested in writing by the
Administrative Agent or any Lender;
(b)so long as no Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of the Borrower or any other Person (in each case, other than the Borrower) may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower;
provided that (i) in the case of any merger, amalgamation or consolidation involving one or more
Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or (B) the
Borrower shall cause the Person formed by or surviving any such merger, amalgamation or consolidation
(if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation and if the surviving Person is not already a Guarantor, such Person shall execute a supplement to the
Guarantee and the relevant Security Documents in form and substance reasonably satisfactory to the
Administrative Agent in order to become a Guarantor and pledgor and grantor, as applicable, thereunder for the benefit of the Secured Parties, and (iii) the Borrower shall have delivered to the Administrative
Agent an officer’s certificate stating that such merger, amalgamation or consolidation and any such supplements to any Security Document preserve the enforceability of the Guarantees and the perfection and priority of the Liens under the applicable Security Documents;
(c)the Transactions may be consummated;
(d)(i) any Restricted Subsidiary that is not a Credit Party may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to the Borrower or any Restricted Subsidiary or (ii) any Credit Party (other than the Borrower or Holdings) may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to any other Credit Party;

(e)any Subsidiary may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to a Credit Party (other than
Holdings); provided that the consideration for any such disposition by any Person other than a Guarantor shall not exceed the fair value of such assets (as determined by the Borrower in good faith);
(f)the Borrower and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, consolidation, investment or conveyance, sale, lease, assignment or disposition, the purpose of which is to effect an Asset Sale permitted by Section 10.4 (other than by reference to clause (b) of the definition of “Asset Sale”) or an investment permitted pursuant to Section 10.6 other than Section
10.6(a)(a));
(g)any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and the Restricted
Subsidiaries, taken as a whole, and is not materially disadvantageous to the interests of the Lenders; and
(h)undertaking or consummating any Permitted Reorganizations.
10.4Limitation on Sale of Assets.  The Borrower will not, and will not permit any of its
Restricted Subsidiaries to, consummate an Asset Sale, unless:
(a)(i) the Borrower or such Restricted Subsidiary, as the case may be receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the
Borrower at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of, (ii) no Event of Default shall have occurred and be continuing at the time of execution of the definitive documentation in respect of such Asset Sale and no Event of Default pursuant to Sections 11.1 or 11.5
(with respect to the Borrower) shall have occurred and be continuing at the time of consummation of such
Asset Sale and (iii) solely for purposes of this clause (a), such Asset Sale is not a sale of accounts receivable;
(b)The Borrower or such Restricted Subsidiary may consummate any Asset Sale required by the U.S. Department of Justice as a condition to anti-trust clearance; and
(c)except in the case of a Permitted Asset Swap (but subject to the last sentence of this clause), if the property or assets sold or otherwise disposed of have a Fair Market Value in excess of the greater of $6,800,000 and 5% of Consolidated EBITDA for the most recently ended Test Period
(calculated on a Pro Forma Basis), at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:
(i)any liabilities (as reflected on the Borrower’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such consolidated balance sheet, as determined in good faith by the Borrower) of the Borrower, other than liabilities that are by their terms subordinated to the Loans, that are assumed by the transferee of any such assets (or are otherwise extinguished, cancelled or terminated in connection with the transactions relating to such Asset
Sale) and for which the Borrower and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing;
(ii)any securities, notes or other obligations or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted

Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash
Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale;
(iii)Indebtedness, other than liabilities that are by their terms subordinated to the
Loans, that are of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such
Asset Sale, to the extent that the Borrower and all Restricted Subsidiaries have been validly released from any Guarantee of payment of such Indebtedness in connection with such Asset Sale;
(iv)any Designated Non-Cash Consideration received by the Borrower or such
Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iv) that is at that time outstanding, not to exceed the greater of $27,200,000 and 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of the receipt of such Designated
Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this clause (c) of this provision and for no other purpose; and
(v)no Event of Default shall have occurred and be continuing at the execution of definitive documentation in respect of such Asset Sale and no Specified Event of Default shall have occurred and be continuing at the consummation of such Asset Sale.
Within the Reinvestment Period after the Borrower’s or any Restricted Subsidiary’s receipt of the
Net Cash Proceeds of any Asset Sale (including any cash or Cash Equivalents received by the Borrower or Restricted Subsidiary in connection with any Permitted Asset Swap), the Borrower or such Restricted
Subsidiary shall apply the Net Cash Proceeds from such Asset Sale:
(A)to prepay Loans or Permitted Other Indebtedness in accordance with
Section 5.2(a)(i); and/or
(B)to make investments in the Borrower and its Restricted Subsidiaries
(including in acquired assets used or useful in their business or to make capital expenditures (but excluding acquisitions of current assets)); provided that the Borrower and the Restricted Subsidiaries will be deemed to have complied with this clause (B) if and to the extent that, within the Reinvestment Period after the Asset Sale that generated the Net Cash Proceeds, the Borrower or such Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement or letter of intent to consummate any such investment described in this clause (B) with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment and, in the event any such commitment is later cancelled or terminated ( or such binding agreement or letter of intent is so abandoned or rejected) for any reason before the Net Cash Proceeds are applied in connection therewith, the Borrower or such Restricted Subsidiary prepays the Loans in accordance with Section 5.2(a)(i).
(d)Pending the final application of any Net Cash Proceeds pursuant to this covenant, the
Borrower or the applicable Restricted Subsidiary may apply such Net Cash Proceeds temporarily to reduce Indebtedness outstanding under the Revolving Credit Facility or any other revolving credit facility or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Agreement.
Notwithstanding anything to the contrary in this Agreement or in any other Credit Document:
(1) neither Holdings, the Borrower nor any Restricted Subsidiary shall sell, transfer or otherwise dispose of, contribute (including pursuant to the designation of an Unrestricted

Subsidiary) transfer legal title in or grant an exclusive license in, any Material Intellectual
Property to any Unrestricted Subsidiary; (determined both immediately prior to and immediately after giving effect to such transfer); provided that nothing herein shall prohibit an Unrestricted
Subsidiary from owning Material Intellectual Property created independently by such
Unrestricted Subsidiary after such Subsidiary had already been designated as an Unrestricted
Subsidiary in accordance with the terms hereof;
(2) no Credit Party shall sell, transfer or otherwise dispose of, contribute, transfer legal title in, or grant an exclusive license in, any Material Intellectual Property to any Specified Joint
Venture, if such transfer, grant or disposal is made for the purpose of securing the incurrence of new third-party indebtedness for borrowed money by such Specified Joint Venture (as determined by the Borrower in good faith).  A “Specified Joint Venture” is any corporation, limited liability company, partnership, association, joint venture, or other entity that is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by a Restricted Subsidiary but that is not itself a Subsidiary of the Borrower or any of its Restricted Subsidiaries; and
(3) no Credit Party shall sell, transfer or otherwise dispose of, contribute, transfer legal title in, or grant an exclusive license in, any Material Intellectual Property to a Restricted
Subsidiary that is not a Credit Party if (1) such sale, transfer, disposal, contribution or license is made for the primary purpose of securing the incurrence of new third-party indebtedness for borrowed money at any Restricted Subsidiary that is not a Credit Party or (2) there is no bona fide business purpose (as determined by in good faith by the Borrower) for such sale, transfer, disposal, contribution or license; provided that this paragraph (3) shall not restrict any transfer pricing, bona fide tax planning or tax optimization activities (as determined by the Borrower in good faith).
10.5Limitation on Restricted Payments.  The Borrower will not, and will not permit any of its
Restricted Subsidiaries to, declare, pay or make, directly or indirectly, any Restricted Payment, except:
(a)the Borrower may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its common stock;
(b)Restricted Subsidiaries may declare and pay dividends ratably with respect to their
Capital Stock;
(c)the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management, employees or independent consultants of the
Borrower and the Restricted Subsidiaries;
(d)the Borrower may make Restricted Payments to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock of the Borrower or any direct or indirect Parent
Entity or management investment vehicle held by any future, present or former employee, director, manager or consultant of the Borrower or any of its Subsidiaries, or their estates, descendants, family, spouse or former spouse pursuant to any management equity plan or stock option or phantom equity plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement; provided that the aggregate Restricted Payments made under this clause (d) subsequent to the
Closing Date do not exceed the greater of (x) $13,200,000 and (y) 10% of Consolidated EBITDA for the
most recently ended Test Period (calculated on a Pro Forma Basis) in any calendar year (with unused amounts up to the greater of (x) $13,200,000 and (y) 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) being carried forward to any succeeding calendar year; provided, further, that Restricted Payments made in respect of the repurchase or withholding of

Capital Stock deemed to occur upon the exercise of stock options or warrants or upon the vesting or settlement of restricted stock units or other equity-based awards, in each case to the extent such Capital
Stock represents a portion of the exercise price of, or withholding taxes (including estimated taxes)
payable by the applicable employee, director, manager or consultant in connection with the exercise, vesting or settlement of, such stock options, warrants, restricted stock units or other equity-based awards, shall not be subject to the limitations set forth in the immediately preceding proviso;
(e)the Borrower may purchase, redeem or otherwise acquire Capital Stock issued by it with the proceeds received from the substantially concurrent issuance of its Capital Stock;
(f)the Borrower may repurchase fractional shares of its Capital Stock arising out of stock dividends, splits or combinations, business combinations or conversions of convertible securities;
(g)the Borrower or any Subsidiary may receive or accept the return to the Borrower or any
Restricted Subsidiary of Capital Stock of the Borrower or any Subsidiary constituting a portion of the purchase price consideration in settlement of indemnification claims;
(h)the Borrower or any Subsidiary may make payments or distributions to dissenting stockholders pursuant to applicable law;
(i)the Borrower or any Restricted Subsidiary may make Restricted Payments in an amount not to exceed the Available Amount; provided that no Event of Default shall have occurred and be continuing or would result therefrom and, solely with respect to Restricted Payments made in reliance on the Available Amount Builder Component, after giving effect thereto on a Pro Forma Basis, the
Consolidated Total Debt to Consolidated EBITDA Ratio is not greater than 3.00 to 1.00;
(j)[Reserved];
(k)the declaration and payment of dividends by or the making of loans to the Borrower or any direct or indirect parent company of the Borrower in amounts required for any direct or indirect parent company to pay (A) customary salary, bonus and other benefits payable to officers, employees, directors, and managers of any direct or indirect parent company of the Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its
Restricted Subsidiaries, including the Borrower’s proportionate share of such amount relating to such
Parent Entity being a public company, (B) general corporate or other operating (including, without limitation, expenses related to filing, auditing or other accounting matters) and overhead costs and expenses of any direct or indirect Parent Entity to the extent such costs and expenses are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries, including the Borrower’s proportionate share of such amount relating to such Parent Entity being a public company and
(C) amounts required for any direct or indirect Parent Entity to pay fees and expenses incurred by any direct or indirect Parent Entity related to (i) the maintenance by such parent entity of its corporate or other entity existence and (ii) transactions of such Parent Entity of the type described in clause (x) of the definition of Consolidated Net Income and (D) amounts required to fund any direct or indirect Parent
Entity’s obligations under any registration rights agreement, including any “additional interest” or similar payments required thereunder;
(l)the Borrower may make Restricted Payments to Holdings or any direct or indirect parent company that are used by the Borrower or such parent company to satisfy its obligations pursuant to its organizational documents, in each case, as in effect on the Closing Date with respect to indemnifying its direct or indirect parent company, managing member, officers and directors, with respect to liabilities incurred in performing work for the benefit of the Borrower and the other Restricted Subsidiaries;

(m)so long as no Event of Default shall have occurred and be continuing at the time of payment thereof, the Borrower or any Restricted Subsidiary may make additional Restricted Payments, so long as, after giving effect thereto on a Pro Forma Basis, the Consolidated Total Debt to Consolidated
EBITDA Ratio is not greater than 2.50 to 1.00;
(n)(A) the declaration and payment of dividends to the Borrower in respect of Designated
Preferred Stock (other than Disqualified Stock) issued by the Borrower after the Closing Date or (B) the declaration and payment of dividends to any direct or indirect parent company of the Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of
Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the
Closing Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Borrower from the sale of such Designated Preferred
Stock;
(o)(i) payments made or expected to be made by the Borrower or any Restricted Subsidiary in respect of withholding, employment or similar taxes payable upon exercise of Capital Stock by any future, present or former employee, director, manager, or consultant and repurchases of Capital Stock deemed to occur upon exercise, vesting or settlement of, or payment with respect to, of stock or other equity options, stock or other equity appreciation rights, restricted equity units, restricted equity, deferred equity units or warrants if such Capital Stock represent a portion of the exercise price of such options, appreciation rights, warrants or similar rights or to satisfy any required withholding or similar taxes with respect to any such award and (ii) payments or other adjustments to outstanding Capital Stock in accordance with any management equity plan, stock option plan or any other similar employee benefit plan, agreement or arrangement in connection with any Restricted Payment;
(p)the declaration and payment of dividends on the Borrower’s common Capital Stock (or the payment of dividends to any direct or indirect parent of the Borrower to fund the payment by any direct or indirect parent of the Borrower of dividends on such entity’s common Capital Stock) of the greater of (x) up to 7.0% per annum of the cash proceeds net of underwriting fees received by the
Borrower from any public offering of Capital Stock or contributed to the Borrower by any direct or indirect parent of the Borrower from any public offering of Capital Stock and (y) an aggregate amount per annum not to exceed 7.0% of Market Capitalization;
(q)the Borrower or any Restricted Subsidiary may purchase the Capital Stock of the
Borrower or any Restricted Subsidiary;
(r)so long as no Event of Default shall have occurred or be continuing at the time of payment thereof, other Restricted Payments, taken together with all other Restricted Payments made pursuant to this clause, in an aggregate amount not to exceed the greater of (x) $34,000,000 and (y) 25%
of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);
(s)the Borrower may make cash distributions  (collectively, the “Tax Distributions”)  (i) to
Holdings to allow Holdings to make Tax Distributions (as such term is used in the Limited Liability
Company Agreement of Holdings) pursuant to Section 4.1(a) of the Limited Liability Company
Agreement of Holdings; (ii) to allow Holdings and its Parent Entities to pay their franchise, excises, and similar Taxes and expenses; and (iii) without duplication of clause (i), to allow Holdings to make distributions to its Parent Entities to allow them to make  payments pursuant to the Tax Receivable
Agreement; provided that with respect to any amendments that materially increase the payments required to be made under the Tax Receivable Agreement after the execution of the Loan Documents (as determined by the Borrower in good faith) the portion of any such payment attributable to such material increase shall not be permitted to be made pursuant to this clause (iii) (unless such amendment,

supplement or modification has been consented to by the Administrative Agent pursuant to Section
10.14(j));
(t)to the extent constituting Restricted Payments, the Borrower and its Restricted
Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section
10.3, Section 10.6 (other than Section 10.6(bb)) or Section 10.14 (other than Section 10.14(b));
(u)(i) any Restricted Payment made in connection with the Transactions (including to holders of Equity Interests of the Borrower (immediately prior to giving effect to the Transactions) in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto), in each case, with respect to the
Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates
(including dividends to any direct or indirect parent company of the Borrower to permit payment by such parent of such amount), to the extent permitted by Section 10.14 (other than clause (b) thereof) and (ii)
Restricted Payments in respect of working capital adjustments or purchase price adjustments pursuant to any Permitted Acquisition or other Permitted Investment and to satisfy indemnity and other similar obligations under any Permitted Acquisitions or other Permitted Investments;
(v)AHYDO Payments with respect to Indebtedness of the Borrower and its Restricted
Subsidiaries;
(w)Restricted Payments in an amount that does not exceed the Excluded Contribution
Amount;
(x)to the extent constituting Restricted Payments, undertaking or consummating any
Permitted Reorganizations; and
(y)Restricted Payments to pay (1) any fee and/or expense related to any debt and/or equity offering and/or any investment or acquisition (whether or not consummated) and/or any expense of, or indemnification obligation in favor of, any trustee, agent, arranger, underwriter or similar role, in each case, to the extent such offering and/or investment or acquisition is permitted under this Agreement and
(2) Public Company Costs.
The Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate paragraph of the definition of Unrestricted Subsidiary.  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the
Borrower and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of Investment.  Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time pursuant to Section 10.5, or pursuant to the definition of Permitted
Investments, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this
Agreement.
For purposes of determining compliance with this Section 10.5, in the event that a proposed
Restricted Payment or Investment (or a portion thereof) meets the criteria of clauses (a) through (y) above or is entitled to be made pursuant to Section 10.5, the Borrower will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment
(or portion thereof) among such clauses (a) through (y) in a manner that otherwise complies with this
Section 10.5.

10.6Limitation on Investments. The Borrower will not, and will not permit any of its
Restricted Subsidiaries to, make, purchase or acquire any Investments, except (each, a “Permitted
Investment”):
(a)any Investment in the Borrower or any Restricted Subsidiary (including intercompany loans, reorganizations and other similar activities); provided that Investments made pursuant to this clause
(a) (i) in the form of intercompany Indebtedness owing to a Restricted Subsidiary that is not a Credit
Party, shall be subject to the limitations set forth in Section 10.1(g) and (ii) by the Borrower or a
Guarantor in Restricted Subsidiaries that are not Guarantors shall not exceed at any time, together with other outstanding Investments made pursuant to Section 10.6(c)(E), the greater of (x) $27,200,000 and (y)
20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis)
at the time such Investment is made provided that such cap shall not apply to any transactions arising from cash management, tax and/or accounting operations made in the ordinary course of business;
(b)any Investment in cash, Cash Equivalents, or Investment Grade Securities at the time such Investment is made;
(c)(i) any transactions or Investments otherwise made in connection with the Transactions and (ii) any purchase or other acquisition, by merger or otherwise, by the Borrower or any Restricted
Subsidiary of all or substantially all of the Capital Stock in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of
(including research and development and related assets in respect of any product)), any Person (each, a
“Permitted Acquisition”), provided that (A) in the case of any purchase or other acquisition of Capital
Stock in a Person, such Person, upon the consummation of such acquisition, will be a Restricted
Subsidiary (including as a result of a merger or consolidation between any Restricted Subsidiary and such
Person), (B) the business of such Person, or such assets, as the case may be, constitute a business permitted by Section 10.11, (C) the Borrower shall comply with Sections 9.10, 9.11 and 9.13 with respect to each such Person, (D) the absence of a Specified Event of Default shall exist at the time of consummation, (E) after giving effect to such purchase or other acquisition on a Pro Forma Basis, the
Borrower shall be in Pro Forma Compliance with the Financial Covenants and (F) acquisitions of entities whose Capital Stock is being acquired do not become Guarantors shall not exceed at any time, together with other outstanding Investments made pursuant to Section 10.06(a)(ii) (unless not subject to any cap thereof), the greater of (x) $27,200,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment (with the Fair Market
Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
(d)any Investment in securities or other assets not constituting cash, Cash Equivalents or
Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 10.4 or any other disposition of assets not constituting an Asset Sale;
(e)(i) any Investment existing or contemplated on the Closing Date (x) in an aggregate amount not in excess of $2,000,000 or (y) listed on Schedule 10.6 and (ii) Investments consisting of any modification, replacement, renewal, refinancing, reinvestment, restructuring or extension of any such
Investment; provided except as permitted under this Agreement, that the amount of any such Investment is not increased from the amount of such Investment on the Closing Date except (x) pursuant to the terms of such Investment (including in respect of any unused commitment), plus any accrued but unpaid interest
(including any portion thereof which is payable in kind in accordance with the terms of such modified, extended, renewed, refinanced or replaced Investment) and premium payable by the terms of such
Indebtedness thereon and fees and expenses associated therewith as of the Closing Date or (y) as otherwise permitted by this Section 10.6;

(f)any Investment acquired by the Borrower or any Restricted Subsidiary (i) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization or settlement of delinquent accounts or disputes with or judgments against, the issuer, obligor or the Borrower of such other Investment or accounts receivable, (ii) as a result of a foreclosure by the Borrower or any Restricted
Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured
Investment in default or (iii) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates;
(g)Hedging Obligations permitted under Section 10.1 and Cash Management Services
(including Investments in deposit accounts, commodities accounts and securities accounts opened in the ordinary course of business Investments in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities or cash pooling arrangements, cash management, netting services, overdraft protections and similar arrangements (in connection with cash management), in each case arising in the ordinary course of business);
(h)guarantees of Indebtedness permitted under Section 10.1 and Investments to the extent constituting Permitted Liens;
(i)any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 10.14 (except transactions described in clause (b) of Section
10.14);
(j)Investments consisting of purchases and acquisitions of inventory, supplies, material, equipment or other similar assets or services in the ordinary course of business;
(k)loans and advances to or guarantees of Indebtedness of officers, directors, managers and employees not to exceed the greater of $20,400,000 and 15% of Consolidated EBITDA for the most recently ended Test Period, at any time outstanding;
(l)Investments consisting of extensions of trade credit in the ordinary course of business;
(m)Investments in the ordinary course of business consisting of Uniform Commercial Code
Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;
(n)non-cash Investments in connection with tax planning and reorganization activities;
provided that after giving effect to any such activities, the security interests of the Lenders in the
Collateral, taken as a whole, would not be materially impaired;
(o)Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client, franchisee and customer contracts and loans or advances made to, and guarantees with respect to obligations of, franchisees, distributors, suppliers, licensors and licensees in the ordinary course of business;
(p)Investments consisting of the licensing, sub-licensing and contribution of Intellectual
Property pursuant to joint development, venture or marketing arrangements with other Persons in the ordinary course of business;
(q)contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower;

(r)Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted
Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted
Subsidiary”;
(s)so long as no Specified Event of Default shall have occurred and be continuing at the time of such Investment, other Investments made with any portion of the Available Amount;
(t)so long as no Event of Default shall have occurred and be continuing at the time of such
Investment, the Borrower or any Restricted Subsidiary may make additional Investments so long as, after giving effect thereto on a Pro Forma Basis, the Consolidated Total Debt to Consolidated EBITDA Ratio
is not greater than 3.00 to 1.00;
(u)any Investment in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (u) that are at that time outstanding, not to exceed the greater of (a) $23,800,000 and (b) 17.5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment (with the Fair Market
Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (u) is made in any
Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above (to the extent such Investment would otherwise be permitted thereunder at such time) and shall cease to have been made pursuant to this clause (u) for so long as such
Person continues to be a Restricted Subsidiary;
(v)additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (v), (without giving effect to the sale of an Unrestricted
Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (a) $47,600,000 and (b) 35% of Consolidated EBITDA for the most recently ended
Test Period (calculated on a Pro Forma Basis) at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (v) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a
Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above (to the extent such Investment would otherwise be permitted thereunder at such time) and shall cease to have been made pursuant to this clause (v) for so long as such Person continues to be a Restricted Subsidiary;
(w)advances of payroll payments to employees in the ordinary course of business;
(x)accounts receivable arising in the ordinary course of business and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors;
(y)Investments in the ordinary course of business consisting of endorsements for collection or deposit;
(z)(i) Investments in joint ventures at that time outstanding not to exceed the greater of
(a) $23,800,000 and (b) 17.5% of Consolidated EBITDA for the most recently ended Test Period
(calculated on a Pro Forma Basis) at the time of such Investment (with the Fair Market Value of each
Investment being measured at the time made and without giving effect to subsequent changes in value)
and (ii) Investments in Unrestricted Subsidiaries at any time outstanding not to exceed the greater of
(a) $34,000,000 and (b) 25% of Consolidated EBITDA for the most recently ended Test Period

(calculated on a Pro Forma Basis); provided, that notwithstanding anything to the contrary set forth in this
Agreement, no Investment may be made in an Unrestricted Subsidiary except in reliance on this clause
(z)(ii);
(aa)[reserved];
(bb)Investments consisting of or resulting from Indebtedness, Liens, Restricted Payments, fundamental changes and dispositions permitted hereunder (other than by reference to this Section
10.6(bb));
(cc)Investments in connection with Permitted Reorganizations (in each case, whether prior to, on or after the date of consummation of such transaction);
(dd)deposits required under any Contractual Requirement or by any Governmental Authority
or public utility, including with respect to Taxes and other similar charges;
(ee)Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;
(ff)guarantees by the Borrower or any of its Restricted Subsidiaries of leases (other than
Capital Leases), contracts or of other obligations of the Borrower or any Restricted Subsidiary that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(gg)Investments solely to the extent such Investments reflect an increase in the value of
Investments otherwise permitted under this Agreement;
(hh)the acquisition of additional Capital Stock of Restricted Subsidiaries from minority shareholders pursuant to the terms of any put arrangement; and
(ii)guarantee obligations of the Borrower or any Restricted Subsidiary in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Restricted
Subsidiary of the Borrower to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States.
The Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of Unrestricted Subsidiary.  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the
Borrower and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be an investment in an amount determined as set forth in the last sentence of the definition of Investment.  Such designation will be permitted only if an Investment in such amount would be permitted at such time, and if such Subsidiary otherwise meets the definition of an Unrestricted
Subsidiary.  Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement.
10.7Limitation on Prepayments of Junior Debt. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any payment or other distribution (whether in cash, securities or other property) of or in respect of any Junior Debt (“Restricted Debt Payments”) in an aggregate principal amount exceeding the greater of $6,800,000 and 5% of Consolidated EBITDA of the most recently ended Test Period (calculated on a Pro Forma Basis) of the Borrower or any Restricted
Subsidiary, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Debt except for:

(a)Refinancing Indebtedness,
(b)payments of regularly scheduled interest and payment of principal on the scheduled maturity date of any Junior Debt;
(c)the conversion of any Junior Debt to Capital Stock (other than Disqualified Stock) of the
Borrower or any Restricted Subsidiary;
(d)so long as no Event of Default shall have occurred and be continuing at the time of payment thereof, the Borrower or any Restricted Subsidiary may make additional payments or distributions in respect of Junior Debt prior to its scheduled maturity so long as, after giving effect to such payments or distribution on a Pro Forma Basis, the Consolidated Total Debt to Consolidated EBITDA
Ratio is not greater than 2.75 to 1.00;
(e)The Borrower or any Restricted Subsidiary may make payments or distributions in respect of Junior Debt with the Available Amount; provided that no Event of Default shall have occurred and be continuing or would result therefrom at the time of declaration thereof and, solely with respect to use of the Available Amount Builder Component to make payments or distributions in respect of Junior
Debt, after giving effect thereto on a Pro Forma Basis, the Consolidated Total Debt to Consolidated
EBITDA Ratio is not greater than 3.25 to 1.00;
(f)payments or distributions in amounts that would otherwise have been permitted to be made as Restricted Payments; provided that any such prepayment shall constitute a utilization of the applicable Restricted Payment capacity;
(g)so long as no Event of Default shall have occurred and be continuing at the time of declaration thereof, other payments or distributions in respect of Junior Debt in an aggregate amount, not to exceed the greater of (x) $40,800,000 and (y) 30% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time made;
(h)[reserved]; and
(i)AHYDO Payments with respect to Indebtedness of the Borrower and its Restricted
Subsidiaries.
Prior to the Term Loan Maturity Date, to the extent any Permitted Debt Exchange Notes are issued pursuant to Section 10.1(w) for the purpose of consummating a Permitted Debt Exchange, (i) the
Borrower will not, and will not permit its Restricted Subsidiaries to, prepay, repurchase, redeem or otherwise defease or acquire any Permitted Debt Exchange Notes unless the Borrower or a Restricted
Subsidiary shall concurrently voluntarily prepay Term Loans pursuant to Section 5.1(a) on a pro rata basis among the Term Loans, in an amount not less than the product of (a) a fraction, the numerator of which is the aggregate principal amount (calculated on the face amount thereof) of such Permitted Debt Exchange
Notes that are proposed to be prepaid, repurchased, redeemed, defeased or acquired and the denominator of which is the aggregate principal amount (calculated on the face amount thereof) of all Permitted Debt
Exchange Notes in respect of the relevant Permitted Debt Exchange then outstanding (prior to giving effect to such proposed prepayment, repurchase, redemption, defeasance or acquisition) and (b) the aggregate principal amount (calculated on the face amount thereof) of Term Loans then outstanding and
(ii) the Borrower will not waive, amend or modify the terms of any Permitted Debt Exchange Notes or any indenture pursuant to which such Permitted Debt Exchange Notes have been issued in any manner inconsistent with the terms of Section 2.15(a), Section 10.1(w), or the definition of Permitted Other

Indebtedness or that would result in an Event of Default hereunder if such Permitted Debt Exchange
Notes (as so amended or modified) were then being issued or incurred.
10.8Limitation on Subsidiary Distributions; Negative Pledge.  The Borrower will not permit any of its Restricted Subsidiaries to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:
(a)(i) pay dividends or make any other distributions to the Borrower or any Restricted
Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Borrower or any Restricted Subsidiary;
(b)make loans or advances to the Borrower or any Restricted Subsidiary;
(c)sell, lease or transfer any of its properties or assets to the Borrower or any Restricted
Subsidiary; or
(d)create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the
Obligations or under the Credit Documents;
except for such encumbrances or restrictions existing under or by reason of:
(i)(A) contractual encumbrances or restrictions in effect on the Closing Date and described on Schedule 10.8 and (B) contractual encumbrances or restrictions pursuant to this Agreement and the related documentation and related Hedging Obligations or obligations in respect of Cash
Management Services;
(ii)[reserved];
(iii)purchase money obligations for property acquired in the ordinary course of business or consistent with past practice and Capitalized Lease Obligations, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to such arrangement, the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment (or assets affixed or appurtenant thereto and additions and accessions) provided by any lender, other equipment (or assets affixed or appurtenant thereto and additions and accessions) financed by such lender  (it being understood that such restriction shall not be permitted to apply to any property to which such restriction would not have applied but for such acquisition);
(iv)Requirements of Law or any applicable rule, regulation or order, or any request of any Governmental Authority having regulatory authority over the Borrower or any of its Subsidiaries;
(v)any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to such agreement or instrument, the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment (or assets affixed or appurtenant thereto and additions and accessions)

provided by any lender, other equipment (or assets affixed or appurtenant thereto and additions and accessions) financed by such lender (it being understood that such encumbrance or restriction shall not be permitted to apply to any property to which such encumbrance or restriction would not have applied but for such acquisition);
(vi)contracts for the sale of assets, including customary restrictions with respect to a
Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and restrictions on transfer of assets subject to Permitted Liens;
(vii)(x) secured Indebtedness otherwise permitted to be incurred pursuant to
Sections 10.1 and 10.2 that limit the right of the debtor to dispose of the assets securing such Indebtedness and (y) restrictions on transfers of assets subject to Permitted Liens (but, with respect to any such
Permitted Lien, only to the extent that such transfer restrictions apply solely to the assets that are the subject of such Permitted Lien);
(viii)restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(ix)other Indebtedness, Disqualified Stock or preferred stock of Restricted
Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to the provisions of
Section 10.1;
(x)customary provisions in joint venture agreements, shareholder agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture and the
Capital Stock issued thereby;
(xi)customary provisions contained in leases, sub-leases, licenses, sub-licenses, or similar agreements, in each case, entered into in the ordinary course of business;
(xii)[reserved];
(xiii)restrictions created in connection with, or imposed under the terms of any agreement entered into in connection with, any Receivables Facility or any Securitization Facility that, in the good faith determination of the board of directors (or analogous governing body) of the Borrower, are necessary or advisable to effect such Receivables Facility or Securitization Facility, as the case may be;
(xiv)customary restrictions and encumbrances on leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to property interest, rights or the assets subject thereto; and
(xv)any encumbrances or restrictions of the type referred to in clauses (a), (b), (c) and
(d) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiv) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings (x) are, in the good faith judgment of the
Borrower’s boards of directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing or (y) do not impair the
Borrower’s ability to pay their respective obligations under the Credit Documents as and when due (as determined in good faith by the Borrower).

10.9Financial Covenants.
(a)Commencing with the fiscal quarter ending March 31, 2027, Borrower will not permit the
Consolidated Total Debt to Consolidated EBITDA Ratio as of the last day of any Test Period to be greater than 4.00 to 1.00; provided that, if the Borrower or any Restricted Subsidiary consummates a Permitted
Acquisition with aggregate consideration in excess of $100,000,000 (a “Material Acquisition”), then, upon election by the Borrower to the Administrative Agent, the maximum Consolidated Total Debt to
Consolidated EBITDA Ratio as of the end of the first four fiscal quarters ending after such Material
Acquisition (including the fiscal quarter in which such Material Acquisition is consummated) shall be increased to 4.50 to 1.00 (any such period, a “Leverage Increase Period”); provided, further, that (x) the
Borrower may not elect a new Leverage Increase Period for at least two (2) consecutive fiscal quarters following the end of a Leverage Increase Period and (y) for the avoidance of doubt, at the end of any
Leverage Increase Period, the maximum permitted Consolidated Total Debt to Consolidated EBITDA
Ratio shall revert to 4.00 to 1.00.
(b)Commencing with the fiscal quarter ending March 31, 2027, Borrower will not permit the
Consolidated Fixed Charge Coverage Ratio, calculated as of the last day of any Test Period to be less than
1.25 to 1.00.
10.10Permitted Activities.  Holdings shall not:
(a) conduct, transact or otherwise engage in any business or operations other than (i) the ownership of the Capital Stock of the Borrower, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as owner of the Capital Stock of the Borrower and its Subsidiaries and
reporting related to such matters, (iv) the performance of its obligations under and in connection with the
Credit Documents, any documentation governing Permitted Other Indebtedness or any refinancing thereof and the other agreements contemplated hereby and thereby, (v) any public offering of its common stock or any other issuance or registration of its Capital Stock for sale or resale not prohibited by Section 10, including the ability to incur costs, fees and expenses related thereto, (vi) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting matters, (vii) providing indemnification to officers and directors and as otherwise permitted hereunder, (viii) activities incidental to the consummation of the Transactions, (ix) financing activities, including the issuance of securities (other than Disqualified Stock), incurrence of debt (subject to clause
(iv) above), payment of dividends, making contributions to the capital of the Borrower and guaranteeing the obligations of the Borrower, (x) any other transaction permitted pursuant to Section 10, (xi) [reserved]
or any transaction related thereto or contemplated thereby, (xii) the ownership of assets owned by
Holdings on the Closing Date and (xiii) activities incidental to the businesses or activities described in clauses (a)(i) through (a)(xii); or
(b)consolidate or amalgamate with, or merge with or into, or convey, sell or otherwise transfer all or substantially all of its assets to, any Person except as permitted pursuant to clause (ii) of the definition of “Holdings”.
10.11Limitation on Changes to Line of Business.  The Borrower and its Restricted
Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and its Subsidiaries, taken as a whole, on the Closing Date and other business activities which are extensions thereof or otherwise incidental, synergistic, reasonably related, or ancillary to any of the foregoing (and non-core incidental businesses acquired in connection with any Permitted Acquisition or other permitted Investment).

10.12Limitation on Changes to End of Fiscal Years.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, cause, for financial reporting purposes, each of its, and each of the Restricted Subsidiaries’, fiscal years to end on dates other than consistent with past practice;
provided, however, that the Borrower may, upon written notice to the Administrative Agent change the financial reporting convention specified above to (x) align the dates of such fiscal year for any Restricted
Subsidiary whose fiscal years end on dates different from those of the Borrower or (y) any other financial reporting convention (including a change of fiscal year) reasonably acceptable (such consent not to be unreasonably withheld or delayed) to the Administrative Agent, in which case the Borrower and the
Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this
Agreement that are necessary in order to reflect such change in financial reporting.
10.13[Reserved].
10.14Transactions with Affiliates.  The Borrower will conduct, and cause each of the
Restricted Subsidiaries to conduct, any transactions with any of its Affiliates (other than the Borrower and the Restricted Subsidiaries) involving aggregate payments or consideration for any such transaction in excess of the greater of $6,800,000 and 5.0% of Consolidated EBITDA for the most recently ended Test
Period (calculated on a Pro Forma Basis) at the time of such Affiliate transaction, for any individual transaction or series of related transactions on terms that are at least substantially as favorable to the
Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, as determined by the sole member, or similar governing body, of the
Borrower or such Restricted Subsidiary in good faith; provided that the foregoing restrictions shall not apply to (a) [reserved], (b) transactions permitted by Section 10.5 other than Section 10.5(t)),
(c) consummation of the Transactions and the payment of the Transaction Expenses, (d) the issuance of
Capital Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) or any of its
Subsidiaries not otherwise prohibited by the Credit Documents, (e) loans, advances and other transactions between or among the Borrower, any Restricted Subsidiary or any joint venture (regardless of the form of legal entity) in which the Borrower or any Subsidiary has invested (and which Subsidiary or joint venture would not be an Affiliate of the Borrower but for the Borrower’s or its Subsidiary’s ownership of Capital
Stock or Stock Equivalents in such joint venture or Subsidiary) to the extent permitted under Section 10,
(f) employment and severance arrangements between the Borrower and the Restricted Subsidiaries and their respective officers, employees or consultants (including management and employee benefit plans or agreements, stock option plans and other compensatory arrangements) in the ordinary course of business
(including loans and advances in connection therewith), (g) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers or employees of the Borrower (or any direct or indirect parent thereof) and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership, management or operation of the Borrower and its Subsidiaries, (h) transactions undertaken pursuant to membership in a purchasing consortium,
(i) transactions pursuant to any agreement or arrangement as in effect as of the Closing Date and described on Schedule 10.14, or any amendment, modification, supplement or replacement thereto (so long as any such amendment, modification, supplement or replacement is not disadvantageous in any material respect to the Lenders when taken as a whole as compared to the applicable agreement as in effect on the Closing Date as determined by the Borrower in good faith), (j) the Tax Receivable
Agreement (provided that any amendments to such Tax Receivable Agreement that materially increase the payments required to be made under such agreement after the execution of the Loan Documents, shall be subject to the Administrative Agent’s consent), (k) the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a
Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an
Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was not entered into in contemplation of such designation or redesignation, as applicable, (l) Affiliate repurchases of the Loans or Commitments to the extent permitted hereunder and the holding of such Loans or Commitments and the payments and other transactions contemplated herein in respect thereof, (m) [reserved] and (n) the disposition of accounts receivable to a Restricted Subsidiary pursuant to a Receivables Facility or a Qualified Securitization
Financing permitted under clause (t) of the definition of “Asset Sale”.
10.15Amendment of Organizational Documents; Junior Debt.  The Borrower will not, nor will it permit any Restricted Subsidiary to, (i) amend, modify, waive, terminate or release the documentation governing any organizational documents if the effect of such amendment, modification, waiver, termination or release is materially adverse to the Lenders (in their capacities as such), except as required by law or (ii) or amend or modify any documentation for Junior Debt in a manner materially adverse to the Lenders; provided that to the extent (x) such amendment or modification is not in contravention with any subordination or intercreditor agreement applicable to such Junior Debt or (y) such Junior Debt could be incurred as new Indebtedness permitted under Section 10.1 at the time of such amendment or modification (as so amended or modified), in each case, such amendment or modification shall be deemed not to be materially adverse to the Lenders.
Section 11.Events of Default.
Upon the occurrence of any of the following specified events (each an “Event of Default”):
11.1Payments.  The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans or any Fees or any Unpaid Drawings or of any other amounts owing hereunder or under any other Credit Document; or
11.2Representations, Etc.  Any representation, warranty or statement made or deemed made by the Borrower or the other Guarantors herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect (or, if such representation, warranty or statement is qualified by materiality, material adverse effect or similar language, untrue in any respect) on the date as of which made or deemed made, and to the extent capable of being cured, such incorrect representation or warranty shall remain incorrect for a period of 30 days after written notice thereof from the Administrative Agent or the Required Lenders to the Borrower; or
11.3Covenants.  Any Credit Party shall:
(a)default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(f)(i), Section 9.5 (solely with respect to the Borrower), Section 9.13(d) or
Section 10; provided, that any Event of Default under Section 10.9 is subject to cure as provided in
Section 11.14 and an Event of Default with respect to such Section shall not occur until the expiration of the 15th Business Day subsequent to the date the relevant financial statements are required to be delivered for the applicable fiscal quarter pursuant to Sections 9.1(a) or (b); or
(b)default in the due performance or observance by it of any term, covenant or agreement
(other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this
Agreement or any Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of (x) knowledge thereof by the Borrower or any Guarantor and (y) receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders.

11.4Default Under Other Agreements. (a)  Holdings, the Borrower or any of the Restricted
Subsidiaries shall (i) fail to make any payment with respect to any Indebtedness (other than the
Obligations) in an aggregate outstanding principal amount in excess of the Threshold Amount for
Holdings, the Borrower and such Restricted Subsidiaries, beyond the period of grace and following all required notices, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such
Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (after giving effect to all applicable grace period and delivery of all required notices) (other than, with respect to Indebtedness consisting of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements (it being understood that clause (i) shall apply to any failure to make any payment in excess of the Threshold
Amount in the aggregate that is required as a result of any such termination or similar event and that is not otherwise being contested in good faith)) the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such
Indebtedness to be made, prior to its stated maturity; provided that this clause (a) shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements (it being understood that clause (a)(i) above shall apply to any failure to make any payment in excess of the
Threshold Amount in the aggregate that is required as a result of any such termination or similar event and that is not otherwise being contested in good faith)) prior to the stated maturity thereof; provided that this clause (b) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness, (y) Indebtedness which is convertible into Qualified Stock and converts to Qualified Stock in accordance with its terms and such conversion is not prohibited hereunder, or (z) any breach or default that is (I) remedied by Holdings, the
Borrower or the applicable Restricted Subsidiary or (II) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to the acceleration of
Loans pursuant to this Section 11; or
11.5Bankruptcy, Etc.  Except as otherwise permitted by Section 10.3, Holdings, the Borrower or any Material Subsidiary shall commence a voluntary case, proceeding or action concerning itself under
Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”); or an involuntary case, proceeding or action is commenced against Holdings, the Borrower or any Material Subsidiary and the petition is not controverted within 60 days after commencement of the case, proceeding or action; or an involuntary case, proceeding or action is commenced against Holdings, the Borrower or any Material Subsidiary and
the petition is not dismissed within 60 days after commencement of the case, proceeding or action; or a custodian (as defined in the Bankruptcy Code), judicial manager, compulsory manager, receiver, receiver manager, trustee, provisional liquidator, liquidator, administrator, administrative receiver or similar
Person is appointed for, or takes charge of, all or substantially all of the property of Holdings, the
Borrower or any Material Subsidiary; or Holdings, the Borrower or any Material Subsidiary commences any other voluntary proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, winding-up, strike-off, administration or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating in any way to Holdings, the Borrower or any Material Subsidiary; or there is commenced against Holdings, the Borrower or any Material
Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; or Holdings, the Borrower or any Material Subsidiary is adjudicated bankrupt; or any order of relief or other order approving any such case or proceeding or action is entered; or Holdings, the Borrower or any Material
Subsidiary suffers any appointment of any custodian, judicial manager, compulsory manager, receiver, receiver manager, trustee, provisional liquidator, liquidator, administrator, administrative receiver or similar Person for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, the Borrower or any Material Subsidiary makes a general assignment for the benefit of creditors; or
11.6ERISA. An ERISA Event shall have occurred that would reasonably be expected to result in a Material Adverse Effect; or
11.7Guarantee.  Other than as expressly permitted hereunder, any Guarantee provided by any
Credit Party or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any such Guarantor thereunder or any other Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee; or
11.8Pledge Agreement.  Other than as expressly permitted hereunder, the Pledge Agreement or any other Security Document pursuant to which the Capital Stock or Stock Equivalents of the
Borrower or any Material Subsidiary is pledged or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof, solely as a result of acts or omissions of the Collateral Agent or any Lender or solely as a result of the Collateral Agent’s failure to maintain possession of any Capital Stock or Stock Equivalents that have been previously delivered to it) or any pledgor thereunder or any Credit Party shall deny or disaffirm in writing any pledgor’s obligations under any Security Document; or
11.9Security Agreement.  Other than as expressly permitted hereunder, the Security
Agreement or any other Security Document pursuant to which the assets of Holdings, the Borrower or any Material Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof, solely as a result of acts or omissions of the Collateral Agent in respect of certificates, promissory notes or instruments actually delivered to it (including as a result of the Collateral Agent’s failure to file a Uniform Commercial Code continuation statement)) or any grantor thereunder or any Credit Party shall deny or disaffirm in writing any grantor’s obligations under any Security Document; or
11.10Judgments.  One or more final judgments or decrees shall be entered against Holdings, the Borrower or any of the Restricted Subsidiaries involving a liability in excess of the Threshold Amount in the aggregate for all such judgments and decrees for Holdings, the Borrower and the Restricted
Subsidiaries (to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has not denied coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof;
or
11.11Change of Control.  A Change of Control shall occur.
11.12Remedies Upon Event of Default.  If an Event of Default occurs and is continuing
(subject to Section 11.14), the Administrative Agent shall, upon the written request of the Required
Lenders, by written notice to the Borrower, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement: (i) declare any of the Commitments terminated, whereupon such Commitment, if any, of each Lender, as the case may be, shall forthwith terminate immediately and any fees theretofore accrued shall forthwith become due and payable without any other notice of any kind, (ii) declare the principal of and any accrued interest and fees in respect of all Loans and all Obligations to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower to the extent permitted by applicable law;
(iii) terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to the Borrower, it will pay) to the
Administrative Agent at the Administrative Agent’s Office such additional amounts of cash, to be held as security for the Borrower’s respective Reimbursement Obligations for Unpaid Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding; provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower or any Material Subsidiary, the result that would occur upon the giving of written notice by the Administrative Agent shall occur automatically without the giving of any such notice.
Each Lender and the Administrative Agent hereby acknowledges and agrees that the Borrower and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or the respective interpretation thereof, and that such restatements will not result in a Default or an Event of Default under the Credit Documents.
Further, notwithstanding any other provisions herein or in any Credit Document to the contrary, no action taken and publicly announced or otherwise reported to the Administrative Agent and the
Lenders shall provide the basis for any Default or Event of Default more than two years after the date of such public announcement or report unless the Administrative Agent is exercising remedies or has reserved its rights by written notice to the Borrower at such time.
11.13Application of Proceeds.  Subject to the terms of, in each case if executed, an Acceptable
Intercreditor Agreement, any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 11.5 shall be applied:
(a)first, to the payment of all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent or the Collateral Agent in connection with any collection or sale of the Collateral or otherwise in connection with any Credit Document, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the
Administrative Agent or the Collateral Agent hereunder or under any other Credit Document on behalf of any Credit Party and any other reasonable and documented out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document to the extent reimbursable hereunder or thereunder;
(b)second, to the payment in full of that portion of the Obligations (other than reimbursement obligations in respect of Letters of Credit, Secured Cash Management Agreements and
Secured Hedge Agreements) constituting fees, indemnities and other amounts (other than principal, interest, Commitment Fees, Letter of Credit Fees and Letter of Credit fronting fees) payable to the
Secured Parties under the Credit Documents (including fees, charges and disbursements of legal counsel to the respective Secured Parties arising under the Credit Documents), ratably among the Secured Parties in proportion to the respective amounts described in this clause (b) payable to them;
(c)third, to the payment in full of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations (other than Secured Cash Management Agreements and Secured Hedge Agreements), Commitment Fees, Letter of Credit Fees and Letter of Credit fronting fees in each case arising under the Credit Documents, ratably among the Lenders in proportion to the respective amounts described in this clause (c) payable to them;
(d)fourth, to the Secured Parties, an amount (x) equal to that portion of the Obligations constituting unpaid principal on the Loans and Unpaid Drawings and Obligations in respect of Secured
Cash Management Agreements and Secured Hedge Agreements) and (y) sufficient to Cash Collateralize all L/C Obligations on the date of any distribution, and, if such monies shall be insufficient to pay such amounts in full and Cash Collateralize all L/C Obligations, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof and to Cash Collateralize the L/C Obligations;
(e)fifth, to the Secured Parties, and amount equal to all remaining Obligations owing to them on the date of any distribution, ratably among the Lenders on proportion to the respective amounts described in this clause (e) payable to them; and
(f)sixth, any surplus then remaining after the Obligations have been paid in full, shall be paid to the applicable Credit Parties or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct;
provided that any amount applied to Cash Collateralize any L/C Obligations that has not been applied to reimburse the Borrower for Unpaid Drawings under the applicable Letters of Credit at the time of expiration of all such Letters of Credit shall be applied by the Administrative Agent in the order specified in clauses (a) through (f) above.  Notwithstanding the foregoing, amounts received from any Guarantor that is not an “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to its Obligations that are Excluded Swap Obligations.
11.14Equity Cure.  Notwithstanding anything to the contrary contained in this Section 11, in the event that the Borrower has determined that it has failed to comply with the requirement of any of the
Financial Covenants, from the end of the most recent fiscal quarter until the expiration of the 15th
Business Day following the date financial statements referred to in Sections 9.1(a) or (b) are required to be delivered in respect of such fiscal period for which such financial covenant is being measured (the
“Cure Period”), any holder of Capital Stock or Stock Equivalents of Holdings or any direct or indirect parent of Holdings has the right to cure such failure (the “Cure Right”) by causing cash net equity proceeds derived from an issuance of Capital Stock or Stock Equivalents after the Closing Date during such Cure Period (other than Disqualified Stock, unless reasonably satisfactory to the Administrative
Agent, and excluding any amounts previously designated as an Excluded Contribution Amount) by
Holdings (or from a contribution to the common equity capital of Holdings) to be contributed by Holdings as cash common equity (or otherwise in a form reasonably acceptable to the Administrative Agent) to the
Borrower, and upon receipt by the Borrower of such cash contribution (such cash amount being referred to as the “Cure Amount”) pursuant to the exercise of such Cure Right, such financial covenant shall be recalculated giving effect to the following pro forma adjustments:
(a)Consolidated EBITDA shall be increased, solely for the purpose of determining the existence of an Event of Default resulting from a breach of any of the Financial Covenants with respect to any period of four consecutive fiscal quarters that includes the fiscal quarter for which the Cure Right was exercised and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;
and
(b)there shall be no pro forma reduction in Indebtedness with the proceeds of the Cure
Amount for determining compliance with any of the Financial Covenants; provided that, to the extent such proceeds are actually applied to prepay Indebtedness, such reduction may be credited in any subsequent fiscal quarter.
(c)Notwithstanding anything to the contrary in this Section 11, (A) if, after giving effect to the foregoing recalculations, the Borrower shall be in compliance with the requirements of the applicable
Financial Covenant, the Borrower shall be deemed to have satisfied the requirements of such Financial
Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such financial covenants that had occurred shall be deemed cured for the purposes of this Agreement; provided that (i) in each period of four consecutive fiscal quarters there shall be at least two fiscal quarters in which no Cure Right is made, (ii) there shall be a maximum of five Cure Rights made during the term of this Agreement, (iii)
each Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with the applicable Financial Covenants, (iv) the exercise of a Cure Right with respect to more than one Financial Covenant for the same fiscal quarter shall constitute a single Cure Right for purposes of this clause (c) (including for purposes of clauses (i) and (ii) hereof) and (v) all Cure Amounts shall be disregarded for the purposes of the Applicable Margin, the Commitment Fee Rate, any baskets or financial ratio determination under the Credit Documents other than for determining compliance with
Section 10.9 and (B) from and after the date that the Borrower delivers a written notice to the
Administrative Agent that it intends to exercise its Cure Right under this Section 11.14 (a “Notice of
Intent to Cure”) until the earliest of the date on which the Cure Right is actually exercised, the date on which the Cure Right was required to be exercised and the date on which the Borrower shall have subsequently provided written notice to the Administrative Agent that it does not intend to exercise the
Cure Right, neither the Administrative Agent nor any Lender may exercise any rights or remedies under
Section 11.12 (or under any other Credit Document) on the basis of any actual or purported Event of
Default under the covenant set forth in Section 10.9 with respect to the quarter for which a Notice of
Intent to Cure has been provided (and any other Default as a result thereof); provided that during such
Cure Period the Revolving Credit Lenders shall not be required to fund any request for a credit extension under the Revolving Credit Facility nor shall the Letter of Credit Issuer be required to issue, increase or extend any Letter of Credit.
Section 12.The Agents.
12.1Appointment.
(a)Each Lender and Swingline Lender hereby irrevocably designates and appoints the
Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this
Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.  The provisions of this Section 12 (other than Section 12.1(c) with respect to the Joint Lead
Arrangers and Joint Bookrunners and Sections 12.1, 12.9, 12.11, 12.12 and 12.15(h) with respect to the
Credit Parties) are solely for the benefit of the Agents and the Lenders, none of the Borrower or any other
Credit Party shall have rights as third party beneficiary of any such provision.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.  In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its respective Subsidiaries.

(b)The Administrative Agent, each Lender, the Swingline Lender and the Letter of Credit
Issuer hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the
Collateral, and each of the Administrative Agent, each Lender, the Swingline Lender and the Letter of
Credit Issuer irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this
Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Administrative Agent, the Lenders, the Swingline Lender or the Letter of
Credit Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent.
(c)Each of the Joint Lead Arrangers and Joint Bookrunners, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.
12.2Delegation of Duties.  The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-
agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents, subagents or attorneys-in-fact selected by it in the absence of its gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).
12.3Exculpatory Provisions.  No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or
(b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other
Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or the creation, perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of any
Credit Party to perform its obligations hereunder or thereunder.  No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.  The Collateral Agent shall not be under any obligation to the Administrative Agent or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit
Document, or to inspect the properties, books or records of any Credit Party.  Without limiting the generality of the foregoing, (a) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such
Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 13.1), provided that no
Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law and (b) except as expressly set forth in the Credit Documents, no Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the
Borrower or any of the Subsidiaries that is communicated to or obtained by the entity serving as
Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity.
12.4Reliance by Agents.  The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction
(including those transmitted by electronic transmission or any telephone message or conversation)
believed by it (in good faith) to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the
Borrower), independent accountants and other experts whether or not selected by the Administrative
Agent or the Collateral Agent.  The Administrative Agent may deem and treat the Lender specified in the
Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative
Agent.  The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent and the Collateral
Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent and the Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or applicable law.
12.5Notice of Default.  Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or the Collateral Agent has received written notice from a Lender, or the
Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  In the event that the Administrative Agent or the Collateral Agent receives such a notice, it shall give notice thereof to the Lenders and the Administrative Agent or the Collateral
Agent, as applicable.  The Administrative Agent shall take such action with respect to such Default or
Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this
Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable.
12.6Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders.  Each
Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of
their respective officers, directors, employees, agents, legal counsel, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral
Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any
Lender, the Swingline Lender or the Letter of Credit Issuer.  Each Lender, the Swingline Lender and the
Letter of Credit Issuer represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other

Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and each other Credit Party and made its own decision to make its
Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other
Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of any of the Credit
Parties.  Except for notices, reports, and other documents expressly required to be furnished to the
Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral
Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of any Credit Party that may come into the possession of the Administrative Agent or the Collateral Agent
or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.
12.7Indemnification.  The Lenders agree to severally indemnify each Agent and the L/C
Issuer in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Total Credit
Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time
(including at any time following the payment of the Loans) be imposed on, incurred by or asserted against an Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other
Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the
Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable to an Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction; provided, further, that no action taken by the Administrative Agent in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.7.  In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.  Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this
Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto.  If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished;
provided, however, that in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.
The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder.  The indemnity provided to each Agent under this Section 12.7 shall also apply to the Letter of
Credit Issuer and such Agent’s and the Letter of Credit Issuer’s respective Affiliates, directors, officers, members, controlling persons, employees, trustees, advisors and agents and successors.
12.8Agents in Their Individual Capacities.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder.  Each Agent and its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with, any Credit Party as though such Agent were not an Agent hereunder and under the other Credit Documents.  With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit
Documents as any Lender and may exercise the same as though it were not an Agent, and the terms
“Lender” and “Lenders” shall include each Agent in its individual capacity.
12.9Successor Agents.
(a)Each of the Administrative Agent and the Collateral Agent may at any time give notice of its resignation to the Lenders, the Letter of Credit Issuer and the Borrower.  Such resignation shall be effective on the date set forth in such notice (but in no event shall such effective date occur prior to the
30th day following delivery of such notice in accordance with the terms of this Section 12.9) or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this
Section 12.9.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Event of Default under Sections 11.1 or 11.5 is continuing, to appoint a successor, which shall be a bank or other financial institution with an office in the United States (other than any Disqualified Lender), or an
Affiliate of any such bank or other financial institution with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (the “Resignation
Effective Date”), then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above (including receipt of the Borrower’s consent); provided that if the Administrative Agent or the Collateral Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice.
(b)If the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (v) of the definition of Lender Default, the Required Lenders may to the extent permitted by applicable law, subject to the consent of the Borrower (not to be unreasonably withheld or delayed), by notice in writing to the Borrower and such Person remove such Person as the Administrative Agent and, with the consent of the Borrower, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders (with the consent of the Borrower as required above) and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders and the
Borrower) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as
applicable), (1) the retiring or removed agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the Letter of Credit Issuer under any of the Credit
Documents, the retiring or removed Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments,
Communications and determinations provided to be made by, to or through the retiring or removed
Administrative Agent shall instead be made by or to each Lender, Swingline Lender and the Letter of
Credit Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as the Administrative Agent or the Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the
Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed
Agent, and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 12.9). Except as provided above, any resignation or removal of Bank of America, N.A. as the
Administrative Agent pursuant to this Section 12.9 shall also constitute the resignation or removal of
Bank of America, N.A. as the Collateral Agent.  The fees payable by the Borrower, as applicable,
(following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between such successor and the Borrower, as applicable.  After the retiring or removed Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Section 12 (including, for the avoidance of doubt, Section 12.7) and Section 13.5 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective
Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as an Agent.
(d)Any resignation by or removal of Bank of America, N.A. as the Administrative Agent pursuant to this Section 12.9 shall also constitute its resignation or removal as Swingline Lender and the
Letter of Credit Issuer; provided that, for the avoidance of doubt, (1) it shall retain all the rights, powers, privileges and duties of the Letter of Credit Issuer hereunder with respect to all L/C Obligations as of the effective date of its resignation as Letter of Credit Issuer and all L/C Obligations with respect thereto
(including the right to require L/C Participants to make Revolving Credit Loans pro rata based on their
Applicable Percentages of the applicable Unpaid Drawing pursuant to Section 3.4(a)) and (2) it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require Mandatory
Borrowings pursuant to Section 2.1(d).  Upon the acceptance of a successor’s appointment as the
Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swingline Lender and Letter of Credit Issuer, (b) the
retiring Swingline Lender and Letter of Credit Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Swingline
Lender and Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit issued by such Affiliate of the Administrative Agent or the Administrative Agent, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of the retiring Letter of Credit Issuer with respect to such Letters of
Credit.
12.10Withholding Tax.  To the extent required by any applicable law, the Administrative
Agent may withhold from any payment to any Lender under any Credit Document an amount equivalent to any applicable withholding Tax.  If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, (i) because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective, (ii) any Taxes attributable to a Lender’s failure to comply with the requirements of Section 13.6(c) relating to the maintenance of a Participant Register, and (iii) any
Excluded Taxes attributable to such Lender) or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding
Tax from such payment, such Lender shall indemnify the Administrative Agent (to the extent that the
Administrative Agent has not already been reimbursed by any applicable Credit Party and without limiting the obligation of any applicable Credit Party to do so), fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the
Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this Section 12.10.  The agreements in this Section 12.10 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.  For the avoidance of doubt, for purposes of this Section 12.10, the term Lender includes the Swingline Lender and the Letter of Credit Issuer.
12.11Agents Under Security Documents and Guarantee.  Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents.  Subject to Section 13.1, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (a) release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent (or any sub-agent thereof) under any Credit
Document (i) upon the final Maturity Date and the payment in full (or Cash Collateralization) of all
Obligations (except for contingent indemnification obligations in respect of which a claim has not yet been made, Secured Hedge Obligations as to which alternative arrangements reasonably acceptable to the applicable Hedge Bank have been made and Secured Cash Management Obligations), (ii) that is sold or to be sold or transferred as part of or in connection with any sale or other transfer permitted hereunder or under any other Credit Document to a Person that is not a Credit Party or in connection with the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, (iii) if the property subject to such
Lien is owned by a Guarantor, upon the release of such Guarantor from its Guarantee otherwise in accordance with the Credit Documents, (iv) as to the extent provided in the Security Documents, (v) that constitutes Excluded Property or Excluded Stock and Stock Equivalents or (vi) if approved, authorized or ratified in writing in accordance with Section 13.1; (b) release any Guarantor (other than Holdings and the
Borrower (except as otherwise permitted by Section 10.3)) from its obligations under the Guarantee if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary) as a result of a transaction or designation permitted hereunder; provided that no release shall occur if such Guarantor becomes an Excluded Subsidiary solely as a result of the relevant Guarantor ceasing to be a Wholly-
Owned Restricted Subsidiary unless such transaction is entered into for a bona fide business purpose (as determined by the Borrower in good faith) and, for the avoidance of doubt, not for the primary purpose
(as determined by the Borrower in good faith) of causing such release; (c) subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Credit
Document to the holder of any Lien permitted under Section 10.2(d), Section 10.2(f) and Section 10.2(g)
(solely with respect to Section 10.1(o)(iii)); and (d) enter into subordination or an Acceptable
Intercreditor Agreement or intercreditor agreements with respect to Indebtedness and any subordination agreement in connection with any Receivables Facility or Qualified Securitization Financing to the extent the Administrative Agent or the Collateral Agent is otherwise contemplated herein as being a party to such intercreditor or subordination agreement.
The Collateral Agent shall have its own independent right to demand payment of the amounts payable by the Borrower under this Section 12.11, irrespective of any discharge of the Borrower’s obligations to pay those amounts to the other Lenders resulting from failure by them to take appropriate steps in insolvency proceedings affecting the Borrower to preserve their entitlement to be paid those amounts.
Any amount due and payable by the Borrower to the Collateral Agent under this Section 12.11 shall be decreased to the extent that the other Lenders have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Credit Documents and any amount due and payable by the Borrower to the Collateral Agent under those provisions shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 12.11.
12.12Right to Realize on Collateral and Enforce Guarantee.  Anything contained in any of the
Credit Documents to the contrary notwithstanding, the Borrower, the Agents, and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the
Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights, and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured
Parties in accordance with the terms hereof and all powers, rights, and remedies under the Security
Documents may be exercised solely by the Collateral Agent and (ii) in the event of a foreclosure by the
Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the
Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured
Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required
Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.
Each Lender expressly and irrevocably agrees that it will not hinder or direct the Administrative
Agent to take any action that will hinder the automatic release of any security interest, Lien or Guarantee provided for by this Section 12.12 (including, without limitation, in connection with any disposition permitted pursuant to Section 10.4 and including, without limitation, any refusal to release liens, return possessory collateral, execute and/or file release documentation or take any other reasonably requested actions to documents or effectuate any such automatic release of Liens on Collateral contemplated under this Agreement, in each case, at the Borrower’s sole cost and expense) and expressly and irrevocably agrees that the Administrative Agent shall be authorized to, and shall, take any necessary action to release any such security interest, Lien or Guarantee to the extent authorized to do so by this Section 12.12 without any obligation or requirement to notify or obtain consent from any Lender.
No holder of Secured Hedge Obligations or Secured Cash Management Obligations shall have any rights in connection with the management or release of any Collateral or of the obligations of any
Credit Party under this Agreement.  No holder of Secured Hedge Obligations or Secured Cash
Management Obligations that obtains the benefits of any Guarantee or any Collateral by virtue of the provisions hereof or of any other Credit Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or Agent and, in such case, only to the extent expressly provided in the Credit Documents.
Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Hedge Agreements and Secured Cash Management

Agreements, unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash
Management Bank or Hedge Bank, as the case may be.
12.13Intercreditor Agreement Governs.  The Administrative Agent, the Collateral Agent, and
each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any Acceptable Intercreditor Agreement or other intercreditor agreement entered into pursuant to the terms hereof, (b) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to
enter into each Acceptable Intercreditor Agreement or other intercreditor agreement entered into pursuant to the terms hereof and to subject the Liens securing the Obligations to the provisions thereof and
(c) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into any
Acceptable Intercreditor Agreement or other intercreditor agreement that includes, or to amend any then-
existing-intercreditor agreement to provide for, the terms described in the definition of “Permitted Other
Indebtedness”.
12.14Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of
ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments,
or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional
Asset Manager” (within the meaning of Section VI of PTE 84–14), (B) such Qualified Professional Asset
Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments
and this Agreement satisfies the requirements of sub-sections (b) through (g) and (k) of Section I of PTE
84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Section I of
PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this
Agreement (including in connection with the reservation or exercise of any rights by the Administrative
Agent under this Agreement, any Credit Document or any documents related hereto or thereto).
12.15Erroneous Payment.  Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a
Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each
Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The
Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.
Section 13.Miscellaneous.
13.1Amendments, Waivers, and Releases.  Except as otherwise expressly set forth in the
Credit Documents, neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this
Section 13.1.  Except as provided to the contrary under Section 1.14, 2.14 or 2.15 or the subsequent paragraphs of this Section 13.1, and other than with respect to any amendment, modification or waiver contemplated in the proviso to clause (i) below, which shall only require the consent of the Lenders expressly set forth therein and not the Required Lenders, the Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this
Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the
Credit Parties hereunder or thereunder or (b) waive in writing, on such terms and conditions as the
Required Lenders or the Administrative Agent and/or the Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that no such waiver and no such amendment, supplement or modification shall (x) (i) forgive or reduce any principal portion of any Credit Facility or extend the final scheduled maturity date of any Loan or reduce the stated interest rate of, prepayment premium applicable to, or fee under any Credit Facility (it being understood that only the consent of the
Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default
Rate or amend Section 2.8(c)), or forgive any portion thereof, or extend the scheduled date for the payment, of any principal, interest (including by a way of extending grace periods for the payment of interest) or fee hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or changes in the amount of interest payable in cash, or make any Credit Facility, interest, Fee or other amount payable in any currency other than expressly provided herein or amend
Section 13.8(a) or Section 11.13 or any other provision of any Credit Document governing the application of payments in respect of the Obligations or proceeds of Collateral, in each case without the written consent of each Lender directly and adversely affected thereby; provided that a waiver of any condition precedent in Section 6 (solely with respect to any Letter of Credit issued on the Closing Date) or Section
7 of this Agreement, the waiver of any Default (other than any Default under Section 11.1), Event of
Default (other than any Event of Default under Section 11.1), default interest, mandatory prepayment or reductions, any modification, waiver or amendment to the financial covenant definitions or financial ratios or any component thereof, or the waiver of any other covenant shall not constitute an increase of any Commitment of a Lender, a reduction or forgiveness in the interest rates or the fees or premiums, or changes in the amount of interest payable in cash or a postponement of any date scheduled for the payment of principal, premium or interest or an extension of the final maturity of any Loan or the scheduled termination date of any Commitment, in each case for purposes of this clause (i), or (ii) consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3), in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend, modify or waive any provision of
Section 12 without the written consent of the then-current Administrative Agent and Collateral Agent in a manner that directly and adversely affects such Person, (iv) amend, modify or waive any provision of
Section 3 without the written consent of the Letter of Credit Issuer to the extent such amendment, modification or waiver directly and adversely affects the Letter of Credit Issuer, (v) amend, modify or waive any provisions hereof relating to Swingline Loans without the written consent of the Swingline
Lender in a manner that directly and adversely affects such Person, (vi) release all or substantially all of the Guarantors under the Guarantees (except as expressly permitted by the Guarantees, any Acceptable
Intercreditor Agreement or this Agreement) or release all or substantially all of the Collateral under the
Security Documents (except as expressly permitted by the Security Documents, any Acceptable
Intercreditor Agreement or this Agreement) without the prior written consent of each Lender, (vii)
decrease the Term Loan Repayment Amount applicable to Term Loans or extend any scheduled Term
Loan Repayment Date applicable to Term Loans, in each case without the written consent of each Lender directly and adversely affected thereby; provided that the waiver of any Default, Event of Default, mandatory prepayment or reductions, or the waiver of any other covenant shall not constitute a decrease of the Initial Term Loan Repayment Amount or extension of the Initial Term Loans, (viii) amend, modify or waive the term “Required Lenders” or amend, modify or waive any provision of this Section 13.1 or any other provision herein specifying the number or percentage of Lenders required to amend, modify or waive the relevant provision that has the effect of decreasing the number of Lenders that must approve any amendment, modification or waiver, without the written consent of each Lender, (ix) directly amend, modify or waive the (A) pro rata sharing portions set forth in Sections 2.7, 2.16(a)(ii), 4.1, 4.2, 5.2(c),
5.2(d), 5.2(e), 5.3(a) or 13.8(a) or (B) pro rata sharing provisions or the payment priorities as set forth in
Section 11.13, in each case without the written consent of each Lender directly and adversely affected thereby, or (x) (A) subordinate or have the effect of subordinating all or any portion of the Credit
Facilities in right of payment to any other Indebtedness or (B) subordinate or have the effect of subordinating the Lien securing all or any portion of the Collateral to any other Lien securing any other
Indebtedness, except in the case of clause (A) and (B) with respect to (1) any Indebtedness that is expressly permitted under the Credit Documents as in effect on the Closing Date to be senior to the Credit
Facilities and/or be secured by a Lien that is senior to the Lien securing the Credit Facilities, (2) any
“debtor-in-possession” facility so long as such “debtor-in-possession” facility and related commitments and any related buyback, exchange or “roll up” is offered ratably to all Lenders holding such Credit
Facilities or (3) any other Indebtedness so long as such Indebtedness and any related buyback or exchange is offered ratably to all Lenders holding such Credit Facilities and on the same terms as the other lenders participating in such other Indebtedness and any related buyback or exchange, in each case without the consent of each Lender directly and adversely affected thereby, or (y) notwithstanding anything to the contrary in clause (x), (i) extend the final expiration date of any Lender’s Commitment or (ii) increase the aggregate amount of the Commitments of any Lender, in each case, without the written consent of such
Lender; provided, further, in connection with an amendment that addresses solely a repricing transaction in which any Class of Term Loans is refinanced with a replacement Class of Term Loans bearing (or is modified in such a manner such that the resulting Term Loans bear) a lower Effective Yield (a
“Permitted Repricing Amendment”), only the consent of the Lenders holding Term Loans subject to such permitted repricing transaction that will continue as a Lender in respect of the repriced tranche of
Term Loans or modified Term Loans shall be required.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (x) that the Commitment of such Lender may not be increased or extended without the consent of such Lender, (y) for any such amendment, waiver or consent that treats such Defaulting Lender disproportionately and adversely from the other Lenders of the same Class (other than because of its status as a Defaulting Lender) and (z) that the principal amount of any Loan owed to such Lender may not be decreased without the consent of such
Lender.
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon Holdings, the Borrower, such Lenders, the
Administrative Agent and all future holders of the affected Loans.  In the case of any waiver, Holdings, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such
Lender.
Notwithstanding the foregoing, in addition to any credit extensions and related Joinder
Agreement(s) effectuated without the consent of Lenders in accordance with Section 2.14, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the
Administrative Agent, Holdings and the Borrower (a) to add one or more additional credit facilities to this
Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other
Credit Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such New Term Loans and the
Revolving Credit Loans.
In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement
Facility to permit the refinancing in whole or in part of any Credit Facility (the “Refinanced Facility”)
with a replacement facility (a “Replacement Facility”) hereunder; provided that (a) a Replacement
Facility in respect of the Revolving Credit Facility shall refinance the Revolving Credit Facility in full and a Replacement Facility in respect of a Term Loan shall be in a minimum of $10,000,000 (or such lesser amount as the Administrative Agent may approve), (b) no Event of Default shall have occurred and be continuing, (c) [reserved], (d) except in the case of any Inside Maturity Debt Exclusion, the maturity date of such Replacement Facility shall be no earlier than the maturity date of the Refinanced Facility,
(e) the aggregate principal amount of Indebtedness and the available commitment available under such
Replacement Facility shall not exceed the aggregate principal amount of Indebtedness and the available commitment amount under such Refinanced Facility (plus an amount equal to all accrued but unpaid interest, fees, premiums and expenses incurred in connection therewith), (f) [reserved], (g) except in the case of any Inside Maturity Debt Exclusion, the weighted average life to maturity of such Replacement
Facility shall not be shorter than the weighted average life to maturity of such Refinanced Facility at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans), (h) the covenants, events of default and guarantees (excluding pricing and optional prepayments or redemption terms) either, at the option of the Borrower, shall be not materially more favorable (taken as a whole) (as determined in good faith by the Borrower) to the Lenders providing such Replacement Facility than the covenants, events of default and guarantees applicable to such Refinanced Facility, except to the extent necessary to provide for covenants, events of default and guarantees applicable to any period after the maturity date in respect of the Refinanced Facility in effect immediately prior to such refinancing or otherwise reflect market terms and conditions (taken as a whole) at the time of such refinancing (as determined in good faith by the Borrower) and (i) in the case of Replacement Facilities that are secured, the Replacement Facility will be secured on a pari passu basis with, and by the same Collateral as, the Obligations.  Any such refinancing of the Revolving Credit Facility shall require an equivalent commitment reduction thereunder.
No Affiliated Lender shall be a lender under any Replacement Facility that is a Revolving Credit Facility and Affiliated Lenders providing any portion of a Replacement Facility that is a Term Loan shall be subject to the limitations set forth in Section 13.6(h) as if the provision of such Replacement Facility were an assignment of such Refinanced Facility to such Affiliated Lender.
The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit
Parties on any Collateral shall be automatically released (i) in full, upon the termination of this
Agreement and the payment of all Obligations hereunder (except for (w) contingent indemnification obligations in respect of which a claim has not yet been made, (x) Secured Hedge Obligations, (y) Cash
Collateralized Letters of Credit pursuant to arrangements reasonably acceptable to the Letter of Credit
Issuer and (z) Secured Cash Management Obligations), (ii) upon the sale or other disposition of such
Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the applicable
Guarantee (in accordance with the second following sentence), (vi) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents and (vii) if such assets constitute Excluded Property or Excluded Stock and Stock
Equivalents.  Any such release shall not in any manner discharge, affect or impair the Obligations or any
Liens (other than those being released) upon (or obligations (other than those being released) of the Credit
Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents.  Additionally, the Lenders hereby irrevocably agree that any Restricted Subsidiary that is a Guarantor shall be released from the Guarantees upon consummation of any transaction not prohibited hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary or otherwise no longer being required to be a Guarantor hereunder;
provided that no release shall occur if such Guarantor became an Excluded Subsidiary by virtue of no longer being a Wholly Owned Restricted Subsidiary of a Credit Party unless it is no longer a Subsidiary of any Credit Party or it is becoming a bona fide joint venture (as determined by the Borrower in good faith) in a transaction otherwise permitted hereunder.  The Lenders hereby authorize and direct the
Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments,

documents and agreements necessary or desirable to evidence and confirm the release of any Guarantor or
Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.
Notwithstanding anything herein to the contrary, the Credit Documents may be amended to add syndication or documentation agents and make customary changes and references related thereto with the consent of only the Borrower and the Administrative Agent.
Notwithstanding anything in this Agreement (including, without limitation, this Section 13.1) or any other Credit Document to the contrary, (i) this Agreement and the other Credit Documents may be amended to effect an incremental facility or extension facility pursuant to Section 2.14 or Replacement
Facility pursuant to this Section 13.1 (and the Administrative Agent and the Borrower may effect such amendments to this Agreement and the other Credit Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms of any such incremental facility or extension facility); (ii) no Lender consent is required to effect any amendment or supplement to an Acceptable Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of any Indebtedness as expressly contemplated by the terms of an Acceptable Intercreditor
Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent in consultation with the Borrower, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect, to the interests of the Lenders taken as a whole); provided, further, that no such agreement shall amend, modify or otherwise directly and adversely affect the rights or duties of the Administrative Agent hereunder or under any other Credit Document without the prior written consent of the Administrative Agent; (iii) any provision of this Agreement or any other Credit
Document may be amended by an agreement in writing entered into by the Borrower and the
Administrative Agent to (x) cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and the Borrower) or (y) effect administrative changes of a technical or immaterial nature (including to effect changes to the terms and conditions applicable solely to the Letter of Credit Issuer in respect of issuances of Letters of Credit) and such amendment shall be deemed approved by the Lenders if the Lenders shall have received at least five Business Days’ prior written notice of such change and the Administrative Agent shall not have received, within five Business
Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the
Required Lenders object to such amendment; (iv) if one or more currencies is added as an available currency under the Revolving Credit Facility, the Borrower, the Administrative Agent, the Revolving
Credit Lenders and the Letter of Credit Issuer shall be entitled to amend the provisions of this Agreement and the other Credit Documents to add interest rate provisions and other operational or mechanical provisions relating to Revolving Credit Loans and Letters of Credit denominated in any such currencies;
and (v) guarantees, collateral documents and related documents executed by Credit Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with any other Credit Document, entered into, amended, supplemented or waived, without the consent of any other Person, by the applicable Credit Party or Credit Parties and the Administrative Agent
or the Collateral Agent in its or their respective sole discretion, to (A) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (B) as required by local law or advice of counsel to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable requirements of law or (C) to cure ambiguities, omissions, mistakes or defects (as reasonably determined by the Administrative Agent and the Borrower) or to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Credit Documents.

Notwithstanding anything in this Agreement or any Security Document to the contrary, the
Administrative Agent may, in its sole discretion, grant waivers or extensions of time for the satisfaction of any of the requirements under Sections 9.10, 9.11 and 9.13 or any Security Documents in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of Holdings, the Borrower and the Restricted Subsidiaries by
the time or times at which it would otherwise be required to be satisfied under this Agreement or any
Security Document.
13.2Notices.  Unless otherwise expressly provided herein, all notices and other
Communications provided for hereunder or under any other Credit Document shall be in writing
(including by facsimile transmission).  All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other
Communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(a)if to Holdings, the Borrower, the Administrative Agent, the Collateral Agent, the
Swingline Lender or the Letter of Credit Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(b)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to
Holdings, the Borrower, the Administrative Agent, the Collateral Agent, the Swingline Lender and the
Letter of Credit Issuer.
All such notices and other Communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); provided that notices and other Communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.
13.3No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.
13.4Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

13.5Payment of Expenses; Indemnification.
(a)The Borrower agrees (i) to pay or reimburse each of the Agents (promptly upon written demand (with reasonably supporting detail if the Borrower shall so request)) for all their reasonable and documented or invoiced out-of-pocket costs and expenses (without duplication) incurred in connection with the administration, preparation, execution and delivery of, and any amendment, supplement, modification to, waiver and/or enforcement this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Moore & Van Allen PLLC (or such other counsel as may be agreed by the Administrative
Agent and the Borrower), and, if reasonably necessary, one counsel in each relevant local jurisdiction with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), (ii) to pay or reimburse each Agent and the Lenders for all of their reasonable and documented or invoiced out-of-
pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of one firm or counsel to the Administrative Agent, the
Collateral Agent and the Lenders, and, to the extent reasonably necessary, one firm or local counsel in each relevant local jurisdiction (which may include a single special counsel acting in multiple jurisdictions) with the Borrower’s consent (such consent not to be unreasonably withheld or delayed
(which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest, one additional counsel to each group of similarly situated Persons, taken as a whole), (iii) [reserved] and (iv) to pay, indemnify and hold harmless each Lender, each Agent, the
Letter of Credit Issuer and their respective Related Parties (without duplication) (the “Indemnified
Persons”) from and against any and all losses, claims, damages, liabilities, obligations, demands, actions, judgments, suits, costs, expenses, disbursements or penalties of any kind or nature whatsoever (and the reasonable and documented or invoiced out-of-pocket fees, expenses, disbursements and other charges of one firm of counsel for all Indemnified Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict notifies the
Borrower of any existence of such conflict and in connection with the investigating or defending any of the foregoing (including the reasonable fees) has retained its own counsel, of another firm of counsel for such affected Indemnified Person), and to the extent required, one firm or local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions)) of any such
Indemnified Person arising out of or relating to any action, claim, litigation, investigation or other proceeding (regardless of whether such Indemnified Person is a party thereto or whether or not such action, claim, litigation or proceeding was brought by Holdings, any of its Subsidiaries or any other
Person), arising out of, or with respect to the Transactions or to the execution, enforcement, delivery, performance and administration of this Agreement, the other Credit Documents and any such other documents, including any of the foregoing relating to any Environmental Claim, any violation of, noncompliance with or liability under, any Environmental Law, or any actual or alleged presence, Release or threatened Release of Hazardous Materials, in each case relating to the properties, facilities or operations of the Borrower or any of its Subsidiaries (all the foregoing in this clause (iv), collectively, the
“Indemnified Liabilities”); provided that the Borrower has no obligation hereunder to any Indemnified
Person with respect to Indemnified Liabilities to the extent arising from (i) the gross negligence, bad faith or willful misconduct of such Indemnified Person as determined in a final and non-appealable judgment of a court of competent jurisdiction, (ii) a material breach of the obligations of such Indemnified Person under the terms of this Agreement by such Indemnified Person as determined in a final and non-
appealable judgment of a court of competent jurisdiction or (iii) any proceeding between and among
Indemnified Persons that does not involve an act or omission by Holdings, the Borrower or its respective
Restricted Subsidiaries; provided the Agents and the Joint Lead Arrangers and Joint Bookrunners, to the
extent acting in their capacity as such, shall remain indemnified in respect of such proceeding, to the extent that neither of the exceptions set forth in clause (i) or (ii) of the immediately preceding proviso applies to such person at such time.  The agreements in this Section 13.5 shall survive repayment of the
Loans and all other amounts payable hereunder.  This Section 13.5 shall not apply with respect to Taxes, other than any Taxes that represent losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs, expenses or disbursements arising from any non-Tax claim.
(b)No Credit Party nor any Indemnified Person shall have any liability for any special, punitive, indirect or consequential damages resulting from this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing
Date); provided that the foregoing shall not limit the Borrower’s indemnification obligations to the
Indemnified Persons pursuant to Section 13.5(a) in respect of damages incurred or paid by an Indemnified
Person to a third party (or any Guarantor’s guaranty of such obligations pursuant to the Guarantee).  No
Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of any Indemnified Person or any of its Related
Parties as determined by a final and non-appealable judgment of a court of competent jurisdiction.
13.6Successors and Assigns; Participations and Assignments.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as expressly permitted by Section 10.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and
(ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby,
Participants (to the extent provided in clause (c) of this Section 13.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the
Letter of Credit Issuer and the Lenders and each other Person entitled to indemnification under
Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i) Subject to the conditions set forth in clause (b)(ii) below and Section 13.7, any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including participations in L/C Obligations and Swingline Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed; it being understood that, without limitation, the relevant Person shall have the right to withhold their consent to any assignment if, in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:
(A)the Borrower; provided that no consent of the Borrower shall be required
(1) for an assignment to (X) a Lender, (Y) an Affiliate of a Lender, or (Z) an Approved Fund of a Lender,
(2) for an assignment of Loans or Commitments to any Eligible Assignee if a Specified Event of Default
(with respect to the Borrower) has occurred and is continuing or (3) unless (X) the prospective assignment is to a Disqualified Lender or (Y) the Borrower has already objected thereto by delivering written notice to the Administrative Agent within ten (10) Business Days after the receipt of a written request for consent thereto; and

(B)the Administrative Agent (not to be unreasonably withheld or delayed)
and, with respect to Revolving Credit Commitments only, the Letter of Credit Issuer and the Swingline
Lender (not to be unreasonably withheld or delayed); provided that no consent of the Administrative
Agent, the Letter of Credit Issuer or Swingline Lender, as applicable, shall be required for an assignment of to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender.
Notwithstanding the foregoing, no such assignment shall be made (i) to a natural Person (or holding company, investment vehicle or trust for a natural person), Disqualified Lender or Defaulting
Lender and (ii) with respect to the Revolving Credit Commitments, Holdings, the Borrower or any of its
Subsidiaries or any Affiliated Lender; provided that the list of Disqualified Lenders shall be made available to Lenders by the Administrative Agent upon written request.  For the avoidance of doubt, the
Administrative Agent shall bear no responsibility or liability for monitoring and enforcing the list of
Persons who are Disqualified Lenders at any time and shall not have any liability with respect to or arising out of any assignment of, or sale of a participation in, Loans or Commitments to, or disclosure of
Confidential Information, to any Disqualified Lender.
(ii)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s
Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 in the case of Revolving Credit Commitments and $1,000,000 in the case of Term Loans or, if less, all of such
Lender’s remaining Loans and Commitments of the applicable Class, unless each of the Borrower and the
Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed);
provided that no such consent of the Borrower shall be required if a Specified Event of Default (with respect to the Borrower) has occurred and is continuing; provided, further, that contemporaneous assignments by a Lender and its Affiliates or Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above (and simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any;
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning
Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C)the parties to each assignment shall execute and deliver to the
Administrative Agent an Assignment and Acceptance via an electronic settlement system or other method reasonably acceptable to the Administrative Agent, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; provided, further, that such processing and recordation fee shall not be payable in the case of assignments by any Agent or any of its Affiliates;
(D)the assignee, if it shall not be a Lender, shall deliver to the
Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent
(the “Administrative Questionnaire”) and applicable tax forms (as required under Section 5.4(e)); and
(E)any assignment to Holdings, the Borrower, any Subsidiary or an
Affiliated Lender (other than an Affiliated Institutional Lender) shall also be subject to the requirements of Section 13.6(h).

For the avoidance of doubt, the Administrative Agent bears no responsibility for tracking or monitoring assignments to or participations by any Affiliated Lender or any Disqualified Lender.
(iii)Subject to acceptance and recording thereof pursuant to clause (b)(v) of this
Section 13.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and
Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits and obligations of Sections 2.10, 2.11, 5.4 and
13.5).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6.  For the avoidance of doubt, in case of an assignment to a new Lender pursuant to this Section 13.6, (i) the
Administrative Agent, the new Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the new Lender been an original Lender signatory to this Agreement with the rights and/or obligations acquired or assumed by it as a result of the assignment and to the extent of the assignment the assigning Lender shall each be released from further obligations under the Credit Documents and (ii) the benefit of each Security
Document shall be maintained in favor of the new Lender.
(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the
Borrower, shall maintain at the Administrative Agent’s Office in the United States a copy of each
Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans (and stated interest amounts)
and any payment made by the Letter of Credit Issuer under any Letter of Credit owing to each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent, the
Letter of Credit Issuer and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary, and no assignment shall be effective until recorded in the Register pursuant to this
Section 13.6(b)(iv).  The Register shall be available for inspection by the Borrower, the Collateral Agent, the Letter of Credit Issuer, the Administrative Agent and its Affiliates and, with respect to itself, any
Lender, at any reasonable time and from time to time upon reasonable prior notice.  This Section
13.6(b)(iv) shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).
(v)Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and applicable tax forms (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall promptly accept such Assignment and
Acceptance and record the information contained therein in the Register.  No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (b)(v).
(c)(i)Any Lender may, without the consent of the Borrower or the Administrative
Agent, the Swingline Lender or the Letter of Credit Issuer, sell participations to one or more banks or other entities (other than (x) a natural person, (y) Holdings, the Borrower and its Subsidiaries and

Affiliates and (z) any Defaulting Lender or any Disqualified Lender provided, however, that, notwithstanding clause (z) hereof, participations may be sold to Disqualified Lenders unless a list of
Disqualified Lenders has been made available to all Lenders) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the Administrative Agent, the Letter of Credit
Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, the
Administrative Agent shall bear no responsibility or liability for monitoring and enforcing the list of
Disqualified Lenders or the sales of participations thereto at any time.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (x)(i), (v) and (vi) of the second proviso to Section 13.1 that affects such Participant.  Subject to clause (c)(ii) of this Section 13.6, the Borrower agrees that each
Participant shall be entitled to the benefits and obligations of Sections 2.10, 2.11 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5.4) (it being agreed that any documentation required under Section 5.4(e) shall be provided to the participating Lender)).  To the extent permitted by law, each
Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant shall be subject to Section 13.8(a) as though it were a Lender.
(ii)A Participant shall not be entitled to receive any greater payment under
Section 2.10, 2.11 or 5.4 than the applicable Lender would have been entitled to receive absent the sale of such the participation sold to such Participant unless the sale of the participation to such Participant is made with the Borrower’s prior written consent except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”).  The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under
Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed
United States Treasury Regulations (or, in each case, any amended or successor sections). For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal
Reserve Bank, or other central bank having jurisdiction over such Lender and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any
Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective
Transferee any and all financial information in such Lender’s possession concerning the Borrower and its
Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.
(f)The words “execution,” “signed,” “signature,” and words of like import in any
Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National
Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(g)SPV Lender.  Notwithstanding anything to the contrary contained herein, any Lender (a
“Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the
option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such
Granting Lender and such SPV shall have the rights of a Lender hereunder.  Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement
(all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions
(consented to by the Borrower and the Administrative Agent) other than a Disqualified Lender providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of
Loans and (ii) subject to Section 13.16, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.  This Section 13.6(g) may not be amended without the written consent of the SPV.  Notwithstanding anything to the contrary in this Agreement but subject to the following sentence, each SPV shall be entitled to the benefits of Sections 2.10, 2.11 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5.4 (it being agreed that any documentation required under Section 5.4(e) shall be provided to the Granting Lender)). Notwithstanding the prior sentence, an
SPV shall not be entitled to receive any greater payment under Section 2.10, 2.11 or 5.4 than its Granting

Lender would have been entitled to receive absent the grant to such SPV, unless such grant to such SPV is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld).
(h)Notwithstanding anything to the contrary contained herein, (x) any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to Holdings, the Borrower, any Subsidiary or an Affiliated Lender and (y) Holdings, the Borrower and
any Subsidiary may, from time to time, purchase or prepay Term Loans, in each case, on a non-pro rata basis through (1) Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be agreed between Holdings or the Borrower and the Auction
Agent or (2) non-pro rata purchases or assignments; provided that:
(i)any Loans or Commitments acquired by Holdings, the Borrower or any other
Subsidiary shall be retired and cancelled promptly upon the acquisition thereof;
(ii)with respect to an assignment to, or purchase by, Holdings, the Borrower or any
Subsidiary, (A) no Event of Default shall have occurred and be continuing and (B) no proceeds of
Revolving Loans or Swingline Loans may be used to fund such assignment or purchase.
(iii)by its acquisition of Loans or Commitments, an Affiliated Lender shall be deemed to have acknowledged and agreed that:
(A)it shall not have any right to (i) attend or participate in (including, in each case, by telephone) any meeting (including “Lender only” meetings) or discussions (or portion thereof)
among the Administrative Agent or any Lender to which representatives of the Borrower is not then present, (ii) receive any information or material prepared by the Administrative Agent or any Lender or any Communication by or among the Administrative Agent and one or more Lenders or any other material which is “Lender only”, except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Section 2) or receive any advice of counsel to the Administrative Agent or (iii) make any challenge to the Administrative Agent’s or any other Lender’s attorney-client privilege on the basis of its status as a Lender and waives its rights to bring actions (in its capacity as a Lender) against the
Administrative Agent; and
(B)except with respect to any amendment, modification, waiver, consent or other action (I) in Section 13.1 requiring the consent of all Lenders, all Lenders directly and adversely affected or specifically such Lender, (II) that alters an Affiliated Lender’s pro rata share of any payments given to all Lenders, or (III) affects the Affiliated Lender (in its capacity as a Lender) in a manner that is disproportionate to the effect on any Lender in the same Class, the Loans held by an Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and, in the case of a plan of reorganization that does not affect the Affiliated Lender in a manner that is materially adverse to such Affiliated Lender relative to other Lenders, shall be deemed to have voted its interest in the Term Loans in the same proportion as the other Lenders) (and shall be deemed to have been voted in the same percentage as all other applicable Lenders voted if necessary to give legal effect to this paragraph); and
(iv)(x) the aggregate principal amount of Term Loans held at any one time by
Affiliated Lenders may not exceed 25% of the aggregate principal amount of all Term Loans outstanding at the time of such purchase and (y) Affiliated Lenders (other than Affiliated Institutional Lenders) shall not constitute more than 49% in number of the total number of Term Loan Lenders;

(v)any such Loans acquired by an Affiliated Lender may, with the consent of the
Borrower, be contributed to the Borrower and exchanged for debt or equity securities that are otherwise permitted to be issued at such time (and such Loans or Commitments shall be retired and cancelled promptly);
(vi)the Affiliated Lender shall clearly identify itself as an Affiliated Lender in any
Assignment and Acceptance executed in connection with such purchases or sales and each such
Assignment and Acceptance shall contain customary “big boy” representations; and
(vii)in the event that any proceeding under the Bankruptcy Code shall be instituted by or against any Borrower or any other Guarantor, each Affiliated Lender shall acknowledge and agree that they are each “insiders” under Section 101(31) of the Bankruptcy Code and, as such, the claims associated with the Loans and Commitments owned by it shall not be included in determining whether the applicable class of creditors holding such claims has voted to accept a proposed plan for purposes of
Section 1129(a)(10) of the Bankruptcy Code, or, alternatively, to the extent that the foregoing designation is deemed unenforceable for any reason, each Affiliated Lender shall vote in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not
Affiliated Lenders.
For avoidance of doubt, the foregoing limitations shall not be applicable to Affiliated Institutional
Lenders.  None of the Borrower, Holdings, any Subsidiary of the Borrower or any Affiliated Lender shall be required to make any representation that it is not in possession of information which is not publicly available and/or material with respect to Holdings, the Borrower and its respective Subsidiaries or their respective securities for purposes of foreign, U.S. federal and state securities laws.
(viii)Notwithstanding anything in Section 13.1 or the definition of “Required
Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented
(or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Credit Document or any departure by any Credit Party therefrom, (ii) otherwise acted on any matter related to any Credit Document or (iii) directed or required the Administrative Agent or any
Lender to undertake any action (or refrain from taking any action) with respect to or under any Credit
Document, all Term Loans, Revolving Credit Commitments and Revolving Credit Loans held by
Affiliated Institutional Lender may not account for more than 49.9% (pro rata among such Affiliated
Institutional Lenders) of the Term Loans, Revolving Credit Commitments and Revolving Credit Loans of
consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 13.1.
13.7Replacements of Lenders Under Certain Circumstances.
(a)The Borrower shall be permitted (x) to replace any Lender or (y) terminate the
Commitment of such Lender or the Letter of Credit Issuer, as the case may be, and (1) in the case of a
Lender (other than the Letter of Credit Issuer), repay all Obligations of the Borrower due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and
(2) in the case of the Letter of Credit Issuer, repay all Obligations of the Borrower owing to such Letter of
Credit Issuer relating to the Loans and participations held by the Letter of Credit Issuer as of such termination date and cancel or backstop on terms satisfactory to the Letter of Credit Issuer any Letters of
Credit issued by it that (a) requests reimbursement for amounts owing pursuant to Sections 2.10 or 5.4, and such Lender or the Letter of Credit Issuer, as the case may be, has declined or is unable to designate a different Lending Office in accordance with Section 2.12, (b) is affected in the manner described in
Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken, or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution;
provided that (i) such replacement does not conflict with any Requirements of Law, (ii) no Specified

Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the Credit Documents including (as the case may be) pursuant to Sections 2.10, 2.11 or 5.4, as the case may be, owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a
Lender, an Affiliate of a Lender, an Affiliated Lender or Approved Fund, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replacement bank or institution, if not already a Lender shall be subject to the provisions of Section 13.6(b), (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 13.6 (provided that unless otherwise agreed the Borrower shall be obligated to pay the registration and processing fee referred to therein), and (vii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.
(b)If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent of either (i) all of the Lenders directly and adversely affected or (ii) all of the Lenders, and, in each case, with respect to which the Required Lenders (or at least 50.1% of the directly and adversely affected Lenders) shall have granted their consent, then, the Borrower has the right (unless such Non-
Consenting Lender grants such consent) to the extent not otherwise replaced, to replace such Non-
Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Commitments hereunder to one or more Eligible Assignees reasonably acceptable to the Administrative Agent (to the extent such consent would be required under Section 13.6) or to terminate the Commitment of such
Lender or the Letter of Credit Issuer, as the case may be, and (1) in the case of a Lender (other than the
Letter of Credit Issuer), repay all Obligations of the Borrower due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of the
Letter of Credit Issuer, repay all Obligations of the Borrower owing to the Letter of Credit Issuer relating to the Loans and participations held by the Letter of Credit Issuer as of such termination date and cancel or backstop on terms satisfactory to the Letter of Credit Issuer any Letters of Credit issued by it);
provided that (a) all Obligations hereunder of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment including any amounts that such Lender may be owed pursuant to Section 2.11, and (b) the replacement
Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon plus accrued fees and all other amounts payable to it hereunder and under the other Credit Documents.  In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6.
(c)Each party hereto agrees that (i) an assignment required pursuant to this Section 13.7 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative
Agent and the assignee and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided further that any such documents shall be without recourse to or warranty by the parties thereto.
(d)Notwithstanding anything in this Section 13.7 to the contrary, (i)  the Lender that acts as the Letter of Credit Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to the Letter of Credit Issuer or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to the Letter of Credit Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 12.9.
13.8Adjustments; Set-Off.
(a)If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (i) Obligations in respect of any of the Credit Facilities due and payable to such
Lender hereunder and under the other Credit Documents at such time in excess of its ratable share
(according to the proportion of (A) the amount of such Obligations due and payable to such Lender at such time to (B) the aggregate amount of the Obligations in respect of the Credit Facilities due and payable to all Lenders hereunder and under the other Credit Documents at such time) of payments on account of the Obligations in respect of the Credit Facilities due and payable to all Lenders hereunder and under the other Credit Documents at such time obtained by all the Lenders at such time or (ii) Obligations in respect of any of the Credit Facilities owing (but not due and payable) to such Lender hereunder and under the other Credit Documents at such time in excess of its ratable share (according to the proportion of (A) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (B)
the aggregate amount of the Obligations in respect of the Credit Facilities owing (but not due and payable) to all Lenders hereunder and under the other Credit Documents at such time) of payments on account of the Obligations in respect of the Credit Facilities owing (but not due and payable) to all
Lenders hereunder and under the other Credit Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (i) and (ii) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value)
participations in the Loans and sub-participations in L/C Obligations and Swingline Loans of the other
Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Credit Facilities then due and payable to the Lenders or owing (but not due and payable) to the
Lenders, as the case may be, provided that:
(i)if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section 13.8 shall not be construed to apply to (A) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B)
the application of Cash Collateral provided for in Section 3.8, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in L/
C Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Credit
Party or any Affiliate thereof that does not comply with Section 13.6(h).
(b)After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies provided by law, each Lender shall have the right, without prior notice to the
Credit Parties but with the prior consent of the Administrative Agent, any such notice being expressly waived by the Credit Parties to the extent permitted by applicable law, upon any amount becoming due and payable by the Credit Parties hereunder (whether at the stated maturity, by acceleration or otherwise)
to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final) (other than escrow, payroll, trust, tax, fiduciary, employee health and benefits pension, 401(k), and petty cash accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any Affiliate, branch or agency thereof to or for the credit or the account of the Credit Parties.  Each Lender agrees promptly to notify the Credit Parties and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
13.9Counterparts.  This Agreement, any Credit Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures.  Each of the Credit Parties and each of the Administrative Agent and each Lender agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any
Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the
same extent as if a manually executed original signature was delivered.   Any Communication may be
executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Recipient Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record
(“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, Letter of Credit Issuer nor Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent, Letter of Credit Issuer and/or Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Recipient Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Credit Party and/or any Lender without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.
Neither the Administrative Agent, Letter of Credit Issuer nor Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document
(including, for the avoidance of doubt, in connection with the Administrative Agent’s, Letter of Credit
Issuer’s or Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, Letter of Credit Issuer and Swingline Lender
shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other
Credit Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature)
or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Credit
Documents for being the maker thereof).
Each of the Credit Parties and each Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement or any other Credit Document based solely on the lack of paper original copies of this Agreement or such other Credit Document, and (ii)
waives any claim against the Administrative Agent and each Lender for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Credit Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
13.10Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
13.11Integration.  This Agreement and the other Credit Documents represent the agreement of
Holdings, the Borrower, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by
Holdings, the Borrower, the Administrative Agent, the Collateral Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.
13.12GOVERNING LAW.  THIS AGREEMENT AND THE OTHER CREDIT
DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH
THEREIN) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND
THEREUNDER AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION
(WHETHER IN CONTRACT OR TORT OR OTHERWISE AND WHETHER AT LAW OR IN
EQUITY) BASED UPON, ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS AND
THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY,
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE
OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD
RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW.  EACH LETTER OF
CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS
OF THE STATE OF NEW YORK.
13.13Submission to Jurisdiction; Waivers.  Each party hereto irrevocably and unconditionally:
(a)submits for itself and its property in any legal action or proceeding (whether in contract, tort, or otherwise and whether at law or in equity) relating to this Agreement and the other Credit
Documents to which it is a party to the exclusive general jurisdiction of the courts of the State of New
York or the courts of the United States for the Southern District of New York, in each case sitting in New
York City in the Borough of Manhattan, and appellate courts from any thereof;
(b)consents that any such action or proceeding (whether in contract, tort, or otherwise and whether at law or in equity) shall be brought in such courts and waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts;
(c)agrees that service of process in any such action or proceeding shall be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 at such other address of which the
Administrative Agent shall have been notified pursuant to Section 13.2;
(d)agrees that nothing herein shall affect the right of the Administrative Agent, any Lender or another Secured Party to effect service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Holdings, the Borrower or any other Credit
Party in any other jurisdiction; and
(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages; provided that nothing in this clause (e) shall limit the Credit Parties’
indemnification obligations set forth in Section 13.5.
13.14Acknowledgments.  Each of Holdings and the Borrower hereby acknowledges that:
(a)it has been advised by counsel in the negotiation, execution, and delivery of this
Agreement and the other Credit Documents;
(b)(i)the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and the other Credit Parties, on the one hand, and the Administrative Agent, the
Lenders and the other Agents on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof);
(ii)in connection with the process leading to such transaction, each of the
Administrative Agent and the other Agents, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for the Borrower, any other Credit Parties or any of their respective
Affiliates, equity holders, creditors or employees, or any other Person;
(iii)neither the Administrative Agent nor any other Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document
(irrespective of whether the Administrative Agent or other Agent has advised or is currently advising the
Borrower, the other Credit Parties or their respective Affiliates on other matters) and neither the
Administrative Agent or other Agent has any obligation to the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents;
(iv)the Administrative Agent, each other Agent and each Affiliate of the foregoing may be engaged in a broad range of transactions that involve interests that differ from those of the
Borrower and its Affiliates, and neither the Administrative Agent nor any other Agent has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and
(v)neither the Administrative Agent nor any other Agent, nor any Lender has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of Holdings and the Borrower hereby agrees that they will not claim that any Agent or any Lender owes a fiduciary or similar duty to the Credit Parties in connection with the Transactions contemplated hereby and waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, any other Agent or any other Lender with respect to any breach or alleged breach of agency or fiduciary duty; and

(c)no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, on the one hand, and any Lender, on the other hand.
13.15WAIVERS OF JURY TRIAL.  EACH PARTY HERETO IRREVOCABLY AND
UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL
BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR
ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR
THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND
WHETHER IN LAW OR EQUITY) AND FOR ANY COUNTERCLAIM THEREIN.
13.16Confidentiality.  The Administrative Agent, each other Agent and each Lender
(collectively, the “Restricted Persons” and, each a “Restricted Person”) shall treat confidentially all non-public information provided to any Restricted Person by or on behalf of any Credit Party hereunder in connection with such Restricted Person’s evaluation of whether to become a Lender hereunder or obtained by such Restricted Person pursuant to the requirements of this Agreement (“Confidential
Information”) and shall not publish, disclose or otherwise divulge such Confidential Information;
provided that nothing herein shall prevent any Restricted Person from disclosing any such Confidential
Information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process (in which case such Restricted Person agrees (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental or regulatory or self-regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Borrower promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority (including to the
National Association of Insurance Commissioners or any similar organization), any examiner or any nationally recognized rating agency having jurisdiction over such Restricted Person or any of its Affiliates or Approved Funds (in which case such Restricted Person agrees (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental or regulatory or self-regulatory authority exercising examination or regulatory authority or any required disclosure to any insurance regulator) to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Borrower promptly thereof prior to disclosure), (c) to the extent that such Confidential
Information becomes publicly available other than by reason of improper disclosure by such Restricted
Person or any of its affiliates or any of its officers, directors or employers or, to its knowledge, any other related Person thereto in violation of any confidentiality obligations owing under this Section 13.16, (d) to the extent that such Confidential Information is received by such Restricted Person from a third party that is not, to such Restricted Person’s knowledge, subject to confidentiality obligations owing to any Credit
Party or any of their respective subsidiaries or affiliates or Approved Funds, (e) to the extent that such
Confidential Information was already in the possession of the Restricted Persons prior to any duty or other undertaking of confidentiality or is independently developed by the Restricted Persons without the use of such Confidential Information, (f) to such Restricted Person’s affiliates and Approved Funds and to its and their respective officers, directors, partners, employees, legal counsel, independent auditors, investors, potential investors, and other experts, including credit risk insurers and brokers, financing sources (or alternative leverage providers), or agents who need to know such Confidential Information in connection with providing the Loans or action as an Agent hereunder and who are informed of the confidential nature of such Confidential Information and who are subject to customary confidentiality obligations of professional practice or who agree to be bound by the terms of this Section 13.16 (or confidentiality provisions at least as restrictive as those set forth in this Section 13.16) (with each such
Restricted Person, to the extent within its control, responsible for such person’s compliance with this paragraph) and, (g) to potential or prospective Lenders, hedge providers (or other derivative transaction counterparties) (any such person, a “Derivative Counterparty”), participants or assignees, in each case who agree (pursuant to customary syndication practice) to be bound by the terms of this Section 13.16 (or confidentiality provisions at least as restrictive as those set forth in this Section 13.16); provided that
(i) provided that (i) the disclosure of any such Confidential Information to any Lenders, Derivative
Counterparties or prospective Lenders, Derivative Counterparties or participants or prospective participants referred to above shall be made on a confidential basis (on substantially the terms set forth in this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in this
Section 13.16) and (ii) no such disclosure shall be made by any Restricted Person to whom a list of
Disqualified Lenders has been made available to any person that is at such time a Disqualified Lender,
(h) for purposes of establishing a “due diligence” defense, (i) to rating agencies in connection with obtaining ratings (including shadow ratings) for the Borrower and the Credit Facilities to the extent such rating agencies are subject to customary confidentiality obligations of professional practice or agree to be bound by the terms of this Section 13.16 (or confidentiality provisions at least as restrictive as those set forth in this Section 13.16), (j) to the Securities and Exchange Commission in connection with filings, submissions and other similar documentation required to comply with Securities and Exchange
Commission filing requirements, (k) in the case of any Lender that is a fund, any general partners or directors of such fund, the prospective investors in such fund, or the direct or indirect limited partners in such fund, in each case that are bound by confidentiality obligations to such fund, in each case, on a need to know basis if such Lender or such Lender’s holding or parent company in its reasonable discretion determines that any such party should have access to such information, provided that such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender and (l) to data service providers, including league table providers, that serve the lending industry if such Confidential
Information is customarily provided to such data service providers.  Notwithstanding the foregoing,
(i) Confidential Information shall not include, with respect to any Person, information available to it or its
Affiliates on a nonconfidential basis from a source other than Holdings, the Borrower, its Subsidiaries or its Affiliates, (ii) the Administrative Agent shall not be responsible for compliance with this Section 13.16 by any other Restricted Person (other than its officers, directors or employees), (iii) in no event shall any
Lender, the Administrative Agent or any other Agent be obligated or required to return any materials furnished by Holdings, the Borrower or any of its Subsidiaries, and (iv) each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the
Lenders in connection with the administration, settlement and management of this Agreement and the other Credit Documents or to the extent the Borrower has consented in writing to such disclosure.  For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority.
13.17Direct Website Communications.  Notices and other Communications to the
Administrative Agent, the Lenders, the Swingline Lender and the Letter of Credit Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to an electronic communications agreement (or such other procedures approved by the Administrative Agent in its sole discretion); provided that the foregoing shall not apply to notices to any Lender, the Swingline Lender or the Letter of Credit Issuer pursuant to Section 3 if such
Lender, the Swingline Lender or the Letter of Credit Issuer, as applicable, has notified the Administrative
Agent that it is incapable of receiving notices under such Section 3 by electronic communication. The
Administrative Agent, the Swingline Lender, the Letter of Credit Issuer or the Borrower may each, in its discretion, agree to accept notices and other Communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or Communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other Communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other Communication is not sent during the normal business hours of the recipient, such notice or Communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or Communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or Communication is available and identifying the website address therefor.
(a)Each of Holdings and the Borrower further agrees that any Agent may make the
Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform (i) is limited to the Agents, the Lenders and Transferees or prospective Transferees and (ii) remains subject to the confidentiality requirements set forth in Section 13.16.
(b)THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT
PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY MATERIALS OR
INFORMATION PROVIDED BY THE CREDIT PARTIES (THE “BORROWER MATERIALS”) OR
THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS
IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND,
EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF
MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF
THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE
BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE
PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the
“Agent Parties” and each an “Agent Party”) have any liability to the Borrower, any Lender, or any other
Person for losses, claims, damages, liabilities, or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower
Materials through the internet, except to the extent the liability of any Agent Party resulted from such
Agent Party’s (or any of its Related Parties’ (other than any trustee or advisor)) gross negligence, bad faith or willful misconduct or material breach of the Credit Documents as determined in the final non-
appealable judgment of a court of competent jurisdiction.
(c)Each of Holdings and the Borrower and each Lender acknowledge that certain of the
Lenders may be “public-side” Lenders (Lenders that do not wish to receive material nonpublic information with respect to Holdings and the Borrower, the Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to the Credit Documents or otherwise are being distributed through the Platform, any document or notice that Holdings or the Borrower has indicated
contains only publicly available information with respect to Holdings or the Borrower may be posted on that portion of the Platform designated for such public-side Lenders.  If Holdings or the Borrower has not indicated whether a document or notice delivered contains only publicly available information, the
Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to Holdings, the Borrower, the Subsidiaries and their securities. Notwithstanding the foregoing, each of Holdings and the Borrower shall use commercially reasonable efforts to indicate whether any document or notice contains only publicly available information; provided, however, that the following documents shall be deemed to be marked “PUBLIC,” unless the Borrower notifies the Administrative Agent promptly that any such document contains material nonpublic information:  (1) the Credit Documents, (2) any notification of changes in the terms of the Credit Facility and (3) all financial statements and certificates delivered pursuant to Sections 9.1(a),(b) and (d).
13.18USA PATRIOT Act.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that, pursuant to the requirements of the USA

PATRIOT Act (Title III of Pub.  L. 107 56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Credit Party in accordance with the Patriot Act and the Borrower in accordance with the Beneficial Ownership Regulation.
13.19Judgment Currency.  In respect of any judgment or order given or made for any amount due under this Agreement or any other Credit Document that is expressed and paid in a currency (the
“judgment currency”) other than Dollars, the Credit Parties will indemnify Administrative Agent, Letter of Credit Issuer and any Lender against any loss incurred by them as a result of any variation as between
(i) the rate of exchange at which the Dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange, as quoted by Administrative Agent or by a known dealer in the judgment currency that is designated by Administrative Agent, at which
Administrative Agent, Letter of Credit Issuer or such Lender is able to purchase Dollars with the amount of the judgment currency actually received by Administrative Agent, the Letter of Credit Issuer or such
Lender.  If the amount of Dollars so purchased is greater than the sum originally due to the
Administrative Agent in Dollars, the Administrative Agent agrees to return the amount of any excess to the Borrower (or any other person who may be entitled thereto under applicable law).  The foregoing indemnity shall constitute a separate and independent obligation of the Credit Parties and shall survive any termination of this Agreement and the other Credit Documents and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into Dollars.
13.20Payments Set Aside.  To the extent that any payment by or on behalf of any Credit Party is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such
Agent or such Lender in its discretion) to be repaid to a trustee, receiver, or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the
Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
13.21No Fiduciary Duty.  Each Agent, each Lender, the Letter of Credit Issuer and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their equity holders and/or their affiliates.
Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its equity holders or its affiliates, on the other.  The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its equity holders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its equity holders or its Affiliates on other matters) or any other obligation to any
Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, equity holders or creditors.  Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Credit
Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.
13.22Nature of Obligations of the Borrower.
(a)Notwithstanding anything to the contrary contained elsewhere in this Agreement, it is understood and agreed by the various parties to this Agreement that all of the Borrower’s Obligations to repay principal of, interest on, and all other amounts with respect to, all Loans, L/C Obligations and all other Obligations of the Borrower pursuant to this Agreement (including, without limitation, all fees, indemnities, taxes and other Obligations in connection therewith or in connection with the related
Commitments) shall be guaranteed pursuant to, and in accordance with the terms of, the Guarantee.
(b)The obligations of the Borrower with respect to the Borrower’s Obligations are independent of the obligations of any Guarantor under its guaranty of the Borrower’s Obligations, and a separate action or actions may be brought and prosecuted against each Borrower, whether or not any such
Guarantor is joined in any such action or actions.  The Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.
(c)The Borrower authorizes the Administrative Agent and the Lenders without notice or demand (except as shall be required by the Credit Documents and applicable statute that cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:
(i)exercise or refrain from exercising any rights against any Guarantor or others or otherwise act or refrain from acting;
(ii)apply any sums paid by any other Person, howsoever realized or otherwise received to or for the account of the Borrower to any liability or liabilities of such other Person regardless of what liability or liabilities of such other Person remain unpaid; and/or
(iii)consent to or waive any breach of, or act, omission or default under, this
Agreement, the other Credit Documents or any of the instruments or agreements referred to herein, or otherwise, by any such or other Person.
(d)It is not necessary for the Administrative Agent or any Lender to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, members, partners or agents acting or purporting to act on its behalf.
(e)The Borrower waives any right to require the Administrative Agent or the other Lenders to (i) proceed against any Guarantor or any other party, (ii) proceed against or exhaust any security held from any Guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent’s or the Lenders’ power whatsoever.  The Borrower waives any defense based on or arising out of suretyship or any impairment of security held from the Borrower, any Guarantor or any other party or on or arising out of any defense of any Guarantor or any other party other than payment in full in cash of the
Obligations of the Credit Parties, including, without limitation, any defense based on or arising out of the disability of any Guarantor or any other party, or the unenforceability of the Obligations of the Borrower or any part thereof from any cause, in each case other than as a result of the payment in full in cash of the
Obligations of the Borrower.
(f)All provisions contained in any Credit Document shall be interpreted consistently with this Section 13.22 to the extent possible.
13.23Cashless Settlement. Notwithstanding anything to the contrary contained in this
Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this
Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative
Agent and such Lender.
13.24Acknowledgment and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any parties to any Credit Document, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document may be subject to the
Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution
Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an
Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability,
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other
Credit Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the
Write-Down and Conversion Powers of the applicable Resolution Authority.
13.25Acknowledgement Regarding Any Supported QFCs.
To the extent that the Credit Documents provide support, through a guarantee or otherwise, for
Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit
Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit
Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such
Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the
Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”)
becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported
QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such

Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit
Support (and any such interest, obligation and rights in property) were governed by the laws of the United
States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered
Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the
Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such
Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and
the Credit Documents were governed by the laws of the United States or a state of the United States.
Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
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ACCELEVATION LLC
CREDIT AGREEMENT
IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.
ACCELEVATION LLC,
as Borrower
By: /s/ Kenneth Krause
Name: Kenneth Krause
Title: Chief Financial Officer
ACCELEVATION HOLDINGS LLC,
as Holdings
By: /s/ Kenneth Krause
Name: Kenneth Krause
Title: Chief Financial Officer
BANK OF AMERICA, N.A.
as Administrative Agent and Collateral Agent
By: /s/ Linda K. Lov
Name: Linda K. Lov
Title: Vice President
LENDERS:BANK OF AMERICA, N.A.,
as a Lender, Swingline Lender and a Letter of Credit
Issuer
By: /s/ Ryan Goodband
Name: Ryan Goodband
Title: Senior Vice President
[LENDER SIGNATURE PAGES ON FILE]